                                                                   EXHIBIT 10.35













                               CREDIT AGREEMENT

                                     among

                            CARSON PRODUCTS COMPANY

                                      and

                       BANQUE INDOSUEZ, NEW YORK BRANCH,

                                   AS AGENT,

                                      and

                    THE LENDING INSTITUTIONS LISTED HEREIN

                             ____________________


                        Dated as of October [  ], 1996

                             ____________________

                                  $40,000,000

                             TABLE OF CONTENTS


                                                                       Page


SECTION 1.     Amount and Terms of Credit..........................

      1.01     Commitments ........................................
      1.02     Minimum Amount of Each Borrowing;
                  Maximum Number of Borrowings .....................
      1.03     Notice of Borrowings ...............................
      1.04     Disbursement of Funds ..............................
      1.05     Notes ..............................................
      1.06     Conversions; Continuations .........................
      1.07     Pro Rata Borrowings ................................
      1.08     Interest ...........................................
      1.09     Interest Periods ...................................
      1.10     Special Provisions Governing Reserve
                  Adjusted Eurodollar Loans ........................
      1.11     Capital Requirements ...............................
      1.12     Total Loan Commitments; Limitations
                  on Outstanding Loan Amounts ......................
      1.13     Letters of Credit ..................................

SECTION 2.     Commitments ........................................

      2.01     Voluntary Reduction of Commitments .................
      2.02     Mandatory Adjustments of Commitments,
                  etc. .............................................
      2.03     Commitment Commission ..............................

SECTION 3.     Payments ...........................................

      3.01     Voluntary Prepayments ..............................
      3.02     Mandatory Prepayments ..............................
      3.03     Method and Place of Payment ........................
      3.04     Net Payments .......................................

SECTION 4.     Conditions Precedent ...............................

      4.01     Conditions Precedent to Initial
                  Loans ............................................
      4.02     Conditions Precedent to All Loans ..................
      4.03     Conditions Precedent to All Letters
                  of Credit ........................................

SECTION 5.     Representations, Warranties and
                  Agreements .......................................

      5.01     Corporate Status ...................................
      5.02     Corporate Power and Authority;
                  Business .........................................
      5.03     No Violation .......................................
      5.04     Litigation .........................................
      5.05     Use of Proceeds ....................................
      5.06     Governmental Approvals, etc. .......................
      5.07     Investment Company Act .............................
      5.08     Public Utility Holding Company Act .................
      5.09     True and Complete Disclosure .......................
      5.10     Holdings IPO; Repayment of
                  Subordinated Debt ................................
      5.11     Financial Condition; Financial
                  Statements; Projections ..........................
      5.12     Security Interests .................................
      5.13     Tax Returns and Payments ...........................
      5.14     ERISA ..............................................
      5.15     Subsidiaries .......................................
      5.16     Patents, etc. ......................................
      5.17     Compliance with Laws, etc. .........................
      5.18     Properties .........................................
      5.19     Securities .........................................
      5.20     Collective Bargaining Agreements ...................
      5.21     Indebtedness Outstanding ...........................
      5.22     Environmental Matters ..............................
      5.23     Environmental Investigations .......................
      5.24     Fine Products Company ..............................

SECTION 6.     Affirmative Covenants ..............................

      6.01     Information Covenants ..............................
      6.02     Books, Records and Inspections .....................
      6.03     Maintenance of Property; Insurance .................
      6.04     Payment of Taxes ...................................
      6.05     Corporate Franchises ...............................
      6.06     Compliance with Statutes, etc. .....................
      6.07     ERISA ..............................................
      6.08     Performance of Obligations .........................
      6.09     End of Fiscal Years; Fiscal Quarters ...............
      6.10     Use of Proceeds ....................................
      6.11     Equal Security for Loans and Notes;
                  No Further Negative Pledges ......................
      6.12     Lender Meeting .....................................
      6.13     Pledge of Additional Collateral ....................

      6.14     Security Interests .................................
      6.15     Environmental Events ...............................
      6.16     New Subsidiaries ...................................
      6.17     Repayment of Existing Subordinated
                  Debt .............................................

SECTION 7.     Negative Covenants .................................

      7.01     Changes in Business ................................
      7.02     Amendments or Waivers of Certain
                  Documents ........................................
      7.03     Liens ..............................................
      7.04     Indebtedness .......................................
      7.05     Advances, Investments and Loans ....................
      7.06     Prepayments of Indebtedness; Amend-
                  ments ............................................
      7.07     Dividends, etc. ....................................
      7.08     Transactions with Affiliates .......................
      7.09     Total Interest Coverage Ratio ......................
      7.10     Fixed Charge Coverage Ratio ........................
      7.11     Leverage Ratio .....................................
      7.12     Issuance of Subsidiary Stock .......................
      7.13     Disposition of Assets ..............................
      7.14     Contingent Obligations .............................
      7.15     ERISA ..............................................
      7.16     Merger and Consolidations ..........................
      7.17     Sale and Lease-Backs ...............................
      7.18     Sale or Discount of Receivables ....................
      7.19     Fine Products Company ..............................

SECTION 8.     Events of Default ..................................

      8.01     Payments ...........................................
      8.02     Representations, etc. ..............................
      8.03     Covenants ..........................................
      8.04     Default Under Other Agreements .....................
      8.05     Bankruptcy, etc. ...................................
      8.06     ERISA ..............................................
      8.07     Security Documents .................................
      8.08     Guarantees .........................................
      8.09     Judgments ..........................................
      8.10     Ownership ..........................................

SECTION 9.     Definitions ........................................

SECTION 10.    The Agent ..........................................

      10.01    Appointment ........................................
      10.02    Delegation of Duties ...............................
      10.03    Exculpatory Provisions .............................
      10.04    Reliance by the Agent ..............................
      10.05    Notice of Default ..................................
      10.06    Non-Reliance on Agent and Other
                  Banks ...........................................
      10.07    Indemnification ....................................
      10.08    The Agent in Its Individual Capacity ...............
      10.09    Successor Agent ....................................
      10.10    Resignation by Agent ...............................

SECTION 11.    Miscellaneous ......................................

      11.01    Payment of Expenses, etc. ..........................
      11.02    Right of Setoff ....................................
      11.03    Notices ............................................
      11.04    Benefit of Agreement ...............................
      11.05    No Waiver; Remedies Cumulative .....................
      11.06    Payments Pro Rata ..................................
      11.07    Calculations; Computations .........................
      11.08    Governing Law; Submission to
                  Jurisdiction; Venue ..............................
      11.09    Counterparts .......................................
      11.10    Effectiveness ......................................
      11.11    Headings Descriptive ...............................
      11.12    Amendment or Waiver ................................
      11.13    Survival ...........................................
      11.14    Domicile of Loans ..................................
      11.15    Waiver of Jury Trial ...............................
      11.16    Independence of Covenants ..........................

Schedule 1     - Amounts of A Term Loans
Schedule 2     - Amounts of B Term Loans
Schedule 3     - Amounts of Revolving Loans

ANNEX I        - List of Banks
ANNEX II       - Bank Addresses
ANNEX III      - Schedule of Existing Debt
ANNEX IV       - Schedule of Subsidiaries
ANNEX V        - Schedule of Collective Bargaining Agreements
ANNEX VI       - Summary of Corporate Insurance Policies
ANNEX VII      - Schedule of Liens
ANNEX VIII     - List of Mortgaged Real Property
ANNEX IX       - Schedule of Litigation

ANNEX X        - Schedule of Consents
ANNEX XI       - Schedule of Restrictions
ANNEX XII      - Environmental Matters
ANNEX XIII     - Taxes
ANNEX XIV      - Schedule of Intellectual Property
ANNEX XV       - Schedule of Existing Leases
ANNEX XVI      - Compliance with Laws

Exhibit A      - Form of Revolving Note
Exhibit B-1    - Form of A Term Note
Exhibit B-2    - Form of B Term Note
Exhibit C-1    - Form of Opinion of Milbank, Tweed, Hadley &
                    McCloy
Exhibit C-2    - Form of Opinion of Hunter, Maclean, Exley &
                    Dunn, P.C.
Exhibit C-3    - Form of Local Counsel Opinion
Exhibit D      - Form of Mortgage
Exhibit E      - Form of Holdings Guarantee
Exhibit F-1    - Form of Borrower Securities Pledge Agreement
Exhibit F-2    - Form of Holdings Securities Pledge Agreement
Exhibit G      - Form of Borrower Intellectual Property Security
                    Agreement
Exhibit H      - Form of Borrower General Security Agreement
Exhibit I-1    - Form of Notice of Assignment
Exhibit I-2    - Form of Assignment and Assumption Agreement
Exhibit J      - Form of Notice of Borrowing
Exhibit K      - Form of Notice of Conversion/Continuation
Exhibit L      - Form of Officer's Solvency Certificate
Exhibit M      - Form of Borrowing Base Certificate
Exhibit N      - Form of Officer's Certificate Regarding
                    Environmental Review
Exhibit O      - Form of Landlord Lien Assurance Agreement
Exhibit P      - Form of Consolidated Financial Plan
Exhibit Q      - Form of Non-U.S. Lender Certificate
Exhibit R      - Form of Subsidiary Guarantee

            CREDIT AGREEMENT, dated as of October [  ], 1996 (the
"Agreement"), among CARSON PRODUCTS COMPANY, a Delaware corporation (subsequent to its merger with DNL Savannah
Acquisition Corp., the "Borrower"), the lending institutions listed in Annex I (each a "Bank" and, collectively, the "Banks") and the New York branch of BANQUE INDOSUEZ
("Indosuez") as the agent and collateral agent for the Banks
(in such capacity, the "Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in
Section 9 are used herein as so defined.

                                WITNESSETH:

            WHEREAS, Carson, Inc. (formerly known as DNL Savannah
Holding Corp.), a Delaware corporation ("Holdings") shall consummate, on the Closing Date, an initial public offering of its common stock (the "Holdings IPO");

            WHEREAS, in conjunction with the Holdings IPO, Holdings and the Borrower wish to refinance the existing indebtedness of the Borrower (the Holdings IPO and the use of proceeds therefrom, and the Borrowings and the Notes hereunder are, collectively, the "Refinancing");

            WHEREAS, Holdings will execute a Guarantee, secured by a pledge of the shares of capital stock of the Borrower, guaranteeing the Borrower's obligations hereunder;

            WHEREAS, the Borrower desires to incur Loans from the Banks, the proceeds of which will be applied, to the extent necessary, to consummate the Refinancing, to provide working capital to the Borrower, to pay certain fees and expenses incurred in connection with the Refinancing and for general corporate purposes; and

            WHEREAS, the Banks are willing to make available the credit facilities provided for herein.

            NOW, THEREFORE, IT IS AGREED:

            SECTION 1.  Amount and Terms of Credit.

            1.01 Commitments. Subject to and upon the terms and conditions herein set forth, each Bank severally agrees, in the case of any Borrowing under the A Term Loan Facility or the B Term Loan Facility, in each case, on the Closing Date and, in the case of any Borrowing under the Revolving Portion, at any time and from time to time on and after the Closing Date and prior to the Revolving Loan Commitment Termination Date, to make a Loan or Loans to the Borrower, which Loans shall be drawn under the Loan Facility (including the Revolving Portion and Term Portion thereof), as set forth below.

            (a) Loans under the Term Portion of the Loan Facility (each a "Term Loan" and, collectively, the "Term Loans") may be made to the Borrower under the A Term Loan Facility (each an "A Term Loan" and, collectively, the "A Term Loans") or the B Term Loan Facility (each a "B Term Loan" and, collectively, the "B Term Loans").

                  (i)  Each A Term Loan under the A Term Loan
            Facility (A) shall be made to the Borrower as a single drawing on the Closing Date, (B) except as hereinafter provided, shall initially be made as a Base Rate Loan and, 60 days after the Closing Date or such earlier time as the Agent may agree, shall, at the option of the Borrower, be Base Rate Loans or Reserve Adjusted Eurodollar Loans; provided that all Term Loans made by all Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type and (C) shall not exceed for any Bank at any time outstanding the aggregate principal amount which equals the A Term Loan Commitment of such Bank.

                 (ii)  Each B Term Loan under the B Term Loan
            Facility (A) shall be made to the Borrower as a single drawing on the Closing Date, (B) except as hereinafter provided, shall initially be made as a Base Rate Loan and, 60 days after the Closing Date or such earlier time as the Agent may agree, shall, at the option of the Borrower, be Base Rate Loans or Reserve Adjusted Eurodollar Loans; provided that all Term Loans made by all Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type and (C) shall not exceed for any Bank at any time outstanding the aggregate principal amount which equals the B Term Loan Commitment of such Bank.

            (b) Loans under the Revolving Portion of the Loan Facility (each a "Revolving Loan" and, collectively, the "Revolving Loans") (i) shall be made at any time and from time to time on and after the Closing Date (including up to $5,000,000 on the Closing Date for purposes of financing the Refinancing and paying related fees and expenses; provided that the Borrower has utilized the full amount of the Total Term Loan Commitment for financing the Refinancing and paying related fees and expenses) and prior to the Revolving Loan Commitment Termination Date,
      (ii) except as hereinafter provided, shall initially be Base Rate Loans and, 60 days after the Closing Date or such earlier time as the Agent may agree, shall, at the option of the Borrower, be Base Rate Loans or Reserve Adjusted Eurodollar Loans; provided that all Revolving Loans made by all Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed for any Bank at any time outstanding the Revolving Loan Commitment of such Bank at such time and (v) shall not be made pursuant to a particular Notice of Borrowing if the aggregate principal amount of Revolving Loans then outstanding, after giving effect to the Revolving Loan requested by such Notice of Borrowing, plus the then outstanding Letters of Credit Usage, after giving effect to the issuance of all Letters of Credit subject to outstanding requests for issuance, would exceed the lesser of the Borrower's Borrowing Base as shown in the Borrowing Base Certificate that was last required to be delivered pursuant to Section 6.01 or the Total Revolving Loan Commitment.

            1.02 Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The minimum aggregate principal amount of a Borrowing of Term Loans consisting of Reserve Adjusted Eurodollar Loans or Base Rate Loans shall be the Minimum Borrowing Amount and, if greater, shall be in integral multiples of $100,000; provided, however, that the Banks' Term Loan Commitments shall terminate, on a pro rata basis, with respect to any portion of the Total Term Loan Commitments not utilized by the Borrower on the Closing Date. The minimum aggregate principal amount of a Borrowing of Revolving Loans consisting of Reserve Adjusted Eurodollar Loans or Base Rate Loans shall be the Minimum Borrowing Amount (other than a Borrowing of Base Rate Loans such that the total amount of Revolving Loans and Letters of Credit Usage to be outstanding after giving effect to such Borrowing shall be equal to the Total Revolving Commitment) and, if greater, shall be in integral multiples of $100,000. More than one Borrowing may be incurred on any date; provided that at no time shall there be outstanding more than 6 Borrowings of Reserve Adjusted Eurodollar Loans.

            1.03 Notice of Borrowings. Whenever the Borrower desires that the Banks make Reserve Adjusted Eurodollar Loans under the Revolving Loan Facility it shall give the Agent at the Agent's Office prior to 10:00 A.M. (New York time) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing of Reserve Adjusted Eurodollar Loans. Whenever the Borrower desires that the Banks make Base Rate Revolving Loans on a same-day basis under the Revolving Loan Facility it shall give the Agent at the Agent's office prior to 10:00 A.M. (New York time) written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing of Base Rate Loans. Each such notice, which shall be substantially in the form of Exhibit J hereto (each a "Notice of Borrowing"), shall be irrevocable, shall be deemed a representation by the Borrower that all conditions precedent to such Borrowing set forth in
Section 4.02 have been satisfied and shall specify (i) the aggregate principal amount in U.S. dollars of the Loans to be made pursuant to such Borrowing, all of which shall be specified in such manner as is necessary to comply with all limitations on Revolving Loans outstanding hereunder, including without limitation, availability under the Borrowing Base,
(ii) the date of Borrowing (which shall be a Business Day) and
(iii) whether the respective Borrowing shall consist of Base Rate Loans or Reserve Adjusted Eurodollar Loans and, if Reserve Adjusted Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall as promptly as practicable give each Bank written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

            1.04 Disbursement of Funds. (a) No later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing, each Bank will make available to the Agent in New
York its pro rata portion of each Borrowing requested to be made on such date in the manner provided below.

            (b) Each Bank shall make available all amounts it is to fund under any Borrowing on or after the Closing Date in immediately available funds to the Agent to the account specified therefor by the Agent or if no account is so specified at the Agent's Office and the Agent will make such funds available to the Borrower, no later than 4:00 P.M. (New York time) on the date specified in each Notice of Borrowing, by depositing to the account specified therefor by the Borrower or if no account is so specified to its account at the Agent's Office the aggregate of the amounts so made available in the type of funds received. Unless the Agent shall have been notified by any Bank prior to the date of any such Borrowing that such Bank does not intend to make available to the Agent its portion of the Borrowing or Borrowings to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing, and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made available same to the Borrower, the Agent shall be entitled to recover such corresponding amount from such Bank.
If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall upon the Agent's request immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (x) if paid by such Bank, the Federal Funds Rate or (y) if paid by the Borrower (and/or one or more other Credit Parties), the then applicable rate of interest, calculated in accordance with Section 1.08, for the respective Loans. The Agent shall also be entitled to recover from any Bank an amount equal to any other losses incurred by the Agent as a result of the failure of such Bank to provide such amount as provided in this Agreement.

            (c) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Commitments hereunder or to prejudice any rights which the Borrower or any other Credit Party may have against any Bank as a result of any default by such Bank hereunder.

            1.05 Notes. (a) The Borrower's obligation to pay the principal of and interest on all the Loans made to it by each Bank shall be evidenced (i) if Revolving Loans, by a promissory note (each, a "Revolving Note" and, collectively, the "Revolving Notes") duly executed and delivered by the Borrower substantially in the form of Exhibit A hereto, with blanks appropriately completed in conformity herewith, and (ii) if

Term Loans, by a promissory note (an "A Term Note" or a "B
Term Note," respectively, as the case may be, and, collectively, the "Term Notes") duly executed and delivered by the Borrower, substantially in the form of Exhibits B-1 and B-2 hereto, respectively, each with blanks appropriately completed in conformity herewith.

            (b) The Revolving Note of the Borrower issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Closing Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the aggregate principal amount of the outstanding Revolving Loans evidenced thereby, (iv) mature, with respect to each Loan evidenced thereby, on the Final Revolving Loan Maturity Date,
(v) be subject to mandatory prepayment as provided in
Section 3.02, (vi) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Reserve Adjusted Eurodollar Loans, as the case may be, evidenced thereby and (vii) be entitled to the benefits of this Agreement and the other applicable Credit Documents.

            (c) Each of the Term Notes of the Borrower issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Closing
Date, (iii) be in a stated principal amount equal to the A Term Loan Commitment of such Bank or the B Term Loan Commitment of such Bank, as the case may be, and be payable in the aggregate principal amount of the A Term Loans or the B Term Loans evidenced thereby, (iv) mature, with respect to each Loan evidenced thereby, on the Final A Term Loan Maturity Date with respect to the A Term Loans and the Final B Term Loan Maturity Date with respect to the B Term Loans represented thereby, as the case may be, (v) be subject to mandatory prepayment as provided in Section 3.02, (vi) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Reserve Adjusted Eurodollar Loans, as the case may be, evidenced thereby and (vii) be entitled to the benefits of this Agreement and the other applicable Credit Documents.

            (d) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's or any Credit Party's obligations hereunder or under the other applicable Credit Documents in respect of such Loans.

            1.06 Conversions; Continuations. The Borrower shall have the option to convert on any Business Day commencing on the earlier of receipt of the Agent's approval or 60 days after the Closing Date all or a portion (which portion shall not be less than the Minimum Borrowing Amount) of the outstanding principal amount of the Loans owing by the Borrower pursuant to a single Portion of the Loan Facility into a Borrowing or Borrowings pursuant to such Portion of another Type of Loan, or to continue all or a portion of such Borrowings as the same
Type of Loan; provided that (i) except as otherwise provided in
Section 1.10(b), Reserve Adjusted Eurodollar Loans may be converted into Base Rate Loans or continued as Reserve Adjusted Eurodollar Loans only on the last day of an Interest Period applicable to such Reserve Adjusted Eurodollar Loans, (ii) no such partial conversion of Reserve Adjusted Eurodollar Loans shall reduce the outstanding principal amount of Reserve
Adjusted Eurodollar Loans under the Loan Facility (or Portion thereof) made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (iii) one Type of Loan may only be continued as or converted into Reserve Adjusted Eurodollar
Loans if no Default or Event of Default is in existence on the date of the conversion, (iv) Borrowings resulting from conversions or continuations pursuant to this Section 1.06 shall be limited in amount and number as provided in Sec-tion 1.02 and (v) all or a portion of the outstanding principal amount of Base Rate Loans may not be converted into Reserve Adjusted Eurodollar Loans if such Base Rate Loans or portions thereof will mature within 30 days of such proposed conversion. Each such conversion (or continuation) shall be effected by the Borrower by giving the Agent at the Agent's Office prior to 10:00 A.M. (New York time) at least three Business Days' (or one Business Day in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion/Continuation") specifying the Loans to be so converted or continued, the Type of Loans to be converted into or continued and, if to be converted into or continued as Reserve Adjusted Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Bank notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans. Notwithstanding the foregoing or the provisions of Sec-tion 1.09, if a Default or Event of Default is in existence on the last day of any Interest Period in respect of any Borrowing of Reserve Adjusted Eurodollar Loans, such Loans may not be continued as Reserve Adjusted Eurodollar Loans but instead shall be automatically converted on the last day of such Interest Period into Base Rate Loans. If no Notice of Conversion/Continuation has been duly delivered with respect to a Reserve Adjusted Eurodollar Loan on or before the third Business Day prior to the last day of the Interest Period applicable thereto, such Reserve Adjusted Eurodollar Loan shall be automatically converted into a Base Rate Loan.

            1.07  Pro Rata Borrowings.  All Borrowings under this
Agreement shall be loaned by the Banks pro rata on the basis of their A Term Loan Commitments, B Term Loan Commitments or
Revolving Loan Commitments, as the case may be. No Bank shall be responsible for any default by any other Bank in its obligation to make Loans hereunder and each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

            1.08 Interest. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) (or unless sooner converted into a Reserve Adjusted Eurodollar Loan) at a rate per annum equal to the sum of (i) the Base Rate in effect from time to time and (ii) the applicable Interest Margin.

            (b) The unpaid principal amount of each Reserve Adjusted Eurodollar Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) (or unless sooner converted to a Base Rate Loan) at a rate per annum equal to the sum of (i) the relevant Eurodollar Rate and (ii) the applicable Interest Margin.

            (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall bear interest at a rate per annum equal to the sum of (i) the rate of interest applicable to such Loan and (ii) 2%; provided that the amount of the overdue principal of each Reserve Adjusted Eurodollar Loan shall bear interest at the rate of interest applicable thereto plus 2% for the balance of the then current Interest Period.

            (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December beginning December 1996; (ii) in respect of each Reserve Adjusted Eurodollar Loan, in arrears on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first date of such Interest Period; and (iii) in respect of each Loan, on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

            (e) All computations of interest hereunder shall be made in accordance with Section 11.07(b).

            (f) The Agent, upon determining the interest rate for any Borrowing of Reserve Adjusted Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Banks thereof. Such determination shall, absent manifest error, be final, conclusive and binding upon all parties hereto.

            1.09 Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion/ Continuation in respect of the making of, or conversion into or continuation of, a Borrowing of Reserve Adjusted Eurodollar Loans, it shall have the right to elect, by giving the Agent written notice (or telephonic notice promptly confirmed in writing), the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of such Borrower, be a one, two, three or six month period. Notwithstanding anything to the contrary contained above:

            (a) the initial Interest Period for any Borrowing of Reserve Adjusted Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the date on which the next preceding Interest Period expires;

            (b) if any Interest Period relating to a Borrowing of Reserve Adjusted Eurodollar Loans begins on a date for which there is no numerically corresponding date in the calendar month in which such Interest Period ends, such Interest Period shall end on the last Business Day of such calendar month;

            (c) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period in respect of a Reserve Adjusted Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (d) no Interest Period shall extend beyond the Final Revolving Loan Maturity Date (in the case of Revolving Loans) or the Final A Term Loan Maturity Date (in the case of A Term Loans) or the Final B Term Loan Maturity Date
      (in the case of B Term Loans); and

            (e) no Interest Period with respect to any Borrowing of Reserve Adjusted Eurodollar Loans shall extend beyond any date upon which the Borrower thereof is required to make a scheduled payment of principal with respect to the Term Loans if, after giving effect to the selection of such Interest Period, the aggregate principal amount of A Term Loans and B Term Loans maintained as Reserve Adjusted Eurodollar Loans with Interest Periods ending after such date of scheduled payment of principal would exceed the amount of A Term Loans and B Term Loans, respectively, permitted to be outstanding after such scheduled payment of principal.

            1.10 Special Provisions Governing Reserve Adjusted Eurodollar Loans. Notwithstanding any other provisions of this Agreement, the following provisions shall govern with respect to Reserve Adjusted Eurodollar Loans as to the matters covered:

            (a) On an Interest Rate Determination Date, the Agent shall determine (which determination shall, absent demonstrable error, be final, conclusive and binding upon all parties hereto) the interest rate which shall apply to the Reserve Adjusted Eurodollar Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower thereof and to each Bank.

            (b) In the event that (x) in the case of clause (i) below, the Agent or (y) in the case of clause (ii) or
      (iii) below, any Bank shall have determined (which determination shall, absent demonstrable error, be final, conclusive and binding upon all parties hereto):

                  (i) on any date for determining the Eurodollar Rate for any Interest Period that, by reason of any changes arising on or after the Effective Date affecting the interbank eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate;

                 (ii)  at any time that such Bank shall incur
            increased costs or reductions in the amounts received or receivable hereunder with respect to any Reserve Adjusted Eurodollar Loans or its obligation to make Reserve Adjusted Eurodollar Loans because of (x) any change since the Effective Date (including changes proposed or published prior to the Effective Date) in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate), including a change in the basis of taxation of payments to any Bank of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) and/or (y) other circumstances affecting such Bank, the interbank eurodollar market, or the position of such Bank in such market; or

                (iii) at any time that the making or continuance of any Reserve Adjusted Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank eurodollar market;

      then, and in any such event, the Agent in the case of clause (i) above or such Bank in the case of clause (ii) or (iii) above shall promptly give notice (by telephone confirmed in writing) in accordance with Section 1.10(h) hereof to the Borrower of the Loan affected and, in the case of clause (ii) or (iii) to the Agent, of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Reserve Adjusted Eurodollar Loans shall no longer be available until such time as the Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to the borrowing of or conversion into (or continuation of) Reserve Adjusted Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Borrower,
      (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, within 10 Business Days after a written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its reasonable discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts receivable hereunder (a written notice pursuant to Section 1.10(h) hereof as to the additional amounts owed to such Bank, setting forth in reasonable detail the basis for the calculation thereof, submitted to the Borrower shall, absent demonstrable error, be final, conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in
      Section 1.10(c) as promptly as possible and, in any event, within the time period required by law.

            (c) At any time that any Reserve Adjusted Eurodollar Loan is affected by the circumstances described in
      Section 1.10(b)(ii) or (iii), the Borrower may (and in the case of a Reserve Adjusted Eurodollar Loan affected pursuant to Section 1.10(b)(iii) shall) either (i) if a Notice of Borrowing or Notice of Conversion/Continuation has been given with respect to the affected Reserve Adjusted

      Eurodollar Loan, cancel said Notice of Borrowing or Notice of Conversion/Continuation by giving the Agent telephonic notice (confirmed promptly in writing) thereof on the same date (if the Borrower has been notified by not later than 3:00 P.M., New York time, or the next Business Day if otherwise) that the Borrower was notified by a Bank pursuant to Section 1.10(b)(ii) or (iii), or (ii) if the affected Reserve Adjusted Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Agent, require the affected Bank to convert each such Reserve Adjusted Eurodollar Loan into a Base Rate Loan, or prepay such Reserve Adjusted Eurodollar Loan; provided that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(c); and provided, further, that the Borrower shall compensate any such affected Banks as set forth in Section 1.10(f).

            (d) Anything herein to the contrary notwithstanding, if on any Interest Rate Determination Date no Eurodollar Rate is available by reason of the inability of the Agent to determine such interest rate in accordance with the definition thereof, the Agent shall give the Borrower and each Bank prompt notice thereof and the Loans requested to be made as Reserve Adjusted Eurodollar Loans shall, subject to the applicable notice requirements, be made as Base Rate Loans.

            (e)  Each Bank agrees that, as promptly as
      practicable after it becomes aware of the occurrence of any event or the existence of a condition that would cause it to be an affected Bank under Section 1.10(b) (ii) or
      (iii), it will, to the extent not inconsistent with such Bank's internal policies or any legal or regulatory restrictions, use reasonable efforts to make, fund or maintain the affected Reserve Adjusted Eurodollar Loans of such Bank through another lending office of such Bank if as a result thereof the additional moneys which would otherwise be required to be paid in respect of such Loans pursuant to Section 1.10(b)(ii) would be materially reduced or the illegality or other adverse circumstances which would otherwise require conversion or prepayment of such Loans pursuant to Section 1.10(b)(iii) would cease to exist, and if, as determined by such Bank, in its reasonable discretion, the making, funding or maintaining of such Loans through such other lending office would not otherwise materially adversely affect such Loans or such

      Bank. The Borrower hereby agrees to pay all reasonable expenses incurred by any Bank in utilizing another lending office of such Bank pursuant to this Section 1.10(e).

            (f) The Borrower shall compensate each Bank, within 10 Business Days after a written request by that Bank (which request shall be accompanied by a written notice pursuant to Section 1.10(h) setting forth in reasonable detail the basis for the calculation of such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, such factors as any interest paid by that Bank to lenders of funds borrowed by it to make or carry its Reserve Adjusted Eurodollar Loans and any loss sustained by that Bank in connection with re-employment of such funds (based upon the difference between the amount earned in connection with re-employment of such funds and the amount payable by the Borrower if such funds had been borrowed or remained outstanding)) which that Bank may sustain with respect to the Borrower's Reserve Adjusted Eurodollar Loans: (i) if for any reason (other than a default or error by that Bank) a Borrowing of any such Reserve Adjusted Eurodollar Loan does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation or in a telephonic request for borrowing or conversion or continuation, or a successive Interest Period in respect of any such Reserve Adjusted Eurodollar Loan does not commence after notice therefor is given pursuant to
      Section 1.06, (ii) if any prepayment or conversion (as required by Sections 3.01 and 3.02, by acceleration or otherwise) of any of such Bank's Reserve Adjusted Eurodollar Loans to the Borrower occurs on a date which is not the last day of the Interest Period applicable to that Loan, (iii) if any prepayment of any such Bank's Reserve Adjusted Eurodollar Loans to the Borrower is not made on any date specified in a notice of prepayment given by the Borrower, or (iv) as a consequence of any other failure by the Borrower to repay such Bank's Reserve Adjusted Eurodollar Loans to the Borrower when required by the terms of this Agreement.

            (g) Any Bank claiming any additional amounts payable pursuant to this Section 1.10 agrees to use reasonable efforts (consistent with such Bank's internal policies, legal and regulatory restrictions and commercial considerations) to designate a different lending office if the making of such a designation would avoid the need for, or reduce the amount of, any such additional amounts and would not, in the reasonable judgment of such Bank, be in any way otherwise disadvantageous to such Bank.

            (h) Each Bank shall notify the Borrower of any event occurring after the date hereof entitling such Bank to compensation under the foregoing paragraphs of this
      Section 1.10 as promptly as practicable, but in any event within 90 days, after such Bank obtains actual knowledge thereof; provided that if any Bank fails to give such notice within 90 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 1.10 in respect of any costs or other amounts resulting from or relating to such event, only be entitled to payment under this Section 1.10 for such costs or other amounts from and after the date 90 days prior to the date that such Bank does give such notice. Each Bank will furnish to the Borrower a certificate setting forth in reasonable detail the basis and amount of each request by such Bank for compensation under this Section 1.10. Determinations by any Bank for purposes of this Section 1.10, including of the effect of any regulatory change pursuant to Section 1.10(b)(ii) on its costs of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 1.10, shall be made on a reasonable basis.

            1.11 Capital Requirements. If any Bank shall have determined that the adoption or effectiveness after the Effective Date of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank or such Bank's parent with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (including in each case any such change proposed or published prior to the date hereof), has or would have the effect of reducing the rate of return on such Bank's or such Bank's parent's capital or assets as a consequence of such Bank's obligations hereunder to a level below that which such Bank or such Bank's parent could have achieved but for such adoption, effectiveness or change or as a consequence of an increase in the amount of capital required to be maintained by such Bank as a consequence of such Bank's obligations hereunder (including in each case, without limitation, with respect to any Bank's

Commitment or any Loan), then from time to time, within 15 Business Days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's parent, as the case may be, for such reduction. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.11, will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although any delay in giving any notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.11.

            1.12 Total Loan Commitments; Limitations on Out-standing Loan Amounts. The original amount of the (i) Total Commitments is $40,000,000, (ii) Total A Term Loan Commitments is $15,000,000, (iii) Total B Term Loan Commitments is $10,000,000 and (iv) Total Revolving Loan Commitments is $15,000,000, including up to $3,000,000 of Letters of Credit. Anything contained in this Agreement to the contrary notwithstanding, (a) in no event shall the sum of the aggregate principal amount of all outstanding Term Loans and Revolving Loans of any Bank at any time exceed such Bank's portion of the Total Commitments, (b) in no event shall the sum of the aggregate principal amount of all Term Loans and Revolving Loans from all Banks at any time exceed the Total Commitments and (c) in no event shall the Total Utilization of Revolving Loan Commitments and Letters of Credit Usage exceed the Total Revolving Loan Commitments.

            1.13  Letters of Credit.

            (A) Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower set forth herein and in the other Credit Documents, in addition to requesting that the Banks make Revolving Loans pursuant to Section 1.03, the Borrower may request, in accordance with the provisions of this Section 1.13, that one or more Issuing Banks issue Letters of Credit for the account of the Borrower; provided that (i) the Borrower shall not request that any Bank issue any Letter of Credit and a Bank shall not be required to issue any Letter of Credit, if after giving effect to such issuance the sum of
(a) the Letters of Credit Usage on the date of such issuance, after giving effect to the issuance of all Letters of Credit subject to outstanding requests for issuance of a Letter of Credit, plus (b) the aggregate principal amount of Revolving

Loans then outstanding, after giving effect to the making of all Revolving Loans then requested by all outstanding but unfunded Notices of Borrowing, would exceed the lesser of the Borrower's Borrowing Base as would be shown in the Borrowing Base Certificate that was last required to be delivered pursuant to Section 6.01 or the Total Revolving Loan Commitment then in effect, (ii) in no event shall any Issuing Bank issue
(w) any Letter of Credit having an expiration date later than ten (10) Business Days prior to the Final Revolving Loan Maturity Date, after giving effect to any possible renewal of such Letter of Credit pursuant to the proviso to the following clause (ii)(x), (x) subject to the foregoing clause (ii)(w), any Letter of Credit having an expiration date more than one year after its date of issuance; provided that, subject to the foregoing clause (ii)(w), this clause (x) shall not prevent any Issuing Bank from issuing a Letter of Credit containing a provision to the effect that such Letter of Credit will automatically be renewed annually for a period not to exceed one year, so long as such renewable Letter of Credit provides that it shall not at any time be renewed for an additional year if (I) the Borrower notifies the Issuing Bank in writing one Business Day prior to the applicable renewal date that the Borrower elects to allow the Letter of Credit to expire without being renewed, or (II) the Issuing Bank or the Required Banks notify the Borrower in writing, prior to the date set forth in such Letter of Credit as the date by which the beneficiary thereof is to be notified whether such Letter of Credit is to be renewed, that such Letter of Credit shall not be so renewed, in which case such Letter of Credit shall not be so renewed,
(y) any Letter of Credit, the initial stated amount of which is less than $5,000, or (z) any Letter of Credit (I) which is governed by laws other than the laws of the State of New York, without regard to the principles of conflicts of laws, or
(II) as to which the beneficiary is not required, by acceptance of the Letter of Credit, to be subject to the exclusive jurisdiction of any competent state or federal court in the State of New York with regard to such Letter of Credit and
(iii) the Borrower shall not request that any Issuing Bank issue and no Issuing Bank shall issue any Letter of Credit if, after giving effect to such issuance and the issuance of all other requested Letters of Credit, the then outstanding Letters of Credit Usage in respect of all Letters of Credit would exceed $3,000,000. The issuance of any Letter of Credit in accordance with the provisions of this Section 1.13 shall be given effect in the calculation of the aggregate principal amount of Revolving Loans outstanding and the Letters of Credit Usage and shall require the satisfaction of each condition set forth in Sections 4.02 and 4.03.

            Immediately upon the issuance of each Letter of Credit, each Bank other than the Issuing Bank or Banks shall be deemed to, and hereby agrees to, be irrevocably obligated to reimburse the Issuing Bank (such reimbursement obligation of each Bank in each Letter of Credit being hereinafter referred to as its "Letter of Credit Participation") under such Letter of Credit and each drawing thereunder in an amount equal to such Bank's pro rata share (determined on the basis of such Bank's Revolving Loan Commitment) of the maximum amount which is or at any time may become available to be drawn thereunder.

            Each Letter of Credit may provide that the Issuing Bank may (but shall not be required to) pay the beneficiary thereof upon the occurrence of an Event of Default and the acceleration of the maturity of the Revolving Loans or, if payment is not then due to the beneficiary, provide for the deposit of funds in an account to secure payment to the beneficiary and that any funds so deposited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied or returned to the Issuing Bank for distribution to the Banks (or, if all Obligations shall have been indefeasibly paid in full, to the Borrower) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by an Issuing Bank as provided in this paragraph shall be treated for all purposes of this Agreement as a drawing duly honored by such Issuing Bank under the related Letter of Credit.

            (B) Request for Issuance. Whenever the Borrower desires the issuance of a Letter of Credit, it shall deliver to the Agent a request for issuance of a Letter of Credit no later than 1:00 P.M. (New York time) at least three Business Days, or such shorter period as may be agreed to by any Issuing Bank in any particular instance, in advance of the proposed date of issuance. The request for issuance with respect to any Letter of Credit shall specify (i) the proposed date of issuance (which shall be a business day under the laws of the jurisdiction of the Issuing Bank) of such Letter of Credit,
(ii) the face amount of such Letter of Credit, (iii) the expiration date of such Letter of Credit and (iv) the name and address of the beneficiary of such Letter of Credit. As soon as practicable after delivery of such request for issuance of a Letter of Credit, the Issuing Bank for such Letter of Credit shall be determined as provided in Section 1.13(C). Prior to the date of issuance, the Borrower shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Bank to make payment under the Letter of Credit; provided that the Issuing Bank, in its sole judgment, may require changes in any such documents and certificates; and provided, further, that no Letter of Credit shall require payment against a conforming draft to be made thereunder earlier than 1:00 P.M. in the time zone of the Issuing Bank on the Business Day (which shall be a business day under the laws of the jurisdiction of the Issuing Bank) next succeeding the Business Day (which shall be a business day under the laws of the jurisdiction of the Issuing Bank) that such draft is presented. In determining whether to pay under any Letter of Credit, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit. Promptly after receipt of a request for issuance of a Letter of Credit and the determination of the Issuing Bank thereof, the Agent shall notify each Bank of the proposed issuance, the identity of the Issuing Bank and the amount of each other Bank's respective participation therein, determined in accordance with Section 1.13(A).

            (C)  Determination of Issuing Bank.

            (1) Upon receipt by the Agent of a request for issuance pursuant to Section 1.13(B) with respect to a Letter of Credit, in the event the Agent elects to issue such Letter of Credit, the Agent shall so notify the Borrower, and the Agent shall be the Issuing Bank with respect thereto. In the event that the Agent, in its sole discretion, elects not to issue such Letter of Credit, the Agent shall promptly so notify the Borrower, and the Borrower may request any other Bank to issue such Letter of Credit. Each such Bank so requested to issue such Letter of Credit shall promptly notify the Borrower and the Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Bank that so elects to issue such Letter of Credit shall be the Issuing

Bank with respect thereto. In the event that all other Banks shall have declined to issue such Letter of Credit, notwithstanding the prior election of the Agent not to issue such Letter of Credit, the Agent shall be obligated to issue the Letter of Credit requested by the Borrower and shall be the Issuing Bank with respect to such Letter of Credit. In no event shall any Bank be an Issuing Bank if such Bank would incur increased costs pursuant to Section 1.13(H) as a result of being the Issuing Bank, unless consented to by the Borrower. No Issuing Bank shall issue any Letter of Credit denominated in a currency other than Dollars.

            (2) Each Issuing Bank that elects to issue a Letter of Credit shall promptly give written notice to the Agent and each other Bank of the information required under Sections
1.13(B)(i)-(iv) relating to the Letter of Credit.

            (D) Payment of Amounts Drawn Under Letters of Credit. In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall notify the Borrower and the Agent on or before the date on which such Issuing Bank intends to honor such drawing, and the Borrower shall reimburse such Issuing Bank on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing; provided that, anything contained in this Agreement to the contrary notwithstanding,
(i) unless the Borrower shall have notified the Agent and such Issuing Bank prior to 10:00 A.M. (New York time) on the Business Day of the date of such drawing that the Borrower intends to reimburse such Issuing Bank for the amount of such drawing with funds other than the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Agent requesting the Banks to make Revolving Loans that are Base Rate Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing, and (ii) subject to satisfaction or waiver of the conditions specified in Section 4.02, the Banks shall, on the date of such drawing, make Revolving Loans that are Base Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by the Agent to reimburse such Issuing Bank for the amount of such drawing; and provided further that if, for any reason, proceeds of Revolving Loans are not received by such Issuing Bank on such date in an amount equal to the amount of such drawing, the Borrower shall reimburse such Issuing Bank, on the Business Day (which shall be a business day under the laws of the jurisdiction of such Issuing Bank) immediately following the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Revolving Loans, if any, that are so received, plus accrued interest on such amount at the rate set forth in Section 1.13(F)(1)(i).

            (E) Payment by Banks. In the event that the Borrower shall fail to reimburse an Issuing Bank as provided in
Section 1.13(D) in an amount equal to the amount of any drawing honored by such Issuing Bank under a Letter of Credit issued by it, such Issuing Bank shall promptly notify each Bank of the unreimbursed amount of such drawing and of such Bank's respective participation therein. Each Bank shall make available to such Issuing Bank an amount equal to its respective participation in same day funds, at the office of such Issuing Bank specified in such notice, not later than 1:00 P.M. (New York time) on the Business Day (which shall be a business day under the laws of the jurisdiction of such Issuing
Bank) after the date notified by such Issuing Bank. In the event that any Bank fails to make available to such Issuing Bank the amount of such Bank's participation in such Letter of Credit as provided in this Section 1.13(E), such Issuing Bank shall be entitled to recover such amount on demand from such Bank together with interest at the customary rate set by the Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Each Issuing Bank shall distribute to each other Bank which has paid all amounts payable by it under this Section 1.13(E) with respect to any Letter of Credit issued by such Issuing Bank such other Bank's pro rata share of all payments received by such Issuing Bank from the Borrower in reimbursement of drawings honored by such Issuing Bank under such Letter of Credit when such payments are received. Nothing in this Section 1.13(E) shall be deemed to relieve any Bank from its obligation to pay all amounts payable by it under this Section 1.13(E) with respect to any Letter of Credit issued by an Issuing Bank or to prejudice any rights that the Borrower or any other Bank may have against a Bank as a result of any default by such Bank hereunder and no Bank shall be responsible for the failure of any other Bank to pay its pro rata share payable under this
Section 1.13(E).

            (F)  Compensation.

            (1) The Borrower agrees to pay the following amount with respect to all Letters of Credit:

            (i) with respect to drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by such Issuing Bank in respect of each such drawing from and including the date of the drawing through the date such amount is reimbursed by the Borrower (including any such reimbursement out of the proceeds of Revolving Loans pursuant to Section 1.13(D)) at a rate which is equal to the interest rate then applicable to Base Rate Loans for the period from the date of such drawing to and including the first Business Day after the date of such drawing and thereafter at a rate equal to 2% per annum in excess of the rate of interest otherwise payable under this Agreement for Base Rate Loans during such period; provided that if the Banks make a Revolving Loan on any day the proceeds of which are to be applied to payment of the amount paid by such Issuing Bank, the Borrower shall not be obligated to pay interest on such amount for such day pursuant to this clause (i); and

           (ii) with respect to the amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuing Bank's standard schedule for such charges in effect at the time of such amendment, transfer or drawing, as the case may be.

            (2) The Borrower agrees to pay to the Agent for distribution to each Bank in respect of all Letters of Credit outstanding such Bank's pro rata share of a commission equal to 2% per annum of the maximum amount available from time to time to be drawn under such outstanding Letters of Credit, payable in arrears on and through the last day of each fiscal quarter of the Borrower and calculated on the basis of a 365-day year and the actual number of days elapsed. Upon the happening and during the continuance of an Event of Default described in
Section 8.01, the commission referred to in the preceding sentence shall be 4% per annum.

            (3) The Borrower agrees to pay to each Issuing Bank in respect of each Letter of Credit issued by each such Issuing Bank on the date of issuance an amount equal to the greater of
(A) 1/4% of the maximum amount available at any time to be drawn under such Letter of Credit or (B) $2,500.

            Amounts payable under clauses (1)(i) and (2) of this
Section 1.13(F) shall be paid to the Agent on behalf of the Banks. The Agent shall promptly distribute to each Bank its pro rata share of such amount. Amounts payable under clauses
(1)(ii) and (3) of this Section 1.13(F) shall be paid directly to the Issuing Bank.

            (G)  Obligations Absolute.  The obligation of the
Borrower to reimburse each Issuing Bank for drawings made under the Letters of Credit issued by it and the obligations of the

Banks under Section 1.13(E) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

            (1) any lack of validity or enforceability of any Letter of Credit;

            (2) the existence of any claim, setoff, defense or other right that the Borrower or any Affiliate of the Borrower or any other Person may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or transferee may be acting), such Issuing Bank, any Bank or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction;

            (3) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, if not apparent from the documents presented;

            (4) payment by such Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit unless such Issuing
      Bank shall have acted in bad faith or with willful misconduct or gross negligence in issuing such payment;

            (5) any other circumstance or happening whatsoever that is similar to any of the foregoing; or

            (6) the fact that a Default or Event of Default shall have occurred and be continuing.

            (H) Additional Payments. If by reason of (a) any change after the Effective Date in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement or (b) compliance by any Issuing Bank or any Bank with any direction, request or requirement (whether or not having the force of law) of any governmental or monetary authority including, without limitation, Regulation D:

            (i) such Issuing Bank or any Bank shall be subject to any tax, levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 1.13, whether directly or by such being imposed on or suffered by such Issuing Bank or any Bank; provided, however, that no payment shall be required to be made by the Borrower pursuant to this clause (i) with respect to changes in the rate of any tax on or measured by the net income of a Bank (including any franchise or similar tax so measured) pursuant to the income tax laws of the United States or of the jurisdiction in which it is incorporated or organized or the jurisdiction where such Bank's lending office is located;

           (ii) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letter of Credit issued by such Issuing Bank or participations therein purchased by any Bank; or

          (iii) there shall be imposed on such Issuing Bank or any Bank any other condition regarding this Section 1.13, any Letter of Credit or any participation therein;

and the result of the foregoing is to directly or indirectly increase the cost to such Issuing Bank or any Bank of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by such Issuing Bank or any Bank, then and in any such case such Issuing Bank or such Bank shall, after the additional cost is incurred or the amount received is reduced, notify the Borrower and the Borrower shall pay within 10 Business Days after demand such amounts as such Issuing Bank or such Bank may specify to be necessary to compensate such Issuing Bank or such Bank for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate per annum equal at all times to the rate applicable to Base Rate Loans then in effect; provided that if any Bank fails to give such notice within 90 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 1.13(H) in respect of any costs or other amounts resulting from or relating to such event, only be entitled to payment under this Section 1.13(H) for such costs or other amounts from and after the date 90 days prior to the date that such Bank does give such notice; and provided, further, that each Bank agrees that, as promptly as practicable after it becomes aware of the existence of the foregoing conditions, it will, to the extent not inconsistent with such Bank's internal policies or any legal or regulatory restrictions, use reasonable efforts to issue, make or maintain the affected Letter of Credit or purchase or maintain any participation therein through another lending office of such Bank if as a result thereof the additional moneys which would otherwise be required to be paid to compensate for such additional cost or reduced receipt with respect to such Letter of Credit pursuant to this Section 1.13(H) would be reduced and if, as determined by such Bank, in its reasonable discretion, the issuance, making or maintaining of such Letter of Credit or the purchasing or maintaining of any participation therein through such other lending office would not otherwise materially adversely affect such Letter of Credit or such Bank. Each Bank will furnish to the Borrower a certificate setting forth in reasonable detail the basis and amount of each request by such Bank for compensation under this Section 1.13(H). Determinations by any Bank for purposes of this Section 1.13(H), including of the effect of any regulatory change pursuant to Section 1.13(H) on its costs of making or maintaining Letters of Credit (or purchasing or maintaining participations therein), or on amounts receivable by it in respect of Letters of Credit, and of the amounts required to compensate such Bank under this Section 1.13(H), shall be made on a reasonable basis. A certificate in reasonable detail as to the amount of such increased cost or reduced receipt, submitted to the Borrower and the Agent by that Issuing Bank or any Bank, as the case may be, shall, except for demonstrable error, be final, conclusive and binding for all purposes.

            If any Bank shall be entitled to payments under this
Section 1.13, such Bank, within a reasonable time after becoming entitled to such payments, shall (unless otherwise required by a governmental authority or as a result of any law, rule, regulation, order or similar directive applicable to such
Bank) designate a different lending office from that initially selected by such Bank to which payments are to be made under this Agreement or under any Credit Document, if such designation would avoid the need for (or materially reduce the amount of) such payments and would not, in the reasonable opinion of the Bank, be otherwise disadvantageous to such Bank.

            (I) Indemnification; Nature of Issuing Bank's Duties. In addition to amounts payable as elsewhere provided in this Section 1.13, without duplication, the Borrower hereby agrees to protect, indemnify, pay and save each Issuing Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which such Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letters of Credit or (ii) the failure of such Issuing Bank to honor a drawing under any Letter of Credit, in each case as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions herein called "Government Acts").

            As between the Borrower and each Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Bank by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they are in cipher; (v) for errors in interpretation of technical terms;
(vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and
(viii) for any consequences arising from causes beyond the control of such Issuing Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of such Issuing Bank's rights or powers hereunder.

            In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuing Bank in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not put such Issuing Bank under any resulting liability to the Borrower.

            Notwithstanding anything to the contrary contained in this Section 1.13(I), the Borrower shall have no obligation to indemnify any Issuing Bank or any Bank in respect of any liability incurred by such Issuing Bank or such Bank arising solely out of the gross negligence, bad faith or willful misconduct of such Issuing Bank or such Bank or out of the wrongful dishonor by such Issuing Bank or such Bank of a proper demand for payment under the Letters of Credit issued by it.

            SECTION 2.  Commitments.

            2.01 Voluntary Reduction of Commitments. Upon at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) to the Agent at the Agent's Office (which notice the Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate the unutilized portion of the Total Revolving Loan Commitments, in part or in whole; provided that (x) any such termination shall apply to propor-tionately and permanently reduce the Revolving Loan Commitment of each of the Banks and (y) any partial reduction pursuant to this Section 2.01 shall be in the amount of at least $500,000 and integral multiples of $100,000 in excess of that amount; provided, further, that the Total Revolving Loan Commitments shall not be reduced to an amount less than the aggregate Revolving Loans and Letters of Credit Usage then outstanding.

            2.02  Mandatory Adjustments of Commitments, etc.
(a) The Total Revolving Loan Commitments shall terminate on the Revolving Loan Commitment Termination Date.

            (b)  The Total A Term Loan Commitments shall
terminate as to the amount of any portion of the Total A Term
Loan Commitments not utilized by the Borrower on the Closing
Date.

            (c)  The Total B Term Loan Commitments shall
terminate as to the amount of any portion of the Total B Term
Loan Commitments not utilized by the Borrower on the Closing
Date.

            (d)  The Total Term Loan Commitments shall
automatically be reduced, on a pro rata basis, between the Total A Term Loan Commitments and the Total B Term Loan
Commitments, by the
amount of any reduction of the funding necessary for the Refinancing.

            (e) The Total Term Loan Commitments shall be reduced on the date on which any payments of principal on the Term
Loans are made (other than pursuant to Section 3.02(A)(a)) in an aggregate amount equal to such payments.

            (f)  Each reduction to the Total A Term Loan
Commitments or the Total B Term Loan Commitments or termination of the Total Revolving Loan Commitments pursuant to this
Section 2.02 shall apply proportionately to the A Term Loan
Commitment, the B Term Loan Commitment or the Revolving Loan
Commitment, as the case may be, of each Bank.

            (g) The Total Revolving Loan Commitments shall be permanently reduced in the amount and at the time of any payment on the Loans required to be applied to the Revolving Loans or the Revolving Loan Commitment pursuant to Section 3.02(B)(a).

            2.03 Commitment Commission. The Borrower agrees to pay the Agent a commitment commission ("Commitment Commission") for the account of each Bank for the period from and including the Closing Date to but not including the date the Total Revolving Loan Commitments have been terminated, computed at a rate equal to 1/2% per annum on the daily average Unutilized Commitment of such Bank. Accrued Commitment Commission shall be due and payable in arrears on the last Business Day of each March, June, September and December commencing December 1996 and on the Revolving Loan Commitment Termination Date, based on the actual number of days elapsed over a year of 360 days.

            SECTION 3.  Payments.

            3.01 Voluntary Prepayments. The Borrower shall have the right to prepay Term Loans and Revolving Loans in whole or in part from time to time, without premium or penalty, on the following terms and conditions: (i) the Borrower shall give the Agent at the Agent's Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, the amount of such prepayment and, in the case of Reserve Adjusted Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice shall be given by the Borrower at least one Business Day prior to the date of such prepayment and which notice shall promptly be transmitted by the Agent to each of the Banks; (ii) each partial prepayment of any Borrowing shall be in an aggregate principal amount of at least $500,000 and integral multiples of $100,000 in excess of that amount; provided that no partial prepayment of Reserve Adjusted Eurodollar Loans made pursuant to a single Borrowing under the Loan Facility (or Portion thereof) shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount; and (iii) Reserve Adjusted Eurodollar Loans may only be prepaid pursuant to this
Section 3.01 on the last day of an Interest Period applicable thereto. Voluntary prepayments of Term Loans shall be applied to the prepayment of the outstanding principal amount of Term Loans pro rata between the A Term Loans and the B Term Loans. Voluntary prepayments of Loans under the A Term Loan Facility shall be applied to the prepayment of the outstanding principal amount of A Term Loans pro rata to all remaining Scheduled A
Term Loans Principal Payments such that each Scheduled A Term Loans Principal Payment then remaining shall be reduced by an amount equal to the product of (A) such payment and (B) a fraction of which the numerator is equal to the amount of such Scheduled A Term Loans Principal Payment then remaining and the denominator is equal to the amount of all Scheduled A Term
Loans Principal Payments remaining. Voluntary prepayments of Loans under the B Term Loan Facility shall be applied to the prepayment of the outstanding principal amount of B Term Loans pro rata to all remaining Scheduled B Term Loans Principal Payments such that each Scheduled B Term Loans Principal
Payment then remaining shall be reduced by an amount equal to the product of (A) such payment and (B) a fraction of which the numerator is equal to the amount of such Scheduled B Term Loans Principal Payment then remaining and the denominator is equal to the amount of all Scheduled B Term Loans Principal Payments remaining.

            3.02  Mandatory Prepayments.

            (A)  Requirements:

            (a) The Borrower shall prepay the outstanding principal amount of the A Term Loans, the B Term Loans or the Revolving Loans, as the case may be, on any date on which the aggregate outstanding principal amount of such Loans (after giving effect to any other repayments or prepayments on such day together with, in the case of Revolving Loans, the outstanding principal amount of Letters of Credit Usage) exceeds the Total A Term Loan Commitments, the Total B Term Loan Commitments or the Total Revolving

      Loan Commitments, as the case may be, in the amount of such excess.

            (b) If the aggregate principal amount of outstanding Revolving Loans and Letters of Credit Usage exceeds the Borrowing Base as set forth in the Borrower's most recent Borrowing Base Certificate required to be delivered pursuant to Section 6.01 of this Agreement (such amount is hereinafter referred to as the "Excess"), then the Borrower shall prepay its Revolving Loans in a principal amount equal to such Excess no later than two Business
      Days after the Borrower has delivered, or was required to deliver, such Borrowing Base Certificate to the Agent and the Banks.

            (c) The Borrower shall cause to be paid each Scheduled A Term Loans Principal Payment on the A Term Loans until the A Term Loans are paid in full in the amounts and at the times specified in the definition of Scheduled A Term Loans Principal Payments to the extent that prepayments have not previously been applied to such Scheduled A Term Loans Principal Payments (and such Scheduled A Term Loans Principal Payments have not otherwise been reduced) pursuant to the terms hereof.

            (d) The Borrower shall cause to be paid each Scheduled B Term Loans Principal Payment on the B Term Loans until all B Term Loans are paid in full, in the amounts and at the time specified in the definition of Scheduled B Term Loans Principal Payments to the extent that prepayments have not previously been applied to such Scheduled B Term Loans Principal Payments (and such Scheduled B Term Loans Principal Payments have not otherwise been reduced) pursuant to the terms hereof.

            (e) As promptly as practicable, but in any event within five Business Days of the date of receipt by Holdings, the Borrower and/or any of the Borrower's Subsidiaries, as the case may be, of Net Cash Proceeds or Net Financing Proceeds, an amount equal to such Net Cash Proceeds or Net Financing Proceeds shall be applied as provided in Section 3.02(B)(a); provided that with respect to any Net Cash Proceeds of the sale of equity securities of Holdings, the Borrower or any of its Subsidiaries, clause (g) of this Section 3.02(A) will govern and that with respect to any Net Cash Proceeds from any Destruction or Taking, clause (i) of this Section 3.02(A) will govern.

            (f) As promptly as practicable, but in any event within 90 days after the last day of each fiscal year of the Borrower, commencing with fiscal year 1996, an amount equal to 50% of Excess Cash Flow for such fiscal year shall be applied as provided in Section 3.02(B)(a).

            (g) As promptly as practicable, but in any event within five Business Days of the date of the receipt thereof by Holdings, the Borrower and/or any of its Subsidiaries, an amount equal to 100% of the proceeds received by the Borrower or Holdings (including capital contributions, other than those referred to in clauses
      (i), (ii) and (iii) of this paragraph (g), received by the Borrower or any of its Subsidiaries) or such Subsidiary (net of underwriting discounts and commissions and other costs and expenses directly associated therewith) of the sale after the Closing Date of equity securities (other than proceeds from the issuance of capital stock (i) of Holdings, the Borrower or any of its Subsidiaries pursuant to any pension, stock option, profit sharing or other employee benefit plan or agreement of Holdings, the Borrower or any of its Subsidiaries in the ordinary course of business, (ii) by a Subsidiary to another Subsidiary or to the Borrower or (iii) pursuant to the Holdings IPO, except to the extent necessary in connection with the Refinancing as contemplated by this Agreement) shall be applied as provided in Section 3.02(B)(a); provided that the proceeds of the Carson Holdings Limited IPO shall not be subject to mandatory prepayment pursuant to this
      Section 3.02(A)(g) unless any proceeds of the Carson Holdings Limited IPO are transferred to the Borrower in the United States, in which case such proceeds shall, notwithstanding the provisions of Section 3.02(B)(a), be applied as promptly as practicable, but in any event within five Business Days of the date of the Borrower's receipt thereof, to repay outstanding Revolving Loans.

            (h) As promptly as practicable, but in any event within five Business Days of the date of the receipt thereof by the Borrower or any of its Subsidiaries, an amount equal to 100% of any surplus net assets of any Pension Plan returned to the Borrower or any of its Subsidiaries shall be applied as provided in
      Section 3.02(B)(a).

            (i) At the Agent's discretion, on the date of receipt thereof by Holdings, the Borrower and/or any of its Subsidiaries, an amount equal to 100% of any proceeds received due to loss, damage, destruction or condemnation of or to Assets (collectively, "Loss Proceeds"), less any portion of such proceeds not in excess of $500,000, in the aggregate, per fiscal year to be used for rebuilding, repairing or replacing productive assets of a kind then used or usable in the business of the Borrower and its Subsidiaries (in each case to the extent permitted by the Mortgages and the Security Documents) within 180 days of receipt of such Loss Proceeds (or such longer periods as may be consented to by the Agent, which consent shall not be unreasonably withheld) shall be delivered by Holdings, the Borrower and/or its Subsidiaries to the Agent to be held by the Agent in a cash collateral account bearing interest payable to the Borrower at a rate per annum (meaning 360 days) equal to the Federal Funds Rate. Upon the Borrower's request, Agent shall release such proceeds to the Borrower for reinvestment, rebuilding, repair or replacement as described above. To the extent the Borrower fails to use any or all of such released proceeds for such rebuilding, repair or replacement of assets within 180 days (or such longer periods as may be consented to by the Agent, which consent shall not be unreasonably withheld) of such release, the Borrower shall, at the Agent's discretion, return the unused portion of such released funds to the Agent and authorize and direct the Agent to apply such proceeds as provided in
      Section 3.02(B)(a).

            (j) As promptly as practicable, but in any event within five Business Days of the date of receipt by Holdings, the Borrower and/or its Subsidiaries of any tax refund, an amount equal to 100% of such refund paid to Holdings, the Borrower and/or any of its Subsidiaries shall be applied as provided in Section 3.02(B)(a); provided that such refund or refunds are not promptly applied by Holdings, the Borrower and/or any of its Subsidiaries to the payment of future tax liabilities.

            (B)  Application:

            (a)  Prepayments to be applied pursuant to this
      Section 3.02(B)(a) shall be applied without penalty or premium (other than Reserve Adjusted Eurodollar Rate breakage costs, if any) as follows: (i) first, to the Term Portion, pro rata between the Scheduled A Term Loans Principal Payments and the Scheduled B Term Loans Principal Payments, in pro rata order of maturity; and

      (ii) second, to repay Revolving Loans; provided that prepayments required by Section 3.02(A)(b) hereof shall be applied first to repay Revolving Loans.

            (b) With respect to each prepayment of Loans required by Section 3.02(A), the Borrower shall give the Agent two Business Days notice and may designate the Types of Loans and the specific Borrowing or Borrowings which are to be prepaid; provided that (i)(x) Reserve Adjusted Eurodollar Loans may be designated for prepayment pursuant to this Section 3.02 only on the last day of an Interest Period applicable thereto unless all Reserve Adjusted Eurodollar Loans with Interest Periods ending on such date of required prepayment and all Base Rate Loans have been or are concurrently being paid in full and (y) if any prepayment of Reserve Adjusted Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount, such Borrowing shall immediately be converted into Base Rate Loans; and (ii) each prepayment of any Loans made pursuant to a single Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower, the Agent shall, subject to the above, make such designation in its sole discretion. All prepayments shall include payment of accrued interest on the principal amount so prepaid, shall be applied to the payment of interest before application to principal and shall include amounts payable, if any, under Section 1.10(f).

            3.03 Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Agent, for the ratable account of the Banks entitled thereto, not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds in lawful money of the United
States of America to the account specified therefor by the Agent or if no account has been so specified at the Agent's Office, it being understood that written notice by the Borrower to the Agent to make a payment from the funds in the Borrower's account at the Agent's Office shall constitute the making of such payment to the extent of such funds held in such account. The Agent will thereafter cause to be distributed on the same day (if payment is actually received by the Agent in New York prior to 1:00 P.M. (New York time) on such day) funds relating to the payment of principal or interest or fees ratably to the Banks entitled to receive any such payment in accordance with the terms of this Agreement. If and to the extent that any such distribution shall not be so made by the Agent in full on the same day
(if payment is actually received by the Agent prior to 1:00 P.M. (New York time) on such day), the Agent shall pay to each Bank its ratable amount thereof and each such Bank shall be entitled to receive from the Agent, upon demand, interest on such amount at the Federal Funds Rate for each day from the date such amount is paid to the Agent until the date the Agent pays such amount to such Bank.

            (b) Any payments under this Agreement which are made by the Borrower later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension, except that with respect to Reserve Adjusted Eurodollar Loans, if such next succeeding applicable Business Day is not in the same month as the date on which such payment would otherwise be due hereunder or under any Note, the due date with respect thereto shall be the next preceding applicable Business Day.

            3.04  Net Payments.  (a)  Except as provided in
Section 3.04(d) hereof, all payments by the Borrower under this Agreement or under any Credit Document shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof, other than any tax on or measured by the net income of a Bank (including without limitation franchise taxes and branch profits taxes) pursuant to the laws of the United States or any political subdivision thereof or of the jurisdiction in which it is incorporated or the jurisdiction where such Bank's lending office is located or in which it has any other contacts or connection that would subject it to taxation therein (collectively, "Taxes")) shall not be less than the amounts otherwise specified to be paid under this Agreement and/or any Credit Document. A certificate as to the calculation of any additional amounts payable to a Bank under this Section 3.04 submitted to the Borrower by such Bank shall, absent demonstrable error, be final, conclusive and binding for all purposes upon all parties hereto. With respect to each deduction or withholding for or on account of any Taxes, the Borrower shall within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing authority furnish to each Bank such certificates, receipts and other documents as may be required (in the reasonable judgment of such Bank) to establish any tax credit to which such Bank may be entitled.

            (b)  Without prejudice to the provisions of
clause (a) of this Section 3.04, and except as provided in
Section 3.04(d) hereof, if any Bank, or the Agent on its behalf, is required by law to make any payment on account of Taxes on or in relation to any sum received or receivable under this Agreement and/or the other Credit Documents by such Bank, or the Agent on its behalf, or any liability for Tax in respect of any such payment is imposed, levied or assessed against any Bank, or the Agent on its behalf, the Borrower will promptly indemnify such person against such Tax payment or liability, together with any interest, penalties and reasonable expenses (including counsel fees and expenses) payable or incurred in connection therewith, including any Taxes of any Bank arising by virtue of payments under this clause (b), computed in a manner consistent with clause (a) of this Section 3.04. A certificate by such Bank, or the Agent on its behalf, as to the calculation and amount of such payments shall, absent demonstrable error, be final, conclusive and binding upon all parties hereto for all purposes.

            (c) (i) Each Bank that is organized under the laws of any jurisdiction other than the United States or any State thereof (including the District of Columbia) (a "Foreign Bank") agrees to furnish to the Borrower and the Agent, prior to the date it receives any payment under this Agreement or other Credit Documents, two signed copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service
Form 1001 or any successor form thereto (wherein such Foreign Bank claims entitlement to a complete exemption from U.S. federal withholding tax on interest paid by the Borrower hereunder). Each Foreign Bank that is not a bank described in
Section 881(c)(3)(A) of the Code and cannot deliver U.S. Internal Revenue Service Form 1001 entitling it to a complete exemption from withholding tax or U.S. Internal Revenue Service Form 4224 pursuant to this Section 3.04(c)(i) agrees to furnish to the Borrower and the Agent (x) a certificate substantially in the form of Exhibit Q hereto and (y) two copies of U.S. Internal Revenue Service Form W-8, or successor form (wherein such Foreign Bank makes the certifications necessary to entitle it to a complete exemption from United States withholding tax on interest paid by the Borrower hereunder).

           (ii) In addition, each Foreign Bank that delivers forms pursuant to Section 3.04(c)(i) hereof agrees to provide subsequently to the Borrower and the Agent additional signed copies of such forms, or any successor forms thereto (wherein such Bank claims entitlement to a complete exemption from or reduced rate of U.S. federal withholding tax on interest paid by the Borrower hereunder), as may be reasonably requested in writing by the Borrower or the Agent. A Foreign Bank shall be required to furnish a form under this Section 3.04(c)(ii) only if it is entitled to claim an exemption from or a reduced rate of withholding tax under applicable law. A Bank that is not entitled to claim an exemption from or a reduced rate of withholding under applicable law at the time that a request to provide forms is received from the Borrower or the Agent, shall so inform the Borrower and the Agent in writing.

            (d) The Borrower shall not be required to pay any increased amount on account of Taxes pursuant to
Section 3.04(a) or (b) to any Bank or Agent (i) to the extent that such Taxes would not have been payable if the Bank had furnished a form (properly and accurately completed in all material respects) which it was otherwise required to furnish in accordance with Section 3.04(c) hereof, (ii) if the Bank was not able to furnish a form (properly and accurately completed in all material respects) which it was required to furnish in accordance with Section 3.04(c)(i) hereof, or (iii) if the Bank failed to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of such Bank if such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such Taxes.

            (e) With respect to any Taxes imposed on a Bank which are paid or reimbursed by the Borrower in accordance with the provisions of this Section 3.04, each Bank receiving the benefit of such payments of Taxes hereby agrees to pay to the Borrower any amounts refunded to such Bank (including any interest thereon) which such Bank reasonably determines to be a refund in respect of such Taxes.

            (f) If any Bank shall be entitled to payments under this Section 3.04, such Bank, within a reasonable time after becoming entitled to such payments, shall (unless otherwise required by a governmental authority or as a result of any law, rule, regulation, order or similar directive applicable to such
Bank) designate a different lending office from that initially selected by such Bank to which payments are to be made under this Agreement or under any Credit Document, if such designation would avoid the need for (or materially reduce the amount of) such payments and would not, in the reasonable opinion of such Bank, be otherwise disadvantageous to such Bank.

            SECTION 4.  Conditions Precedent.

            4.01 Conditions Precedent to Initial Loans. The obligations of the Banks to make the Initial Loans to the Borrower hereunder are subject, at the time of the making of each such Initial Loan (except as otherwise hereinafter indicated), to the satisfaction of the following conditions:

            (A) Credit Agreement. The Borrower shall have duly executed and delivered this Agreement.

            (B) Officer's Certificates. On the Closing Date, the Agent shall have received (i) a certificate dated such date signed by an appropriate officer of the Borrower stating that all of the applicable conditions set forth in Sections 4.01(D),
(E), (F), (I), (K), (L), (N), (P), (Q), (R), (S), (T) and (U)
(in each case disregarding any reference therein that such condition be deemed satisfactory by the Agent and/or the Required Banks) have been satisfied in all material respects (without giving effect to any materiality or similar exceptions contained therein) or waived as of such date and (ii) a certificate with respect to environmental matters, substantially in the form set forth on Exhibit N hereto.

            (C) Opinions of Counsel. On the Closing Date, the Agent shall have received an opinion or opinions addressed to each of the Banks and dated the Closing Date, each in form and substance satisfactory to the Agent, from (i) Milbank, Tweed, Hadley & McCloy, counsel to the Borrower and Holdings, which opinion shall address the matters contained in Exhibit C-1 hereto, (ii) Hunter, Maclean, Exley & Dunn, P.C., special Georgia counsel to the Borrower and Holdings, which opinion shall address the matters contained in Exhibit C-2 hereto and
(iii) local counsel to the Borrower in each jurisdiction in which Mortgaged Real Property is located, which opinions shall address the matters contained in Exhibit C-3 hereto.

            (D) Corporate Proceedings. All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by the Credit Documents shall be satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all certificates, documents and papers, including records of corporate proceedings and governmental approvals, if any, which the Agent reasonably may have requested from Holdings, the Borrower and any Affiliate of any thereof in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities. Without limiting the foregoing, the Agent shall have received
(i) evidence satisfactory to it that the Board of Directors of each of Holdings and the Borrower shall have approved and recommended the Refinancing, (ii) resolutions of the Board of Directors of Holdings, the Borrower or any Affiliate thereof approving and authorizing such documents and actions as are contemplated hereby in form and substance satisfactory to the Agent including without limitation the execution and delivery of all Credit Documents, certified by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment, and (iii) signature and incumbency certificates of officers of Holdings, the Borrower or any Affiliate thereof executing instruments, documents or agreements required to be executed in connection with the Refinancing.

            (E)  Holdings IPO.  On the Closing Date, the Holdings
IPO shall be consummated concurrently with the making of the
Initial Loans hereunder.  As a result of the Holdings IPO,
Holdings shall have received not less than $[          ], and
the net proceeds of the Holdings IPO shall have been contributed to the Borrower.

            (F) Repayment of Existing Subordinated Debt. On the Closing Date, the Borrower shall have purchased and cancelled each of the Senior Subordinated Notes, the Subordinated Notes and the Junior Subordinated Notes concurrently with the making of the Initial Loans hereunder.

            (G) Organizational Documentation, etc. On or prior to the Closing Date, the Agent shall have received copies of a true and complete certified copy of the following documents of each of Holdings and the Borrower, the provisions of which shall be reasonably satisfactory to the Agent:

            (1) Its respective Certificate of Incorporation, which shall be certified and be accompanied by a good standing certificate from the Secretary of State of the State of Delaware or its respective jurisdiction of incorporation and good standing certificates from the jurisdictions in which it is qualified to do business as a foreign corporation, each to be dated a recent date prior to the Closing Date;

            (2) Its respective By-laws, certified as of the Closing Date by its corporate secretary.

            (H) Solvency. On the Closing Date, the Banks shall have received the Officers' Solvency Certificate, substantially in the form of Exhibit L annexed hereto, in form and substance satisfactory to the Agent, supporting the conclusions that, after giving effect to the Refinancing and the contemplated borrowings in connection herewith, the Borrower and its Subsidiaries will not be insolvent, will not be rendered insolvent by the indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in their respective businesses and will not have incurred debts, including Contingent Obligations, beyond their respective abilities to pay such debts as they mature.

            (I) Options and Warrants. There shall be no outstanding capital stock (or right, option, warrant or other arrangement to acquire such capital stock) of the Borrower, other than that owned by Holdings.

            (J) Notes. There shall have been delivered to the Agent for the account of each of the Banks the Term Notes and the Revolving Notes executed by the Borrower in the amount and maturity and as otherwise provided herein.

            (K) Certain Fees. All reasonable costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) payable to Indosuez by the Borrower pursuant to the letter agreement between Holdings and Indosuez dated August 12, 1996 shall have been paid in full and the Borrower shall have paid or have caused to be paid the commitment and other fees and expenses (including, without limitation, reasonable legal fees and expenses) contemplated hereby and/or in connection with the other Credit Documents.

            (L) Conditions Relating to Mortgaged Real Property and Real Property. On or prior to the Closing Date, the Borrower shall have caused to be delivered to the Agent, on behalf of the Banks, the following documents and instruments:

            (i) a Mortgage encumbering each Mortgaged Real Property in favor of the Agent, as Collateral Agent for the benefit of the Banks, duly executed and acknowledged by the Credit Party that is the owner of or holder of an interest in such Mortgaged Real Property, and otherwise in form for recording in the recording office of each political subdivision where each such Mortgaged Real Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable law, and such UCC-1 financing statements and other similar statements as are contemplated by the counsel opinions described in Section 4.01(C)(ii) in respect of such Mortgage, all of which shall be in form and substance reasonably satisfactory to the Agent, and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, which Mortgage and financing statements and other instruments shall be effective to create a first priority Lien on such Mortgaged Real Property subject to no Liens other than Prior Liens;

           (ii) with respect to each Mortgaged Real Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary or required to consummate the transactions contemplated hereby or as shall reasonably be deemed necessary by the Agent in order for the owner or holder of the fee or leasehold interest constituting such Mortgaged Real Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Real Property;

          (iii) with respect to each Mortgage, a policy (or commitment to issue a policy) of title insurance insuring (or committing to insure) the Lien of such Mortgage as a valid first mortgage Lien on the real property described therein in an amount not less than 115% of the fair market value thereof as determined by appraisal reports, which policies (or commitment) shall (a) be issued by the Title Company, (b) include such reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to the Agent, (c) contain a "tie-in" or "cluster" endorsement (if applicable and if available under applicable law) (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount) and have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel reasonably acceptable to the Agent to the extent that such opinions can be obtained at a cost which is reasonable with respect to the value of the Real Property subject to such Mortgage) as shall be reasonably requested by the Agent (including, without limitation, endorsements on matters relating to usury, first loss, last dollar, contiguity
      (as applicable), revolving credit, doing business, zoning, variable rate and so-called comprehensive coverage over covenants and restrictions) and (d) contain only such exceptions to title as shall be Prior Liens or are otherwise agreed to by the Agent on or prior to the Closing Date with respect to such Mortgaged Real Property;

           (iv) with respect to each Mortgaged Real Property, a Survey;

            (v) with respect to each Mortgaged Real Property, policies or certificates of insurance as required by the Mortgage relating thereto, which policies or certificates shall comply with the insurance requirements contained in such Mortgage;

           (vi) with respect to each Mortgaged Real Property, UCC, judgment and tax lien searches confirming that the personal property comprising a part of such Mortgaged Real Property is subject to no Liens other than Prior Liens;

          (vii) with respect to each Mortgaged Real Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including, without limitation, a so-called "gap" indemnification) as shall be required to induce the Title Company to issue the policy or policies (or commitment) and endorsements contemplated in subparagraph (iii) above;

         (viii) evidence reasonably acceptable to the Agent of payment by the Borrower of all title insurance premiums, search and examination charges, survey costs and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the title insurance policies referred to in subparagraph (iii) above;

           (ix) with respect to each Real Property or Mortgaged Real Property, copies of all Leases in which a Credit Party holds the landlord's, tenant's or other interest and any other agreements relating to possessory interests in such Real Property or Mortgaged Real Property. To the extent any of the foregoing affect any Mortgaged Real Property, such Leases shall be reasonably acceptable to the Agent; and

            (x) with respect to each Mortgaged Real Property, an Officers' Certificate or other evidence reasonably satisfactory to the Agent that as of the date thereof, to the best of such officer's knowledge, there (a) have been issued and are in effect valid and proper certificates of occupancy or other local equivalents for the use then being made of such Mortgaged Real Property to the extent currently required by law in the jurisdiction in which such Mortgaged Real Property is located which certificates if not obtained or maintained would have a material adverse effect upon the value of the Mortgaged Real Property and that there is not outstanding any citation, violation or similar notice indicating that such Mortgaged Real Property contains conditions which are not in compliance in all material respects with local codes or ordinances relating to building or fire safety or structural soundness, (b) has not occurred any Taking or Destruction of any Mortgaged Real Property that has not been repaired or restored except as set forth therein and
      (c) is no litigation regarding boundary lines, encroachment or possession of any Mortgaged Real Property and no state of facts known to any Credit Party which could give rise to any such claim, except as set forth therein.

            (M) Financial Statements, etc. Prior to the Closing Date, the Agent shall have received audited financial statements including a balance sheet and statements of income and shareholders' equity and cash flows of Holdings and its consolidated Subsidiaries for the fiscal year ended March 31, 1996, which audited financial statements shall reflect no material changes from the unaudited financial statements previously delivered to the Agent. The Borrower shall have delivered to the Agent pro forma financial statements for the Borrower and its consolidated Subsidiaries for the fiscal year ended March 31, 1996, after giving effect to the Refinancing, and interim financial statements for the Borrower and its consolidated Subsidiaries through August 31, 1996. The
Borrower shall have delivered to the Agent financial projections with respect to the Borrower for the fiscal years ending December 31, 1996 through December 31, 2001, inclusive, accompanied by a statement by the Borrower that such projections are based on estimates and assumptions believed by the Borrower in good faith to be reasonable in light of the conditions which existed at the time of their preparation as to the future financial performance of the Borrower, reasonably satisfactory to the Agent; provided, however, that in addition to the financial projections referred to above, the Borrower shall also have delivered to the Agent financial projections on a monthly basis for each of the monthly periods from the Closing Date through December 31, 1996. Since the time of the preparation of such financial projections, no fact or facts have come to the attention of the Borrower to cause the

Borrower to believe that any of the estimates and assumptions on which such projections are based are not reasonable.

            (N) Insurance. Set forth on Annex VI is a summary of all insurance policies maintained by the Borrower and its Subsidiaries, and the insurance coverage provided for the Borrower and its Subsidiaries by such insurance policies shall be reasonably satisfactory to the Agent.

            (O) Performance Bonds. On the Closing Date, the Agent shall be reasonably satisfied that the Borrower will be able to service and maintain any performance bonds that may be required in the ordinary course of business on reasonable terms and conditions.

            (P) Indebtedness, etc. On or prior to the Closing Date and except as set forth on Annex X, the Borrower and its Subsidiaries shall have received all necessary consents or waivers or amended, supplemented or otherwise modified, repaid or defeased their outstanding Indebtedness in a manner and on terms reasonably satisfactory to the Agent such that there exists no default or potential default with respect to such Indebtedness or under any note, evidence of indebtedness, mortgage, deed of trust, security document or other agreement relating to such Indebtedness and such indentures, notes, evidences of indebtedness, mortgages, deeds of trust or other agreements relating to such Indebtedness shall not, other than as set forth on Annex XI, contain any restriction on the ability of the Borrower or any of its Subsidiaries to enter into the Mortgages, Pledge Agreements or the granting of any Lien in favor of the Banks in connection therewith, or contain any financial covenants, agreements or tests applicable to the Borrower or any of its Subsidiaries. Annex VII sets forth a true list of all Liens other than Permitted Encumbrances on the property of the Borrower and its Subsidiaries as of the Closing Date.

            (Q)  Management Agreement and Employment Agreements.
Each of the Management Agreement and the Employment Agreements shall remain in full force and effect and shall be reasonably satisfactory to the Agent.

            (R) Security Documents and Guarantees. The Security Documents and Guarantees shall have been duly executed and delivered by the respective parties thereto and there shall have been delivered to the Agent (i) certificates representing all Pledged Securities, together with executed and undated stock powers and/or assignments in blank, (ii) evidence of the filing and due execution of appropriate financing statements under the provisions of the UCC, applicable domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate to grant to the Agent a perfected first priority Lien in such Collateral superior to and prior to the rights of all third persons and subject to no other Liens other than Prior Liens, (iii) certified copies of Requests for Information (Form UCC-11 or the equivalent), or equivalent reports or lien search reports listing all effective financing statements which name Holdings, the Borrower or any domestic Subsidiary of the Borrower as debtor and which are filed in those jurisdictions in which any of the Collateral is located and the jurisdictions in which Holdings', the Borrower's and each such Subsidiary's principal place of business is located, none of which, except as set forth in the applicable Security Documents, shall encumber the Collateral covered or intended or purported to be covered by the Security Documents, and (iv) evidence that arrangements have been made for the prompt completion of all recordings and filings of each Security Document related to Mortgaged Real Property and delivery to the Agent of such other security and other documents as may be necessary or, in the reasonable opinion of Agent, desirable to perfect the Liens created, or purported or intended to be created, by the Security Documents.

            (S) Consents, Etc. All material governmental and third party approvals and consents (including, without limitation, all material approvals and consents required in connection with any environmental statutes, rules or regulations), if any, in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein or therein to be completed on or before the Closing Date shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes, in the judgment of the Agent or the Required Banks, materially adverse conditions upon the consummation of the Refinancing. There shall not exist any adverse judgment, order, injunction or other restraint issued or filed with respect to the making of the Loans hereunder or the consummation of the Refinancing.

            (T) Borrowing Base Certificate. Prior to the initial Revolving Loan, the Agent and the Banks shall have received and the Agent and the Required Banks shall be satisfied (both as to form and substance) with a pro forma Borrowing Base Certificate which shall be prepared as of a date prior to the Closing Date and which shall indicate that the Borrowing Base on the Closing Date will exceed the initial Borrowings under the Revolving Portion by not less than $5,000,000.

            (U) Leases. All Capital Leases and Operating Leases of the Borrower outstanding immediately prior to the Refinancing shall remain outstanding after giving effect to the Refinancing, on terms satisfactory to the Agent.

            The acceptance of the proceeds of each Borrowing of Initial Loans shall constitute a representation and warranty by each Credit Party to each of the Banks that all of the applicable conditions specified above (in each case disregarding any reference therein that such condition be deemed satisfactory by the Agent and/or the Required Banks) have been satisfied or waived as of that time. All of the certificates, legal opinions and other documents and papers referred to in this Section 4.01, unless otherwise specified, shall be delivered to the Agent at the Agent's Office (or such other location as may be specified by the Agent) for the account of each of the Banks and in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to the Agent.

            4.02  Conditions Precedent to All Loans.  The
obligation of the Banks to make all Loans (which term shall not include a conversion or continuation of a Loan) is subject, at the time of each such Loan, to the satisfaction of the following conditions:

            (A) Effectiveness. This Agreement shall have become effective as provided in Section 11.10.

            (B) No Default; Representations and Warranties. At the time of the making of each Loan and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties made by any Credit Party contained herein or in the other

      Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of such Loan, unless such representation and warranty expressly indicates that it is being made as of any other specific date in which case on and as of such other date.

            (C) Documentation and Opinions of Counsel. The Agent shall have received such documentation and opinion or opinions, addressed to each of the Banks, from counsel to each Credit Party as may be reasonably required, with reasonable notice under the circumstances, by, and shall be reasonably satisfactory to the Agent, from (i) such counsel to each Credit Party as reasonably requested by the Agent and (ii) appropriate local counsel, which opinions shall cover such matters as reasonably requested by, and be in form and substance reasonably satisfactory to, the Agent.

            (D) Margin Rules. On the date of each Borrowing of Loans, neither the making of any Loan nor the use of the proceeds thereof will violate the provisions of Regulation G, T, U or X of the Board of Governors of the
      Federal Reserve System.

            (E)  Borrowing Base Certificate.  The Agent and the
      Required Banks shall have received and shall be reasonably satisfied (both as to form and substance) with the Borrowing Base Certificate last delivered to the Banks.

            The acceptance of the proceeds of each Borrowing of Loans shall constitute a representation and warranty by each Credit Party to each of the Banks that all of the applicable conditions specified in Section 4.02 (in each case disregarding any reference therein that such condition be deemed satisfactory by the Agent and/or the Required Banks) have been satisfied or waived.

            All of the certificates, legal opinions and other documents and papers referred to in this Section 4.02, unless otherwise specified, shall be delivered to the Agent at the Agent's Office (or such other location as may be specified by the Agent) for the account of each of the Banks and in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to the Agent.

            4.03 Conditions Precedent to All Letters of Credit. The right of the Borrower to obtain the issuance of any Letter of Credit that the relevant Issuing Bank determines to issue in its sole discretion hereunder is subject to prior or concurrent satisfaction of all of the following conditions:

            (A) Required Documentation. On or prior to the date of issuance of a Letter of Credit, the Agent shall have received, in accordance with the provisions of Sec-tion 1.13(B), a request for issuance with respect to such Letter of Credit (the furnishing by the Borrower of each such request for issuance shall be deemed to constitute a representation and warranty of the Borrower to the effect that the conditions set forth in Section 4.02 (in each case disregarding any reference therein that such condition be deemed satisfactory by the Agent and/or the Required Banks) are satisfied as of the date of delivery and will be satisfied on the relevant date of issuance), all other information specified in Section 1.13(B), and such other documents as the Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit.

            (B) Conditions. On the date of issuance of each such Letter of Credit, all conditions precedent described in Section 4.02 shall be satisfied to the same extent as though the issuance of such Letter of Credit were the making of a Revolving Loan.

            SECTION 5.  Representations, Warranties and
Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans provided for herein, each of Holdings and the Borrower makes the following representations and warranties to, and agreements with, the Banks, all of which shall survive the execution and delivery of this Agreement and the making of the Loans (with the execution and delivery of this Agreement and the making of each Loan thereafter being deemed to constitute a representation and warranty that the matters specified in this Section 5 are true and correct in all material respects both before and after giving effect to the Refinancing and the related transactions and as of the date of each such Loan unless such representation and warranty expressly indicates that it is being made as of any specific date):

            5.01 Corporate Status. Each Credit Party (i) is a duly organized and validly existing corporation in good stand-ing under the laws of the jurisdiction of its organization;
(ii) has the corporate or other organizational power and authority and, other than as set forth on Annex X, has obtained all requisite governmental licenses, authorizations, consents and approvals to own and operate its property and assets and to transact the business in which it is engaged and presently proposes to engage including, without limitation, those in compliance with or required by the Environmental Laws except as described in Annex XII hereto and except for those governmental licenses, authorizations, consents or approvals the failure of which to be so obtained would not have a Materially Adverse Effect and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Materially Adverse Effect.

            5.02  Corporate Power and Authority; Business.
(a) Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and except as such enforceability may be limited by the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (b) Holdings was incorporated on May 10, 1995 and the Borrower was incorporated as Aminco, Inc. in Delaware on March 20, 1990. Prior to the Closing Date, Holdings will not have engaged in any business or incurred any liabilities except for activities, expenses and liabilities incident to its organization and to the carrying out of the transactions contemplated by the Credit Documents and the Holdings IPO.

            5.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality,
(ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party or its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, material agreement or other material instrument to which any Credit Party or its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the charter or by-laws of any Credit Party or its Subsidiaries, except, in each such case, where such contravention, conflict, inconsistency, breach, default, creation, imposition, obliga-tion or violation does not have a Materially Adverse Effect.
The consummation of the Refinancing and the terms of the financing in connection therewith will not conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of Holdings or the Borrower or any of their respective
Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, material instrument or material agreement relating to Indebtedness for borrowed money or the equivalent thereof or other material agreement to which Holdings or the Borrower or any of their respective Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject, except, in each such case, where such conflict, inconsistency, breach, default, creation, imposition or obligation does not have a Materially Adverse Effect.

            5.04 Litigation. Except as set forth on Annex IX, there are no actions, judgments, suits or proceedings pending or, to Holdings' or the Borrower's knowledge, threatened in any court of competent jurisdiction with respect to any Credit Party or its Subsidiaries that are, individually or in the aggregate, likely to have a Materially Adverse Effect.

            5.05 Use of Proceeds. (a) All the proceeds of all Term Loans to be made hereunder shall be utilized to provide a portion of the financing required to consummate the Refinancing and to pay related fees and expenses.

            (b) Up to $5,000,000 of the proceeds of Revolving Loans may be used by the Borrower on the Closing Date to provide a portion of the financing required to consummate the Refinancing and to pay related fees and expenses and the remaining proceeds of Revolving Loans may be utilized to finance the ongoing working capital requirements of the Borrower and its Subsidiaries and for general corporate purposes.

            (c) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

            5.06 Governmental Approvals, etc. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any third party or any foreign or domestic Governmental Authority (other than those orders, consents, approvals, licenses, authorizations or validations which, if not obtained or made, would not have a Materially Adverse Effect or which have previously been obtained or made and except for filings to perfect security interests granted pursuant to the Security Documents) is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or the transactions contemplated therein or
(ii) the legality, validity, binding effect or enforceability of any Credit Document. At the time of the making of the Initial Loans, there does not exist any judgment, order, injunction or other restraint issued or filed with respect to the consummation of the Refinancing or the making of Loans or the performance by the Credit Parties of their obligations under the Credit Documents.

            5.07  Investment Company Act.  None of Holdings, the
Borrower or their respective Subsidiaries is, or will be after giving effect to the transactions contemplated hereby, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment
Company Act of 1940, as amended.

            5.08 Public Utility Holding Company Act. None of Holdings, the Borrower or their respective Subsidiaries is, or will be after giving effect to the transactions contemplated hereby, a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            5.09 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Holdings, the Borrower or any of their Subsidiaries in writing to any Bank (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is (or was, on the date of making the Initial Loans), and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Person in writing to any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided. The projections and pro forma financial information contained in such materials are based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made. There is no fact known to any Credit Party which has a Materially Adverse Effect which has not been disclosed herein or in such other documents, certificates and written statements furnished to the Banks for use in connection with the transactions contemplated hereby.

            5.10 Holdings IPO; Repayment of Subordinated Debt. At the time of making the Initial Loans, the Holdings IPO shall concurrently be consummated, and the Senior Subordinated Notes, the Subordinated Notes and the Junior Subordinated Notes shall have concurrently been purchased and cancelled.

            5.11 Financial Condition; Financial Statements; Projections. (a) No Credit Party is entering into the arrangements contemplated hereby and by the other Credit Documents, or intends to make any transfer or incur any obligations hereunder or thereunder with actual intent to hinder, delay or defraud either present or future creditors.
On and as of the Closing Date, on a pro forma basis after giving effect to the Refinancing and to all Indebtedness incurred and Liens and Guarantees created, or to be created, by each Credit Party in connection with the Refinancing, (w) the Borrower does not expect that final judgments against any Credit Party in actions for money damages with respect to pending or threatened litigation will be rendered at a time when, or in an amount such that, such Credit Party will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered and the cash available to each Credit Party, after taking into account all other anticipated uses of the cash of such Credit Party (including the payments on or in respect of debts
(including their Contingent Obligations)); (x) no
Credit Party will have incurred or intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received by such Credit Party from any source, and amounts to be payable on or in respect of debts of such Credit Party and the amounts referred to in the preceding clause
(w)); (y) each Credit Party, after taking into account all other anticipated uses of the cash of such Credit
Party, anticipates being able to pay all amounts on or in respect of debts of such Credit Party when such amounts are required to be paid; and (z) each Credit
Party will have sufficient capital with which to conduct its present and proposed business and the property of such Credit Party does not constitute unreasonably small capital with which to conduct its present or proposed business. For purposes of this
Section 5.11, "debt" means any liability on a claim, and "claim" means a (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. On the date of each Borrowing (and after giving effect to all Borrowings as of such date), the representations set forth in this Section 5.11(a) shall be true and correct with respect to each Credit Party on such date.

            (b) The Borrower has heretofore delivered to the Banks the consolidated audited financial statements including a balance sheet as at March 31, 1996 and statements of income and shareholders' equity and cash flows of the Borrower and its consolidated Subsidiaries for the fiscal year ended March 31, 1996. All the financial statements referred to in the preceding sentence were prepared in accordance with GAAP consistently applied. Such financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its consolidated Subsidiaries for each of the periods covered thereby. There has also been delivered the pro forma (after giving effect to the Refinancing) consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at March 31, 1996, which presents a good faith estimate of the consolidated pro forma financial condition of the Borrower and its consolidated Subsidiaries at the date thereof, and interim financial statements for the Borrower and its consolidated Subsidiaries through August 31, 1996. Except as contemplated hereby, since March 31, 1996 (on a pro forma basis after giving effect to the Refinancing) no event or events have occurred that are likely to have a Materially Adverse Effect.

            (c) There have heretofore been delivered to the Banks pro forma consolidated income projections for the Borrower and its Subsidiaries, pro forma consolidated balance sheet projections for the Borrower and its Subsidiaries and pro forma consolidated cash flow projections for the Borrower and its Subsidiaries, all for the fiscal years ending December 31, 1996 through December 31, 2001, inclusive, as well as such financial projections on a monthly basis for each of the monthly periods from the Closing Date through December 31, 1996 (the "Projected Financial Statements"), which give effect to the Refinancing and all Indebtedness and Liens incurred or created in connection with the Refinancing. The Projected Financial Statements are based on estimates and assumptions which are believed by the Borrower in good faith to be reasonable in light of the conditions which existed at the time of their preparation as to the future financial performance of the Borrower.

            (d) As of the Closing Date, except as adequately reflected or reserved against in the financial statements and the notes thereto described in Section 5.11(b) or as set forth in Annexes IX, XII and XVI, there were no liabilities or obligations with respect to Holdings, the Borrower or any of their respective Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, would be material to Holdings, the Borrower or any of their respective Subsidiaries, except as incurred by any Credit Party in connection with the Refinancing. As of the Closing Date, the Borrower knows of no basis for the assertion against Holdings, the Borrower or any of their respective Subsidiaries of any liability or obligation of any nature whatsoever that is not adequately reflected in the financial statements described in
Section 5.11(b) or (c) or otherwise disclosed herein, except as incurred by any Credit Party in connection with the Refinancing, which, either individually or in the aggregate, could reasonably be expected to be material to Holdings, the Borrower or any of their respective Subsidiaries.

            5.12 Security Interests. At all times after the execution of the Security Documents, the Security Documents create, in favor of the Collateral Agent for the benefit of the Banks, as security for the obligations purported to be secured thereby, a valid and enforceable perfected first priority security interest in and Lien upon all of the Collateral, superior to and prior to the rights of all third persons and subject to no Liens, except Prior Liens applicable to such Collateral. The mortgagor under each Mortgage has good and marketable title to the Mortgaged Real Property free and clear of all Liens other than Prior Liens and Liens expressly permitted by the applicable Mortgage. The respective pledgor or assignor, as the case may be, has (or on and after the time it executes the respective Security Document, will have) good and marketable title to all items of Collateral (other than the Mortgaged Real Property) covered by such Security Document free and clear of all Liens except Prior Liens and Liens expressly permitted by the applicable Security Document. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made prior to or contemporaneously with the execution and delivery thereof.

            5.13 Tax Returns and Payments. Except as set forth on Annex XIII hereto, each Credit Party has filed all material tax returns required to be filed by it and has paid all mater-ial taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established. Except as set forth on Annex XIII hereto, each Credit Party has paid, or has provided adequate reserves (in accordance with GAAP) for the payment of, all material federal, state, local and foreign income taxes (including, without limitation, franchise taxes based upon income) applic-able for all prior fiscal years and for the current fiscal year to the date hereof. The Borrower knows of no proposed tax assessment against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Materially Adverse
Effect which is not being actively contested in good faith by such Person to the extent affected thereby in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

            5.14  ERISA.  (A)  Each Credit Party and its ERISA
Affiliates are in compliance with all applicable provisions of

ERISA and the regulations and published interpretations thereunder with respect to all employee benefit plans, Pension
Plans and Multiemployer Plans except for any failures to comply which, individually or in the aggregate, would not have a Materially Adverse Effect.

            (B)  No Termination Event has occurred or is
reasonably expected to occur with respect to any Pension Plan which resulted or would result in a liability to any Credit
Party or any ERISA Affiliate.

            (C) The sum of the amount of unfunded benefit liabilities (determined in accordance with Statement of Financial Accounting Standards No. 87) under all Title IV Plans (excluding each Title IV Plan with an amount of unfunded benefit liabilities of zero or less) is not more than $2,500,000. As of the Closing Date, there are no unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) under any Title IV Plans.

            (D) As of the Closing Date, no Credit Party nor any ERISA Affiliate has any obligation to contribute to or any liability or potential liability (including, but not limited to, actual or potential withdrawal liability) with respect to any employee benefit plan of the type described in Sections
4063 and 4064 of ERISA or in Section 413(c) of the Code. Each Credit Party and their ERISA Affiliates have complied in all material respects with the requirements of ERISA Section 515 with respect to each Multiemployer Plan. The aggregate potential withdrawal payments, as determined in accordance with Title IV of ERISA, of each Credit Party and their ERISA Affiliates with respect to all Multiemployer Plans does not exceed $2,500,000. No Credit Party nor any ERISA Affiliate has incurred or reasonably expects to incur any withdrawal liability under Section 4201 et seq. of ERISA to any Multiemployer Plan or any employee benefit plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413(c) of the Code.

            (E) No Credit Party nor any ERISA Affiliate has incurred any accumulated funding deficiency (whether or not waived) with respect to any Pension Plan.

            (F) No Credit Party nor any ERISA Affiliate has or reasonably expects to become subject to a Lien in favor of any Pension Plan under Section 302(f) or 307 of ERISA or
Section 401(a)(29) or 412(n) of the Code.

            (G) Assuming that no portion of the Loans to be advanced hereunder is attributable, directly or indirectly, to the assets of any employee benefit plan, the execution, performance and delivery of the Credit Documents by any party thereto will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code for which an exemption therefrom is not available.

            As used in this Section 5.14, the term "accumulated funding deficiency" has the meaning specified in Section 302 of ERISA and Section 412 of the Code, and the term "employee benefit plan" has the meaning specified in Section 3(3) of ERISA.

            5.15 Subsidiaries. Annex IV hereto lists each direct and indirect Subsidiary of Holdings existing on the Closing Date.

            5.16 Patents, etc. Each Credit Party owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, servicemarks, servicemark applications, trade names, copyrights, trade secrets and know how (collectively, the "Intellectual Property"), that are necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted. No claim is pending or, to the best of the Borrower's knowledge, threatened to the effect that the Borrower or any of its Subsidiaries infringes upon the asserted rights of any other person under any Intellectual Property, and to the best of the Borrower's knowledge there is no basis for any such claim (whether or not pending or threatened), in each case where such claim could reasonably be expected to have a Materially Adverse Effect. No claim is pending or, to the best of the Borrower's knowledge, threatened to the effect that any such Intellectual Property owned or licensed by the Borrower or any of its Subsidiaries or which the Borrower or any of its Subsidiaries otherwise has the right to use is invalid or unenforceable by the Borrower or such Subsidiary, and, to the best of the Borrower's knowledge, there is no basis for any such claim (whether or not pending or threatened), in each case where such claim could reasonably be expected to have a Materially Adverse Effect.

            5.17 Compliance with Laws, etc. Except as set forth in Annex XVI hereto, each Credit Party is in material compliance with all material laws and regulations, including without limitation those relating to equal employment opportunity and employee safety but excluding Environmental
Laws (as to which

Section 5.22 is applicable), in all jurisdictions in which it is presently doing business, and each Credit Party will comply and cause each of its Subsidiaries to comply with all such laws and regulations which may be imposed in the future in jurisdictions in which it or such Subsidiary may then be doing business in each such case other than those the non-compliance with which would not have a Materially Adverse Effect.

            5.18 Properties. The Borrower and each of its Subsidiaries have good and marketable title to and beneficial ownership of all their respective properties owned by them, including after the Closing Date all property reflected in the most recent balance sheet referred to in Section 5.11(b) and except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business, free and clear of all Liens, other than Prior Liens and Permitted Encumbrances. The Borrower and each Subsidiary thereof hold all material licenses, certificates of occupancy or operation and similar certificates and clearances of municipal and other authorities necessary to own and operate the Mortgaged Real Property in the manner and for the purposes currently operated by such party which if not obtained or maintained would have a material adverse effect upon the value of the Mortgaged Real Property. There are no actual defaults or defaults alleged in writing or, to the best knowledge of the Borrower, threatened defaults, in each case of a material nature with respect to any leases of real property under which the Borrower or any of its Subsidiaries is lessor or lessee.

            5.19 Securities. On the Closing Date, the common stock of the Borrower will be duly authorized, issued and delivered and will be fully paid, nonassessable and free of preemptive rights. There are not, as of the Closing Date and thereafter, any existing options, warrants, calls, subscriptions, convertible or exchangeable securities, rights, agreements, commitments or arrangements for any person to acquire any capital stock of the Borrower or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any such capital stock.

            5.20 Collective Bargaining Agreements. Set forth on Annex V hereto is a list and description (including dates of termination) of all collective bargaining or similar agreements between or applicable to the Borrower and its Subsidiaries as of the date hereof and any union, labor organization or other bargaining agent in respect of the employees of the Borrower and its Subsidiaries on the date indicated in Annex V hereto.

            5.21 Indebtedness Outstanding. Set forth on Annex III hereto is a complete list and description of all Indebted-ness of Holdings, the Borrower and their Subsidiaries (other than the Loans) that will be outstanding immediately after the Closing Date and set forth on Annex III hereto is a complete list and description of all Indebtedness of Holdings, the Borrower and their Subsidiaries that will be repaid, defeased, transferred or otherwise terminated on or prior to the Closing Date.

            5.22  Environmental Matters.

            (A) Except as set forth in Annex XII hereto, each of the Borrower and its Subsidiaries and the properties and assets used in its businesses (including the Real Properties) is in compliance in all material respects with all applicable Environmental Laws, which compliance includes, without limitation, the possession of all material licenses, permits, registrations and other governmental authorizations (collectively, "Environmental Authorizations") required under applicable Environmental Laws, and compliance in all material respects with the terms and conditions thereof, and there are no circumstances of a nature which may materially prevent or interfere with such compliance in the future. Except as set forth in Annex XII hereto, neither the Borrower nor any of its Subsidiaries has been notified by any Governmental Authority or, has any basis to believe, that any such Environmental Authorizations will be modified, suspended or revoked or cannot be renewed or otherwise maintained in the ordinary course of business. Except as set forth in Annex XII hereto, in the last five years, neither the Borrower nor any of its Subsidiaries has received any communication, whether from a Governmental Authority, citizen group, employee or otherwise, that alleges that the Borrower or any of its Subsidiaries or any of the properties or assets used in their respective businesses (including the Real Properties) is not in compliance with Environmental Laws.

            (B) Except as set forth in Annex XII hereto, there is no Environmental Notice that (i) is pending or, to the best knowledge of the Borrower or any of its Subsidiaries, threatened against the Borrower and its Subsidiaries or (ii) is pending or, to the best knowledge of the Borrower or any of its Subsidiaries, threatened against any Person whose liability for such Environmental Notice may have been retained or assumed by or could reasonably be imputed or attributed by law or contract to the Borrower or any of its Subsidiaries.

            (C) Except as set forth in Annex XII hereto, to the best knowledge of the Borrower and its Subsidiaries, there are no past or present actions, activities, circumstances, conditions, events or incidents arising out of, based upon, resulting from or relating to the operation, ownership or use of any properties or assets (including the Real Properties) currently or formerly owned, operated, leased or used by the Borrower or any of its Subsidiaries (or any predecessor in interest of any of them), including, without limitation, the emission, discharge, disposal or other release of any Hazardous Materials in or into the Environment, that (i) could reasonably be expected to result in the incurrence of costs in excess of $50,000, individually, under Environmental Laws or (ii) could reasonably be expected to form the basis of any Environmental Notice against or with respect to the Borrower or any of its Subsidiaries, or against any person or entity whose liability for any Environmental Notice may have been retained or assumed by or could be imputed or attributed by law or contract to the Borrower or any of its Subsidiaries.

            (D) Except as set forth in Annex XII hereto, without in any way limiting the generality of the foregoing, (i) there are, and to the best knowledge of the Borrower and its Subsidiaries, have been, no underground storage tanks, or related piping, located on, at or under property (including the Real Properties) owned, operated, leased or used by the Borrower or any of its Subsidiaries (or any predecessor in interest of any of them), (ii) there are, and, to the best knowledge of the Borrower and its Subsidiaries, have been no polychlorinated biphenyls used or stored by the Borrower or any of its Subsidiaries, located on, at or under property
(including the Real Properties) owned, operated, leased or used by the Borrower or any of its Subsidiaries, (iii) there are and have been no properties (including the Real Properties) currently or formerly owned, operated, managed, leased or used by the Borrower or any of its Subsidiaries (or any predecessor in interest of any of them) at which Hazardous Materials generated, used, owned, managed, stored or controlled by the Borrower or any of its Subsidiaries (or any predecessor in interest of any of them) may have been disposed of or otherwise released into the Environment except such disposals or other releases which were both (a) in compliance with Environmental
Laws and Environmental Authorizations and (b) could not result in costs in excess of $50,000, individually, under Environmental Laws and (iv) there is no friable asbestos contained in or forming part of any building, building component, structure or office space owned, operated, leased or used by the Borrower or any of its Subsidiaries.

            (E) No Lien has been recorded under Environmental Laws with respect to any properties, assets or facilities (including the Real Properties) owned, operated, managed, leased or used by the Borrower or any of its Subsidiaries.

            (F) Prior to the Closing Date, the Borrower and each of its Subsidiaries shall have made all notifications, registrations and filings in accordance with all applicable
State and Local Real Property Disclosure Requirements, including, without limitation, the use of forms provided by state or local agencies, where such forms exist, whether to the Agent or to, or with, the state or local agency, provided, that where such notification, registration or filing was made to, or with, a state or local agency, a copy of such notification, registration or filing shall be provided to the Agent prior to the Closing Date.

            5.23 Environmental Investigations. All material environmental investigations, studies, audits, assessments or reviews conducted of which the Borrower is in possession in relation to the current or prior business of the Borrower or any Subsidiary or any Real Property or facility now or previously owned, operated, leased, used or controlled by the Borrower or any Subsidiary, including, without limitation those relating to compliance with or liability under any Environmental Law, have been delivered to the Agent through its attorneys, Cahill Gordon & Reindel.

            5.24 Fine Products Company. As of the date of this Agreement and as of the Closing Date, Fine Products Company, a Georgia corporation ("Fine Products"), has capital of $113,000 and has no other assets or, to the best of the Borrower's knowledge, liabilities of any kind (other than its rights and obligations under the Purchase Agreement dated as of February
1, 1994 between Fine Products, Aminco Delaware and Gilliam
Candy Co., Inc., and certain tax attributes). There are no actions, claims, judgments, suits or proceedings pending or, to the Borrower's knowledge, threatened in any court of competent jurisdiction with respect to Fine Products and the Borrower is not aware of any facts or circumstances which would provide the basis for the assertion against Fine Products of any such actions, claims, suits or proceedings.

            SECTION 6. Affirmative Covenants. The Borrower covenants and agrees that on the Closing Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated and the Loans together with interest, fees and all other Obligations incurred hereunder are paid in full (except as otherwise agreed or consented to or waived, in writing, by the Required Banks):

            6.01 Information Covenants. The Borrower will furnish or cause to be furnished to the Agent, who will distribute copies to each Bank:

            (a) As soon as available and in any event within 90 days after the close of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, of shareholders' equity and of cash flows for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal year and a report on such consolidated balance sheets and financial statements by independent certified public accountants of recognized national standing, which report shall not be qualified as to the scope of audit or as to the status of the Borrower and its Subsidiaries as a going concern and shall state that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for such changes with which the independent certified public accountants concur) and the examination by such accountants was conducted in accordance with generally accepted auditing standards.

            (b) As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income, of shareholders' equity and of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, setting forth in comparative form the same information for the corresponding periods of the prior fiscal year, together with a brief narrative discussion and analysis prepared by management describing the Borrower's results of operations for such fiscal quarter.


            (c) As soon as practicable and in any event within 30 days after the end of the first full month ending after the Closing Date and each month thereafter, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such period and (ii) the related consolidated statements of income and cash flows of the Borrower each in the form customarily prepared by management, in each case for such fiscal month and for the period from the beginning of the then current fiscal year to the end of such fiscal month, setting forth in comparative form the same information for the corresponding periods of the prior fiscal year (including a comparison of such monthly financial results against the budgets required to be submitted pursuant to sub-section (e) hereof, together with a brief narrative discussion and analysis prepared by management describing the Borrower's results of operations for such fiscal month.

            (d) Together with each delivery of financial statements of the Borrower and its Subsidiaries pursuant to subsection (a) above, a written statement by the independent public accountants giving the report thereon
      (i) stating that their audit examination has included a review of the terms of Sections 7.04, 7.05, 7.07 (as to the Borrower only) and 7.09 through 7.11 (inclusive) of this Agreement as they relate to accounting matters but without having conducted any special auditing procedures in connection therewith, (ii) stating whether, in connection with their audit examination, any condition or event which constitutes a Default or Event of Default has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of their audit examination, and (iii) stating that based on their audit examination nothing has come to their attention which causes them to believe that as of the end of such fiscal year of the Borrower there existed a Default or an Event of Default related to the breach of any covenant set forth in Sections 7.04, 7.05, 7.07 (as to the Borrower only) and 7.09 through 7.11 (inclusive), as they relate to accounting matters, and if such a condition or event has come to their attention, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto.

            (e) Prior to the commencement of each fiscal year, annual budgets of the Borrower and its Subsidiaries in reasonable detail for each month of such fiscal year, as customarily prepared by management for its internal use, setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based. Together with each delivery of financial statements pursuant to
      Section 6.01(c), a comparison of the current year to date financial results against the budgets required to be submitted pursuant to this subsection (e) shall be presented.

            (f) At the time of the delivery of the financial statements provided for in Sections 6.01(a), (b) and (c), a certificate of the chief executive officer, chief financial officer, controller, chief accounting officer or other Authorized Officer of the Borrower to the effect that such financial statements are true and complete in all material respects and that no Default or Event of Default exists, or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall, with respect to the financial statements provided for in Section 6.01(c), at the time of delivery of such statements for the months ended
      September 30, December 31, March 31 and June 30, beginning with the month ended December 31, 1996, be accompanied by a Compliance Certificate in a form reasonably acceptable to the Agent setting forth the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the covenants in this Agreement (including without limitation the covenants set forth in Sections 7.09 through 7.11 (inclusive)) as at the end of such fiscal period or year, as the case may be.

            (g) Promptly upon receipt thereof, a copy of each annual "management letter" submitted to the Borrower by its independent accountants in connection with any annual audit made by them of the books of the Borrower or any of its Subsidiaries.

            (h) Promptly upon their becoming available, copies of all consolidated financial statements, reports, notices and proxy statements sent or made available generally by the Borrower or any Subsidiary of the Borrower to its security holders (other than to the Borrower or another Subsidiary), of all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Borrower or any of its Subsidiaries with any securities exchange or with the SEC and of all press releases and other statements made available generally by the Borrower or any Subsidiary of the Borrower to the public concerning material developments in the business of the Borrower and its Subsidiaries.

            (i) Promptly upon any Senior Officer obtaining knowledge (w) of any condition or event which constitutes a Default or Event of Default, or becoming aware that any Bank has given any written notice or taken any other action with respect to a claimed Default or Event of Default under this Agreement, (x) that any Person has given any written notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 8.04, or (y) of a material adverse change in the business, operations, properties, assets, nature of assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed Default, Event of Default, event or condition, or material adverse change, and what action the Borrower has taken, is taking and proposes to take with respect thereto.

            (j) (i) Promptly upon any Senior Officer obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting Holdings, the Borrower or any of its Subsidiaries or any property of Holdings, the Borrower or any of its Subsidiaries not previously disclosed to the Banks, which action, suit, proceeding, governmental investigation or arbitration seeks (or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which seek) recovery from Holdings, the Borrower or any of its Subsidiaries aggregating $500,000 or more (exclusive of claims covered by insurance policies of Holdings, the Borrower or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims), the Borrower shall give notice thereof to the Banks and provide such other information as may be reasonably available to enable the Banks and their counsel to evaluate such matters; (ii) as soon as practicable and in any event within 45 days after the end of each fiscal quarter, the Borrower shall provide a report to the Banks covering any institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration (not previously reported) against or affecting Holdings, the Borrower or any of its Subsidiaries or any property of Holdings, the Borrower or any of its Subsidiaries not previously disclosed to the Banks, which action, suit, proceeding, governmental investigation or arbitration seeks (or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which seek) recovery from Holdings, the Borrower or any of its Subsidiaries aggregating $250,000 or more (exclusive of claims covered by insurance policies of Holdings, the Borrower or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims), and shall provide such other information at such time as may be reasonably available to enable the Banks and their counsel to evaluate such matters; (iii) in addition to the requirements set forth in clauses (i) and (ii) of this Section 6.01(j), the Borrower upon request shall promptly give notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered to the Banks pursuant to clause (i) or (ii) above to the Banks and provide such other information as may be reasonably available to it to enable the Banks and their counsel to evaluate such matters and (iv) promptly upon any Senior Officer obtaining knowledge of any material dispute in respect of or the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration in respect of any material contract of the Borrower or any of its Subsidiaries, the Borrower shall give notice thereof to the Banks and shall provide such other information as may be reasonably available to enable the Banks and their counsel to evaluate such matters.

            (k) Within 90 days of the last day of each fiscal year of the Borrower, a summary report, substantially in the form of Annex VI hereto, outlining all material insurance coverage maintained as of the date of such report by the Borrower and its Subsidiaries and outlining all material insurance coverage planned to be maintained by the Borrower and its Subsidiaries in the subsequent fiscal year.

            (l) To the extent reasonably requested by the Agent, as soon as practicable and in any event within ten
      Business Days of the later of such request and the making of any such amendment or waiver, copies of amendments or waivers with respect to Indebtedness of the Borrower or any of its Subsidiaries.

            (m) The Borrower shall provide to the Agent prior to the Closing Date a consolidated plan, substantially in the form of Exhibit P hereto, for the remainder of the fiscal year ending December 31, 1996, and the Borrower shall provide to the Agent on or prior to December 31, 1996 and each December 31 thereafter a consolidated plan, substantially in the form of Exhibit P hereto, for each month in the current fiscal year and a consolidated plan, substantially in the form of Exhibit P hereto, for the next succeeding five fiscal years, in each case prepared in accordance with the Borrower's normal accounting procedures (and which will represent management's reasonable estimate of the Borrower's projected performance during such periods) applied on a consistent basis, including, without limitation, (i) forecasted consolidated balance sheets, consolidated statements of operations, of stockholders' equity and of cash flows of the Borrower and its Subsidiaries on a consolidated basis for such periods, (ii) the amount of forecasted capital expenditures for such fiscal periods, and (iii) forecasted compliance with Sections 7.09-7.11; provided that if any such forecast indicates that the Borrower may not be in compliance with any provision of this Agreement at some future date, such forecast shall not constitute a Default or an Event of Default or anticipatory or other breach thereof.

            (n) Within fifteen (15) days after the last Business Day of each month, the Borrower shall deliver to Agent for distribution to each Bank a borrowing base certificate in the form of Exhibit M hereto (the "Borrowing Base Certificate") detailing the Borrower's Eligible Accounts Receivable and Eligible Inventory as of the last day of such month, certified as complete and correct on behalf of the Borrower by a Senior Officer or any other Authorized

      Officer. In addition, each Borrowing Base Certificate shall have attached to it such additional schedules and/or other information as the Agent may reasonably request. If the Borrower fails to deliver any such Borrowing Base Certificate within twenty-five (25) days after the end of any such month, then the Borrower's Borrowing Base shall be deemed to be $0 until such time as the Borrower shall deliver such required Borrowing Base Certificate.

            (o) (i) On or prior to the Closing Date and within 90 days after the commencement of each fiscal year, a complete and accurate list of the officers and directors of the Borrower and (ii) within 30 days of any change in personnel affecting the accuracy of such list, a notice specifying such change in personnel.

            (p)  With reasonable promptness, such other
      information and data with respect to the Borrower or any of its Subsidiaries or any other similar entity in which the Borrower or any Subsidiary has an investment, as from time to time may be reasonably requested by any Bank and may be reasonably available to the Borrower.

            (q) The Borrower shall deliver to the Agent, within 15 days after filing with the SEC, copies of Holdings' annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which is filed by Holdings with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within the time periods prescribed under such rules and regulations. In addition, the Borrower shall cause Holdings' annual reports to shareholders and any quarterly or other financial reports furnished by Holdings to shareholders generally to be filed with the Agent.

            6.02 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, keep true books of records and accounts in which full and correct entries will be made of all their business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP. The Borrower will, and will cause each of its Subsidiaries to, permit, upon reasonable prior notice to the chief financial officer, controller, chief accounting officer or any other Authorized Officer of the Borrower, officers and designated representatives of the Agent or any Bank to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries in whomsoever's possession, and to examine the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants (in the presence of such officers), all at such reasonable times during regular business hours and intervals and to such reasonable extent as the Agent or any Bank may reasonably request.

            6.03 Maintenance of Property; Insurance. (a) The Borrower will, and will cause each of its Subsidiaries to, exercise commercially reasonable efforts to maintain or cause to be maintained in good repair, working order and condition (subject to normal wear and tear) all properties used in its businesses and from time to time will make or cause to be made all repairs, renewals and replacements thereof which the Borrower deems appropriate in its commercially reasonable judgment and will maintain and renew as necessary all licenses, permits and other clearances necessary in its commercially reasonable judgment to use and occupy such properties of the Borrower and each Subsidiary, as the case may be.

            (b) The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations to the extent that such types and such amounts of insurance are available at commercially reasonable rates. The Borrower will, and will cause each of its Subsidiaries to, furnish to each Bank, upon reasonable request, information as to the insurance carried, and will not cancel any such insurance without the consent of the Required Banks.

            (c) Without limiting subsection 6.03(b) above, the Borrower will, and will cause each of its Subsidiaries to, maintain in full force the insurance coverages specified in the Mortgages and the other Security Documents.

            6.04 Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries or cause a failure or forfeiture of title thereto; provided that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings timely instituted and diligently conducted if it has maintained adequate reserves with respect thereto in accordance with GAAP.

            6.05 Corporate Franchises. The Borrower will do, and will cause each Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, rights and authority, except where such failure to keep in full force and effect such rights and authority would not have a Materially Adverse Effect.

            6.06 Compliance with Statutes, etc. The Borrower will, and will cause each Subsidiary to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property, other than non-compliance which would not have a Materially Adverse Effect; provided that with respect to non-compliance with Environmental Laws which is disclosed in Annex XII hereto, the Borrower will, and will cause each Subsidiary to, comply with such Environmental Laws as soon as practicable.

            6.07 ERISA. The Borrower will furnish to the Agent, who will distribute to each of the Banks:

            (a) promptly upon the Borrower's knowing or having reason to know of the occurrence of any (i) Termination Event, or (ii) "prohibited transaction," within the meaning of Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, which in the case of all such events described in clause (i) or (ii) results or could reasonably be expected to result in a liability of a Credit Party or its ERISA Affiliates in the aggregate in excess of $200,000, a written notice specifying the nature thereof, what action the Credit Party or its ERISA Affiliates have taken, are taking or propose to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor, PBGC or Multiemployer Plan with respect thereto.

            (b) with reasonable promptness, copies of (i) all notices received by a Credit Party or any of its ERISA Affiliates of PBGC's intent to terminate any Title IV Plan or to have a trustee appointed to administer any Title IV Plan, the notice of which event is required pursuant to the preceding paragraph (a); (ii) upon the request of the Agent each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by a Credit Party or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan for which Schedule B is required; (iii) upon the request of the Agent, the most recent actuarial valuation report for each Title IV Plan; and (iv) all notices received by the Credit Parties or any of their ERISA Affiliates from a Multiemployer Plan concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA, the notice of which event is required pursuant to the preceding paragraph (a).

            6.08 Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform in all material respects all of its obligations under the terms of each mortgage, indenture, security agreement, other debt instrument and material contract by which it is bound or to which it is a party, except where such nonperformance would not have a Materially Adverse Effect.

            6.09 End of Fiscal Years; Fiscal Quarters. As of December 31, 1996, the Borrower will, for financial reporting purposes, and will cause each of its Subsidiaries to, have its
(i) fiscal years end on December 31, and (ii) fiscal quarters end on or about March 31, June 30, September 30 and Decem-ber 31.

            6.10  Use of Proceeds.  All proceeds of the Term
Loans and Revolving Loans shall be used as provided in Sec-tion 5.05.

            6.11 Equal Security for Loans and Notes; No Further Negative Pledges. (a) If the Borrower or any of its Subsidiaries shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired and whether or not such property or assets constitutes Collateral, other than Permitted Encumbrances (unless prior written consent to the creation or assumption thereof shall have been obtained from the Agent and the Required Banks), it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such Indebtedness shall be secured; provided that this covenant shall not be construed as consent by the Agent and the Required Banks to any violation by the Borrower of the provisions of Section 7.03.

            (b) Except with respect to prohibitions against other encumbrances on specific property encumbered to secure payment of particular Indebtedness permitted hereunder (which Indebtedness relates solely to the acquisition or improvement of such specific property) neither the Borrower nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

            6.12 Lender Meeting. The Borrower will participate in a meeting of the Banks once during each fiscal year (commencing with the fiscal year ending March 31, 1997) to be held at a location and a time selected by the Borrower and reasonably acceptable to the Agent unless the Required Banks determine in their sole discretion that such meeting is unnecessary and so inform the Borrower.

            6.13 Pledge of Additional Collateral. Concurrently with the execution and delivery by any Subsidiary of a Subsidiary Guarantee, the Borrower will cause such Subsidiary to take all necessary action to grant the Collateral Agent a perfected first Lien in all of the real and personal property of such Subsidiary (to the extent permitted by applicable law) to secure the payment and performance of the Obligations and such Subsidiary's obligations and liabilities under its Subsidiary Guarantee; and promptly, and in any event within 30 days after the acquisition of assets of a type that, but for the fact that such assets shall have been acquired after the Closing Date, would have constituted Collateral, the Borrower will, and will cause each of its Subsidiaries to, take all necessary action to grant the Collateral Agent a perfected first Lien in such newly acquired assets (such personal property and assets of a Subsidiary executing a Subsidiary Guarantee and such newly acquired assets are referred to herein collectively as the "Additional Collateral"). Such action to be taken by the Borrower and the Subsidiaries shall include, without limitation, the execution and delivery of security agreements, and/or supplements thereto, and other instruments and documents, all in form and substance reasonably satisfactory to the Collateral Agent, the filing of appropriate financing statements under the provisions of the UCC, applicable domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate, and the delivery of such opinions of counsel with respect to the foregoing as the Collateral Agent shall reasonably require; provided this Section 6.13 shall not apply to any assets subject to Liens permitted under
Section 7.03(i). Furthermore, promptly, and in any event within 30 days, after the acquisition of an interest in Real Property within the United States not held as of the Closing Date (the "Additional
Real Property"), the Borrower will, and will cause such of its Subsidiaries acquiring such an interest to, take such actions and execute such documents as the Agent shall reasonably require to confirm the Lien of a Mortgage (including, without limitation, satisfaction of the conditions set forth in Sections
4.01(C)(ii) and (L)), or execute a new Mortgage, with respect to such Additional Real Property. All costs and expenses arising from any action taken by the Agent or any Bank in connection with the pledge of Additional Collateral or Additional Real Property pursuant to this Section 6.13, including, without limitation, reasonable costs of counsel for the Agent, shall be payable by the Borrower to the Agent or the Bank incurring such cost or expense within 10
Business Days after demand therefor. All agreements, instruments and documents executed or delivered pursuant to or in furtherance of this Section 6.13, and all amendments, modifications and supplements thereto from time to time entered into, are and shall be within the definition of "Security
Documents."

            6.14 Security Interests. The Borrower will, and will cause each of its Subsidiaries to, perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement) for filing in any appropriate jurisdiction under the provisions of the UCC, local law or any statute, rule or regulation of any applicable domestic jurisdiction which are necessary in order to maintain or confirm in favor of the Collateral Agent for the benefit of the Banks a valid and perfected Lien on the Collateral and any Additional Collateral, subject to no Liens except for Prior Liens and Liens permitted by the applicable Security Documents. The Borrower shall, as promptly as practicable after the filing of any financing statements, deliver to the Agent acknowledgment copies of, or copies of lien search reports confirming the filing of, financing statements duly filed under the UCC of all jurisdictions as may be necessary or, in the reasonable judgment of the Agent, desirable to perfect the Lien created, or purported or intended to be created, by each Security Document.

            6.15 Environmental Events. (i) The Borrower will, and will cause each of its Subsidiaries to, comply with any and all Environmental Laws, other than non-compliance which could not reasonably be expected to result in liability under Environmental Laws in excess of $250,000 individually or in the aggregate with any other liability under Environmental Laws; provided that with respect to non-compliance with Environmental Laws which is disclosed in Annex XII hereto, the Borrower will, and will cause each of its Subsidiaries to, comply with such Environmental Laws as soon as practicable.

           (ii) The Borrower will promptly give notice to the Agent upon determining the existence of (a) any violation of any Environmental Laws, (b) any Environmental Notice or (c) any release or threatened release of Hazardous Materials at, on, upon, under or from any of the Real Properties or any facility or equipment thereat in excess of a reportable quantity or allowable standard or level under any Environmental Laws, or in a manner and/or amount which could reasonably be expected to result in liability under any Environmental Laws, in each case in excess of $250,000 individually or in the aggregate with any other liability under any Environmental Laws (other than any such events disclosed in Annex XII).

          (iii) In the event of the presence of Hazardous Materials on any of the Real Properties which is in violation of, or which could reasonably be expected to result in liability under, any Environmental Laws, in each case in excess of $250,000 individually or in the aggregate with any other liability under any Environmental Laws, the Borrower or any of its Subsidiaries, upon discovery thereof, shall take appropriate steps to initiate and expeditiously complete all response, corrective and other action required under any Environmental Laws to mitigate and eliminate any such liability.

           (iv)  Accompanying each quarterly Compliance
Certificate required under Section 6.01(f) hereof, the Company shall include a statement of the status of each matter identified in Annex XII and each matter for which notice has been given under Section 6.15(ii) hereof indicating the action that has been taken, additional action required, and, to the extent practicable, an estimate of the completion date and future cost for each matter until each matter has been completely addressed.

            6.16  New Subsidiaries.  In addition to its
obligations with respect to Section 6.13, if, after the date hereof, the Borrower or any Subsidiary shall create or acquire any

Subsidiary, the Borrower shall, concurrently with the creation or acquisition of such Subsidiary, (i) cause such Subsidiary to execute and deliver to the Agent a Subsidiary Guarantee, substantially in the form of Exhibit R annexed hereto, guaranteeing the Borrower's Obligations hereunder and
(ii) take all necessary actions and execute such agreements, instruments and documents, including, without limitation, stock powers executed in blank, and deliver such opinions of counsel with respect thereto, as the Agent may reasonably require to cause all of the capital stock of such Subsidiary owned or controlled by the Borrower to be pledged to the Collateral Agent to secure the Borrower's Obligations hereunder such that the Collateral Agent has a valid and perfected first-priority security interest in such pledged capital stock.

            6.17 Repayment of Existing Subordinated Debt. Holdings and the Borrower hereby covenant and agree that concurrently with the closing of the Holdings IPO and the Refinancing, Holdings and the Borrower shall purchase, or cause to be purchased, each of the Senior Subordinated Notes, the Subordinated Notes and the Junior Subordinated Notes. Upon such purchase, each of such notes shall be cancelled.

            SECTION 7. Negative Covenants. The Borrower hereby covenants and agrees that as of the Closing Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated and the Loans together with interest, fees and all other Obligations incurred hereunder are paid in full (except as otherwise agreed or consented to or waived, in writing, by the Required Banks):

            7.01  Changes in Business.  Other than asset
dispositions permitted under Section 7.13, the Borrower will not, and will not permit any of its Subsidiaries to, materially alter its businesses from that conducted by the Borrower or such Subsidiary at the Closing Date and the business generally described in the prospectus relating to the Holdings IPO, and lines of business reasonably related thereto.

            7.02  Amendments or Waivers of Certain Documents.
The Borrower will not, and will not permit any of its Subsidiaries to, amend or otherwise change the terms of any Existing Debt.

            7.03 Liens. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien upon or with respect to any item constituting Collateral, whether now owned or hereafter acquired, except for the Lien of the Security Document relating thereto, Prior Liens applicable thereto and other Liens expressly permitted by such Security Document. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of the Borrower or any Subsidiary which does not constitute Collateral whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except the following, which are herein collectively referred to as "Permitted Encumbrances":

            (a) Liens for taxes, assessments or governmental charges or claims not yet delinquent or Liens for taxes, assessments or governmental charges or claims being contested in good faith and by appropriate proceedings for which adequate reserves, as may be required by GAAP, have been established;

            (b) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law
      (i) which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien or (ii) which do not relate to material liabilities of the Borrower and its Subsidiaries and do not in the aggregate materially detract from the value of the property and assets of the Borrower and its Subsidiaries taken as a whole;

            (c) Liens in connection with any attachment or judgment (including judgment or appeal bonds) for amounts of less than $500,000 individually or less than $1,000,000 in the aggregate (exclusive of any amount adequately covered by insurance as to which the insurance company has acknowledged coverage) unless the judgment it secures shall, within 60 days after the entry thereof, not have been discharged or execution thereof not been stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay;

            (d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money or the equivalent);

            (e) subject to the provisions of Section 7.17 and, with respect to any Mortgaged Real Property, to the provisions of any applicable Mortgage, (i) Leases with respect to the assets or properties of the Borrower entered into in the ordinary course of the Borrower's business and subordinate in all respects to the Liens granted and evidenced by the Security Documents,
      (ii) foreign Leases and (iii) Existing Leases and any extensions, renewals or replacements thereof;

            (f) easements, rights of way, restrictions, minor defects or irregularities in title not interfering in any material respect with the business of the Borrower or any of its respective Subsidiaries, in each case incurred in the ordinary course of business and which do not materially impair for its intended purposes the Real Property to which it relates;

            (g) zoning and building by-laws and ordinances, municipal bylaws and regulations, and restrictive covenants, which do not materially interfere with the use of the subject property by the Borrower or any of its Subsidiaries as such property is used as of the Closing Date;

            (h) Liens securing Indebtedness of a Subsidiary owing to the Borrower or a Wholly Owned Subsidiary of the Borrower;

            (i) Liens upon real or tangible or intangible personal property acquired or constructed by the Borrower or its Subsidiaries after the date hereof or on such property or equity securities of a Person at the time such Person becomes a Subsidiary of the Borrower or any of its Subsidiaries; provided that (i) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, the cost of the item of property subject thereto or such Liens existed on the date such property or securities were acquired and were not incurred as a result of or in anticipation of such acquisition, (ii) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the fair value (as determined in good faith by the board of directors of the Borrower) of the respective property at the time it was so acquired or constructed, (iii) the Indebtedness secured by the Lien is not created more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien, (iv) such Lien does not extend to or cover any other property other than such item of property and
      (v) the incurrence of such Indebtedness secured by such Lien is permitted by Section 7.04;

            (j) Liens on any property existing as of the date hereof securing Existing Debt and any refinancing, extension, renewal or rearrangement thereof provided that such Lien does not extend to or cover any other property other than items of property encumbered as of the date hereof; and

            (k)  Liens pursuant to Section 6.13 of this
      Agreement.

            7.04 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

            (a)  Indebtedness incurred pursuant to the Credit
      Documents;

            (b) Existing Debt and any refinancing, extension, renewal, rearrangement or replacement thereof; provided that any such refinancing, extension, renewal, rearrangement or replacement of Existing Debt shall be on terms which, both taken as a whole and specifically as such terms relate to the identity of the obligors, repayments of principal, covenants, events of default and security in property of the debtor, are in each event no less favorable to the Borrower than the correlative terms of the Existing Debt;

            (c)  Interest Rate Agreements, if any;

            (d) $1,000,000 of Indebtedness outstanding at any time to finance the cost of the acquisition or construction of real or personal tangible or intangible property (including Capital Leases), and any refinancing, extension, renewal, rearrangement or replacement thereof; provided that such Indebtedness (or the refinancing thereof) shall not exceed 100% of the fair value of such property; and provided, further, that such Indebtedness (or the refinancing thereof) is not secured by any Lien other than a Lien referred to in clause (i) of
      Section 7.03;

            (e)  other unsecured Indebtedness not exceeding
      $1,000,000 in the aggregate at any time outstanding;

            (f) Indebtedness owed to Morningside under the Management Agreement;

            (g) Indebtedness of the Borrower to any of its Wholly Owned Subsidiaries or of any Subsidiary to the Borrower or another Wholly Owned Subsidiary of the Borrower (but only so long as such Indebtedness is held by the Borrower or its Wholly Owned Subsidiary);

            (h) Indebtedness in respect of performance bonds, return-of-money bonds, surety and appeal bonds and other similar obligations incurred by the Borrower or any of its Subsidiaries in the ordinary course of business, provided such Indebtedness does not exceed $100,000 at any time outstanding; and

            (i) Indebtedness of any Subsidiary incurred pursuant to the issuance of a Guarantee by such Subsidiary as required by Section 6.16 of this Agreement.

            7.05 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person, except:

            (a)  investments in Cash and Cash Equivalents;

            (b) receivables owing to them and advances to customers and suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

            (c) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

            (d)  investments in and advances to Credit Parties;

            (e) investments in any Wholly Owned Subsidiary of the Borrower or another Subsidiary, or any Person which, as a result of such investment, becomes a Wholly Owned Subsidiary of the Borrower or another Subsidiary; provided that such Wholly Owned Subsidiary is engaged in a business related to that of the Borrower and its Subsidiaries in compliance with Section 7.01;

            (f) transactions between the Borrower and any of its Wholly Owned Subsidiaries and between Wholly Owned
      Subsidiaries permitted under Sections 7.04(g) and 7.08(i);

            (g) loans or advances made by the Borrower to its officers, directors and employees in the ordinary course of business not to exceed $500,000 in the aggregate outstanding at any time;

            (h) investments made as a result of the receipt of non-cash proceeds from any Asset Sale made pursuant to and in compliance with Section 7.13;

            (i)  investments in Interest Rate Agreements
      permitted under Section 7.04(c); and

            (j) other investments, loans or advances not to exceed $500,000 in the aggregate outstanding at any time.

            7.06  Prepayments of Indebtedness; Amendments.
(i) The Borrower will not, and will not permit any of its Subsidiaries to make (or give any notice in respect of) any voluntary or optional payment or prepayment or redemption or acquisition for value of Indebtedness (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before such Indebtedness is due for the purpose of paying such Indebtedness when due) or exchange of any such Indebtedness or preferred stock, as the case may be, in each case until all Obligations under this Agreement have been satisfied in full; provided that the Borrower and any of its Subsidiaries may make such a payment, prepayment, redemption, acquisition or exchange using the proceeds of Indebtedness permitted to be incurred by Section 7.04 to refinance or replace such Indebtedness.

           (ii) The Borrower will not, and will not permit any of its Subsidiaries to: amend, modify or change any of the Management Agreement, Employment Agreements, the Certificate of Incorporation (including, without limitation, by the filing of any certificate of designation) or By-laws of the Borrower (or of Holdings to the extent such amendment, modification or change is adverse to the Banks as Banks), or any agreement entered into by the Borrower (or by Holdings to the extent such amendment, modification or change is adverse to the Banks as Banks) with respect to its capital stock, or enter into any new agreement with respect to the capital stock of the Borrower (or of Holdings to the extent such new agreement is adverse to the Banks as Banks), in each case without the prior consent of the Agent.

            7.07 Dividends, etc. The Borrower will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends or distributions payable in shares of capital stock of the Borrower or any of its Subsidiaries, other than redeemable stock) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for any consideration, any shares of any class of its capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or make any loans or advances to Affiliates, or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of the Borrower or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing, "Dividends"), except that (i) any direct or indirect Subsidiary of the Borrower may pay Dividends to its parent corporation if such parent corporation is the Borrower or a Wholly Owned

Subsidiary of the Borrower, (ii) the Borrower or any Subsidiary of the Borrower may pay to Holdings any amounts required (x) for the payment of any taxes payable
(A) by Holdings or (B) by Holdings, the Borrower and/or its Subsidiaries on a consolidated, combined or unitary basis or
(y) with respect to the Refinancing and related transactions,
(iii) the Borrower or any of its Subsidiaries may purchase capital stock held by employees of the Borrower or any of its Subsidiaries pursuant to any employee stock option or other benefit plan thereof upon the termination, retirement or death of any such employee in accordance with the provisions of any such plan in an amount not greater than $250,000 in any calendar year; provided that the Borrower may purchase capital stock pursuant to the Employment Agreement with Dr. Leroy Keith without regard to such limitation; and (iv) the Borrower or any of its Subsidiaries may make payments to Affiliates pursuant to and in compliance with Section 7.08 hereof.

            7.08 Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any holder of 5% or more of any class of equity securities of the Borrower or with any Affiliate of the Borrower other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than a holder of 5% or more of any class of equity securities of the Borrower or an Affiliate; provided that the foregoing restrictions shall not apply to (i) transactions between the Borrower and any of its Wholly Owned Subsidiaries and between Wholly Owned Subsidiaries, (ii) transactions between Holdings and the Borrower to the extent otherwise expressly permitted under this Agreement, (iii) payments to Morningside pursuant to the Management Agreement for management services not to exceed $350,000 in any fiscal year, plus reimbursement of reasonable out-of-pocket expenses, (iv) the payment of reasonable fees to Indosuez and its Affiliates for financial services, such fees not to exceed the usual and customary fees for similar services, (v) loans and other advances made by the Borrower to its officers, directors and employees permitted under Section 7.05(g), (vi) the payment of customary outside directors' fees, customary indemnification arrangements and customary director and officer liability insurance and (vii) the issuance of capital stock of the Borrower or any of its Subsidiaries, pursuant to any pension, stock option, profit sharing or other employee benefit plan or agreement of the Borrower or any of its Subsidiaries in the ordinary course of business.

            7.09 Total Interest Coverage Ratio. The Borrower will not permit the ratio of (i) Consolidated EBITDA of the Borrower to (ii) Consolidated Interest Expense (which, for purposes of this Section 7.09 only, shall include only Cash interest expense) of the Borrower for any Test Period ending during any period listed below to be less than the ratio set forth opposite such period below:

      Period                                         Ratio
      ------                                         -----
      July 1, 1996 through and
      including December 31, 1996...................      to 1.00

      January 1, 1997 through and
      including December 31, 1997...................      to 1.00

      January 1, 1998 through and
      including December 31, 1998...................      to 1.00

      January 1, 1999 and thereafter................      to 1.00

            7.10 Fixed Charge Coverage Ratio. The Borrower will not permit the ratio of (i) Consolidated EBITDAC of the
Borrower minus cash taxes paid by the Borrower to (ii) the sum of (A) Consolidated Interest Expense (which, for purposes of this Section 7.10 only, shall include only Cash interest
expense) of the Borrower and (B) the amount of scheduled mandatory payments on account of principal of Indebtedness made by the Borrower for any Test Period ending on or after
January 1, 1996 and on or before December 31, 1996 to be less
than      to 1.00, for any Test Period ending on or after
January 1, 1997 and on or before December 31, 1999 to be less
than      to 1.00 or less than      to 1.00 for any Test Period
ending on or after January 1, 1999.

            7.11 Leverage Ratio. The Borrower will not permit the ratio of (i) Indebtedness of the Borrower and its Subsidiaries to (ii) Consolidated EBITDA of the Borrower (as of the end of the most recent fiscal quarter of the Borrower) to be more than the ratio set forth below as of the last day of each of the fiscal years set forth below and as of the last day of each of the three fiscal quarters immediately following such fiscal years:

      Fiscal Year                                    Ratio
      -----------                                    -----
      1997..........................................      to 1.00
      1998..........................................      to 1.00
      1999..........................................      to 1.00
      2000 and thereafter...........................      to 1.00

            7.12 Issuance of Subsidiary Stock. The Borrower will not and will not permit any of its Subsidiaries directly or indirectly to issue, sell, assign, pledge or otherwise encumber or dispose of any shares of such Subsidiaries' capital stock or other equity securities (or warrants, rights or options to acquire capital stock or convertible securities or other equity securities) of such Subsidiary, except to the Borrower or any other Wholly Owned Subsidiary of the Borrower (in each case other than directors' or nominees' qualifying shares or shares of capital stock required to be owned by foreign nationals under applicable law); provided, however, that nothing contained in this Section 7.12 shall prohibit the issuance of capital stock of Carson Holdings Limited in accordance with the terms of the Carson Holdings Limited Share Incentive Trust, as in effect on the date hereof.

            7.13 Disposition of Assets. A. The Borrower will not, and will not permit any of its Subsidiaries to, dispose of all or any part of its interest in any asset, except that the Borrower and its Subsidiaries may sell or otherwise dispose of assets so long as either (i) such sales are approved by the Required Banks; (ii) such sales are for at least the fair market value of such assets and the aggregate amount of such asset sales is less than $500,000 in any 12-month period and, in any such case, the Borrower or such Subsidiary complies with the mandatory prepayment and Commitment reduction provisions herein and, in the case of Collateral, so long as the conditions to the release of Collateral described herein and in the applicable Security Documents are met; (iii) such sales are of inventory and in the ordinary course of business; (iv) such sales or other dispositions are (A) of equipment that has become worn out, obsolete or damaged or otherwise unsuitable or no longer needed for use in connection with the business of the Borrower or any of its Subsidiaries or should be replaced, as the case may be, in each case as determined in good faith by the board of directors of the Borrower or its Subsidiary, as the case may be, (B) for at least the fair market value of such equipment, (C) not in excess of $100,000 individually or $250,000 per year in the aggregate for sales of such equipment and (D) the proceeds of the sales of such equipment are used within 90 days of such sales to (1) purchase equipment used in substantially similar lines of business or (2) repay Indebtedness under this Credit Agreement pursuant to
Section 3.01; (v) such sales or other dispositions do not exceed $50,000 individually and are for at least the fair market value of such assets or as to such other dispositions, the likely amount of net sales proceeds that would be realized upon a sale of such assets is such that a sale of such assets is not, in the reasonable judgment of the Borrower, economically practicable but such other disposition is otherwise of commercial value to the Borrower; provided that in no case shall sales pursuant to this clause (v) exceed an aggregate of $100,000 in any fiscal year, and in the case of Collateral, so long as the conditions to the release of Collateral described herein and in the applicable Security Documents are met; (vi) such sales consist of the licensing or sublicensing of the Borrower's or any of its Subsidiaries' Intellectual Property in the ordinary course of business; or
(vii) such sales are of equity securities under any stock option or other benefit plan available to the employees or directors of the Borrower or any of its Subsidiaries.

            The consideration received by the Borrower and its Subsidiaries from each sale of assets permitted by subsections
(i) and (ii) above, other than with respect to such sales involving consideration of not more than $100,000 in the aggregate in any fiscal year, shall be payable by the purchaser in whole within 15 days of such sale and at least 70% of the consideration from each sale shall consist of Cash or Cash Equivalents. Any non-cash proceeds received from the sale of assets constituting Collateral shall be pledged pursuant to and in accordance with the applicable Security Documents and shall constitute Collateral.

            B. Upon compliance with the conditions in subsec-tion A of this Section 7.13, the Release Conditions and the Partial Release Conditions (each as hereinafter defined), the Borrower shall be entitled to receive from Collateral Agent an instrument in form and substance reasonably satisfactory to the Borrower (each, a "Release"), releasing the Lien of the Mortgage with respect to all or any portion of a Mortgaged Real Property (each, a "Released Real Property"). The Borrower shall exercise its rights under this Section by delivering to Collateral Agent a notice (each, a "Release Notice"), which shall refer to this Section, describe with particularity the proposed Released Real Property and be accompanied by (i) four counterparts of the Release fully executed and acknowledged by all necessary parties other than Collateral Agent,

(ii) executed counterparts of UCC termination statements necessary to terminate the Lien of the applicable Mortgage and
(iii) an Officer's Certificate certifying that no Default or Event of Default shall have occurred and the parties executing any and all documents in connection with the Release (other than Collateral Agent) were duly authorized to do so (collectively, the "Release Conditions"). In the event the proposed Released Property consists of less than all of the Mortgaged Real Property subject to a single Mortgage, the Partial Release Conditions must be satisfied in order for the Borrower to receive the Release.

            C. Collateral Agent's obligation to deliver a Release in respect of less than all of the Mortgaged Real Property subject to a single Mortgage shall be contingent upon the satisfaction of the conditions in subsection A of this Sec-tion 7.13 and the Release Conditions as well as the following conditions (collectively, the "Partial Release Conditions"):

            (i)  following the sale, transfer or other
      disposition of and release of the Lien of the applicable Mortgage with respect to the proposed Released Real Property, the remaining Mortgaged Real Property shall have utility services and access to public roads, rail spurs and other transportation structures sufficient and necessary in the reasonable opinion of the Borrower for the continued use of such Mortgaged Real Property in the manner utilized prior to the Release;

           (ii)  following the sale, transfer or other
      disposition of the proposed Released Real Property, the remaining Mortgaged Real Property shall comply in all material respects with applicable laws, rules, regulations and ordinances relating to environmental protection, zoning, land use, configuration and building and workplace safety (except for such non-compliance which has been previously consented to by the Collateral Agent);

          (iii)  following the sale, transfer or other
      disposition of the proposed Released Real Property, the value of the remaining Mortgaged Real Property shall not be less than the value of such remaining Mortgaged Real Property prior to the Release due to such sale, transfer or other disposition;

           (iv) the Title Company shall be prepared to issue an endorsement to the Banks' title insurance policy relating to the Mortgaged Real Property confirming that after the proposed release, the Lien of the applicable Mortgage continues unimpaired as a first priority Lien upon the remaining Mortgaged Real Property subject only to Prior Liens, those Liens permitted by the Mortgage or previously consented to by the Collateral Agent;

            (v) the Borrower shall cause to have been delivered to Collateral Agent a Survey reasonably acceptable to the Agent of the Mortgaged Real Property remaining after the proposed Released Real Property has been released; and

           (vi) the Borrower shall cause to have been delivered to Collateral Agent an Officer's Certificate certifying that the conditions set forth in subsections (i) through (v) have been satisfied.

            D. Collateral Agent shall execute, acknowledge (if applicable) and deliver to the Borrower counterparts of the documents described in subsection B(i) and (ii) within 10 Business Days after receipt by Collateral Agent of a Release Notice provided that the Release Conditions and the Partial Release Conditions (if applicable) have been satisfied. The Borrower shall (i) execute, deliver, obtain and record such instruments as Collateral Agent may require, including, without limitation, amendments to the Security Documents or this Agreement and, (ii) deliver to Collateral Agent such evidence of the satisfaction of the Release Conditions and the Partial Release Conditions as Collateral Agent may require and
(iii) cause the Title Company to issue the endorsement referred to in subsection C(iv). The Borrower shall reimburse
Collateral Agent, Agent and the Banks upon demand for all reasonable costs or expenses incurred in connection with any actions taken pursuant to this Section 7.13.

            7.14 Contingent Obligations. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or become or be liable with respect to any Contingent Obligation except:

            (i) guarantees resulting from endorsement of instruments for deposit or collection in the ordinary course of business;

           (ii)  Interest Rate Agreements, if any;

         (iii) obligations arising as a direct consequence of the Refinancing;

           (iv) obligations with respect to the Indebtedness permitted to be incurred under Section 7.04; and

            (v)  other Contingent Obligations not to exceed
      $250,000 outstanding at any one time.

            7.15 ERISA. The Credit Parties will not, and will not permit any of their ERISA Affiliates to:

            (i) engage in any transaction in connection with which the Borrower or any of its ERISA Affiliates could be subject to either a tax imposed by Section 4975(a) of the Code or the corresponding civil penalty assessed pursuant to Section 502(i) of ERISA, which penalties and taxes for all such transactions could reasonably be expected to be in an aggregate amount in excess of $500,000;

           (ii)  permit to exist any accumulated funding
      deficiency, for which a waiver has not been obtained from the Internal Revenue Service, with respect to any Pension
      Plan;

          (iii)  permit to exist any failure to make
      contributions or any unfunded benefits liability which creates, or with the passage of time would create, a statutory lien or requirement to provide security under ERISA or the Code in favor of the PBGC or any Pension Plan, Multiemployer Plan or other entity;

           (iv) permit the sum of the amount of unfunded benefit liabilities (determined in accordance with Statement of Financial Accounting Standards No. 87) under all Title IV Plans (excluding each Title IV Plan with an amount of unfunded benefit liabilities of zero or less) to exceed $2,500,000 for a period in excess of twelve months; or

            (v)  fail to make any payment to any Multiemployer
      Plan that it or any of its ERISA Affiliates may be required to make under such Multiemployer Plan, any agreement relating to such Multiemployer Plan, or any law pertaining thereto.

            As used in this Section 7.15, the term "accumulated funding deficiency" has the meaning specified in Section 302 of

ERISA and Section 412 of the Code, and the term "amount of unfunded benefit liabilities" has the meaning specified in
Section 4001(a)(18) of ERISA.

            7.16 Merger and Consolidations. No Credit Party will merge or consolidate with or into any other entity; provided that any Subsidiary of the Borrower may be merged or consolidated with or into (i) the Borrower, if the Borrower is the continuing or surviving corporation or (ii) any other such Subsidiary, if the continuing or surviving corporation is a Wholly Owned Subsidiary of the Borrower.

            7.17 Sale and Lease-Backs. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, become or thereafter remain liable as lessee or as guarantor or other surety with respect to the lessee's obligations under any lease, whether an Operating Lease or a Capital Lease, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which the Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than in connection with the Refinancing) or (ii) which the Borrower or any such Subsidiary intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Borrower or any such Subsidiary to any Person in connection with such lease, if in the case of clause
(i) or (ii) above, such sale and such lease are part of the same transaction or a series of related transactions or such sale and such lease occur with one year of each other or are with the same other Person.

            7.18 Sale or Discount of Receivables. The Borrower will not, nor will it permit any of its Subsidiaries to, sell, with or without recourse, or discount (other than in connection with trade discounts or arrangements necessitated by the creditworthiness of the other party, in each case in the ordinary course of business consistent with past practice) or otherwise sell for less than the face value thereof, notes receivable or accounts receivable owed to it by its third party customers or suppliers.

            7.19 Fine Products Company. The Borrower will not, and will not permit any Subsidiary to, transfer any cash or other property to Fine Products, other than transfers of cash in amounts needed to enable Fine Products to pay amounts not to exceed $25,000 in the aggregate then required to be paid by Fine Products to Persons that are not Affiliates of the

Borrower. The Borrower will not permit Fine Products to engage in any business activity.

            SECTION 8.  Events of Default.  Upon the occurrence
and during the continuance of any of the following specified events (each an "Event of Default"):

            8.01 Payments. The Borrower shall (i) default in the payment when due of any principal of the Loans, (ii) de-fault, and such default shall continue for two or more Business Days, in the payment when due of any interest on the Loans or under any other Credit Document or (iii) fail to pay any other amounts owing hereunder for five Business Days after receiving notice thereof; or

            8.02 Representations, etc. Any representation, warranty or statement made or deemed made by operation of Sec-tion 4.01, 4.02 or 4.03 by any Credit Party herein or in any other Credit Document or in any written statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made by operation of Section 4.01, 4.02 or 4.03; or

            8.03 Covenants. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 6.11, 6.13, 6.14 or
Section 7 hereof or Section 1.1 of any Mortgage or (b) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any Security Document and such default shall continue unremedied for a period of at least thirty days (or, in the case of Section 6.15(iii), five Business Days) after the date of such default; or

            8.04 Default Under Other Agreements. (a) Any Credit Party shall (i) default in any payment with respect to any Indebtedness (other than Obligations) having a principal amount of $500,000 or more individually or $1,000,000 or more in the aggregate, for all Credit Parties and their Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or
(ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or (b) any such Indebtedness of any Credit Party or any of its respective Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

            8.05 Bankruptcy, etc. Any Credit Party shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against any Credit Party or any of its Subsidiaries and the petition is not controverted within 20 days, or is not dismissed for a period of 60 consecutive days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Credit Party or any of its Subsidiaries; or any Credit Party or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Credit Party or any of its Subsidiaries; or there is commenced against any Credit Party or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 consecutive days; or any Credit Party or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered and continues unstayed for a period of 60 consecutive days; or any Credit Party or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 consecutive days; or any Credit Party or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by any Credit Party or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

            8.06  ERISA.

            (i) Any "reportable event" as described in Section 4043 of ERISA or the regulations thereunder (excluding those events for which the requirement for notice has been waived by regulation by the PBGC), or any other event or condition, which the Required Banks determine constitutes reasonable grounds under Section 4042 of ERISA for the termination of any Title IV Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Title IV Plan shall have occurred; or

           (ii)  A trustee shall be appointed by a United States
District Court to administer any Title IV Plan; or

          (iii)  The PBGC shall institute proceedings to
terminate any Title IV Plan or to appoint a trustee to administer any Title IV Plan; or

           (iv) A Credit Party or any of its ERISA Affiliates shall become liable to the PBGC or any other party under
Section 4062, 4063, 4064 or 4069 of ERISA with respect to any Title IV Plan; or

            (v) A Credit Party or any of its ERISA Affiliates shall become liable to any Multiemployer Plan under
Section 4201 et seq. of ERISA;

if the sum of each of such Credit Party's and its ERISA Affiliates' various liabilities (such liabilities to include, without limitation, any liability to the PBGC or to any other party under Section 4062, 4063, 4064 or 4069 of ERISA with respect to any Title IV Plan, or to any Multiemployer Plan under Section 4201 et seq. of ERISA) which the Required Banks determine could reasonably be expected to be incurred as a result of such events listed in subclauses (i) through (v) above exceeds $1,000,000; or

            8.07 Security Documents. Any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons and subject to no Liens other than Prior Liens and Liens expressly permitted by the applicable Security Document or any judgment creditor having a Lien against any item of Collateral shall commence legal action to foreclose such Lien or otherwise exercise its remedies against any item of Collateral; or

            8.08 Guarantees. Any Guarantee or any provisions thereof shall cease to be in full force or effect in all material respects, or the Guarantor thereunder or Person acting by or on behalf of such Guarantor shall deny or disaffirm such

Guarantor's obligations under such Guarantee or the Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to such Guarantee; or

            8.09 Judgments. One or more judgments or decrees shall be entered against any Credit Party or any of its Subsidiaries involving a liability of $500,000 or more in the case of any one such judgment or decree or $1,000,000 or more in the aggregate for all such judgments and decrees for all Credit Parties and their Subsidiaries (in either case in excess of the amount covered by insurance as to which the insurance company has acknowledged coverage) and any such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal for a period of 60 consecutive days from the entry thereof; or

            8.10  Ownership.

            (i) Any person or group (as defined in Section 13(d) of the Exchange Act) owns or controls more than 30% (on a fully diluted basis) of the capital stock of any class or classes of Holdings entitled to vote for the election of the Board of Directors of Holdings, in any case at any time that DNL
Partners, Limited Partnership, together with its Affiliates (which, for purposes of this definition in the case of DNL Partners, Limited Partnership includes any trust for the voting of shares held by officers and employees of the Borrower), ceases to own or control at least 40% (on a fully diluted basis) of the capital stock of any class or classes of Holdings entitled to vote for the election of the Board of Directors of Holdings; or

           (ii)  at any time when DNL Partners, Limited
Partnership, together with its Affiliates, owns or controls at least 40% (on a fully diluted basis) of the capital stock of any class or classes of Holdings entitled to vote for the election of the Board of Directors of Holdings and any person or group (as defined in Section 13(d) of the Exchange Act) owns or controls more than such amount owned or controlled by DNL Partners, Limited Partnership, together with its Affiliates; or

          (iii) Holdings shall own less than 100% (on a fully diluted basis) of the issued and outstanding capital stock of the Borrower, other than securities issued in the ordinary course of business under any stock option or other benefit plan available to the employees or directors of the Borrower or any of its Subsidiaries (each of clauses (i), (ii) and (iii) of this Section 8.10 a "Change of Control Event");

provided, however, that there shall be no Change of Control Event if DNL Partners, Limited Partnership, together with its Affiliates cease to own or control at least 40% (on a fully diluted basis) of the capital stock of any class or classes of Holdings entitled to vote for the election of the Board of Directors of Holdings as a result of a public offering of any such shares and, after such offering, DNL Partners, Limited Partnership, and its Affiliates own or control at least 20% of such shares and no other person or group (as defined in Section 13(d) of the Exchange Act) owns or controls a greater number of such shares.

            then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent shall, upon the written request of the Required Banks, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Agent or any Bank to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that if an Event of Default specified in Section 8.05 shall occur, with respect to any Credit Party, the result which would occur upon the giving of written notice by the Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice):
(i) declare the Total Commitments terminated, whereupon the Commitment of each Bank shall forthwith terminate immediately and any accrued and unpaid Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and accrued interest in respect of all Loans and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; and/or (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the remedies created pursuant to the Security Documents. If an Event of Default is cured or waived in accordance with the terms of the Agreement, it ceases (or is waived, pursuant to the terms, and to the extent, of such waiver).

            SECTION 9.  Definitions.  As used herein, the
following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

            "A Term Loan" has the meaning provided in Section
1.01(a).

            "A Term Loan Commitment" means, with respect to each Bank, the amount set forth below such Bank's name on the signature pages hereto directly opposite the column entitled "A
Term Loan Commitment," as the same may be reduced from time to time pursuant to Sections 2.01, 2.02, 3.02 and/or 8.

            "A Term Loan Facility" means the Loan Facility evidenced by the Total A Term Loan Commitments.

            "A Term Note" has the meaning provided in Section
1.05(a).

            "Account" means all of the "accounts" of the Borrower and its Subsidiaries (as that term is defined in Section 9-106 of the Uniform Commercial Code as in effect in the State of New
York) whether or not such Account has been earned by performance, whether now existing or existing in the future, including, without limitation, all (i) accounts receivable, including, without limitation, all accounts created by or arising from all of the Borrower's and its Subsidiaries' sales of goods or rendition of services or licensing or subleasing of any of the Borrower's and its Subsidiaries' Intellectual Property; (ii) unpaid seller's rights (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom; (iii) rights to any goods represented by any of the foregoing, including returned or repossessed goods; (iv) reserves and credit balances held by the Borrower and its Subsidiaries with respect to any such accounts receivable or any account debtor; (v) guarantees or collateral for any of the foregoing; and (vi) insurance policies or rights relating to any of the foregoing.

            "Acquisition Corp." means DNL Savannah Acquisition
Corp., a Delaware corporation and a Wholly Owned Subsidiary of Holdings (now known as Carson Products Company).

            "Additional Collateral" has the meaning provided in
Section 6.13.

            "Additional Real Property" has the meaning provided in Section 6.13.

            "Affiliate" means with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and executive officers of such Person), controlled by, or under direct or indirect common control with such Person; provided that neither Indosuez nor any Affiliate of Indosuez shall be deemed to be an Affiliate of any Credit Party. A Person shall be deemed to control a corporation for the purposes of this definition if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

            "Agent" means Indosuez, or any successor thereto appointed in accordance herewith, in its capacity as agent and collateral agent for the Banks.

            "Agent's Office" means the office of the Agent located at 1211 Avenue of the Americas, 7th Floor, New York, New York 10036, or such other office in New York as the Agent may hereafter designate in writing as such to the other parties hereto.

            "Agreement" means this Credit Agreement, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

            "Asset Sale" means the sale, transfer or other disposition, to the extent consummated after the Closing Date,
(x) by Holdings of the Securities of the Borrower held by it to any Person or (y) by the Borrower or any Subsidiary of the Borrower to any Person other than the Borrower or any Wholly Owned Subsidiary of the Borrower of any asset of the Borrower or such Subsidiary (other than, in each such case, (i) transac-tions included in the definition of Net Financing Proceeds,
(ii) the issuance of equity securities under any stock option or other benefit plan available to the employees or directors of the Borrower or any of its Subsidiaries, (iii) sales, transfers or other dispositions of inventory in the ordinary course of business and/or of equipment that has become worn out, obsolete or damaged or otherwise unsuitable or no longer needed for use in connection with the business of the Borrower or any of its Subsidiaries or should be replaced, as the case may be, in each case as determined in good faith by the board of directors of the Borrower or its Subsidiary, as the case may be, effected in compliance with Section 7.13A(iv) or (v), and (iv) sales or other dispositions pursuant to Section 7.13A(v), (vi) or (vii).

            "Authorized Officer" means any senior officer of the Borrower or Holdings, as the case may be, designated as such in writing to the Agent by the Borrower or Holdings, as the case may be, to the extent reasonably acceptable to the Agent.

            "B Term Loan" has the meaning provided in Section
1.01(a).

            "B Term Loan Commitment" means, with respect to each Bank, the amount set forth below such Bank's name on the signature pages hereto directly opposite the column entitled "B
Term Loan Commitment," as the same may be reduced from time to time pursuant to Sections 2.01, 2.02, 3.02 and/or 8.

            "B Term Loan Facility" means the Loan Facility evidenced by the Total B Term Loan Commitments.

            "B Term Note" has the meaning provided in Section
1.05(a).

            "Bank" has the meaning provided in the first paragraph of this Agreement and in Section 11.04.

            "Bankruptcy Code" has the meaning provided in
Section 8.05.

            "Base Rate" means the higher of (x) 1/2% per annum in excess of the Federal Funds Rate and (y) the rate which the Agent announces from time to time as its prime lending rate, as in effect from time to time. The rate the Agent announces as its prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Agent may make commercial loans or other loans at rates of interest at, above or below the rate it announces as its prime lending rate.

            "Base Rate Loan" means each Loan bearing interest based on the Base Rate as provided in Section 1.08(a).

            "Borrower" means Carson Products Company, a Delaware corporation.

            "Borrower General Security Agreement" means the
Borrower General Security Agreement substantially in the form of

Exhibit H hereto, except for such changes therein as shall have been approved by the Agent and the Required Banks, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

            "Borrower Intellectual Property Security Agreement" means the Borrower Intellectual Property Security Agreement substantially in the form of Exhibit G hereto, except for such changes therein as shall have been approved by the Agent and the Required Banks, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

            "Borrower Pledge Agreement" means the Borrower Securities Pledge Agreement substantially in the form of Exhibit F-1 hereto, except for such changes therein as shall have been approved by the Agent and the Required Banks, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

            "Borrowing" means the incurrence pursuant to a Notice of Borrowing and the Loan Facility of one Type of Loan by a Borrower from all of the Banks on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of Reserve Adjusted Eurodollar Loans the same Interest Periods.

            "Borrowing Base" means an amount equal to the sum of
(i) 80% of the Eligible Accounts Receivable and (ii) 50% of the
Eligible Inventory.

            "Borrowing Base Certificate" has the meaning assigned to that term in Section 6.01.

            "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in The City of New York or Savannah, Georgia a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Reserve Adjusted Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

            "Capital Lease" of any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person, together with any renewals of such leases (or entry into new leases) on substantially similar terms.

            "Capitalized Lease Obligations" of any Person means all obligations under Capital Leases of such Person or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

            "Carson Holdings Limited" means a South African subsidiary of the Borrower.

            "Carson Holdings Limited IPO" means the initial public offering in South Africa of 11 million shares of common stock, R.01 par value per share, of Carson Holdings Limited.

            "Carson Holdings Limited Share Incentive Trust" means the trust pursuant to which certain additional shares of common stock of Carson Holdings Limited may be issued from time to time.

            "Cash" means money, currency or a credit balance in a Deposit Account.

            "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) marketable direct obligations issued by any State of the United States of America or any local government or other political subdivision thereof rated (at the time of acquisition of such security) at least AA by Standard & Poor's Ratings Group ("S&P") or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") having maturities of not more than one year from the date of acquisition, (iii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of
(x) any Bank, (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating (at the time of acquisition of such security) by S&P is at least A-1 or the equivalent thereof or by Moody's is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iv) commercial paper and variable or fixed rate notes issued by any Bank or Approved Bank or by the parent company of any Bank or Approved Bank and commercial paper and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating (at the time of acquisition of such security) of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long-term unsecured debt rating (at the time of acquisition of such security) of at least AA or the equivalent thereof by S&P or the equivalent thereof by Moody's and in each case maturing within one year after the date of acquisition, (v) repurchase agreements with any Bank or any primary dealer in U.S. government securities maturing within one year from the date of acquisition that are fully collateralized by investment instruments that would otherwise be Cash Equivalents; provided that the terms of such repurchase agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy -- Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985, and (vi) investments in money market mutual funds, all of the assets of which are invested in securities and instruments of the types set forth in clauses
(i) through (iv) above.

            "Certificate of Incorporation" means the respective certificates of incorporation of Holdings or the Borrower.

            "Change of Control" has the meaning assigned to that term in Section 8.10.

            "Closing Date" means the date on or before October [ ], 1996 on which the Initial Loans are made and the consummation of the Holdings IPO occurs.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral" means all of the Pledged Collateral, Pledged Securities and Mortgaged Real Property and all
Additional Collateral and Additional Real Property to the extent not otherwise included in any of the foregoing.

            "Collateral Agent" means Indosuez in its capacity as collateral agent for the Banks.

            "Collective Bargaining Agreement" means the
Collective Bargaining Agreement set forth in Annex V.

            "Commercial Letter of Credit" means any letter of credit or similar instrument issued for the account of the Borrower for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Borrower or any of its Subsidiaries in the ordinary course of business of the Borrower or such Subsidiaries.

            "Commitment" means, with respect to each Bank, such Bank's A Term Loan Commitment, B Term Loan Commitment and
Revolving Loan Commitment.

            "Commitment Commission" has the meaning provided in
Section 2.03.

            "Compliance Certificate" means a certificate issued pursuant to Section 6.01(f) signed by a chief financial officer, controller, chief accounting officer or other
Authorized Officer of the Borrower.

            "Consolidated Amortization Expense" for any Person means, for any period, the consolidated amortization expense of such Person for such period (including amortization of any step-up in value of Inventory or other assets as may be required by purchase accounting), determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP.

            "Consolidated Capital Expenditures" of any Person means, for any period, the aggregate gross increase during that period, in the property, plant or equipment reflected in the consolidated balance sheet of such Person and its consolidated
Subsidiaries, in conformity with GAAP, but excluding expenditures made in connection with the replacement, substitution or restoration of assets (i) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored, (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced or
(iii) with regard to equipment that is purchased simultaneously with the trade-in of existing equipment, fixed assets or improvements, the credit granted by the seller of such equipment for the trade-in of such equipment, fixed assets or improvements; provided that Consolidated Capital Expenditures shall in any event include the purchase price paid in connection with the acquisition of any other Person (including through the purchase of all of the capital stock or other ownership interests of such Person or through merger or consolidation) to the extent allocable to property, plant and equipment.

            "Consolidated Current Assets" means, with respect to any Person as at any date of determination, the total assets of such Person and its consolidated Subsidiaries which may properly be classified as current assets on a consolidated balance sheet of such Person and its Subsidiaries (provided that with respect to the Borrower, there shall be added to such amount the amount of LIFO reserve as reflected in the then most recent consolidated financial statements of the Borrower delivered by the Borrower pursuant to Section 6.01(a), (b) and
(c)), all as determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP.

            "Consolidated Current Liabilities" means, with respect to any Person as at any date of determination, the total liabilities of such Person and its consolidated Subsidiaries which may properly be classified as current liabilities (other than the current portion of any Loans and of any Existing Indebtedness) on a consolidated balance sheet of such Person and its consolidated Subsidiaries in accordance with GAAP.

            "Consolidated Depreciation Expense" for any Person means, for any period, the consolidated depreciation expense of such Person for such period, determined on a consolidated basis for such Person and its consolidated Subsidiaries in conformity with GAAP.

            "Consolidated EBITDA" for any Person means, for any period, the difference between (A) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) Consolidated Tax Expense, (iv) Consoli-dated Depreciation Expense and (v) Consolidated Amortization Expense less (B) the sum of the amounts for such period of
(i) interest income, (ii) net gains on sales of assets to the extent included in Consolidated Net Income, whether or not extraordinary (excluding sales in the ordinary course of business) and other extraordinary gains, as adjusted for the impact of the application of the last-in, first-out (LIFO) method of valuing inventory (to the extent such adjustments are non-Cash), which adjustment is made by (x) adding to the sum in clause (A) above the amount of LIFO provision for such period, if any, which had the effect of decreasing the Consolidated Net

Income of the Borrower and its Subsidiaries for such period or
(y) adding to the sum in clause (B) above the amount of LIFO recovery for such period, if any, which had the effect of increasing the Consolidated Net Income of the Borrower and its Subsidiaries for such period, and (iii) for the Borrower only, non-cash compensation expense related to and in connection with the chief executive officer's Employment Agreement, all as determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP.

            "Consolidated EBITDAC" for any Person means, for any period, Consolidated EBITDA for such period minus Consolidated
Capital Expenditures for such period.

            "Consolidated Interest Expense" for any Person means, for any period, the sum of (x) total interest expense
(including that attributable to Capital Leases in accordance with GAAP) and (y) total cash dividends paid on any preferred stock, in each case of such Person and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness and preferred stock of such Person and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, but excluding, however, any amortization of deferred financing costs, all as determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP. For purposes of clause
(y) above, dividend requirements shall be increased to an amount representing the pretax earnings that would be required to cover such dividend requirements; accordingly, the increased amount shall be equal to such dividend requirements multiplied by a fraction, the numerator of which is such dividend requirement and the denominator of which is 1 minus the applicable actual combined Federal, state, local and foreign income tax rate of such Person and its subsidiaries (expressed as a decimal), on a consolidated basis, for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate Consolidated Interest Expense.

            "Consolidated Net Income" for any Person means, for any period, the net income (or loss) of such Person and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined on a consolidated basis for such Person and its consolidated Subsidiaries in conformity with GAAP; provided that there shall be excluded (i) the income
(or loss) of any other Person (other than consolidated Subsidiaries of such Person) in which any third Person (other than such Person or any of its consolidated Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Subsidiaries by such other Person during such period, (ii) the income (or loss) of any other
Person accrued prior to the date it becomes a consolidated Subsidiary of such Person or is merged into or consolidated with such Person or any of its consolidated Subsidiaries or such other Person's assets are acquired by such Person or any of its consolidated Subsidiaries, and
(iii) the income of any consolidated Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that consolidated
Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that consolidated
Subsidiary.

            "Consolidated Tax Expense" for any Person means, for any period, the consolidated tax expense of such Person for such period, determined on a consolidated basis for such Person and its consolidated Subsidiaries in conformity with GAAP.

            "Contingent Obligations" means, as to any Person, without duplication, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds
(i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and amounts that are permitted by
Section 7.14. The amount of any Contingent Obligation shall be deemed to be an amount equal to the maximum amount that such Person may be obligated to expend pursuant to the terms of such Contingent Obligation or, if such Contingent Obligation is not so limited, the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.


            "Credit Documents" means (i) this Agreement,
(ii) each Note, (iii) each Guarantee and (iv) each Security
Document.

            "Credit Party" means at all times Holdings and the Borrower and each Subsidiary of the Borrower that pledges any stock, grants any Lien or issues any Guarantee pursuant to any Credit Document.

            "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Destruction" has the meaning assigned to that term in each Mortgage.

            "Dividends" has the meaning provided in Section 7.07.

            "Dollars" means United States Dollars.

            "Effective Date" has the meaning provided in
Section 11.10.

            "Eligible Accounts Receivable" means, as at any applicable date of determination, the aggregate face amount of the Borrower's and its Subsidiaries' Accounts included in clause (i) of the definition of Account hereunder (excluding any Accounts set forth in clauses (ii) through (vi) of such definition), without duplication, in each case less (without duplication) the aggregate amount of all reserves, limits and deductions with respect to such Accounts set forth below and less the aggregate amount of all returns, discounts, claims, rebates, offsets, credits, charges (including warehouseman's charges) and allowances of any nature with respect to such Accounts (whether issued, owing, granted or outstanding). Unless otherwise approved in writing by the Agent in its sole discretion, no individual Account shall be deemed to be an Eligible Account Receivable if:

            (a) the Borrower or its Subsidiary does not have legal and valid title to the Account; or

            (b) the Account is not the valid, binding and legally enforceable obligation of the account debtor subject, as to enforceability, only to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of creditors' rights generally and
      (ii) judicial discretion in connection with the remedy of specific performance and other equitable remedies; or


            (c) the Account arises out of a sale made by the Borrower to an Affiliate of the Borrower; or

            (d) the Account or any portion thereof is unpaid more than 90 days after the original invoice date, with respect to Accounts the invoice for which provides that payment is due in 60 days or less from the date of such invoice; or

            (e) the Account is unpaid more than 30 days after the original payment due date, with respect to Accounts the invoice for which provides that payment is due more than 60 days from the date of such invoice; provided, however, that the aggregate amount of all invoices providing for payment more than 60 days from the date of the invoice that may constitute Eligible Accounts Receivable shall not exceed 7>% in face value of all Accounts of the Borrower and its Subsidiaries then outstanding at any one time; or

            (f) such Account, when aggregated with all other Accounts of the same account debtor (or any Affiliate thereof), exceeds twenty percent in face value of all Accounts of the Borrower and its Subsidiaries then outstanding, to the extent of such excess; or

            (g) (i) the account debtor for such Account is also a creditor of the Borrower, to the extent of the amount owed by the Borrower to the account debtor, (ii) the Account is subject to any claim on the part of the account debtor disputing liability under such Account in whole or in part, to the extent of the amount of such dispute or
      (iii) the Account otherwise is or is reasonably likely to become subject to any right of setoff or any counterclaim, claim or defense by the account debtor, to the extent of the amount of such setoff or counterclaim, claim or defense; or

            (h)  the account debtor for such Account has
      commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the account debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under the federal bankruptcy laws has been filed by or against the account debtor, or if the account debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

            (i) the Agent does not have a valid and perfected first priority security interest in such Account (subject only to a tax lien being contested in good faith and by appropriate proceedings and permitted by Section 7.03(a)); or

            (j) the sale to the account debtor for such Account is on a consignment, sale on approval, guaranteed sale or sale-and-return basis or pursuant to any written agreement requiring repurchase or return (other than return arrangements in the ordinary course of business consistent with the past business practices of the Borrower); or

            (k) such Account is from an account debtor (or any Affiliate thereof) and fifty percent (50%) or more, in face amount, of other Accounts from either such account debtor or any Affiliate thereof are due or unpaid for more than 90 days after the original invoice date; or

            (l) fifty percent (50%) or more, in face amount, of other Accounts from the same account debtor for such Account are not deemed Eligible Accounts Receivable hereunder; or

            (m)  the account debtor for such Account is a foreign
      Governmental Authority; or

            (n) such Account is an Account a security interest in which would be subject to the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. { 3727 et seq.), unless (i) such Account, together with all other Eligible Accounts a security interest in which would be subject to such Act, does not exceed 7>% in face value of all Eligible Accounts of the Borrower and its Subsidiaries then outstanding, or (ii) the Borrower has assigned the Account to the Agent in compliance with the provisions of such Act; or

            (o) the account debtor for such Account is outside the United States or Canada or incorporated in or conducting substantially all of its business in any jurisdiction located outside the United States, unless the sale is (i) on letter of credit or sight draft, guaranty or acceptance terms, consistent with past business practices of the Borrower, not to exceed 5% in face value of all Eligible Accounts of the Borrower and its Subsidiaries then outstanding or (ii) such Account is otherwise approved by and reasonably acceptable to the Agent; or

            (p) the Agent determines in good faith in accordance with its internal credit policies that such Account may not be paid by reason of the account debtor's financial inability to pay; provided, however, that any Account referred to in this clause (p) shall not become ineligible until the Agent shall have given the Borrower five
      Business Days' advance notice of such determination; or

            (q) the goods giving rise to such Account have not been shipped or the services giving rise to such Account have not been performed by the Borrower or the Account otherwise does not represent a final sale; or

            (r) such Account does not comply in all material respects with all applicable legal requirements, including, where applicable, the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System, in each case as amended.

            In addition to the foregoing, Eligible Accounts Receivable includes such Accounts as the Borrower requests and that the Agent approves in advance, in writing and in its sole discretion (or if the aggregate face amount to be approved exceeds $750,000 at any one time, the approval of the Required Banks has been obtained in writing).

            "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000;
(ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $250,000,000; (iii) a finance company, insurance company or other financial institution organized under the laws of the United States, or any State thereof, that is engaged in purchasing or otherwise investing in commercial loans in the ordinary course of business, having total assets in excess of $100,000,000; or (iv) an entity managed by a Bank or Affiliate of a Bank; provided that the Commitment held by such entity is less than $20,000,000; and, in each such case, which is otherwise reasonably acceptable to the Borrower.

            "Eligible Inventory" means (A) the gross amount of Inventory of the Borrower and its Subsidiaries, valued at the lower of cost (on a FIFO basis) or market, which (i) is owned solely by the Borrower or its Subsidiary and with respect to which the Borrower or its Subsidiary has good, valid and marketable title; (ii) is stored on property that is either (a) owned or leased by the Borrower or its Subsidiary or (b) owned or leased by a warehouseman that has contracted with the Borrower or its Subsidiary to store Inventory on such warehouseman's property (provided that, with respect to Inventory contracted to be stored on property leased by the Borrower or its Subsidiary, the Borrower or its Subsidiary shall deliver to the Agent immediately following the execution of such storage contract Landlord Lien Assurance and, with respect to the Inventory stored on property owned or leased by a warehouseman, the Borrower or its Subsidiary shall deliver to the Agent acknowledgment agreements executed by such warehouseman); (iii) is subject to a valid, enforceable and first priority Lien in favor of the Agent subject to a tax lien being contested in good faith and by appropriate proceedings and permitted by Section 7.03(a), except with respect to Eligible Inventory stored at sites described in clause (ii)(b) above, for Liens for normal and customary warehouseman charges;
(iv) is located in the United States; and (v) is not, in the reasonable judgment of the Agent, obsolete or slow moving in relation to customary industry practice, and which otherwise conforms to the requirements for eligibility contained in clauses (i) - (iv) hereof; (B) less the amount of any goods returned or rejected by the Borrower's or its Subsidiaries' customers and goods in transit to third parties (other than to the Borrower's or its Subsidiaries' agents or warehousemen that comply with clause (A)(ii)(b) above); and (C) less the amount of any reserves for special order goods and market value declines in accordance with GAAP. In addition to the foregoing, Eligible Inventory shall include such items of the Borrower's and its Subsidiaries' Inventory as the Borrower shall request and that the Agent approves in advance, in writing and in its sole discretion (or if the aggregate amount to be approved exceeds $500,000 at any one time, the approval of the Required Banks has been obtained).

            "Employment Agreements" means the employment agreements between the Borrower and (i) Joyce Roche, dated as of June 7, 1995, as amended, (ii) Dennis E. Smith, dated as of
June 7, 1995, as amended, and (iii) Dr. Leroy Keith dated as of
August 23, 1995.

            "Environment" shall mean any surface water, ground water, drinking water supply, land surface or subsurface strata or ambient air and includes, without limitation, any indoor location.


            "Environmental Authorizations" has the meaning provided in Section 5.22.

            "Environmental Laws" shall mean all federal, state, local and foreign laws, codes, regulations, ordinances, requirements, directives, orders, common law, and administrative or judicial interpretations thereof that may be enforced by any Governmental Authority or court, relating to pollution, the protection of human health, the protection of the Environment, or the emission, discharge, disposal or other release or threatened release of Hazardous Materials in or into the Environment.

            "Environmental Notice" shall mean any written notice or claim by any Governmental Authority or other third party alleging liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental costs, compliance costs or harm, injuries or damages to any person, property or natural resources, or any fines or penalties) arising out of, based upon, resulting from or relating to any Environmental Law.

            "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended from time to time. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

            "ERISA Affiliate" means any entity, whether or not incorporated, which is under common control or would be considered a single employer with a Credit Party within the meaning of Section 414(b), (c) or (m) of the Code and regulations promulgated under those sections or within the meaning of section 4001(b) of ERISA and regulations promulgated under that section.

            "Eurodollar Rate" means with respect to each Interest Period for a Reserve Adjusted Eurodollar Loan, (i) the arithmetic average (rounded to the nearest 1/100 of 1%) of the offered quotation to leading banks in the interbank Eurodollar market by each of the Reference Banks for dollar deposits in such Reference Bank of amounts in same day funds comparable to the outstanding principal amount of the Reserve Adjusted Eurodollar Loan for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (New York time) on the date which is two Business
Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that if any Reference Bank fails to provide the Agent with its aforesaid rate, then the Eurodollar Rate shall be determined based on the rate or rates provided to the Agent by a bank designated by the Required Banks and reasonably approved by the Borrower.

            "Event of Default" has the meaning provided in
Section 8.

            "Excess Cash Flow" means, without duplication, for any Person for any period for which such amount is being determined, (i) Consolidated Net Income, minus (ii) any amount which is both (x) included in Consolidated Net Income and
(y) required to be applied to the prepayment of the Loans pursuant to

Section 3.02(A), plus (minus) (iii) the amount of depreciation, depletion, amortization of intangibles, deferred taxes and other non-cash expenses (revenues) which, pursuant to GAAP, were deducted (added) in determining such Consolidated Net Income of such Person minus (plus) (iv) additions (reductions) to working capital for such period (i.e., the increase or decrease in Consolidated Current Assets (excluding Cash or Cash Equivalents which are either Net Cash Proceeds or Net Financing Proceeds required to be applied to the prepayment of the Loans pursuant to Section 3.02(A)(e) of such Person from the beginning to the end of such period) of such Person minus the increase or decrease in Consolidated Current Liabilities) minus (v) the amount of Consolidated Capital Expenditures that are paid other than from the proceeds of borrowings in such period minus (vi) Scheduled A Term Loans Principal Payments, Scheduled B Term Loans Principal Payments and voluntary prepayments of Loans not subject to reborrowing made during such period. For purposes of the foregoing and without duplication, Consolidated Net Income will exclude (x) all net losses on the sale of capital assets or out of the ordinary course of business and (y) all write-downs of capital assets.

            "Exchange Act" means the Securities Exchange Act of
1934, as amended.

            "Existing Debt" means the Indebtedness of the Borrower and its Subsidiaries set forth on Annex III.

            "Existing Leases" means the Leases of the Borrower and its Subsidiaries set forth on Annex XV.

            "Federal Funds Rate" means on any one day the weighted average of the rate on overnight Federal funds transactions with members of the Federal Reserve System only arranged by Federal funds brokers as published as of such day by the Federal Reserve Bank of New York, or if not so published, the rate then used by leading banks in extending overnight loans to other leading banks.

            "Final A Term Loan Maturity Date" means the last
Business Day of October   , 2002.

            "Final B Term Loan Maturity Date" means the last
Business Day of October   , 2003.


            "Final Revolving Loan Maturity Date" means the last
Business Day of October   , 2002.

            "Financing Proceeds" means the cash (other than Net Cash Proceeds or proceeds of any sale, transfer or other disposition of assets excluded from the definition of "Asset Sale" by the exceptions contained therein) received by the Borrower and/or any of its Subsidiaries, directly or indirectly, from any financing transaction of whatever kind or nature, including without limitation from any incurrence of Indebtedness, any mortgage or pledge of an asset or interest therein (including a transaction which is the substantial equivalent of a mortgage or pledge), from the sale of tax benefits, from a lease to a third party and a pledge of the lease payments due thereunder to secure Indebtedness, from a joint venture arrangement, from an exchange of assets and a sale of the assets received in such exchange, or any other similar arrangement or technique whereby the Borrower or any of its Subsidiaries obtains Cash in respect of an asset, net of direct costs associated therewith. Financing Proceeds shall not include any amounts with respect to (i) the incurrence or refinancing of the Total Revolving Loan Commitment, (ii) the incurrence or refinancing of Indebtedness permitted by Sections 7.04(a), (b), (c) and (d) effected in accordance with the applicable provisions of such Sections, or (iii) transactions between any of the Borrower, Holdings and any Wholly Owned Subsidiaries of the Borrower.

            "Fine Products" has the meaning set forth in Section
5.24 hereof.

            "FIRREA" means the Financial Institutions Reform,
Recovery & Enforcement Act of 1989, as amended from time to time, and any successor statute.

            "Foreign Bank" has the meaning provided in Section
3.04(c).

            "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Effective Date, it being understood and agreed that determinations in accordance with GAAP for purposes of Sections 5, 6, 7 and 8 and all defined terms as used in this Agreement, are subject (to the extent provided therein) to Section 11.07(a).

            "General Security Agreements" means and includes the Borrower General Security Agreement and any other general security agreements delivered pursuant to Section 6.13 or 6.14.

            "Government Acts" has the meaning provided in Section
1.13(I).

            "Governmental Authority" means any federal, state, local, foreign or other governmental or administrative (including self-regulatory) body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body including, without limitation, those governing the regulation and protection of the Environment, whether now or hereafter in existence, or any officer or official thereof.

            "Guarantee" means and includes, once executed and delivered, each of the Holdings Guarantee and each Subsidiary
Guarantee.

            "Guarantor" for purposes of this Agreement means, individually, each of Holdings and each Subsidiary which executes a Subsidiary Guarantee.

            "Hazardous Materials" means all pollutants, contaminants, or chemical, industrial, hazardous or toxic materials, substances, constituents or wastes, including, without limitation, asbestos or asbestos-containing materials, polychlorinated biphenyls and petroleum, oil, or petroleum or oil products, derivatives or constituents, including, without limitation, crude oil or any fraction thereof.

            "Holdings" means Carson, Inc., a Delaware corporation
(formerly known as DNL Savannah Holding Corp.).

            "Holdings Guarantee" means the Holdings Guarantee substantially in the form of Exhibit E hereto, except for such changes as shall have been approved by the Agent and the Required Banks, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

            "Holdings IPO" has the meaning set forth in the recitals hereto.

            "Holdings Pledge Agreement" means the Holdings Securities Pledge Agreement substantially in the form of Exhibit F-2 hereto, except for such changes therein as shall have been approved by the Agent and the Required Banks, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

            "Indebtedness" of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, other than current liabilities in respect of the foregoing, liabilities for accumulated postretirement benefit obligations and liabilities for deferred compensation, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn and unpaid thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed by such first Person, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all obligations of such Person under Interest Rate Agreements and
(viii) all Contingent Obligations of such Person; provided that Indebtedness shall not include trade payables, accrued expenses, accrued dividends and accrued income taxes, in each case arising in the ordinary course of business.

            "Indosuez" means Banque Indosuez, New York Branch.

            "Initial Bank" means a Bank that was an original signatory to this Agreement.

            "Initial Loans" means the initial Loans made under this Agreement on the Closing Date.

            "Intellectual Property" has the meaning provided in
Section 5.16.

            "Intellectual Property Security Agreements" means and includes the Borrower Intellectual Property Security Agreement and any other intellectual property security agreements delivered pursuant to Section 6.13 or 6.14.

            "Interest Margin" means, for the Portion and Type of Loan, the following:

                              Base Rate         Reserve Adjusted
                                Loans           Eurodollar Loans
                              ---------         ----------------
      A Term Loan               0.50%                 2.00%
      B Term Loan               1.00%                 2.50%
      Revolving Loans           0.50%                 2.00%

            "Interest Period" means, with respect to any Reserve
Adjusted Eurodollar Loan, the interest period applicable thereto, as determined pursuant to Section 1.09.

            "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option contract or other similar agreement or arrangement to which the Borrower is a party, designed to protect the Borrower or any of its Subsidiaries against fluctuations in interest rates.

            "Interest Rate Determination Date" means each date for calculating the Eurodollar Rate for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for a Reserve Adjusted Eurodollar Loan.

            "Inventory" means all of the inventory of the Borrower and its Subsidiaries (on a consolidated basis) including without limitation: (i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in the business of the Borrower and its Subsidiaries; (ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service; and (iii) all goods returned or repossessed by the Borrower or any of its Subsidiaries.

            "Issuing Bank" means the Bank that agrees or is otherwise obligated to issue a Letter of Credit, determined as provided in Section 1.13(C).

            "Junior Subordinated Notes" means, collectively, the $11,753,000 aggregate original principal amount of Junior
Subordinated Promissory Notes issued by Acquisition Corp. on

August 23, 1995 as such notes may have been extended pursuant to the terms of the Junior Subordinated Note Agreement.

            "Junior Subordinated Note Agreement" means the Junior
Subordinated Note Agreement by and between Acquisition Corp.
and Abram Minis, Jr., Henry A. Minis, Marguerite M. Trethewey and the Minis Family Trustees, dated August 23, 1995.

            "Landlord Lien Assurance" means, with respect to any Real Property leased by the Borrower or any of its Subsidiaries for use as a retail facility or for the storage of Inventory, either (i) an agreement executed by the landlord of such Real Property substantially in the form of Exhibit O hereto or
(ii) a legal opinion or other evidence, in each case reasonably satisfactory to the Agent, that the laws of the jurisdiction or jurisdictions applicable to the lease and the retail or storage facility do not give rise to any statutory Lien in favor of the landlord with respect to Inventory located at such facility.

            "Lease" means any lease, sublease, franchise agreement, license, occupancy or concession agreement.

            "Letter of Credit" or "Letters of Credit" means (i) Standby Letter or Letters of Credit and (ii) Commercial Letter or Letters of Credit, in each case, issued or to be issued by Issuing Banks for the account of the Borrower pursuant to
Section 1.13.

            "Letter of Credit Participation" has the meaning assigned to that term in Section 1.13(A).

            "Letters of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount that is or at any time thereafter may become available under all Letters of Credit then issued and outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by all Issuing Banks and not theretofore reimbursed by the Borrower; provided, however, the Letters of Credit Usage of an Issuing Bank shall be deemed to be only such portion of the Letters of Credit Usage of such Issuing Bank which other Banks have not bought by participation pursuant to Section 1.13(A).

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien, claim, hypothecation, assignment for security or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

            "Loan" means each and every Term Loan or Revolving
Loan.

            "Loan Facility" means the credit facility evidenced by the Total Term Loan Commitments and the Total Revolving Loan
Commitments.

            "Loss Proceeds" has the meaning set forth in Section
3.02(A)(i) hereof.

            "Management Agreement" means the management assistance agreement between Morningside and the Borrower dated as of August 23, 1995.

            "Materially Adverse Effect" means, (i) with respect to Holdings and the Borrower and its Subsidiaries, any materially adverse effect (both before and after giving effect to the Refinancing and the financing thereof and the other transactions contemplated hereby) with respect to the operations, business, properties, assets, liabilities (contingent or otherwise) or financial condition or prospects of Holdings and the Borrower and its Subsidiaries, taken as a whole, or (ii) any fact or circumstance (whether or not the result thereof would be covered by insurance) as to which singly or in the aggregate there is a reasonable likelihood of
(w) a materially adverse change described in clause (i) with respect to Holdings and the Borrower and its Subsidiaries, taken as a whole, (x) the inability of any Credit Party to perform in any material respect its Obligations hereunder or the inability of the Banks to enforce in any material respect their rights purported to be granted hereunder or the Obligations (including realizing on the Collateral), or (y) a materially adverse effect on the ability to effect (including hindering or unduly delaying) the Refinancing and the other transactions contemplated hereby on the terms contemplated hereby and thereby.

            "Minimum Borrowing Amount" means $100,000.

            "Morningside" means Morningside Capital Group, LLC, a
Connecticut limited liability company.

            "Mortgage" means a term loan and revolving credit mortgage (or deed of trust or deed to secure debt, as the case may be), assignment of rents, security agreement and fixture filing creating and evidencing a Lien on a Mortgaged Real Property, which shall be substantially in the form of Exhibit D hereto, containing such schedules and including such additional provisions and other deviations from such Exhibit as shall be necessary to conform such document to applicable or local law or as shall be customary under applicable or local law and which shall be dated the date of delivery thereof and made by the owner (fee or leasehold, as the case may be) of the Mortgaged Real Property described therein for the benefit of the Collateral Agent, as mortgagee (or beneficiary, as the case may be), assignee and secured party, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

            "Mortgaged Real Property" means each Real Property designated on Annex VIII which shall be subject to a Mortgage.

            "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA with respect to which any Credit Party or any of their respective ERISA Affiliates is or has been required to contribute or otherwise may have liability.

            "Net Award" has the meaning assigned to that term in each Mortgage.

            "Net Cash Proceeds" means:

            (a) with respect to any Asset Sale, the aggregate cash payments received by Holdings, the Borrower and/or any of the Borrower's Subsidiaries, as the case may be, from such Asset Sale, net of direct expenses of sale, net of taxes (including income taxes and transfer taxes) and net of repayment of Indebtedness or Capitalized Leases in each case secured by a Lien on the asset subject to such Asset Sale; provided that, with respect to taxes, expenses shall only include taxes to the extent that taxes are payable in cash in the current year or in the next succeeding year with respect to the current year as a result of such Asset Sale; and

            (b) with respect to any Taking or Destruction, the Net Award or Net Proceeds, as applicable, resulting therefrom, to be applied as Net Cash Proceeds under this Agreement pursuant to the provisions of Sections 1.13.3 and 1.13.4 of the Mortgages;

provided, further, that Net Cash Proceeds shall not include any amounts or items included in the definition of Financing

Proceeds or Net Financing Proceeds (including in any proviso appearing therein).

            "Net Financing Proceeds" means Financing Proceeds, net of direct expenses of the transaction and net of taxes (including income taxes) currently paid or payable in cash as a result thereof in the current year or in the next succeeding year with respect to the current year as a result of the transaction generating Net Financing Proceeds.


            "Net Proceeds" has the meaning assigned to that term in each Mortgage.

            "Note" means any Revolving Note or Term Note.

            "Notice of Borrowing" has the meaning provided in
Section 1.03.

            "Notice of Conversion/Continuation" has the meaning provided in Section 1.06.

            "Obligations" means all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document or secured by any of the Security Documents.

            "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its Chairman of the Board (if an officer) or its President or one of its Vice Presidents and by its Chief Financial Officer or its Treasurer or any Assistant Treasurer; provided that every Officers' Certificate with respect to compliance with a condition precedent to the making of any Loan hereunder shall include (i) a statement that the officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

            "Officers' Solvency Certificate" means the Officers'
Solvency Certificate in the form set forth as Exhibit L hereto.

            "Operating Lease" of any Person, shall mean any lease
(including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) by such Person as Lessee which is not a Capital Lease.

            "Partial Release Conditions" has the meaning provided in Section 7.13(C).

            "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

            "Pension Plan" means any pension plan as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan) which is or has been maintained by or to which contributions are or have been made by any Credit Party or their respective ERISA Affiliates or as to which any Credit Party or their respective ERISA Affiliates may have liability.

            "Permitted Encumbrances" has the meaning provided in
Section 7.03.

            "Person" means any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any Governmental Authority.

            "Pledge Agreements" means and includes the Holdings
Pledge Agreement, the Borrower Pledge Agreement, and any securities pledge agreements (including, without limitation, any supplements or amendments to any of the foregoing) delivered pursuant to Section 6.13, 6.14 or 6.16.

            "Pledged Collateral" means all the Pledged Collateral as defined in each of the General Security Agreements and in the Intellectual Property Security Agreements.

            "Pledged Securities" means all the securities and other collateral in which a security interest is purported to be granted to the Agent for the benefit of the Banks by each of the Pledge Agreements, including, without limitation, all Pledged Collateral as defined therein.

            "Portion" means the Term Portion or the Revolving
Portion.

            "Prior Liens" means Liens which, pursuant to the provisions of any Security Document, are or may be superior to the Lien of such Security Document.

            "Projected Financial Statements" has the meaning set forth in Section 5.11(c).

            "Real Property" means all right, title and interest of the Borrower or any of its Subsidiaries (including, without limitation, any leasehold estate) in and to a parcel of real property owned, leased or operated by the Borrower or any of its Subsidiaries together with, in each case, all of the Borrower's or such Subsidiaries' right, title and interest in and to all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.


            "Release" has the meaning set forth in Section
7.13(B).

            "Release Conditions" has the meaning set forth in
Section 7.13(B).

            "Release Notice" has the meaning set forth in Section
7.13(B).

            "Released Real Property" has the meaning set forth in
Section 7.13(B).

            "Reference Banks" means Indosuez, Chase Bank and
Citibank, N.A.

            "Regulation D" means Regulation D of the Board of
Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "Regulation G" means Regulation G of the Board of
Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

            "Regulation T" means Regulation T of the Board of
Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

            "Regulation U" means Regulation U of the Board of
Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

            "Regulation X" means Regulation X of the Board of
Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

            "Required Banks" means at any time (i) Banks holding at least 51% of the Total Commitments held by Banks (or, if the Total Commitments shall have been terminated, Banks holding at least 51% of the outstanding Loans) or (ii) two Banks if there are only two Banks holding 100% of the Total Commitments and at least one of such Banks holds an aggregate Commitment of at least $5,000,000; provided that for the purposes of Section 4, the requirement that any document, agreement, certificate or other writing is to be satisfactory to the Required Banks shall be satisfied if (x) such document, agreement, certificate or other writing was delivered in its final form to the Banks prior to the Effective Date (or if amended or modified thereafter, the Agent has reasonably determined such amendment or modification not to be material), (y) such document, agreement, certificate or other writing is satisfactory to the Agent and (z) Banks holding more than 33-1/3% of the Total Commitments held by Banks have not objected in writing to such document, agreement, certificate or other writing to the Agent prior to the Closing Date.

            "Reserve Adjusted Eurodollar Loan" means each Loan bearing interest based on the Eurodollar Rate as provided in
Section 1.08(b).

            "Restoration" has the meaning assigned to that term in each Mortgage.

            "Revolving Loan Commitment" means, with respect to each Bank, the amount set forth below such Bank's name on the signature pages hereto directly below the column entitled "Revolving Loan Commitment," as same may be reduced from time to time pursuant to Sections 2.01, 3.02 and/or 8.

            "Revolving Loan Commitment Termination Date" means the Business Day immediately preceding the Final Revolving Loan
Maturity Date.

            "Revolving Loans" has the meaning provided in Sec-tion 1.01(b).

            "Revolving Note" has the meaning provided in
Section 1.05(a).

            "Revolving Portion" means, at any time, the portion of the Loan Facility evidenced by the Total Revolving Loan
Commitments.

            "Scheduled A Term Loans Principal Payments" means, with respect to the principal payments on the A Term Loans on the last Business Day of each month set forth below, the U.S.
dollar amount set forth opposite thereto:

                                        Scheduled A Term Loan
              Date                      Principal Payment
              ----                      ----------------------
            December 1996                       $625,000
            March 1997                           625,000
            June 1997                            625,000
            September 1997                       625,000
            December 1997                        625,000
            March 1998                           625,000
            June 1998                            625,000
            September 1998                       625,000
            December 1998                        625,000
            March 1999                           625,000
            June 1999                            625,000
            September 1999                       625,000
            December 1999                        625,000
            March 2000                           625,000
            June 2000                            625,000
            September 2000                       625,000
            December 2000                        625,000
            March 2001                           625,000
            June 2001                            625,000
            September 2001                       625,000
            December 2001                        625,000
            March 2002                           625,000
            June 2002                            625,000
            September 2002                       625,000

            "Scheduled B Term Loans Principal Payments" means, with respect to the principal payments on the B Term Loans on the last Business Day of each month set forth below, the U.S.
dollar amount set forth opposite thereto:

                                        Scheduled B Term Loan
               Date                     Principal Payment
               ----                     ---------------------
            December 1996                     $   25,000
            March 1997                            25,000
            June 1997                             25,000
            September 1997                        25,000
            December 1997                         25,000
            March 1998                            25,000
            June 1998                             25,000
            September 1998                        25,000
            December 1998                         25,000
            March 1999                            25,000
            June 1999                             25,000
            September 1999                        25,000
            December 1999                         25,000
            March 2000                            25,000
            June 2000                             25,000
            September 2000                        25,000
            December 2000                         25,000
            March 2001                            25,000
            June 2001                             25,000
            September 2001                        25,000
            December 2001                         25,000
            March 2002                            25,000
            June 2002                             25,000
            September 2002                        25,000
            December 2002                      2,350,000
            March 2003                         2,350,000
            June 2003                          2,350,000
            September 2003                     2,350,000

            "SEC" means the Securities and Exchange Commission or any successor thereto.

            "SEC Regulation D" means Regulation D as promulgated under the Securities Act, as the same may be in effect from time to time.

            "Securities" means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Security Documents" means each of the Mortgage, the Pledge Agreements, the Borrower General Security Agreement, the
Intellectual Property Security Agreement and any other documents utilized to pledge as Collateral for the Obligations any property or assets of whatever kind or nature.

            "Senior Officer" means any of the chief executive officer, chief financial officer, controller, chief accounting officer, chief operating officer, treasurer or any executive vice president of the Borrower.

            "Senior Subordinated Notes" means, collectively, the $18,000,000 aggregate original principal amount of Senior
Subordinated Notes issued by Acquisition Corp. on August 23,
1995.

            "Senior Subordinated Note Purchase Agreement" means the Note Purchase Agreement, dated as of August 23, 1995, between Acquisition Corp. and the Purchasers listed therein.

            "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) workers' compensation liabilities of the Borrower or any of its Subsidiaries, (ii) the obligations of third-party insurers of the Borrower or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third-party insurers to obtain such letters of credit, or
(iii) performance, payment, deposit or surety obligations of the Borrower or any of its Subsidiaries if required by law or governmental rule or regulation or in accordance with custom and practice in the industry.

            "State and Local Real Property Disclosure
Requirements" means any state or local laws requiring notification of the buyer of real property, or notification, registration, or filing to or with any state or local agency, prior to, concurrent with or following the sale of any real property or transfer of control of an establishment, of the actual or threatened presence or release into the environment, or the use, disposal, or handling of Hazardous Materials on, at, under, or near the real property to be sold or the establishment for which control is to be transferred.

            "Subordinated Note Purchase Agreement" means the
Subordinated Note Purchase Agreement, dated as of August 23,
1995, between Acquisition Corp. and the Purchasers listed therein.

            "Subordinated Notes" means, collectively, the
$3,000,000 aggregate original principal amount of Subordinated
Notes issued by Acquisition Corp. on August 23, 1995.

            "Subsidiary" of any Person means and includes (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time.

            "Subsidiary Guarantee" means each guarantee substantially in the form of Exhibit R hereto, executed and delivered by a Subsidiary in accordance with the terms hereof, except for such changes as shall have been approved by the Agent, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.


            "Survey" means a survey of any Mortgaged Real Property (and all improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the state where such Mortgaged Real Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Real Property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, (iii) certified by the surveyor (in a manner reasonably acceptable to the Agent) to the Agent and the Title Company and (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey.

            "Taking" has the meaning assigned to that term in each Mortgage.

            "Taxes" has the meaning set forth in Section 3.04.

            "Term Loans" has the meaning set forth in Section
1.01(a).

            "Term Note" has the meaning set forth in Section
1.05(a).

            "Term Portion" means, at any time, the portion of the Loan Facility evidenced by the Total Term Loan Commitments.

            "Termination Event" means (i) a "reportable event" described in Section 4043 of ERISA or in the regulations thereunder (excluding events for which the requirement for notice of such reportable event has been waived by the PBGC) with respect to a Title IV Plan, or (ii) the withdrawal of any Credit Party or any of their respective ERISA Affiliates from a Title IV Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or
(iii) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a Title IV Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings by the PBGC to terminate a Title IV Plan or to appoint a trustee to administer a Title IV Plan, or
(v) any other event or condition which might constitute reasonable grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan, or (vi) the complete or partial withdrawal (within the meaning of Sections 4203 and 4205, respectively, of ERISA) of any Credit Party or any of their respective ERISA Affiliates from a Multiemployer Plan, or (vii) the insolvency or reorganization (within the meaning of Sections 4245 and 4241, respectively, of ERISA) or termination of any Multiemployer Plan, or (viii) the failure to make any payment or contribution to any Pension Plan or Multiemployer Plan or the making of any amendment to any Pension Plan which could result in the imposition of a lien or the posting of a bond or other security.

            "Test Period" means the shorter of (i) the four consecutive complete fiscal quarters of the Borrower then last ended or (ii) the period of all complete fiscal quarters of the Borrower since the Closing Date.

            "Title Company" means Ticor Title Insurance or such other title insurance or abstract company as shall be selected by the Borrower and reasonably acceptable to the Required
Banks.

            "Title IV Plan" means any Pension Plan described in
Section 4021(a) of ERISA, and not excluded under
Section 4021(b) of ERISA.

            "Total A Term Loan Commitments" means the sum of the A Term Loan Commitments of each of the Banks.

            "Total B Term Loan Commitments" means the sum of the B Term Loan Commitments of each of the Banks.

            "Total Commitments" means the sum of the Total Term
Loan Commitments and the Total Revolving Loan Commitments.

            "Total Revolving Loan Commitments" means the sum of the Revolving Loan Commitments of each of the Banks.

            "Total Term Loan Commitments" means the sum of the A Term Loan Commitments and the B Term Loan Commitments of each of the Banks.

            "Total Utilization of Revolving Loan Commitments" means, at any date of determination, the sum of the aggregate principal amount of all Revolving Loans then outstanding.

            "Type" of Loan means either a Base Rate Loan or a Reserve Adjusted Eurodollar Loan.

            "UCC" means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction in the United States.

            "Unutilized Commitment" for any Bank at any time means, on and after the Closing Date, the unutilized Revolving
Loan Commitment of such Bank, after taking into effect the Letters of Credit Usage.

            "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' or nominees' qualifying shares or shares of capital stock required to be owned by foreign nationals under applicable law, is owned directly or indirectly by such Person.

            "Written" or "in writing" means any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

            SECTION 10.  The Agent.

            10.01 Appointment. Each Bank hereby irrevocably designates and appoints Indosuez as Agent (such term to include the Agent acting as Collateral Agent or in any other representative capacity under any other Credit Document) of such Bank to act as specified herein and in the other Credit Documents and each such Bank hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such upon the express conditions contained in this Section 10. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. The provisions of this Section 10 are solely for the benefit of the Agent and the Banks, and no Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party.

            10.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 10.03.

            10.03 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or
(ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties by the Borrower, any Subsidiary of the Borrower or any of their respective officers contained in this Agreement, any other Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Document or for any failure of the Borrower or any Subsidiary of the Borrower or any of their respective officers to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any Subsidiary of the Borrower. The Agent shall not be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Banks or by or on behalf of the Borrower to the Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

            10.04 Reliance by the Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks (or to the extent specifically provided in Section 11.12, all the Banks), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

            10.05 Notice of Default. The Agent shall not be deemed to have knowledge of the occurrence of any Default or Event of Default, other than a default in the payment of principal or interest on the Loans hereunder unless it has received notice from a Bank or the Borrower or any other Credit Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

            10.06 Non-Reliance on Agent and Other Banks. Each Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower or any Subsidiary of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own apprai-sal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement and the other agreements contemplated hereby. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

            10.07 Indemnification. The Banks agree to indemnify the Agent in its capacity as such or in any other representa-tive capacity under any other Credit Document ratably according to their aggregate Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower or any of its Subsidiaries; provided that no Bank shall be liable to the Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 10.07 shall survive the payment of all Obligations.

            10.08 The Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, its Subsidiaries and other Affiliates of the Borrower as though the Agent were not the Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

            10.09 Successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, the term "Agent" shall include such successor agent effective upon its appointment, and the resigning Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the retiring Agent's resignation hereunder as Agent, the provisions of this
Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

            10.10 Resignation by Agent. A. The Agent may resign from the performance of all its functions and duties hereunder at any time by giving 30 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to subsections B and C below or as otherwise provided below.

            B. Upon any such notice of resignation of the Agent, the Required Banks shall appoint a successor Agent acceptable to the Borrower and which shall be an incorporated bank or trust company or other qualified financial institution with operations in the United States and total assets of at least $1 billion.

            C. If a successor Agent shall not have been so appointed within said 30 Business Day period, the resigning Agent with the consent of the Borrower shall then appoint a successor Agent (which shall be an incorporated bank or trust company or other qualified financial institution with operations in the United States and total assets of at least $1 billion) who shall serve as Agent until such time, if any, as the Required Banks appoint a successor Agent as provided above.

            D. If no successor Agent has been appointed pursuant to subsection B or C by the 30th Business Day after the date such notice of resignation was given by the resigning Agent, such Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Required Banks appoint a successor Agent as provided above.

            SECTION 11.  Miscellaneous.

            11.01 Payment of Expenses, etc. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein (subject to the terms of the letter agreement dated August 12, 1996) and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of Cahill Gordon & Reindel and local counsel issuing opinions pursuant to Section 4.01(C)) with prior notice to the Borrower of the engagement of any counsel and of each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for each of the Banks) with prior notice to the Borrower of the engagement of any counsel; (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) in-demnify Agent, Collateral Agent and each Bank, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses (including, without limitation, any and all losses, liabilities, claims, damages or expenses arising under Environmental Laws except with regard to any losses, costs, damages or expenses under Environmental Laws arising from or relating to acts or omissions occurring after the Agent or any Bank takes possession of, uses, operates, manages, controls or sells the Mortgaged Property provided, however, that such exception shall apply only to the extent such losses, costs, damages or expenses arise solely from the gross negligence, bad faith or willful misconduct of the Agent or any Bank or of the agents of the Agent or any Bank) incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Bank is a party thereto) related to the entering into and/or performance of any Credit
Document or the use of the proceeds of any Loans hereunder or the Refinancing or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence, bad faith or willful misconduct of the Person to be indemnified).

            11.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Credit Party purchased by such Bank pursuant to Section 11.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder.

            11.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to the Borrower, Carson Products Company, 64 Ross Road, Savannah, GA 31405, Attention: Chief Financial Officer, with a copy to Morningside Capital Group, LLC, 1 Morningside Drive, North, Suite 200, Westport, CT 06880, Attention: President, or if to another Credit Party, to its address specified in the other relevant Credit Documents, as the case may be; if to the Agent or any Bank, at its address specified for the Agent or such Bank on Annex II hereto; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective two days after being deposited in the mails, when delivered to the telegraph company, cable company or overnight courier, as the case may be, or when sent by telex or telecopier, except that notices and communications to the Agent shall not be effective until received by the Agent.


            11.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, all future holders of the Notes, and their respective successors and assigns; provided that no Credit Party may assign or transfer any of its interests hereunder without the prior written consent of the Banks; and provided, further, that the rights of each Bank to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in this Section 11.04; provided that nothing in this Section 11.04 shall prevent or prohibit any Bank from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank and
(ii) granting participations in or assignments of such Bank's Loans, Notes and/or Commitments hereunder to its parent company and/or to any Affiliate of such Bank that is at least 50% owned by such Bank or its parent company; provided, however, that any such assignment or participation shall not result in the Borrower paying additional amounts as of the time of such assignment pursuant to Section 1.10(e), 1.11, 1.13 or 3.04.

            (b) Each Bank shall have the right to transfer, assign or grant participations in all or any part of its remaining Loans, Notes and/or Commitments hereunder on the basis set forth below in this clause (b). Subject to
Section 11.04(c) hereof, each Bank may furnish any information concerning the Borrower in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants).

            (A) Assignments. Each Bank, with the written consent of the Agent and the Borrower, which consent shall not be unreasonably withheld, which shall be evidenced on the notice in the form of Exhibit I-1 hereto, may assign pursuant to an Assignment Agreement substantially in the form of Exhibit I-2 hereto all or a portion of its Loans, Notes and/or Commitments hereunder pursuant to this clause
      (b)(A) to one or more Eligible Assignees; provided that any such assignment pursuant to this clause (b)(A) shall not result in the Borrower paying additional amounts as of the time of such assignment pursuant to Section 1.10(e), 1.11, 1.13 or 3.04. Any assignment pursuant to this clause (b)(A) will become effective five Business Days after the Agent's receipt of (i) a written notice in the form of Exhibit I-1 hereto from the assigning Bank and the Eligible Assignee and (ii) a processing and recordation fee of $2,500 from the assigning Bank in connection with the Agent's recording of such sale, assignment, transfer or negotiation; provided that such fee shall only be payable if the assignment is between a Bank and an Eligible Assignee that is not a Bank prior to the assignment. The Borrower shall issue new Notes to the Eligible Assignee in conformity with Section 1.05 and the assignor shall return the old Notes to the Borrower. Upon the effectiveness of any assignment in accordance with this clause (b)(A), the Eligible Assignee will become a "Bank" for all purposes of this Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Bank shall be relieved of its obligations hereunder with respect to the Commitments being assigned. The Agent shall maintain at its address specified in Annex II hereto a copy of each Assignment Agreement delivered to and accepted by it and a register in which it shall record the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owning to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent demonstrable error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Agent or any Bank at any reasonable time and from time to time upon reasonable prior notice.

            (B) Participations. Each Bank may transfer, grant or assign participations in all or any part of such Bank's Loans, Notes and/or Commitments hereunder pursuant to this clause (b)(B) to any Person; provided that (i) such Bank shall remain a "Bank" for all purposes of this Agreement and the transferee of such participation shall not constitute a Bank hereunder and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (x) change the scheduled final maturity date of any of the Loans, Notes or Commitments in which such participant is participating or (y) reduce the principal amount, interest rate or fees applicable to any of the Loans, Notes or Commitments in which such participant is participating or postpone the payment of any interest or fees or (z) release all or substantially all of the Collateral;

      and provided, further that any participation pursuant to this Section 11.04(b)(B) shall not result in the Borrower paying additional amounts as of the time of such participation pursuant to Section 1.10(e), 1.11, 1.13 or 3.04. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against the granting Bank in respect of such participation to be those set forth in the agreement with such Bank creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation; provided that such participant shall be considered to be a "Bank" for purposes of Sections 11.02 and 11.06(b).

            (c)  The Agent and the Banks agree to keep
confidential (and to cause their respective officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to the Agent or any Bank (the "Information"). Notwithstanding the foregoing, the Agent and each Bank shall be permitted to disclose Information (i) to such of its officers, directors, employees, agents and representatives as need to know such Information in connection with its participation in any of the transactions contemplated hereby or the administration of this Agreement; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority; (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Agreement or any other confidentiality agreement with respect thereto, (B) becomes available to the Agent or such Bank on a non-confidential basis from a source other than Holdings, the Borrower, or any of their respective subsidiaries, officers, directors, employees, agents or representatives or (C) was available to the Agent or such Bank on a non-confidential basis prior to its disclosure to the Agent or such Bank by the Borrower, Holdings or any of their respective subsidiaries;
(iv) to the extent the Borrower, Holdings or any of their respective subsidiaries shall have consented to such disclosure in writing; (v) in connection with the sale of any Collateral pursuant to the provisions of any of the Security Documents; or
(vi) pursuant to Section 11.04(b) hereof; provided that prior to any such disclosure under Section 11.04(b), each prospective Eligible Assignee or participant shall enter into a written agreement with the assigning or selling Bank to preserve the confidentiality of any Information to the extent set forth in this Section 11.04(c).

            11.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circum-stances or constitute a waiver of the rights of the Agent or the Banks to any other or further action in any circumstances without notice or demand.

            11.06 Payments Pro Rata. (a) The Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall distribute such payment to the Banks pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

            (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligations then owed and due to such Bank bears to the total of such Obligations then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            11.07  Calculations; Computations.  (a)  The
financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided that, except as otherwise specifically provided herein, all computations determining compliance with Sections 5, 6, 7 and 8 and all definitions used in this Agreement for any purpose shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the historical financial statements delivered to the Banks pursuant to Section 4.01(M).

            (b) All computations of interest and fees hereunder shall be made on the actual number of days elapsed over a year of 365 days; provided, however, that all computations of interest on Reserve Adjusted Eurodollar Loans and Commitment Commission shall be made on the actual number of days elapsed over a year of 360 days.

            11.08 Governing Law; Submission to Jurisdiction; Venue. (a) This Agreement and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with and be governed by the laws of the State of New York applicable to contracts made and to be performed wholly therein. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforemen-tioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the respective Credit Party at its address for notices pursuant to Section 11.03, such service to become effective 15 days after such mailing. Each Credit Party hereby irrevocably appoints the Borrower and such other persons as may hereafter be selected by the Borrower irrevocably agreeing in writing to serve as its agent for service of process in respect of any such action or proceeding. Nothing herein shall affect the right of the Agent or any Bank to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

            (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            11.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent.

            11.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower and each of the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent at the Agent's Office or, in the case of the Banks, shall have given to the Agent telephonic (confirmed in writing), written, telex or telecopy notice (actually received) at such office that the same has been signed and mailed to it. The Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

            11.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            11.12 Amendment or Waiver. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Required Banks; provided that no such change, waiver, discharge or termination shall, without the consent of each affected Bank and the Agent, (i) extend the scheduled final maturity date of any Loan, or any portion thereof, or reduce the rate or extend the time of payment of interest thereon or fees or reduce the principal amount thereof, or increase the Commitments of any Bank over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment of any Bank), (ii) release all or a substantial portion of the Collateral or Guarantees (except as expressly permitted by the Credit Documents),
(iii) amend, modify or waive any provision of this Section, or
Section 1.10, 1.11, 3.04, Section 8, 10.07, 11.01, 11.02,
11.04, 11.06, 11.07(b) or 11.12, (iv) reduce any percentage
specified in, or otherwise modify, the definition of Required Banks or (v) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement. No provision of Section 10 may be amended without the consent of the Agent.

            11.13 Survival. All indemnities set forth herein including, without limitation, in Section 1.11, 3.04, 10.07 or
11.01 shall survive the execution and delivery of this Agreement and the making of the Loans, the repayment of the Obligations and the termination of the Total Commitments.

            11.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Bank; provided, however, that any such transfer shall not result in the Borrower paying additional amounts as of the time of such transfer pursuant to
Section 1.10(e), 1.11, 1.13 or 3.04.

            11.15 Waiver of Jury Trial. Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the Credit Documents or the transactions contemplated hereby or thereby.

            11.16 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

            IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                              CARSON PRODUCTS COMPANY


                              By:
                                  ---------------------------
                                  Name:
                                  Title:

              Credit Agreement among Carson Products Company,
               Banque Indosuez and the Banks listed herein.



                              BANQUE INDOSUEZ, NEW YORK BRANCH
                                as Agent and Collateral
                                Agent


                              By:
                                  -----------------------------
                                  Name:
                                  Title:


                              By:
                                  -----------------------------
                                  Name:
                                  Title:


                              A Term Loan Commitment:  $15,000,000

                              B Term Loan Commitment:  $10,000,000

                              Revolving Loan Commitment:  $15,000,000

                                                                    ANNEX I


                               List of Banks


Banque Indosuez, New York Branch


                             Assignment Banks

                                                                   ANNEX II


                         Agent and Bank Addresses


Banque Indosuez, New York Branch
1211 Avenue of the Americas
7th Floor
New York, New York  10036

                             Assignment Banks

                                                                  ANNEX III


                               Existing Debt

                                                                   ANNEX IV


                               Subsidiaries

                                                                    ANNEX V


                     Collective Bargaining Agreements

                                                                        ANNEX VI


                                   INSURANCE

                                                                  ANNEX VII


                                   Liens

                                                                 ANNEX VIII


                          Mortgaged Real Property

                                                                   ANNEX IX


                                Litigation

                                                                    ANNEX X


                                 Consents

                                                                   ANNEX XI


                               Restrictions

                                                                  ANNEX XII


                           Environmental Matters

                                                                 ANNEX XIII


                                   Taxes

                                                                  ANNEX XIV


                     Schedule of Intellectual Property

                                            Exhibit A to the
                                            Credit Agreement


                    FORM OF REVOLVING NOTE

                    CARSON PRODUCTS COMPANY


U.S. $                                       New York, New York
                                                     , 1996


          FOR VALUE RECEIVED, CARSON PRODUCTS COMPANY, a Delaware corporation (the "Borrower"), hereby promises to pay
to the order of                 (the "Bank"), in lawful money
of the United States of America in immediately available funds, at the office of Banque Indosuez, New York Branch, located at 1211 Avenue of the Americas, 7th Floor, New York, New York 10036 or as otherwise designated pursuant to the Credit Agreement (which is hereinafter defined), on the Final Revolving Loan Maturity Date (as defined in the Credit Agreement), the principal sum of
                                           AND   /100 U.S.
DOLLARS ($            ) or, if less, the unpaid principal
amount of the Revolving Loans (as defined in the Credit Agreement) made by the Bank pursuant to the Credit Agreement.

          The Borrower also promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in the Credit Agreement.

          This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of October [ ], 1996, among the Borrower, the Bank and the other lending institutions party thereto and Banque Indosuez, New York Branch, as Agent (as amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof in effect, the "Credit Agreement") and is entitled to the benefits thereof and shall be subject to the provisions thereof. This Note is also entitled to the benefits of the Security Documents (as defined in the Credit Agreement). As provided in the Credit Agreement, this Note is subject to mandatory and voluntary prepayment, in whole or in part.

          In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

            All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such an endorsement or recordation or any error in such an endorsement or recordation shall not affect the obligations of the Borrower to make payments when due of any amounts owing under the Credit Agreement or under this Note.

            THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND
ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

                                    CARSON PRODUCTS COMPANY


                                    By
                                       Name:
                                       Title:

                                         TRANSACTIONS
                                              ON
                                        REVOLVING NOTE



                  Principal                       Amount of     Outstanding
        Type of   Amount of          Duration     Principal or  Principal
        Loan Made Loan Made Interest of Interest  Interest Paid Balance     Notation
Date    This Date This Date Rate     Period       This Date     This Date   Made By
---     --------- --------- -------- -----------  ------------- ----------- --------



                                            Exhibit B-1 to the
                                            Credit Agreement


                      FORM OF A TERM NOTE

                    CARSON PRODUCTS COMPANY


                                             New York, New York
U.S. $                                               , 1996


          FOR VALUE RECEIVED, CARSON PRODUCTS COMPANY, a Delaware corporation (the "Borrower"), hereby promises to pay
to the order of                  (the "Bank"), in lawful money
of the United States of America in immediately available funds, at the office of Banque Indosuez, New York Branch, located at 1211 Avenue of the Americas, 7th Floor, New York, New York 10036 or as otherwise designated pursuant to the Credit Agreement (which is hereinafter defined), on the Final A Term Loan Maturity Date (as defined in the Credit Agreement), the principal sum of
                                    AND   /100 U.S. DOLLARS
($            ) or, if less, the unpaid principal amount of the
A Term Loans (as defined in the Credit Agreement) made by the Bank pursuant to the Credit Agreement.

          The Borrower also promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in the Credit Agreement.

          This Note is one of the A Term Notes referred to in the Credit Agreement, dated as of October [ ], 1996, among the Borrower, the Bank and the other lending institutions party thereto and Banque Indosuez, New York Branch, as Agent (as amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof in effect, the "Credit Agreement") and is entitled to the benefits thereof and shall be subject to the provisions thereof. This Note is also entitled to the benefits of the Security Documents (as defined in the Credit Agreement). As provided in the Credit Agreement, this Note is subject to mandatory and voluntary prepayment, in whole or in part.

          In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

            All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such an endorsement or recordation or any error in such an endorsement or recordation shall not affect the obligations of the Borrower to make payments when due of any amounts owing under the Credit Agreement or under this Note.

            THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT
REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

                                    CARSON PRODUCTS COMPANY


                                    By
                                       Name:
                                       Title:

                                         TRANSACTIONS
                                              ON
                                         A TERM NOTE



                  Principal                       Amount of     Outstanding
        Type of   Amount of          Duration     Principal or  Principal
        Loan Made Loan Made Interest of Interest  Interest Paid Balance     Notation
Date    This Date This Date Rate     Period       This Date     This Date   Made By
----    --------- --------- -------- -----------  ------------- ----------- --------


                                            Exhibit B-2 to the
                                            Credit Agreement


                      FORM OF B TERM NOTE

                    CARSON PRODUCTS COMPANY


                                             New York, New York
U.S. $                                               , 1996


          FOR VALUE RECEIVED, CARSON PRODUCTS COMPANY, a Delaware corporation (the "Borrower"), hereby promises to pay
to the order of                  (the "Bank"), in lawful money
of the United States of America in immediately available funds, at the office of Banque Indosuez, New York Branch, located at 1211 Avenue of the Americas, 7th Floor, New York, New York 10036 or as otherwise designated pursuant to the Credit Agreement (which is hereinafter defined), on the Final B Term Loan Maturity Date (as defined in the Credit Agreement), the principal sum of
                                    AND   /100 U.S. DOLLARS
($            ) or, if less, the unpaid principal amount of the
B Term Loans (as defined in the Credit Agreement) made by the Bank pursuant to the Credit Agreement.

          The Borrower also promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in the Credit Agreement.

          This Note is one of the B Term Notes referred to in the Credit Agreement, dated as of October [ ], 1996, among the Borrower, the Bank and the other lending institutions party thereto and Banque Indosuez, New York Branch, as Agent (as amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof in effect, the "Credit Agreement") and is entitled to the benefits thereof and shall be subject to the provisions thereof. This Note is also entitled to the benefits of the Security Documents (as defined in the Credit Agreement). As provided in the Credit Agreement, this Note is subject to mandatory and voluntary prepayment, in whole or in part.

          In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

            All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such an endorsement or recordation or any error in such an endorsement or recordation shall not affect the obligations of the Borrower to make payments when due of any amounts owing under the Credit Agreement or under this Note.

            THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT
REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

                                    CARSON PRODUCTS COMPANY


                                    By
                                       Name:
                                       Title:

                                         TRANSACTIONS
                                              ON
                                         B TERM NOTE



                  Principal                       Amount of     Outstanding
        Type of   Amount of          Duration     Principal or  Principal
        Loan Made Loan Made Interest of Interest  Interest Paid Balance     Notation
Date    This Date This Date Rate     Period       This Date     This Date   Made By
----    --------- --------- -------- -----------  ------------- ----------- --------


                                             Exhibit C-1 to the
                                             Credit Agreement




     [Form of Opinion of Milbank, Tweed, Hadley & McCloy]


                                              October [ ], 1996


Banque Indosuez, New York Branch,
  As Agent and Collateral Agent
1211 Avenue of the Americas - 7th Floor
New York, New York 10036
   and
The Banks party to the Credit
  Agreement referenced below

Ladies and Gentlemen:

          We have acted as counsel to Carson, Inc., a Delaware corporation ("Holdings") and its wholly owned subsidiary, Carson Products Company, a Delaware corporation, ("Borrower"), in connection with (i) the Credit Agreement, dated as of October [ ], 1996 (the "Credit Agreement"), among Borrower, and together with Holdings, the "Credit Parties", the lending institutions named therein (the "Banks"), and the New York Branch of Banque Indosuez, as Agent and Collateral Agent, providing for, among other things, extensions of credit to be made by the Banks to the Company in an aggregate principal amount not exceeding $40,000,000 and (ii) the agreements, instruments and other documents referred to below. This opinion letter is delivered to you pursuant to Section 4.01(C)(i) of the Credit Agreement. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

          In rendering the opinions expressed below, we have participated in the preparation of and reviewed the Credit
Documents (including all respective Annexes and Exhibits thereto).

          We have also reviewed (i) originals or copies of the Certificate of Incorporation and By-laws of each Credit Party, resolutions of the boards of directors of each Credit Party and, where appropriate, the stockholder of each Credit Party, and certificates of public officials concerning the legal existence and good standing of each Credit Party in the jurisdictions where each Credit Party is incorporated and (ii) material agreements, contracts, licenses and other instruments and records of each Credit Party, as we have deemed necessary or appropriate to express the opinions set forth herein. As to all factual matters material to the opinions set forth herein, we have relied upon, and assumed the accuracy of, such certificates, corporate records, searches and other documents (including certificates of officers of the Credit Parties and representations and warranties made in or pursuant to the Credit Documents, and other instruments and agreements by the Credit Parties and others as to matters of fact) with respect to the facts stated therein.

      We have, in acting as counsel to Holdings and the Borrower as described above, participated in certain due diligence activities of Holdings in connection with the Holdings IPO.
The opinions expressed herein as being to the best of our knowledge or with respect to matters known to us reflect knowledge obtained in connection with such participation, the participation and review referred to in the second paragraph of this opinion letter and the review referred to in the third paragraph of this opinion letter but no other independent inquiry, and are limited to the actual knowledge of the lawyers of this firm who have actively worked on the transactions contemplated by the Credit Documents.

      In rendering the opinions expressed below, we have assumed, with your permission and without independent verification, that (except, as to the Credit Parties, to the extent set forth in the opinions expressed below):

            a     the signatures of persons signing all documents
      in connection with which this opinion is rendered are genuine and authorized;

            b     all documents submitted to us as originals or
      duplicate originals are authentic;

            c     all documents submitted to us as copies, whether
      certified or not, conform to original documents; and

            d     all parties to the documents reviewed by us are
      duly organized and validly existing and have full power and authority to execute, deliver and perform their obligations under such documents, that all such documents have been duly authorized by all necessary action on the part of the parties thereto, that such documents have been duly executed and delivered by such parties, and that such documents are valid, binding and enforceable obligations of such parties.

            Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having regard to legal considerations we deem relevant, we are of the opinion that:

            1. Each of Holdings and the Borrower is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware; and each of the Credit Parties has the corporate power and authority to own and operate its property and assets and to transact the business in which it is engaged and proposes to engage.

            2. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party, including in the case of Holdings, the consummation of the Holdings IPO. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Person and is enforceable against such Person in accordance with its terms.

            3. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any applicable provision (or any provision to be applicable following the Refinancing) of the Delaware General Corporation Law or any applicable provision of any law, statute, rule or regulation of any Federal or New York state Governmental Authority or any order, writ, injunction or decree of any Federal or New York state Governmental Authority of which we have knowledge, or (ii) conflicts or will conflict or be inconsistent with, results or will result in any breach or violation of any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any

      Credit Party or its Subsidiaries pursuant to, the terms of any indenture, mortgage, deed of trust, material agreement or other material instrument to which any Credit Party or its Subsidiaries is a party or by which it or any of its property or assets is bound (or will be bound after giving effect to the Refinancing) or to which it may be subject, in each case of which we have knowledge, except, in each such case described in clause (i) or (ii) of this paragraph, where such contravention, conflict, inconsistency, breach, violation, default, creation, imposition or obligation would not have a Materially Adverse Effect, or would occur solely as a result of the identity or regulatory status of the Banks or any of their respective affiliates, or (iii) will violate any provision of the charter or by-laws of any Credit Party.

            4. To the best of our knowledge, there are no actions, judgments, suits, investigations or proceedings by any Governmental Authority or other Person pending or threatened with respect to any Credit Party or any of their respective assets (both before and after giving effect to the Refinancing) that (a) challenges the consummation of the Refinancing or the validity of any of the Credit Documents or the transactions contemplated thereby, including the making of any Loans or (b) would have a Materially Adverse Effect.

            5. Assuming the Banks are "banks" as defined in Regulation U of the Board of Governors of the Federal Reserve System, neither the making of any Loan under the Credit Agreement, nor the use of the proceeds thereof (provided such proceeds are used in the manner set forth in the Credit Agreement), will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

            6. To the best of our knowledge, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any third party (other than any Governmental Authority except as specified below) or any Federal or New York state Governmental Authority or any Delaware state Governmental Authority pursuant to the Delaware General Corporation Law (other than those orders, consents, approvals, licenses, authorizations or validations which, if not obtained or made, would not have a Materially
      Adverse Effect or which have previously been obtained or made and except for filings to perfect security interests granted pursuant to the Security Documents (including filings with the United States Patent and Trademark Office and the United States Copyright Office)) is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or the transactions contemplated therein or (ii) the legality, validity, binding effect or enforceability of any Credit Document. To the best of our knowledge, at the time of the making of the Initial Loans, there does not exist any judgment, order, injunction or other restraint issued or filed with respect to the transactions contemplated by the Credit Documents or the making of Loans or the performance by any Credit Party of its obligations under the Credit Documents.

            7.    No Credit Party and no Subsidiary of any Credit
      Party is, or will be after giving effect to the transactions contemplated by the Documents, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            8. No Credit Party and no Subsidiary of any Credit Party is, or will be after giving effect to the transactions contemplated by the Documents, a "holding company," or a "subsidiary company" or a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            9. All issued and outstanding capital stock of each of Holdings and the Borrower has been duly authorized, issued and delivered and is fully paid, nonassessable and free of preemptive rights (other than any preemptive rights pursuant to each of the Subscription Agreements dated as of August 23, 1995 (i) among Holdings, Indosuez Carson partners and Indosuez CM II, Inc., (ii) among Holdings, Indosuez CM II, Inc. and the Morgan Guaranty entities named therein and (iii) between Holdings and DNL Partners, Limited Partnership). It is not necessary, in connection with such issuance of all of such securities, to register such securities under the Securities Act and the rules and regulations thereunder, and to the best of our knowledge no action has been taken by Holdings or the Borrower in connection with any such registration. Other than as set forth in the final prospectus relating to the

      Holdings IPO, there are not, to the best of our knowledge, any existing options, warrants, calls, subscriptions, convertible or exchangeable securities, rights, agreements, commitments or arrangements for any person to acquire any capital stock of any Credit Party or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any such capital stock. To the best of our knowledge, Holdings' only directly owned Subsidiary is Borrower and Borrower's only directly owned Subsidiaries are Fine Products Company, a Georgia corporation, Carson Products Company SA (Proprietary) Limited, a South Africa company, and Carson Botswana (Pty) ltd., a Botswana company.

            10. To the best our knowledge, no claim is pending or threatened to the effect that Borrower or any of its Subsidiaries infringes upon the rights of others with respect to any of its material patents, trademarks, service marks, trade names, copyrights, trade secrets and know how, necessary to conduct its business as proposed to be conducted (the "Intellectual Property"), in each case where the resolution of such claim in a manner adverse to the Borrower or any of its Subsidiaries would have a Materially Adverse Effect. To the best of our knowledge, no claim is pending or threatened to the effect that (i) any of the Intellectual Property owned by the Borrower or any of its Subsidiaries is invalid or (ii) the Borrower or any of its Subsidiaries has breached any material obligation in any agreement pursuant to which the Borrower or any of its Subsidiaries has the right to use the Intellectual Property, in each case where the resolution of such claim in a manner adverse to the Borrower or any of its Subsidiaries would have a Materially Adverse Effect.

            11. Each of the Borrower General Security Agreement, the Borrower Intellectual Property Security Agreement and the Pledge Agreements will be effective to create in favor of the Collateral Agent for the benefit of the Collateral Agent and the Banks, a valid security interest under the Uniform Commercial Code as in effect in the State of New York (the "UCC") in all of the right, title and interest of the Borrower and Holdings, as the case may be, in, to and under the Pledged Collateral (as defined in each of such agreements) as collateral security for the payment when due of the Secured Obligations (as defined in each of such agreements) except that (a) such security interest will continue in Pledged Collateral after its sale, exchange or other disposition and in any proceeds (within the meaning of Section 9-306(1) of the UCC) thereof only to the extent provided in Sections 9-306 and 9-307 of the UCC, (b) such security interest in any portion of the Pledged Collateral in which the Borrower acquires rights after the commencement of a case under the Bankruptcy Code in respect of the Borrower may be limited by Section 552 of the Bankruptcy Code, (c) the creation of a security interest in any issued and outstanding shares of capital stock described on Schedule I to each of the Pledge Agreements (the "Pledged Stock") constituting a "security" (as defined in Section 8-102(1)(c) of the UCC) requires the transfer of said Pledged Stock to the Collateral Agent pursuant to Section 8-313(1) of the UCC, which transfer in the case of a "certificated security" (as defined in Section 8-102(1)(a) of the UCC) may be effected by the Collateral Agent taking possession thereof (or any certificates representing or instruments evidencing the same) in the State of New York and thereafter retaining possession in the State of New York.

            12. Assuming the Collateral Agent (or any custodian (within the meaning of Section 8-102(4) of the UCC) acting on its behalf) obtains possession in New York of the Pledged Stock in good faith and without notice of any adverse claim (as defined in Section 8-302(2) of the UCC) and endorsed to the Collateral Agent or in blank, and thereafter retains possession thereof in New York, the Collateral Agent (or such custodian) will have a perfected security interest in the Pledged Stock, and such perfected security interest therein will have priority over all other security interests theretofore or thereafter created under the UCC.

            13. Other than filings which may be required pursuant to applicable state law (which are not required in the State of New York), the filing of the Intellectual Property Security Agreement in the United States Patent and Trademark Office and in the United States Copyright Office are the only actions, recordings or filings necessary to protect the validity of and to establish of record the rights of the secured parties thereunder in the United States of America.

            The foregoing opinions are limited to matters involving the Federal laws of the United States of America, the Delaware General Corporation Law and the law of the State of New

York, and we do not express any opinion as to the laws of any other jurisdiction.

            [In connection with the transactions contemplated by the Holdings IPO, we have issued an opinion pursuant to Section
[   ] of the Underwriting Agreement.  You are entitled, with
our permission, to rely on such opinion, as if such opinion were issued and addressed to you.]

            At the request of our clients, this opinion letter is provided to you by us in our capacity as counsel to Holdings and the Borrower and this opinion letter may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                          Very truly yours,

                                               Exhibit D to the
                                               Credit Agreement


               This instrument prepared by and,
              after recording, please return to:

                    Jonathan I. Mark, Esq.
                    Cahill Gordon & Reindel
                        80 Pine Street
                   New York, New York 10005







      TERM LOAN AND REVOLVING CREDIT DEED TO SECURE DEBT,
          ASSIGNMENT OF LEASES AND SECURITY AGREEMENT

                              BY

                    CARSON PRODUCTS COMPANY
               (formerly known as Aminco, Inc.),
                           Grantor,

                              TO

               BANQUE INDOSUEZ, NEW YORK BRANCH,
                     as Collateral Agent,

                          Beneficiary

                   Relating to Premises in:

               Savannah, Chatham County, Georgia

                          $40,000,000

                Dated as of:  October __, 1996

                             TABLE OF CONTENTS


Section    Heading                                                     Page

INTRODUCTION.......................................................     1

RECITALS...........................................................     1

GRANTING CLAUSES...................................................     2

COVENANTS..........................................................     5


ARTICLE I  WARRANTIES, REPRESENTATIONS AND
           COVENANTS OF GRANTOR

1.1      Payment...................................................     5
1.2      Authority and Validity....................................     5
1.3      Good Title................................................     6
1.4      Recording Documentation To Assure Security
            Interest; Fees and Expenses............................     7
1.5      Payment of Taxes, Insurance Premiums,
            Assessments; Compliance with Law and
            Insurance Requirements.................................     8
1.6      Certain Tax Law Changes...................................    11
1.7      Required Insurance Policies...............................    12
1.8      Failure To Make Certain Payments..........................    15
1.9      Inspection................................................    16
1.10     Grantor To Maintain Improvements..........................    16
1.11     Grantor's Obligations with Respect to Leases..............    17
1.12     Transfer Restrictions and Liens...........................    20
1.13     Destruction; Condemnation.................................    20
1.14     Alterations...............................................    25
1.15     Hazardous Material........................................    25
1.16     Asbestos..................................................    27
1.17     Books and Records; Other Information......................    27
1.18     No Claims Against Beneficiary.............................    28
1.19     Utility Services..........................................    28


ARTICLE II  ASSIGNMENT OF LEASES; SECURITY
             AGREEMENT; ASSIGNMENT AGREEMENT

2.1      Assignment of Leases, Rents, Issues and
            Profits................................................    29
2.2      Security Interest in Fixtures.............................    31

Section    Heading                                                     Page


ARTICLE III  EVENTS OF DEFAULT AND REMEDIES

3.1      Events of Default.........................................    32
3.2      Remedies in Case of an Event of Default...................    32
3.3      Sale of Mortgaged Property if Event of
            Default Occurs; Proceeds of Sale.......................    34
3.4      Additional Remedies in Case of an Event of
            Default................................................    37
3.5      Legal Proceedings After an Event of Default...............    38
3.6      Remedies Not Exclusive....................................    39

ARTICLE IV  CERTAIN DEFINITIONS....................................    40

ARTICLE V   MISCELLANEOUS

5.1      Severability of Provisions................................    41
5.2      Notices...................................................    41
5.3      Covenants To Run with the Land............................    41
5.4      Headings..................................................    41
5.5      Limitation on Interest Payable............................    41
5.6      Governing Law; Submission to Jurisdiction;
            Venue..................................................    42
5.7      No Merger.................................................    43
5.8      Modification in Writing...................................    43
5.9      No Credit for Payment of Taxes or Impositions.............    43
5.10     Stamp and Other Taxes.....................................    43
5.11     Estoppel Certificates.....................................    43
5.12     Additional Security.......................................    44
5.13     Release...................................................    44
5.14     Certain Expenses of Beneficiary...........................    44
5.15     Expenses of Collection....................................    45
5.16     Business Days.............................................    45
5.17     Relationship..............................................    45
5.18     Reconveyance Upon Payment of Secured
            Obligations............................................    46
5.19     Concerning Beneficiary....................................    46
5.20     Future Advances...........................................    47
5.21     Waiver of Stay............................................    47
5.22     Continuing Security Interest; Assignment..................    48
5.23     Obligations Absolute......................................    48
5.24     Beneficiary's Right to Sever Indebtedness.................    49

SIGNATURES

SCHEDULE A LEGAL DESCRIPTION

SCHEDULE B PRIOR LIENS

            TERM LOAN AND REVOLVING CREDIT DEED TO SECURE DEBT,
                ASSIGNMENT OF LEASES AND SECURITY AGREEMENT


            TERM LOAN AND REVOLVING CREDIT DEED TO SECURE DEBT, ASSIGNMENT OF LEASES AND SECURITY AGREEMENT ("Deed to Secure Debt"), dated as of October __, 1996, made by CARSON PRODUCTS COMPANY (formerly known as Aminco, Inc., as successor by merger to DNL Savannah Acquisition Corp.), a Delaware corporation, having an office at 64 Ross Road, Savannah, Georgia 31405, as grantor, assignor and debtor (in such capacities and together with any successors in such capacities, "Grantor"), to BANQUE INDOSUEZ, NEW YORK BRANCH, having an office at 1211 Avenue of the Americas, 7th Floor, New York, New York 10036, as beneficiary, assignee and secured party (in such capacities and together with any successors in such capacities, "Beneficiary") as collateral agent for the lending institutions (the "Banks") from time to time party to the Credit Agreement (as hereinafter defined).


                             R E C I T A L S :

            A. Pursuant to a certain credit agreement, dated as of the date hereof (as amended, amended and restated, supplemented, or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement), among Grantor, the Banks and Banque Indosuez, New York Branch, as Agent for the Banks, the Banks have agreed (i) to make to or for the account of Grantor certain A Term Loans up to an aggregate principal amount of $15,000,000, certain B Term Loans up to an aggregate principal amount of $10,000,000 and certain Revolving Loans up to an aggregate principal amount of $15,000,000 and (ii) to issue certain Letters of Credit for the account of Grantor.

            B. It is contemplated that Grantor may enter into one or more agreements with one or more of the Banks ("Interest Rate Agreements") fixing the interest rates with respect to Loans under the Credit Agreement (all obligations of Grantor now existing or hereafter arising under such Interest Rate Agreements, collectively, the "Interest Rate Obligations").

            C. Grantor is the owner of the Mortgaged Property (as hereinafter defined).

            D. It is a condition to the obligations of the Banks to make the Loans under the Credit Agreement and a condition to any Bank issuing Letters of Credit under the Credit Agreement or entering into the Interest Rate Agreements that Grantor execute and deliver the applicable Credit Documents, including this Deed to Secure Debt.

            E. This Deed to Secure Debt is given by Grantor in favor of Beneficiary for its benefit and the benefit of the Banks and the Agent (collectively, the "Secured Parties") to secure the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. { 362(a)), of (i) all Obligations of Grantor now existing or hereafter arising under the Credit Agreement and all Interest Rate Obligations of Grantor now existing or hereafter arising under any Interest Rate Agreement (including, without limitation, Grantor's obligation provided for therein to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the Obligations contained in the Credit Agreement and the obligations contained in any Interest Rate Agreement), and (ii) without duplication of the amounts described in clause
(i), all Obligations of Grantor now existing or hereafter arising under this Deed to Secure Debt or any other Security Document, including, without limitation, with respect to all charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments that Grantor is obligated to pay under this Deed to Secure Debt or any other Security Document (the obligations described in clauses (i) and (ii), collectively, the "Secured Obligations").


                     G R A N T I N G  C L A U S E S :

            For and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby pledge, give, grant, sell, convey and transfer to Beneficiary, its successors and assigns, with powers of sale, for the use and benefit of Beneficiary, all Grantor's right, title and interest in and to the following property, whether now owned or held or hereafter acquired (collectively, the "Mortgaged Property"):

            A. Any and all present estates or interest of Grantor in the land described in Schedule A, together with all Grantor's reversionary rights in and to any and all easements, rights-of-way, sidewalks, strips and gores of land, drives, roads, curbs, streets, ways, alleys, passages, passageways, sewer rights, waters, water courses, water rights, and all power, air, light and other rights, estates, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining thereto, or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto (collectively, the "Land");

            B. Any and all estates or interests of Grantor in the buildings, structures and other improvements and any and all Alterations (as hereinafter defined) now or hereafter located or erected on the Land, including, without limitation, attachments, walks and ways (collectively, the "Improvements"; together with the Land, the "Premises");

            C. Any and all permits, certificates, approvals and authorizations, however characterized, issued or in any way furnished in connection with the Premises to the extent assignable, whether necessary or not for the operation and use of the Premises, including, without limitation, building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation;

            D. Any and all interest of Grantor in all machinery, apparatus, equipment, fittings, fixtures, improvements and articles of personal property of every kind and nature whatsoever now or hereafter attached or affixed to the Premises or used in connection with the use and enjoyment of the Premises or the maintenance or preservation thereof, including, without limitation, all utility systems, fire sprinkler and alarm systems, HVAC equipment, boilers, electronic data processing, telecommunications or computer equipment, refrigeration, electronic monitoring, water or lighting systems, power, sanitation, waste removal, elevators, maintenance or other systems or equipment, and all other articles used or useful in connection with the use or operation of any part of the Premises, all to the extent the same constitute "fixtures" as such term is defined in the UCC as in effect in the State of Georgia (collectively, the "Equipment");

            E. All Grantor's right, title and interest as landlord, licensor or grantor, in all leases and subleases of space, licenses, occupancy or concession agreements now existing or hereafter entered into relating in any manner to the Premises or the Equipment and any and all amendments, modifications, supplements and renewals of any thereof (each such lease, license or agreement, together with any such amendment, modification, supplement or renewal, a "Lease"), whether now in effect or hereafter coming into effect, including, without limitation, all rents, additional rents, cash, guaranties, letters of credit, bonds, sureties or securities deposited thereunder to secure performance of the lessee's, licensee's or obligee's obligations thereunder, revenues, earnings, profits and income, advance rental payments, payments incident to assignment, sublease or surrender of a Lease, claims for forfeited deposits and claims for damages, now due or hereafter to become due, with respect to any Lease, any indemnification against, or reimbursement for, sums paid and costs and expenses incurred by Grantor under any Lease or otherwise, and any award in the event of the bankruptcy of any tenant under or guarantor of a Lease (collectively, the "Rents");

            F. All general intangibles and contract rights relating to the Premises and the Equipment and all reserves, deferred payments, deposits, refunds and claims of every kind or character relating thereto (collectively, the "Contract Rights");

            G. All drawings, plans, specifications, file materials, operating and maintenance records, catalogues, tenant lists, correspondence, advertising materials, operating manuals, warranties, guaranties, appraisals, studies and data relating to the Premises or the Equipment or the construction of any Alteration or the maintenance of any Permit (as hereinafter defined); and

            H. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation or other awards or payments and refunds of real estate taxes and assessments, including interest thereon (collectively, "Proceeds");

            TO HAVE AND TO HOLD the Mortgaged Property together with the rights, privileges and appurtenances thereto belonging unto Beneficiary, for the benefit of Beneficiary and Beneficiary's successors and assigns forever, for the purpose of securing payment and performance by Grantor of the Secured Obligations, and Grantor hereby binds itself and its successors and assigns to warrant and forever defend the Mortgaged Property unto Beneficiary, its substitutes, successors and assigns, as the case may be, against the claim or claims of all persons claiming or to claim the same or any part thereof. This Deed to Secure Debt is a deed passing legal title pursuant to the laws of the State of Georgia governing loan or security deeds and security agreements and is not a mortgage as such term is defined under such laws.


                            C O V E N A N T S :

            Grantor warrants, represents and covenants to and for the benefit of Beneficiary as follows:

                                 ARTICLE I

                      WARRANTIES, REPRESENTATIONS AND
                           COVENANTS OF GRANTOR

            SECTION 1.1 Payment. Grantor shall pay as and when the same shall become due, whether at its stated maturity, by acceleration or otherwise, each and every amount payable by Grantor under the Credit Documents and the Interest Rate Agreements.

            SECTION 1.2 Authority and Validity. Grantor represents, warrants and covenants that (i) Grantor is duly authorized to execute and deliver this Deed to Secure Debt, and all corporate and governmental consents, authorizations and approvals necessary or required therefor have been duly and effectively taken or obtained, (ii) this Deed to Secure Debt is a legal, valid, binding and enforceable obligation of Grantor, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and except as such enforceability may be limited by the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) Grantor has full corporate power and lawful authority to execute and deliver this Deed to Secure Debt and to convey and grant a security interest in the Mortgaged Property as contemplated herein.

            SECTION 1.3  Good Title.

            1.3.1  Grantor represents, warrants and covenants that
(i) Grantor has good and marketable fee simple title to the Premises and the landlord's interest and estate under or in respect of the Leases and good title to the interest it purports to own in and to each of the Permits, the Equipment and the Contract Rights, in each case subject to no deed of trust, mortgage, deed to secure debt, pledge, security interest, encumbrance, lien, lease, license, easement, assignment, collateral assignment or charge of any kind, including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute or any subordination arrangement in favor of any party other than Grantor (collectively, "Liens"; each, a "Lien"), except for those Liens identified on Schedule B hereto (collectively, the "Prior Liens"), (ii) Grantor will keep in effect all rights and appurtenances to or that constitute a part of the Mortgaged Property the failure to maintain which would have a material adverse effect upon the interests of Beneficiary under this Deed to Secure
Debt or upon the value of the Mortgaged Property (a "Material Adverse
Effect"), (iii) Grantor will protect, preserve and defend its interest in the Mortgaged Property and title thereto, provided that the failure to preserve such interest would have a Material Adverse Effect, (iv) Grantor will comply with each of the terms, conditions and provisions of any obligation of Grantor which is secured by the Mortgaged Property, the noncompliance with which might reasonably be expected to result in the imposition of a Lien on the Mortgaged Property, which Lien is not permitted pursuant to the terms hereof, (v) Grantor will appear and defend the Lien and security interests created and evidenced hereby and the validity and priority of this Deed to Secure Debt (subject to Prior Liens) in any action or proceeding affecting or purporting to affect the Mortgaged Property or any of the rights of Beneficiary hereunder, (vi) this Deed to Secure Debt creates and constitutes a valid and enforceable first Lien on the Mortgaged Property, which first Lien is and will be subject only to (a) Prior Liens (but not to extensions, amendments, supplements or replacements of Prior Liens unless consented to by Beneficiary) and (b) Liens hereafter created and which, pursuant to the provisions of Section 1.12, are superior to the Lien and security interests created and evidenced hereby, and Grantor does now and will forever warrant and defend to Beneficiary and all its successors and assigns such title and the validity and priority of the Lien and security interests created and evidenced hereby against the claims of all persons and parties whomsoever and (vii) there has been issued and there remain in effect each and every certificate of occupancy or use or other Permit currently required for the existing use and occupancy by Grantor which if not obtained or maintained would have a Material Adverse Effect.

            1.3.2 Grantor, immediately upon obtaining actual knowledge of the pendency of any proceedings for the eviction of Grantor from the Mortgaged Property or any part thereof by paramount title or otherwise questioning Grantor's title to the Mortgaged Property as warranted in this Deed to Secure Debt, or of any condition that might reasonably be expected to give rise to any such proceedings, shall notify Beneficiary thereof. Beneficiary may participate in such proceedings, and Grantor will deliver or cause to be delivered to Beneficiary all instruments reasonably requested by Beneficiary to permit such participation. In any such proceedings Beneficiary may be represented by counsel reasonably satisfactory to Beneficiary at the reasonable expense of Grantor. If, upon the resolution of such proceedings, Grantor shall suffer a loss of the Mortgaged Property or any part thereof or interest therein and title insurance proceeds shall be payable in connection therewith, such proceeds are hereby assigned to and shall be paid to Beneficiary to be applied to the payment of the Secured Obligations in accordance with the provisions of
Section 3.02(B)(a) of the Credit Agreement.

            SECTION 1.4 Recording Documentation To Assure Security Interest; Fees and Expenses.

            1.4.1 Grantor shall, forthwith after the execution and delivery of this Deed to Secure Debt and thereafter, from time to time, cause this Deed to Secure Debt and any financing statement, continuation statement or similar instrument relating to any thereof or to any property intended to be subject to the Lien of this Deed to Secure Debt to be filed, registered and recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the validity and priority thereof or the Lien hereof purported to be created upon the Mortgaged Property and the interest and rights of Beneficiary therein. Grantor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all reasonable expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments.

            1.4.2 Grantor shall, at the sole cost and expense of Grantor, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers, financing statements, continuation statements and assurances as Beneficiary shall from time to time reasonably request, which may be necessary in the reasonable judgment of Beneficiary from time to time to assure, perfect, convey, assign, mortgage, transfer and confirm unto Beneficiary, the property and rights hereby conveyed or assigned or which Grantor may be or may hereafter become bound to convey or assign to Beneficiary or for carrying out the intention or facilitating the performance of the terms of this Deed to Secure Debt or the filing, registering or recording of this Deed to Secure Debt. In the event Grantor shall fail after demand to execute any instrument reasonably requested to be executed by Grantor under this subsection 1.4.2, Beneficiary may execute the same as the attorney-in-fact for Grantor, such power of attorney being coupled with an interest and irrevocable.

            SECTION 1.5 Payment of Taxes, Insurance Premiums, Assessments; Compliance with Law and Insurance Requirements.

            1.5.1 Unless and to the extent contested by Grantor in accordance with the provisions of subsection 1.5.5 hereof, Grantor shall pay and discharge, or cause to be paid and discharged, from time to time prior to the date on which material penalties attach thereto, all real estate and other material taxes, special assessments, levies, permits, inspection and license fees, all premiums for insurance, all water and sewer rents and charges and all other public charges imposed upon or assessed against or in respect of the Mortgaged Property or any part thereof or upon the Rents. Grantor shall, upon Beneficiary's reasonable request, deliver to Beneficiary, receipts evidencing the payment of all such taxes, assessments, levies, fees, rents and other public charges imposed upon or assessed against the Mortgaged Property or any part thereof or the Rents.

            1.5.2 From and after the occurrence and during the continuance of an Event of Default (as hereinafter defined), at the option and upon the request of Beneficiary, Grantor shall deposit with Beneficiary, on the first day of each month, an amount estimated by Beneficiary to be equal to one-twelfth of the annual taxes, assessments and other items required to be discharged by Grantor under subsection 1.5.1. Such amounts shall be held by Beneficiary without interest to Grantor and applied to the payment of the obligations in respect of which such amounts were deposited, in such priority as Beneficiary shall determine, on or before the respective dates on which such obligations or any part thereof would become delinquent. Nothing contained in this Section 1.5 shall (i) affect any right or remedy of Beneficiary under any provision of this Deed to Secure Debt or of any statute or rule of law following an Event of Default to pay any such amount as provided above from its own funds and to add the amount so paid, together with interest at a rate per annum (the "Default Rate") equal to the highest rate then payable under the Credit Agreement during such time that any amount remains outstanding, to the Secured Obligations or (ii) relieve Grantor of its obligations to make or provide for the payment of the annual taxes, assessments and other charges required to be discharged by Grantor under subsection 1.5.1. Grantor hereby grants to Beneficiary a security interest in all sums held pursuant to this subsec-tion 1.5.2 to secure payment and performance of the Secured Obligations. During the continuance of any Event of Default, Beneficiary may, at its option, apply all or any part of the sums held pursuant to this subsec-tion 1.5.2 to payment and performance of the Secured Obligations. Grantor shall redeposit with Beneficiary an amount equal to all amounts so applied as a condition to the cure, if any, of such Event of Default in addition to fulfillment of any other required conditions.

            1.5.3 Unless and to the extent contested by Grantor in accordance with the provisions of subsection 1.5.5, Grantor shall timely pay, or cause to be paid, all lawful claims and demands of mechanics, materialmen, laborers, government agencies administering worker's compensation insurance, old age pensions and social security benefits and all other claims, judgments, demands or amounts of any nature which, if unpaid, might reasonably be expected to result in, or permit the creation of, a Lien on the Mortgaged Property or any part thereof, or on the Rents (other than Liens permitted pursuant to the terms hereof) or which might reasonably be expected to result in forfeiture of all or any part of the Mortgaged Property.

            1.5.4 Grantor shall maintain, or cause to be maintained, in full force and effect all permits, certificates, authorizations, consents, approvals, licenses, franchises or other instruments now or hereafter required by any Governmental

Authority to operate or use and occupy the Premises and the Equipment in the manner and for the purposes operated by Grantor, or which Grantor otherwise deems necessary or appropriate in its commercially reasonable judgment (collectively, "Permits"; each, a "Permit"), except where the failure to maintain such Permit would not reasonably be expected to have a Material Adverse Effect. Unless and to the extent contested by Grantor in accordance with the provisions of subsection 1.5.5 hereof, Grantor shall comply with all material requirements set forth in the Permits and all requirements of any law, ordinance, rule, regulation or similar statute or case law (collectively, "Requirements of Law") of any Governmental Authority applicable to all or any part of the Mortgaged Property or the condition, use or occupancy of all or any part thereof or any recorded deed of restriction, declaration, covenant running with the land or otherwise, now or hereafter in force, except where the failure to comply with such Requirements of Law would not reasonably be expected to have a Material Adverse Effect. Grantor shall not initiate, join in, or consent to any change in the zoning or any other permitted use classification of the Premises without the prior written consent of Beneficiary, which consent will not be unreasonably withheld or delayed.

            1.5.5 Grantor may at its own expense contest the amount or applicability of any of the obligations described in subsections 1.5.1,
1.5.3 or 1.5.4 by appropriate legal proceedings, prosecution of which operates to prevent the collection or enforcement thereof and the sale or forfeiture of the Mortgaged Property or any part thereof to satisfy such obligations; provided, however, that in connection with such contest, Grantor shall have made provision for the payment or performance of such contested obligation on Grantor's books if and to the extent required by GAAP. Notwithstanding the foregoing provisions of this subsection 1.5.5,
(i) no contest of any such obligations may be pursued by Grantor if such contest would expose Beneficiary or any Bank to any possible criminal liability or, unless Grantor shall have furnished a bond or other security therefor reasonably satisfactory to Beneficiary or such Bank, as the case may be, any additional civil liability for failure to comply with such obligations and (ii) if at any time payment or performance of any obligation contested by Grantor pursuant to this subsection 1.5.5 shall become necessary to prevent the delivery of a tax or similar deed conveying the Mortgaged Property or any portion thereof because of nonpayment or nonperformance, Grantor shall pay or perform the same, in sufficient time to prevent the delivery of such tax or similar deed or such termination or forfeiture.

            1.5.6 Grantor shall not take any action that could be the basis for termination, revocation or denial of any insurance coverage required to be maintained under this Deed to Secure Debt or that could be the basis for a defense to any claim under any insurance policy maintained in respect of the Premises or the Equipment and Grantor shall otherwise comply in all respects with the requirements of any insurer that issues a policy of insurance in respect of the Premises or the Equipment; provided, however, that Grantor may, at its own expense and after notice to Beneficiary, (i) contest the applicability or enforceability of any such requirements by appropriate legal proceedings, prosecution of which does not constitute a basis for cancellation or revocation of any insurance coverage required under Section 1.7 hereof or (ii) cause the insurance policy containing any such requirement to be replaced by a new policy complying with the provisions of Section 1.7.

            1.5.7 Grantor shall, promptly upon receipt of any written notice regarding any failure by Grantor to pay or discharge any of the obligations described in subsection 1.5.1, 1.5.3, 1.5.4 or 1.5.6, furnish a copy of such notice to Beneficiary.

            1.5.8 In the event that the proceeds of any tax claim are paid after Beneficiary has exercised its right to foreclose the Lien of this Deed to Secure Debt, such proceeds shall be paid to Beneficiary to satisfy any deficiency remaining after such foreclosure. Beneficiary shall retain its interest in the proceeds of any tax claim during any redemption period. The amount of any such proceeds in excess of any deficiency claim of Beneficiary shall reasonably promptly be released to Grantor.

            SECTION 1.6 Certain Tax Law Changes. In the event of the passage after the date of this Deed to Secure Debt of any law deducting from the value of real property, for the purpose of taxation, amounts in respect of any Lien thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any such taxes (excluding therefrom taxes on income), and imposing a tax, either directly or indirectly, on this Deed to Secure Debt, any Interest Rate Agreement or any other Credit Document that is payable by Beneficiary, Grantor shall promptly pay to Beneficiary such amount or amounts as may be necessary from time to time to pay such tax.

            SECTION 1.7  Required Insurance Policies.

            1.7.1 Grantor shall maintain in respect of the Premises and the Equipment the following insurance coverages:

            (i) Physical hazard insurance on an "all risk" basis covering, without limitation, hazards commonly covered by fire and extended coverage, lightning, windstorm, civil commotion, hail, riot, strike, water damage, sprinkler leakage, collapse and malicious mischief, in an amount equal to the full replacement cost of the Improvements and all Equipment, with such deductibles as Beneficiary may from time to time reasonably require, and, if Beneficiary shall not have imposed any such requirements, with such deductibles as would be maintained by a prudent operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located. "Full replacement cost" means the Cost of Construction (as hereinafter defined) to replace the Improvements and the Equipment, exclusive of depreciation, excavation, foundation and footings, as determined from time to time (but not less frequently than once every twelve (12) months) by a Person selected by Grantor and reasonably acceptable to Beneficiary, such determination to be based upon the appraisals delivered to Beneficiary pursuant to
      Section 4.01(R) of the Credit Agreement, with appropriate updates for capitalized additions, deletions, industry trends and other factors;

           (ii) Comprehensive general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises and any adjoining streets, sidewalks and passageways, and covering any and all claims, including, without limitation, all legal liability to the extent insurable imposed upon Beneficiary and all court costs and attorneys' fees, arising out of or connected with the possession, use, leasing, operation or condition of the Premises with policy limits and deductibles in such amounts as Beneficiary may from time to time reasonably require, and, if Beneficiary shall not have imposed any such requirements, in such amounts as from time to time would be maintained by a prudent operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located;

          (iii) Worker's compensation insurance as required by the laws of the state where the Premises are located to protect Grantor against claims for injuries sustained in the course of employment at the Premises;

           (iv) Explosion insurance in respect of any boilers and similar apparatus located on the Premises or comprising any Equipment, with policy limits and deductibles in such amounts as Beneficiary may from time to time reasonably require, and, if Beneficiary shall not have imposed any such requirements, in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Premises and the Equipment and located in the locality where the Premises and Equipment are located;

            (v) Business interruption insurance and/or "loss of rents" insurance covering one year of loss, the term "loss of rents" to mean the total estimated gross rental income from tenant occupation of the Improvements as furnished and equipped under Leases;

           (vi) If the Premises are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, each as amended, or any successor laws, flood insurance with policy limits and deductibles in such amounts as Beneficiary may from time to time reasonably require, and, if Beneficiary shall not have imposed any such requirements, in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located; and

          (vii) Such other insurance, against such risks and with policy limits and deductibles in such amounts as Beneficiary may from time to time reasonably require, and, if no such requirements shall have been imposed, in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located.

            1.7.2 All insurance policies required by this Section 1.7 shall be in form reasonably satisfactory to Beneficiary. All insurance policies in respect of the coverages required by subsections 1.7.1(i), 1.7.1(iv), 1.7.1(v), 1.7.1(vi) and, if applicable, 1.7.1(vii), shall be in amounts at least sufficient to prevent coinsurance liability, and all losses thereunder shall be payable to Beneficiary, as loss payee, pursuant to a standard non-contributory New York mortgagee endorsement. All insurance policies in respect of the coverages required by subsections 1.7.1(ii) and, if applicable, 1.7.1(vii) shall name Beneficiary as an additional insured. Each policy of insurance required under this Section 1.7 shall provide that it may not be modified, reduced, cancelled or otherwise terminated without at least thirty (30) days' prior written notice to Beneficiary and shall permit Beneficiary to pay any premium therefor within thirty (30) days after receipt of any notice stating that such premium has not been paid when due. All insurance policies required hereunder shall provide that all losses thereunder shall be payable notwithstanding any act or negligence of Grantor or its agents or employees which otherwise might have resulted in a forfeiture of all or a part of such insurance payments. The policy or policies of such insurance or certificates of insurance evidencing the required coverages, and all renewals or extensions thereof, shall be delivered to Beneficiary on the Closing Date. Settlement of any claim under any of the insurance policies referred to in this Section 1.7, if such claim involves (in the reasonable judgment of Beneficiary) loss in excess of $500,000 or more, shall require the prior written approval of Beneficiary, which approval shall not be unreasonably withheld or delayed, and Grantor shall use reasonable efforts to cause each such policy to contain a provision to such effect.

            1.7.3 At least ten (10) days prior to the expiration of any insurance policy required by this Section 1.7, a policy or policies renewing or extending such expiring policy or renewal or extension certificates or other reasonable evidence of renewal or extension and reasonable evidence that the applicable policies are in full force and effect shall be delivered to Beneficiary.

            1.7.4 Grantor shall not purchase separate insurance policies concurrent in form or contributing in the event of loss with those policies required to be maintained under this Section 1.7, unless (to the extent such coverage may be obtained under applicable law) Beneficiary is included thereon as a named insured and, if applicable, with loss payable to Beneficiary under an endorsement containing the provisions described in subsection 1.7.2. Grantor shall immediately notify Beneficiary whenever any such separate insurance policy is obtained and shall promptly deliver to Beneficiary the policy or certificate evidencing such insurance.

            1.7.5 Grantor shall, immediately upon receipt of any written notice of any failure by Grantor to pay any insurance premium in respect of any insurance policy required to be maintained under this Section 1.7, furnish a copy of such notice to Beneficiary.

            1.7.6 In the event that the proceeds of any insurance claim are paid after Beneficiary has exercised its right to foreclose the Lien of this Deed to Secure Debt, such proceeds shall be paid to Beneficiary to satisfy any deficiency remaining after such foreclosure. Beneficiary shall retain its interest in the policies of insurance required to be maintained pursuant to this Deed to Secure Debt during any redemption period. The amount of any such proceeds in excess of any deficiency claim of Beneficiary shall reasonably promptly be released to Grantor.

            SECTION 1.8 Failure To Make Certain Payments. If Grantor shall fail to perform any of the covenants contained in this Deed to Secure Debt, including, without limitation, Grantor's covenants to (i) pay the premiums in respect of all required insurance coverages, (ii) pay taxes and assessments, (iii) make repairs, (iv) discharge liens and encumbrances or
(v) pay or perform any obligations of Grantor under the Leases, Beneficiary may, following five (5) Business Days' prior written notice by Beneficiary to Grantor of its intent to do so during which time Grantor shall not have remedied such failure, but shall not be obligated to, make advances to perform such covenant on Grantor's behalf, and all sums so advanced shall be included in the Secured Obligations and, to the extent permitted by applicable law, shall be secured hereby. Grantor shall repay on demand all sums so advanced by Beneficiary on behalf of Grantor, with interest at the Default Rate from the date of payment by Beneficiary to the date of reimbursement. Neither the provisions of this Section 1.8 nor any action taken by Beneficiary pursuant to the provisions of this Section 1.8 shall prevent any such failure to observe any covenant contained in this Deed to Secure Debt from constituting an Event of Default. Beneficiary shall not be bound to inquire into the validity of any tax, lien or imposition which Grantor fails to pay as and when required hereby and which Grantor does not contest in accordance with the terms hereof.

            SECTION 1.9 Inspection. Grantor shall, upon reasonable prior notice by Beneficiary to the chief financial officer, controller or any other Authorized Officer of Grantor, permit Beneficiary, by its agents, accountants and attorneys, to visit and inspect the Premises at such reasonable times during regular business hours and intervals and to such reasonable extent as may be reasonably requested by Beneficiary.

            SECTION 1.10 Grantor To Maintain Improvements. Grantor shall not commit or suffer any waste on the Premises or with respect to any Equipment. Grantor represents and warrants that (i) the Premises are served by all utilities required or necessary for the current use thereof and (ii) Grantor has access to the Premises from public roads sufficient to allow Grantor and its tenants and invitees to conduct its and their businesses at the Premises in accordance with sound commercial practices. Grantor shall, at all times, exercise commercially reasonable efforts to maintain the Premises and Equipment in good repair, working order and insurable condition (subject to normal wear and tear) and shall make all repairs, structural or nonstructural, which Grantor deems appropriate in its commercially reasonable judgment, when necessary. Grantor shall
(a) not alter the occupancy or use of all or any part of the Premises on which Grantor is conducting its business without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld or delayed, and
(b) do all other reasonable acts which from the character or use of the Premises and Equipment may, in the commercially reasonable opinion of Grantor, be necessary or appropriate to maintain and preserve their value. Grantor shall not remove, demolish or alter the structural character of any Improvement now or hereafter erected upon all or any part of the Premises, or permit any such removal, demolition or alteration, without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld or delayed, except that items constituting Equipment may be removed if such removal is temporary and for the purpose of making repairs or such items are immediately replaced with similar items of Equipment having a value and utility for their intended purposes that is not less than the value and such utility of the Equipment so removed or if in the commercially reasonable opinion of Grantor such Equipment is not necessary for the use or operation of the Premises, and except as permitted pursuant to Section 7.16 of the Credit Agreement.

            SECTION 1.11  Grantor's Obligations with Respect to Leases.

            1.11.1 Subject to the provisions of subsection 1.11.2 herein, Grantor will manage and operate the Mortgaged Property in a reasonably prudent manner and will not without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld or delayed, enter into any Lease of all or any part of the Premises, other than a Lease to an Affiliate of Grantor (which will not require the consent of Beneficiary), which (i) interferes with the operation of Grantor's business on the Premises, (ii) might reasonably be expected to have a Material Adverse Effect on the value of the Premises or (iii) is for space in excess of 10,000 square feet (each, a "Material Lease").

            1.11.2  Grantor shall not:

            (i) receive or collect, or permit the receipt or collection of, any rental or other payments under any Material Lease more than one month in advance of the respective period in respect of which they are to accrue, except that (a) in connection with the execution and delivery of any Lease or of any amendment to any Lease, rental payments thereunder may be collected and received in advance in an amount not in excess of one month's rent and/or a reasonable security deposit may be required thereunder and (b) Grantor may receive and collect escalation and other charges in accordance with the terms of each Lease;

           (ii) assign, transfer or hypothecate (other than to Beneficiary hereunder) any rental or other payment under any Lease whether then due or to accrue in the future, the interest of Grantor as lessor under any Lease or the rents, issues, revenues, profits or other income of the Mortgaged Property;

          (iii) enter into any Lease after the date hereof that does not contain terms to the effect as follows:

                  (a) such Lease and the rights of the tenant thereunder (including, without limitation, any options to purchase or rights of first offer or refusal) shall be subject and subordinate to the rights of Beneficiary under and the Lien of this Deed to Secure Debt;

                  (b) such Lease has been assigned as collateral security by Grantor as landlord thereunder to Beneficiary under this Deed to Secure Debt;

                  (c) in the case of any foreclosure hereunder, the rights and remedies of the tenant in respect of any obligations of any successor landlord thereunder shall be limited to the equity interest of such successor landlord in the Premises and any successor landlord shall not (1) be liable for any act, omission or default of any prior landlord under the Lease,
            (2) be required to make or complete any tenant improvements or capital improvements or repair, restore, rebuild or replace the demised premises or any part thereof in the event of damage, casualty or condemnation or (3) be required to pay any amounts to tenant arising under the Lease prior to such successor landlord taking possession;

                  (d) the tenant's obligation to pay rent and any additional rent shall not be subject to any abatement, deduction, counterclaim or setoff as against any mortgagee or purchaser upon the foreclosure of any of the Premises or the giving or granting of a deed in lieu thereof by reason of a landlord default occurring prior to such foreclosure and such mortgagee or purchaser will not be bound by any advance payments of rent in excess of one month or any security deposits unless such security was actually received (or in the case of a letter of credit, was properly transferred in negotiable form);

                  (e) the tenant agrees to attorn, at the option of Beneficiary or any purchaser of the Premises, upon a foreclosure of the Premises or the giving or granting of a deed in lieu thereof; and

                  (f) the tenant agrees to give notice to Beneficiary of any default by landlord under the Lease and Beneficiary shall have a reasonable time to cure, should Beneficiary so elect, any default of landlord prior to tenant exercising any rights of tenant to terminate or cancel such Lease.

           (iv) enter into any amendment or modification of any Material Lease which would change the unexpired term thereof or decrease the amount of the rents or other amounts payable thereunder or materially impair the value or utility of the Mortgaged Property or impair the security provided by this Deed to Secure Debt;

            (v) enter into any further lease or sublease of the property subject to any Material Lease without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld or delayed, unless such Material Lease is not amended in any material respect and the primary obligor under such Material Lease is not released in any material respect from its material responsibilities and liabilities under such Material Lease as a result of such lease or sublease;

           (vi) terminate (whether by exercising any contractual right of Grantor to recapture leased space or otherwise) or permit the termination of any Material Lease or accept surrender of all or any portion of the space demised under any Material Lease prior to the end of the term thereof or accept assignment of any Material Lease to Grantor unless:

                  (a) the tenant under such Lease has not paid the equivalent of two (2) months' rent and Grantor has made reasonable efforts to collect such rent; or

                  (b) Grantor shall deliver to Beneficiary an Officer's Certificate to the effect that Grantor has entered into a new Lease (or Leases) for the space covered by the terminated or assigned Lease with a term (or terms) which expire(s) no earlier than the date on which the terminated or assigned Lease was to expire (excluding renewal options), and with a tenant (or tenants) having a creditworthiness (as reasonably determined by Grantor) sufficient to pay the rent and other charges due under the new Lease (or Leases), and the tenant(s) shall have commenced paying rent, including all operating expenses and other amounts payable under the new Lease (or Leases) without any abatement or concession; or

          (vii) waive, excuse, condone or in any manner discharge or release any tenants of or from the material obligations of such tenants under their respective Leases or guarantors of tenants from material obligations under any guarantees of the Leases except in the ordinary and prudent course of business with due regard for the security afforded Beneficiary thereby.

            1.11.3 Grantor shall timely perform and observe all the material terms, covenants and conditions required to be performed and observed by Grantor under each Lease and shall at all times do all things reasonably necessary to require performance by the lessee, franchisee, licensee or grantee under each Lease of all obligations, covenants and agreements by such party to be performed thereunder. Grantor shall promptly notify Beneficiary of the receipt of any notice from any lessee under any Lease claiming that Grantor is in default in the performance or observance of any of the terms, covenants or conditions thereof to be performed or observed by Grantor and will cause a copy of each such notice to be promptly delivered to Beneficiary.

            SECTION 1.12 Transfer Restrictions and Liens. Except as provided in Section 1.11 and as permitted pursuant to Section 7.16 of the Credit Agreement, Grantor may not, without the prior written consent of Beneficiary, further mortgage, encumber, hypothecate, sell, convey or assign all or any part of the Mortgaged Property or suffer any of the foregoing to occur by operation of law or otherwise. Notwithstanding the provisions of the foregoing sentence, so long as no Event of Default shall have occurred and be continuing, Grantor shall have the right to suffer, in respect of the Mortgaged Property, (i) the Liens in respect of amounts payable or obligations to be performed by Grantor pursuant to subsections 1.5.1, 1.5.3 and 1.5.4, provided, however, that such amounts are not yet delinquent or are being contested in accordance with the provisions of subsection 1.5.5 and (ii) Liens of the type described in paragraphs (c),
(e), (f), (g) and (i) of the definition of Permitted Encumbrances. Each of the Liens and other transfers permitted by this Section 1.12 shall in all respects be subject and subordinate in priority to the Lien and security interests created and evidenced hereby except to the extent the law or regulation creating or authorizing such Lien provides that such Lien must be superior to the Lien and security interest created and evidenced hereby.

            SECTION 1.13  Destruction; Condemnation.

            1.13.1 Destruction; Insurance Proceeds. If there shall occur any damage to, or loss or destruction of, the Improvements, Equipment, or any part of any thereof (each, a "Destruction"), Grantor shall promptly send to Beneficiary a notice setting forth the nature and extent of such Destruction. The proceeds of any insurance payable in respect of such Destruction are hereby assigned and shall be paid to

Beneficiary, provided that Grantor shall be entitled to retain the proceeds of any insurance payable in respect of a Destruction to the extent that the aggregate amount of any such insurance proceeds received by Grantor in such fiscal year when added to the aggregate of any award or payment in respect of any Taking (as hereinafter defined) received by Grantor in such fiscal year does not exceed $500,000. All such proceeds, together with any interest earned thereon, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Destruction (the "Net Proceeds"), shall be applied in accordance with the provisions of subsections 1.13.3, 1.13.4 and 1.13.5.

            1.13.2 Condemnation; Assignment of Award. If there shall occur any taking of the Mortgaged Property or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Mortgaged Property or any part thereof, by any Governmental Authority, civil or military (each, a "Taking"), Grantor shall promptly notify Beneficiary upon receiving notice of such Taking or commencement of proceedings therefor. Beneficiary may participate in any proceedings or negotiations which might result in any Taking, and Grantor shall deliver or cause to be delivered to Beneficiary all instruments requested by it to permit such participation. Beneficiary may be represented by counsel reasonably satisfactory to it at the reasonable expense of Grantor in connection with any such participation. Grantor shall pay all reasonable fees, costs and expenses incurred by Beneficiary in connection with any Taking and in seeking and obtaining any award or payment on account thereof. Any proceeds, award or payment in respect of any Taking are hereby assigned and shall be paid to Beneficiary, provided that Grantor shall be entitled to the award or payment payable in respect of a Taking to the extent that the aggregate amount of any such award received by Grantor in such fiscal year when added to the aggregate of any insurance proceeds in respect of any Destruction received by Grantor in such fiscal year does not exceed $500,000. Grantor shall take all steps necessary to notify the condemning authority of such assignment. Such proceeds, award or payment, together with any interest earned thereon, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Taking (the "Net Award"), shall be applied in accordance with the provisions of subsec-tions 1.13.3, 1.13.4 and 1.13.5.

            1.13.3 Restoration. So long as no Event of Default shall have occurred and be continuing, in the event there shall be a Net Award or Net Proceeds in an amount less than or equal to $1,000,000, Grantor shall have the right, at Grantor's option, to apply such Net Award or Net Proceeds as Net Cash Proceeds in accordance with the provisions of Section 3.02(B)(a) of the Credit Agreement or to perform a restoration (each, a "Restoration") of the Premises and Equipment. In the event Grantor elects to perform any Restoration contemplated by this subsection 1.13.3, Beneficiary shall release such Net Award or Net Proceeds to Grantor as soon as practicable. Grantor shall promptly following the date of its receipt of any proceeds in respect of a Destruction or Taking, as the case may be, commence and diligently continue to perform the Restoration in accordance with Section 3.02(A)(i) of the Credit Agreement (subject to extensions for delays caused by reason of force majeure) of that portion or portions of the Improvements and Equipment subject to such Destruction or affected by such Taking so that, upon the completion of the Restoration, the Premises and Equipment will be in substantially the same condition and shall be as near as practicable to the value and utility as the Premises and Equipment was immediately prior to such Destruction or Taking. Grantor shall so complete such Restoration with its own funds to the extent that the amount of any Net Award or Net Proceeds is insufficient for such purpose.

            1.13.4 Major Restoration. In the event there shall be a Net Award or Net Proceeds other than as described in subsection 1.13.3, Grantor shall have the option to apply such Net Award or Net Proceeds, as the case may be, as Net Cash Proceeds in accordance with the provisions of
Section 3.02(B)(a) of the Credit Agreement or to require a Restoration of the Mortgaged Property. In the event a Restoration is to be performed under this subsection 1.13.4, Beneficiary shall not release any part of the Net Award or the Net Proceeds except in accordance with the provisions of subsection 1.13.5, and Grantor shall, prior to commencing any work to effect a Restoration of the Premises and Equipment, promptly (but in no event later than ninety (90) days following any Destruction or Taking) furnish to Beneficiary:

            (i) complete plans and specifications (the "Plans and Specifications") for the Restoration;

           (ii) a certificate (an "Architect's Certificate") of an independent, reputable architect or engineer reasonably acceptable to Beneficiary and licensed in the state where the Premises is located (a) listing all permits and approvals required by law in connection with the Restoration, (b) stating that all permits and approvals required by law to commence work in connection with the Restoration have been obtained, (c) stating that the Plans and Specifications have been reviewed and approved by the signatory thereto,
      (d) stating such signatory's estimate (an "Estimate") of the costs of completing the Restoration and (e) stating that upon completion of such Restoration in accordance with the Plans and Specifications, the value and utility of the Premises and the Equipment will be approximately equal to or greater than the value and utility thereof immediately prior to the Destruction or Taking relating to such Restoration; and

          (iii) if the Estimate exceeds the Net Proceeds or Net Award, as the case may be, a surety bond for, guarantee of, or irrevocable letter of credit (a "Letter of Credit") or other irrevocable and unconditional commitment to provide funds (each, a "Commitment") for the payment of the excess cost of such Restoration, payable to or in favor of Beneficiary, as Collateral Agent, which bond, guaranty, Letter of Credit or Commitment (A) shall be signed by a surety or sureties or guarantor(s), as the case may be, reasonably acceptable to Beneficiary and, in the case of a Letter of Credit or Commitment, shall be provided by a bank or other financial institution having capital and surplus in excess of $250 million as shown in its most recent available statement of financial condition and (B) shall be in an amount not less than the excess of the amount of the Estimate over the amount of the Net Award or Net Proceeds, as the case may be, then held by Beneficiary for application toward the cost of such Restoration.

            Beneficiary shall have the right to review and approve the Plans and Specifications as to structural matters only, such review and approval not to be unreasonably withheld or delayed. Promptly upon any approval of the Plans and Specifications by Beneficiary, Grantor shall commence and diligently continue to perform the Restoration in accordance with such approved Plans and Specifications. Grantor shall so complete such Restoration with its own funds to the extent that the amount of any Net Award or Net Proceeds is insufficient for such purpose.

            1.13.5 Restoration Advances Following Destruction or Taking of Mortgaged Property. In the event Grantor shall elect to perform a Restoration of the Premises and Equipment as provided in subsection 1.13.4, Beneficiary shall apply any Net Proceeds or the Net Award held by Beneficiary on account of the applicable Destruction or Taking to the payment of the cost of performing such Restoration and shall pay portions of the same, from time to time, to Grantor or, at Beneficiary's option, exercised from time to time, directly to the contractors, subcontractors, materialmen, laborers, engineers, architects, and other persons rendering services or material for such Restoration, subject to the following conditions:

            (i)  Each request for payment shall be made on at least ten
      (10) days' prior notice to Beneficiary and shall be accompanied by an Architect's Certificate stating (a) that all the Restoration work then completed has been done in compliance with the Plans and Specifications, as approved by Beneficiary, and in accordance with all provisions of law, (b) the sums requested are required to reimburse Grantor for payments by Grantor to, or are due to, the contractors, subcontractors, materialmen, laborers, engineers, architects, or other persons rendering services or materials for the Restoration, and that, when added to the sums, if any, previously paid out by Beneficiary, such sums do not exceed the cost of the Restoration to the date of such Architect's Certificate, (c) whether or not the Estimate continues to be accurate, and if not, what the entire cost of such Restoration is then estimated to be and (d) that the amount of the Net Proceeds or Net Award, as the case may be, remaining after giving effect to such payment will be sufficient on completion of the Restoration to pay for the same in full (including, in detail, an estimate by trade of the remaining costs of completion);

           (ii) Each request for payment shall be accompanied by an opinion of counsel to Grantor (which counsel shall be independent and reasonably acceptable to Beneficiary) or a title insurance policy, binder or endorsement in form and substance reasonably satisfactory to Beneficiary confirming that (a) all Liens (other than Prior Liens and Liens otherwise permitted hereunder) covering that part of the Restoration previously paid for, if any, have been waived and
      (b) there has not been filed with respect to all or any part of the Premises any Lien (other than Prior Liens and Liens otherwise permitted hereunder) which is not discharged of record and which could have priority over the

      Lien of this Deed to Secure Debt in respect of any part of the Secured Obligations; and

          (iii) The final request for any payment after the Restoration has been completed shall be accompanied by an Architect's Certificate listing all certificates, permits, licenses, waivers, other documents, or any combination of the foregoing required by law in connection with or as a result of such Restoration and stating that all of the same have been obtained, or if not obtained, the failure to obtain such certificate, permit, license or waiver will not have a Material Adverse Effect.

            In the event that there shall be any surplus after application of the Net Award or the Net Proceeds to Restoration of the Improvements and the Equipment, such surplus shall be applied as Net Cash Proceeds in accordance with Section 3.02(B)(a) of the Credit Agreement or, at the option of Beneficiary, shall be held by Beneficiary as additional collateral to secure the performance by Grantor of the Secured Obligations.

            SECTION 1.14 Alterations. Grantor shall not, without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld or delayed, make any addition, modification or change which is structural in nature (each, an "Alteration") to the Premises that costs more to effect than $250,000. Whether or not Beneficiary has consented to the making of any Alteration, Grantor shall (i) complete each Alteration promptly, in a good and workmanlike manner and in compliance with all applicable material local laws, ordinances and requirements (subject to extensions for delays caused by reason of force majeure) and (ii) pay when due all claims for labor performed and materials furnished in connection with such Alteration, unless contested in accordance with the provisions of subsection 1.5.5.

            SECTION 1.15  Hazardous Material.

            1.15.1 Each of the provisions of Section 5.23 of the Credit Agreement is restated herein in its entirety (including all defined terms referenced therein) mutatis mutandis. Grantor shall comply with the provisions of such section as if such grantor were the "Borrower and its Subsidiaries" as referenced therein.

            1.15.2 Each of the provisions of Sections 6.16 of the Credit Agreement is restated herein in its entirety (including all defined terms referenced therein) mutatis mutandis. Grantor shall comply with the provisions of such section as if such Grantor were the "Borrower and its Subsidiaries" as referenced therein. In the event Grantor fails to comply with the referenced covenants, Beneficiary may, in addition to any other remedies set forth herein, as agent for and at Grantor's sole cost and expense, cause any necessary remediation, removal or response action required by Environmental Laws relating to Hazardous Materials to be taken and Grantor shall provide to Beneficiary and its agents and employees reasonable access to the Mortgaged Property for such purpose. Any reasonable costs or expenses incurred by Beneficiary for such purpose shall be payable by Grantor immediately upon demand therefor and shall bear interest at the Default Rate. Beneficiary shall have the right at any time that the Secured Obligations are outstanding, at the sole cost and expense of Grantor, to conduct an environmental audit of the Mortgaged Property where Beneficiary believes that cause exists, including in the event any change in any applicable Environmental Law would either require the conduct of an environmental audit or make such an audit prudent, by such persons or firms appointed by Beneficiary, and Grantor shall cooperate in all reasonable respects in the conduct of such environmental audit, including, without limitation, by providing reasonable access to the Mortgaged
Property and to all relevant records relating thereto. To the extent that any such environmental audit identifies conditions which violate, or could be expected to give rise to material liability or obligations under Environmental Laws, Grantor agrees to expeditiously correct any such violation or respond to conditions giving rise to such liability or obligations in a manner which complies with Environmental Laws. Grantor shall indemnify and hold Beneficiary and each Bank harmless from and against all loss, cost, damage (including, without limitation, consequential damages) and expense (including, without limitation, attorneys' and consultants' fees and disbursements and the allocated costs of staff counsel) that Beneficiary or such Bank may sustain by reason of the assertion against Beneficiary or such Bank by any party of any claim relating to such Hazardous Materials on, under or from the Mortgaged Property or actions taken with respect thereto as authorized hereunder. The foregoing indemnification shall survive repayment of all Secured Obligations and any release or assignment of this Deed to Secure Debt except with regard to any loss, cost, damage or expense arising from or relating to acts or omissions occurring after Beneficiary or any Bank takes possession of, uses, operates, manages, controls or sells the Mortgaged Property provided, however, that such exception shall apply only to the extent such loss, cost, damage or expense arises solely from the gross negligence, bad faith or willful misconduct of Beneficiary or any Bank or of the agents of Beneficiary or any Bank.

            SECTION 1.16 Asbestos. Grantor shall not install nor permit to be installed in or removed from the Mortgaged Property, asbestos or any asbestos-containing material (collectively, "ACM") except in compliance with all applicable Environmental Laws, and with respect to any ACM currently present in the Mortgaged Property, Grantor shall promptly either
(i) remove or encapsulate any ACM which such Environmental Laws require to be removed or (ii) otherwise comply with such Environmental Laws with respect to such ACM, all at Grantor's sole cost and expense. If Grantor shall fail to so remove or encapsulate any ACM or otherwise comply with such Environmental Laws, Beneficiary may, in addition to any other remedies set forth herein, take whatever steps it deems necessary or appropriate to remove or encapsulate any ACM from the Mortgaged Property or otherwise comply with applicable Environmental Laws, and Grantor shall provide to Beneficiary and its agents and employees reasonable access to the Mortgaged Property for such purpose. Any reasonable costs or expenses incurred by Beneficiary for such purpose shall be payable by Grantor immediately upon demand therefor and shall bear interest at the Default Rate. Grantor shall indemnify and hold Beneficiary and each Bank harmless from and against all loss, cost, damage (including, without limitation, consequential damages) and expense (including, without limitation, attorneys' and consultants' fees and disbursements and the allocated costs of staff counsel) that Beneficiary or such Bank may sustain as a result of the presence of any ACM and any removal thereof or compliance with Environmental Laws. The foregoing indemnification shall survive repayment of all Secured Obligations and any release or assignment of this Deed to Secure Debt except with regard to any loss, cost, damage or expense arising from or relating to acts or omissions occurring after Beneficiary or any Bank takes possession of, uses, operates, manages, controls or sells the Mortgaged Property provided, however, that such exception shall apply only to the extent such loss, cost, damage or expense arises solely from the gross negligence, bad faith or willful misconduct of Beneficiary or any Bank or of the agents of Beneficiary or any Bank.

            SECTION 1.17  Books and Records; Other Information.

            1.17.1 Grantor shall keep proper books of record and account in which full, true and correct entries shall be made of all dealings or transactions of or in relation to the Mortgaged Property and the business and affairs of Grantor relating to the Mortgaged Property. Upon reasonable notice by Beneficiary to the chief financial officer, controller or any other Authorized Officer of Grantor, Beneficiary and its authorized representatives shall have the right at reasonable times during regular business hours and intervals and to such reasonable extent as may be reasonably requested by Beneficiary to examine the books and records of Grantor relating to the operation of the Mortgaged Property.

            1.17.2 Grantor shall, at any and all times, within a reasonable time after written request by Beneficiary, furnish or cause to be furnished to Beneficiary, in such manner and in such detail as may be reasonably requested by Beneficiary, additional information with respect to the Mortgaged Property.

            SECTION 1.18 No Claims Against Beneficiary. Nothing contained in this Deed to Secure Debt shall constitute any consent or request by Beneficiary, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof, nor as giving Grantor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Beneficiary in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien of this Deed to Secure Debt.

            SECTION 1.19 Utility Services. Grantor shall pay, or cause to be paid, when due all charges for all public or private utility services, all public or private rail and highway services, all public or private communication services, all sprinkler systems, and all protective services and any other services of whatever kind or nature at any time rendered to or in connection with the Premises or any part thereof, shall comply with all contracts relating to any such services, and shall do all other things required for the maintenance and continuance of all such services to the extent required to fulfill the obligations set forth in Section 1.10.

                                ARTICLE II

                 ASSIGNMENT OF LEASES; SECURITY AGREEMENT;
                           ASSIGNMENT AGREEMENT

            SECTION 2.1  Assignment of Leases, Rents, Issues and Profits.

            2.1.1 Grantor absolutely, presently and irrevocably assigns, transfers and sets over to Beneficiary, and grants to Beneficiary subject to the terms and conditions hereof, all Grantor's estate, right, title, interest, claim and demand as landlord to collect rent and other sums due under all existing Leases and any other Leases, including, without limitation, all extensions of the terms of the Leases (such assigned rights, "Grantor's Interest"), as follows:

            (i) the immediate and continuing right to receive and collect Rents payable by all tenants or other parties pursuant to the Leases;

           (ii) all claims, rights, powers, privileges and remedies of Grantor, whether provided for in any Lease or arising by statute or at law or in equity or otherwise, consequent on any failure on the part of any tenant to perform or comply with any term of any Lease;

          (iii) all rights to take all actions upon the happening of a default under any Lease as shall be permitted by such Lease or by law, including, without limitation, the commencement, conduct and consummation of proceedings at law or in equity; and

           (iv) the full power and authority, in the name of Grantor or otherwise, to enforce, collect, receive and receipt for any and all of the foregoing and to do any and all other acts and things whatsoever which Grantor or any landlord is or may be entitled to do under the Leases.

            2.1.2 Any Rents receivable by Beneficiary hereunder, after payment of all proper costs and charges, shall be applied to all amounts due and owing under and as provided in this Deed to Secure Debt and the Credit Agreement. Beneficiary shall be accountable to Grantor only for Rents actually received by Beneficiary pursuant to this assignment. The collection of such Rents and the application thereof shall not cure or waive any Event or Default or waive, modify or affect notice of Event of Default or invalidate any act done pursuant to such notice.

            2.1.3 So long as no Event of Default shall have occurred and be continuing, Grantor shall have a license to collect and apply the Rents and to enforce the obligations of tenants under the Leases. Immediately upon the occurrence and during the continuance of any Event of Default, the license granted in the immediately preceding sentence shall cease and terminate, with or without any notice, action or proceeding or the intervention of a receiver appointed by a court. Upon such Event of Default and during the continuance thereof, Beneficiary may, to the fullest extent permitted by the Leases, (i) exercise any of Grantor's rights under the Leases, (ii) enforce the Leases, (iii) demand, collect, sue for, attach, levy, recover, receive, compromise and adjust, and make, execute and deliver receipts and releases for all Rents or other payments that may then be or may thereafter become due, owing or payable with respect to the Leases and (iv) generally, do, execute and perform any other act, deed, matter or thing whatsoever that ought to be done, executed and performed in and about or with respect to the Leases, as fully as allowed or authorized by Grantor's Interest.

            2.1.4 Upon the occurrence and during the continuance of an Event of Default, Grantor shall, at the direction of Beneficiary, further authorize and direct the tenant under each Lease to pay directly to, or as directed by, Beneficiary all Rents accruing or due under its Lease without proof to the tenant of the occurrence and continuance of such Event of Default. Grantor hereby authorizes the tenant under each Lease to rely upon and comply with any notice or demand from Beneficiary for payment of Rents to Beneficiary and Grantor shall have no claim against any tenant for Rents paid by such tenant to Beneficiary pursuant to such notice or demand.

            2.1.5 Grantor at its sole cost and expense shall use commercially reasonable efforts to enforce the material terms of the Leases in accordance with their terms. Neither this Deed to Secure Debt nor any action or inaction on the part of Beneficiary shall release any tenant under any Lease, any guarantor of any Lease or Grantor from any of their respective obligations under the Leases or constitute an assumption of any such obligation on the part of Beneficiary. No action or failure to act on the part of Grantor shall adversely affect or limit the rights of Beneficiary under this Deed to Secure Debt or, through this Deed to Secure Debt, under the Leases.

            2.1.6 All rights, powers and privileges of Beneficiary herein set forth are coupled with an interest and are irrevocable, subject to the terms and conditions hereof, and Grantor shall not take any action under the Leases or otherwise which is inconsistent with this Deed to Secure Debt or any of the terms hereof and any such action inconsistent herewith or therewith shall be void. Grantor shall, from time to time, upon reasonable request of Beneficiary, execute all instruments and further assurances and all supplemental instruments and take all such action as Beneficiary from time to time may reasonably request in order to perfect, preserve and protect the interests intended to be assigned to Beneficiary hereby.

            2.1.7 Grantor shall not, unilaterally or by agreement, subordinate, amend, modify, extend, discharge, terminate, surrender, waive or otherwise change any material term of any of the Material Leases in any manner which would violate this Deed to Secure Debt. If the Leases shall be amended as permitted hereby, they shall continue to be subject to the provisions hereof without the necessity of any further act by any of the parties hereto.

            2.1.8 Nothing contained herein shall operate or be construed to (i) obligate Beneficiary to perform any of the terms, covenants or conditions contained in the Leases or otherwise to impose any obligation upon Beneficiary with respect to the Leases (including, without limitation, any obligation arising out of any covenant of quiet enjoyment contained in the Leases in the event that any tenant under a Lease shall have been joined as a party defendant in any action by which the estate of such tenant shall be terminated) or (ii) place upon Beneficiary any responsibility for the operation, control, care, management or repair of the Premises.

            SECTION 2.2  Security Interest in Fixtures.

            2.2.1 This Deed to Secure Debt shall constitute a security agreement and shall create and evidence a security interest in all the Equipment and in all the other items of Mortgaged Property to the extent the same constitute "fixtures" under the UCC as in effect in Georgia in which a security interest may be granted pursuant to the UCC as in effect in the State of Georgia (collectively, "Fixtures").

            2.2.2 Upon the occurrence of any Event of Default, in addition to the remedies set forth in Article III, Beneficiary shall have the power to sell the Fixtures in accordance with the Uniform Commercial Code as enacted in the state in which the Premises are located or under other applicable law. It shall not be necessary that any Fixtures offered be physically present at any such sale or constructively in the possession of Beneficiary or the person conducting the sale.

            2.2.3 Upon the occurrence and during the continuance of any Event of Default, Beneficiary may sell the Fixtures or any part thereof at public or private sale with notice to Grantor as hereinafter provided. The proceeds of any such sale, after deducting all expenses of Beneficiary in taking, storing, repairing and selling the Fixtures (including, without limitation, attorneys' fees and legal expenses) shall be applied in the manner set forth in subsection 3.3.3. At any sale, public or private, of the Fixtures or any part thereof, Beneficiary may purchase any or all of the Fixtures offered at such sale.

            2.2.4 Beneficiary shall give Grantor reasonable notice of any sale of any of the Fixtures pursuant to the provisions of this Section 2.2. Notwithstanding the provisions of Section 5.2, any such notice shall conclusively be deemed to be reasonable and effective if such notice is mailed at least five (5) days prior to any sale, by first class or certified mail, postage prepaid, to Grantor at its address determined in accordance with the provisions of Section 5.2.


                                ARTICLE III

                      EVENTS OF DEFAULT AND REMEDIES

            SECTION 3.1 Events of Default. It shall be an Event of Default hereunder if there shall have occurred and be continuing an Event of Default under the Credit Agreement.

            SECTION 3.2 Remedies in Case of an Event of Default. If any Event of Default shall have occurred and be continuing, Beneficiary may at Beneficiary's option, in addition to any other action permitted under this Deed to Secure Debt or the Credit Agreement or by law, statute or in equity, take one or more of the following actions:

            3.2.1 by written notice to Grantor, declare in accordance with and pursuant to the terms of the Credit Agreement the entire unpaid amount of the Secured Obligations to be due and payable immediately;

            3.2.2 personally, or by its agents or attorneys, (i) enter into and upon and take possession of all or any part of the Premises together with the books, records and accounts of Grantor relating thereto and, exclude Grantor, its agents and servants wholly therefrom, (ii) use, operate, manage and control the Premises and the Equipment and conduct the business thereof, (iii) maintain and restore the Premises and the Equipment, (iv) make all necessary or proper repairs, renewals and replacements and such useful Alterations thereto and thereon as Beneficiary may deem advisable, (v) manage, lease and operate the Premises and carry on the business thereof and exercise all rights and powers of Grantor with respect thereto either in the name of Grantor or otherwise or (vi) collect and receive all earnings, revenues, rents, issues, profits and income of the Mortgaged Property and every part thereof. Beneficiary shall be under no liability for or by reason of any such taking of possession, entry, removal or holding, operation or management except that any amounts so received by Beneficiary shall be applied as follows:

            FIRST: to pay costs and expenses (including, without limitation, attorneys' fees and expenses) of so entering upon, taking possession of, holding, operating and managing the Mortgaged Property or any part thereof, and any taxes, assessments or other charges which Beneficiary may consider necessary or desirable to pay, and any other amounts due to Beneficiary;

            SECOND: to the payment in full in cash of Secured Obligations consisting of interest and all amounts other than principal under the Credit Agreement at any time and from time to time owing by Grantor under or in connection with the Credit Agreement, ratably according to the unpaid amounts thereof, in the manner and priority set forth in the Credit Agreement, together with interest on each such amount in the manner and to the extent set forth in the Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full;

            THIRD: to the pro rata payment in full in cash of Secured Obligations consisting of (i) principal at any time and from time to time owing by Grantor under or in connection with the Credit
      Agreement, ratably according to the unpaid amounts thereof, in the manner and priority set forth in the Credit Agreement and (ii) the amount of Grantor's obligations then due and payable under any Interest Rate Agreement, including any early termination payments then due (exclusive of expenses or similar liabilities to any Bank under the applicable Interest Rate Agreement(s)), together with interest on each such amount in the manner and to the extent set forth in the Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full; and

            FOURTH: the balance, if any, to the Person lawfully entitled thereto (including Grantor or its successors or assigns), if all conditions to the release of this Deed to Secure Debt shall have been fulfilled, but if any such condition shall not have been fulfilled, to be held by Beneficiary and thereafter applied to any future payments required to be made in accordance with clauses FIRST, SECOND and THIRD above.

            3.2.3 with or without entry, personally or by its agents or attorneys, (i) sell the Mortgaged Property and all estate, right, title and interest, claim and demand therein at one or more sales in one or more parcels, in accordance with the provisions of Section 3.3 or (ii) institute and prosecute proceedings for the complete or partial foreclosure of the Lien and security interests created and evidenced hereby; or

            3.2.4 take such steps to protect and enforce its rights whether by action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement in the Credit Agreement and the other Credit Documents, or in aid of the execution of any power granted in this Deed to Secure Debt, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Beneficiary shall elect.

            SECTION 3.3 Sale of Mortgaged Property if Event of Default Occurs; Proceeds of Sale.

            3.3.1 Upon acceleration of the Loans and all Obligations owing under the Credit Agreement as provided in subsection 3.2.1 hereof, Beneficiary may institute an action to foreclose this Deed to Secure Debt or take such other action as may be permitted and available to Beneficiary at law or in equity for the enforcement of the Credit Agreement and realization on the Mortgaged Property and proceeds thereon through power of sale or to final judgment and execution thereof for the Secured
Obligations, and in furtherance thereof Beneficiary may sell the Mortgaged Property at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law or statute or in equity. Beneficiary may execute and deliver to the purchaser at such sale a conveyance of the Mortgaged Property in fee simple and an assignment or conveyance of all Grantor's Interest in the Leases and the Mortgaged Property, each of which conveyances and assignments shall contain recitals as to the Event of Default upon which the execution of the power of sale herein granted depends, and Grantor hereby constitutes and appoints Beneficiary the true and lawful attorney in fact of Grantor to make any such recitals, sale, assignment and conveyance, and all of the acts of Beneficiary as such attorney in fact are hereby ratified and confirmed. Grantor agrees that such recitals shall be binding and conclusive upon Grantor and that any assignment or conveyance to be made by Beneficiary shall divest Grantor of all right, title, interest, equity and right of redemption, including any statutory redemption, in and to the Mortgaged Property. The power and agency hereby granted are coupled with an interest and are irrevocable by death or dissolution, or otherwise, and are in addition to any and all other remedies which Beneficiary may have hereunder, at law or in equity. So long as the Secured Obligations, or any part thereof, remain unpaid, Grantor agrees that possession of the Mortgaged Property by Grantor, or any person claiming under Grantor, shall be as tenant, and, in case of a sale under power or upon foreclosure as provided in this Deed to Secure Debt, Grantor and any person in possession under Grantor, as to whose interest such sale was not made subject, shall, at the option of the purchaser at such sale, then become and be tenants holding over, and shall forthwith deliver possession to such purchaser, or be summarily dispossessed in accordance with the laws applicable to tenants holding over. In case of any sale under this Deed to Secure Debt by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Mortgaged Property may be sold as an entirety or in separate parcels in such manner or order as Beneficiary in its discretion may elect. One or more exercises of powers herein granted shall not extinguish or exhaust such powers, until the entire Mortgaged Property is sold or all amounts secured hereby are paid in full.

            3.3.2  In the event of any sale made under or by virtue of this
Article III, the entire principal of, and interest in respect of the Secured Obligations, if not previously due and payable, shall, at the option of Beneficiary, immediately become due and payable, anything in this Deed to Secure Debt to the contrary notwithstanding.

            3.3.3  The proceeds of any sale made under or by virtue of this
Article III, together with any other sums which then may be held by Beneficiary under this Deed to Secure Debt, whether under the provisions of this Article III or otherwise, shall be applied as follows:

            FIRST: to pay the costs and expenses incurred by Beneficiary in enforcing its remedies under this Deed to Secure Debt;

            SECOND: to pay the costs and expenses of the sale and of any receiver of the Mortgaged Property or any part thereof appointed pursuant to subsection 3.5.2;

            THIRD: to the payment in full in cash of Secured Obligations consisting of interest and all amounts other than principal under the Credit Agreement at any time and from time to time owing by Grantor under or in connection with the Credit Agreement, ratably according to the unpaid amounts thereof, in the manner and priority set forth in the Credit Agreement, together with interest on each such amount in the manner and to the extent set forth in the Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full;

            FOURTH: to the pro rata payment in full in cash of Secured Obligations consisting of (i) principal at any time and from time to time owing by Grantor under or in connection with the Credit
      Agreement, ratably according to the unpaid amounts thereof, in the manner and priority set forth in the Credit Agreement and (ii) the amount of Grantor's obligations then due and payable under any Interest Rate Agreement, including any early termination payments then due (exclusive of expenses or similar liabilities to any Bank under the applicable Interest Rate Agreement(s)), together with interest on each such amount in the manner and to the extent set forth in the Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full; and

            FIFTH: the balance, if any, to the Person lawfully entitled thereto (including Grantor or its successors or assigns).

            3.3.4 Beneficiary (on behalf of any Bank or on its own behalf) or any Bank or any of their respective Affiliates may bid for and acquire the Mortgaged Property or any part thereof at any sale made under or by virtue of this Article III and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the purchase price the unpaid amounts (whether or not then due) owing to Beneficiary, or such Bank in respect of the Secured Obligations, after deducting from the sales price the expense of the sale and the reasonable costs of the action or proceedings and any other sums that Beneficiary or such Bank is authorized to deduct under this Deed to Secure Debt.

            3.3.5 Beneficiary may adjourn from time to time any sale by it to be made under or by virtue of this Deed to Secure Debt by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and, Beneficiary, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

            3.3.6 If the Premises is comprised of more than one parcel of land, Beneficiary may take any of the actions authorized by this Section
3.3 in respect of any or a number of individual parcels.

            SECTION 3.4  Additional Remedies in Case of an Event of
Default.

            3.4.1 Beneficiary shall be entitled to recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the provisions of this Deed to Secure Debt, and the right of Beneficiary to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Deed to Secure Debt, or the foreclosure of, or absolute conveyance pursuant to, this Deed to Secure Debt. In case of proceedings against Grantor in insolvency or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets, Beneficiary shall be entitled to prove the whole amount of principal and interest and other payments, charges and costs due in respect of the Secured Obligations to the full amount thereof without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property; provided, however, that in no case shall Beneficiary receive a greater amount than the aggregate of such principal, interest and such other payments, charges and costs (with interest at the Default Rate) from the proceeds of the sale of the Mortgaged Property and the distribution from the estate of Grantor.

            3.4.2 Any recovery of any judgment by Beneficiary and any levy of any execution under any judgment upon the Mortgaged Property shall not affect in any manner or to any extent the Lien and security interests created and evidenced hereby upon the Mortgaged Property or any part thereof, or any conveyances, powers, rights and remedies of Beneficiary hereunder, but such conveyances, powers, rights and remedies shall continue unimpaired as before.

            3.4.3  Any moneys collected by Beneficiary under this
Section 3.4 shall be applied in accordance with the provisions of subsection 3.3.3.

            SECTION 3.5  Legal Proceedings After an Event of Default.

            3.5.1 After the occurrence of any Event of Default and immediately upon the commencement of any action, suit or legal proceedings to obtain judgment for the Secured Obligations or any part thereof, or of any proceedings to foreclose the Lien and security interest created and evidenced hereby or otherwise enforce the provisions of this Deed to Secure Debt or of any other proceedings in aid of the enforcement of this Deed to Secure Debt, Grantor shall enter its voluntary appearance in such action, suit or proceeding.

            3.5.2 Upon the occurrence and during the continuance of an Event of Default, Beneficiary shall be entitled forthwith as a matter of right, concurrently or independently of any other right or remedy hereunder either before or after declaring the Secured Obligations or any part thereof to be due and payable, to the appointment of a receiver without giving notice to any party and without regard to the adequacy or inadequacy of any security for the Secured Obligations or the solvency or insolvency of any person or entity then legally or equitably liable for the Secured Obligations or any portion thereof. Grantor hereby consents to the appointment of such receiver. Notwithstanding the appointment of any receiver, Beneficiary shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by or payable or deliverable under the terms of the Credit Agreement to Beneficiary.

            3.5.3 Grantor shall not (i) at any time insist upon, or plead, or in any manner whatsoever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Deed to Secure Debt,
(ii) claim, take or insist on any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales of the Mortgaged Property which may be made pursuant to this Deed to Secure Debt, or pursuant to any decree, judgment or order of any court of competent jurisdiction or (iii) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof. To the extent permitted by applicable law, Grantor hereby expressly (i) waives all benefit or advantage of any such law or laws, including, without limitation, any statute of limitations applicable to this Deed to Secure Debt,
(ii) waives any and all rights to trial by jury in any action or proceeding relating to the enforcement of this Deed to Secure Debt, (iii) waives any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding brought in connection with this Deed to Secure Debt and further waives and agrees not to plead that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and (iv) covenants not to hinder, delay or impede the execution of any power granted or delegated to Beneficiary by this Deed to Secure Debt but to suffer and permit the execution of every such power as though no such law or laws had been made or enacted. Beneficiary shall not be liable for any incorrect or improper payment made pursuant to this Article III in the absence of gross negligence or willful misconduct.

            SECTION 3.6 Remedies Not Exclusive. No remedy conferred upon or reserved to Beneficiary by this Deed to Secure Debt is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Deed to Secure Debt or now or hereafter existing at law or in equity. Any delay or omission of Beneficiary to exercise any right or power accruing on any Event of Default shall not impair any such right or power and shall not be construed to be a waiver of or acquiescence in any such Event of Default. Every power and remedy given by this Deed to Secure
Debt may be exercised from time to time concurrently or independently, when and as often as may be deemed expedient by Beneficiary in such order and manner as Beneficiary, in its sole discretion, may elect. If Beneficiary accepts any moneys required to be paid by Grantor under this Deed to Secure
Debt after the same become
due, such acceptance shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums secured by this Deed to Secure Debt or to declare an Event of Default with regard to subsequent defaults. If Beneficiary accepts any moneys required to be paid by Grantor under this Deed to Secure Debt in an amount less than the sum then due, such acceptance shall be deemed an acceptance on account only and on the condition that it shall not constitute a waiver of the obligation of Grantor to pay the entire sum then due, and Grantor's failure to pay the entire sum then due shall be and continue to be a default hereunder notwithstanding acceptance of such amount on account.


                                ARTICLE IV

                            CERTAIN DEFINITIONS

            The following terms shall have the following respective meanings:

            "Cost of Construction" means the sum, so far as it relates to the reconstructing, renewing, restoring or replacing of the Improvements, of (i) obligations incurred or assumed by Grantor or undertaken by tenants pursuant to the terms of the Leases for labor, materials and other expenses and to contractors, builders and materialmen; (ii) the cost of contract bonds and of insurance of all kinds that may reasonably be deemed by Grantor to be desirable or necessary during the course of construction;
(iii) the expenses incurred or assumed by Grantor for test borings, surveys, estimates, any Plans and Specifications and preliminary investigations therefor, and for supervising construction, as well as for the performance of all other duties required by or reasonably necessary for proper construction; (iv) ad valorem property taxes levied upon the Premises during performance of any Restoration; and (v) any costs or other charges in connection with obtaining title insurance and counsel opinions that may be required or necessary in connection with a Restoration.

            "Governmental Authority" shall mean any federal, state, local or foreign court, agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever or any governmental or quasi-governmental unit, whether now or hereafter in existence, or any officer or official thereof, having jurisdiction over Grantor or the Mortgaged Property.

                                 ARTICLE V

                               MISCELLANEOUS

            SECTION 5.1  Severability of Provisions.  Any provision of this
Deed to Secure Debt which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            SECTION 5.2 Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner set forth in the Credit Agreement, if to Grantor or Beneficiary, addressed to it at the address set forth in the Credit Agreement, or as to either party at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 5.2; provided, however, that notices to Beneficiary shall not be effective until received by Beneficiary.

            SECTION 5.3 Covenants To Run with the Land. All of the grants, covenants, terms, provisions and conditions in this Deed to Secure Debt shall run with the Land and shall apply to, and bind the successors and assigns of, Grantor. If there shall be more than one grantor, the covenants and warranties hereof shall be joint and several.

            SECTION 5.4 Headings. The Section headings used in this Deed to Secure Debt are for convenience of reference only and shall not affect the construction of this Deed to Secure Debt.

            SECTION 5.5 Limitation on Interest Payable. It is the intention of the parties to conform strictly to the usury laws, whether state or federal, that are applicable to the transaction of which this Deed to Secure Debt is a part. All agreements between Grantor and Beneficiary whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by Grantor for the use, forbearance or detention of the money to be loaned under the Credit
Agreement or any related document, or for the payment or performance of any covenant or obligation contained herein or in the Credit Agreement or any related document, exceed the maximum amount permissible under applicable federal or state usury laws. If under any circumstances whatsoever fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances Grantor shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Secured Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to Grantor. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit by Beneficiary shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date of this Deed to Secure Debt until payment in full of the Secured Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.

            SECTION 5.6  Governing Law; Submission to Jurisdiction; Venue.
(a) This Deed to Secure Debt and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with and be governed by the laws of the State in which the Premises are located. Grantor hereby irrevocably appoints CT Corporation System, having an address at 1633 Broadway, New York, New York 10019 and such other persons as may hereafter be selected by Grantor irrevocably agreeing in writing to serve as its agent for service of process in respect of any such action or proceeding. Nothing herein shall affect the right of Beneficiary to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Grantor in any other jurisdiction.

            (b) Grantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Deed to Secure Debt and hereby further irrevocably waives and agrees not to plead or claim in any court that any such action or proceeding brought in any court has been brought in an inconvenient forum.

            SECTION 5.7 No Merger. The rights and estate created by this Deed to Secure Debt shall not, under any circumstances, be held to have merged into any other estate or interest now owned or hereafter acquired by Beneficiary unless Beneficiary shall have consented to such merger in writing.

            SECTION 5.8  Modification in Writing.  No amendment,
modification, supplement, termination or waiver of or to any provision of this Deed to Secure Debt, nor consent to any departure by Grantor therefrom shall be effective unless the same shall be done in accordance with the terms of the Credit Agreement and unless in writing and signed by Beneficiary. Any amendment, modification or supplement of or to any provision of this Deed to Secure Debt, any waiver of any provision of this Deed to Secure Debt, and any consent to any departure by Grantor from the terms of any provision of this Deed to Secure Debt shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Deed to Secure Debt or any other Credit Document, no notice to or demand on Grantor in any case shall entitle Grantor to any other or further notice or demand in similar or other circumstances.

            SECTION 5.9 No Credit for Payment of Taxes or Impositions. Grantor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and Grantor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any tax or other impositions on the Mortgaged Property or any part thereof.

            SECTION 5.10 Stamp and Other Taxes. Subject to the provisions of subsection 1.5.5 relating to permitted contests, Grantor shall pay any mortgage recording taxes, with interest and fines and penalties, that may hereafter be levied, imposed or assessed under or upon or by reason of this Deed to Secure Debt or the Secured Obligations or any instrument or transaction affecting or relating to either thereof and in default thereof Beneficiary may advance the same and the amount so advanced shall be payable by Grantor to Beneficiary within ten (10) days after demand therefor, together with interest thereon at the Default Rate.

            SECTION 5.11 Estoppel Certificates. Grantor and Beneficiary shall, from time to time, upon thirty (30) days' prior written request of the other party, execute, acknowledge and deliver to the other party a certificate signed by an authorized officer or officers stating that this Deed to Secure Debt, the Credit Agreement and the other Credit Documents are unmodified and in full force and effect (or, if there have been modifications, that this Deed to Secure Debt, the Credit Agreement or such Credit Document, as applicable, is in full force and effect as modified and setting forth such modifications) and stating the date to which principal and interest have been paid on the Loans.

            SECTION 5.12 Additional Security. Without notice to or consent of Grantor and without impairment of the Lien and rights created by this Deed to Secure Beneficiary may accept (but Grantor shall not be obligated to furnish) from Grantor or from any other Person or Persons, additional security for the Secured Obligations. Neither the giving of this Deed to Secure Debt nor the acceptance of any such additional security shall prevent Beneficiary from resorting, first, to such additional security, and, second, to the security created by this Deed to Secure Debt without affecting Beneficiary's Lien and rights under this Deed to Secure Debt.

            SECTION 5.13 Release. The Mortgaged Property shall be released from the Lien of this Deed to Secure Debt in accordance with the provisions of the Credit Agreement or at such time as all Secured Obligations have been paid in full and the Commitments of the Banks to make any Loan or issue any Letter of Credit under the Credit Agreement shall have expired or been sooner terminated. Beneficiary, on the written request and at the expense of Grantor, will execute and deliver such proper instruments of release and satisfaction or assignment as may reasonably be requested to evidence such release or assignment, and any such instrument, when duly executed by Beneficiary and duly recorded by Grantor in the places where this Deed to Secure Debt is recorded, shall conclusively evidence the release or assignment of this Deed to Secure Debt.

            SECTION 5.14 Certain Expenses of Beneficiary. If any action, suit or other proceeding affecting the Mortgaged Property or any part thereof be commenced, in which action, suit or proceeding Beneficiary is made a party or participates or in which the right to use the Mortgaged Property or any part thereof is threatened, or in which it becomes necessary in the judgment of Beneficiary to defend or uphold the Lien of this Deed to Secure Debt (including, without limitation, any action, suit or proceeding to establish or uphold the compliance of the Improvements with any Requirements of Law), then all amounts reasonably paid or incurred by Beneficiary for the expense of any such action, suit or other proceeding or to protect its rights therein (whether or not it is made or becomes a party thereto) or otherwise to enforce or defend the rights and Lien created by this Deed to Secure Debt, shall be paid by Grantor upon demand together with interest at the Default Rate from the date of the payment or incurring thereof to the date of repayment, and any such amount and the interest thereon shall be a Lien on the Mortgaged Property, prior to any right, or right to, interest in, or claim upon the Mortgaged Property attaching or accruing subsequent to or otherwise subordinate to the Lien of this Deed to Secure Debt, and the same shall be deemed to be secured hereby. All other amounts reasonably paid, advanced or incurred by Beneficiary in order to secure and protect the Lien of this Deed to Secure Debt or other security provided hereunder shall be a like Lien on the Mortgaged Property and be deemed to be secured hereby.

            SECTION 5.15 Expenses of Collection. Grantor will upon demand pay to Beneficiary the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and the reasonable fees and expenses of any experts and agents, which Beneficiary may incur in connection with (i) the collection of the Secured Obligations, (ii) the enforcement and administration of this Deed to Secure Debt, (iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Mortgaged Property, (iv) the exercise or enforcement of any of the rights of Beneficiary or any Secured Party hereunder or (v) the failure by Grantor to perform or observe any of the provisions hereof. All amounts payable by Grantor under this Section 5.16 shall be due upon demand and shall be part of the Secured Obligations. Grantor's obligations under this Section shall survive the termination of this Deed to Secure Debt and the discharge of Grantor's other obligations hereunder.

            SECTION 5.16 Business Days. In the event any time period or any date provided in this Deed to Secure Debt ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

            SECTION 5.17 Relationship. The relationship of Beneficiary to Grantor hereunder is strictly and solely that of lender and borrower and grantor and beneficiary and nothing contained in the Credit Agreement, this Deed to Secure Debt or any other document or instrument now existing and delivered in connection therewith or otherwise in connection with the Secured Obligations is intended to create, or shall in any event or under any circumstance be construed as creating a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between Beneficiary and Grantor other than as lender and borrower and grantor and beneficiary.

            SECTION 5.18 Reconveyance Upon Payment of Secured Obligations. In the event that Grantor shall cause to be paid and performed in full all of the Secured Obligations, Beneficiary shall release the Mortgaged Property from the Lien of this Deed to Secure Debt and to reconvey (without warranty by or recourse against Beneficiary or any Bank) the Mortgaged Property to Grantor.

            SECTION 5.19  Concerning Beneficiary.

            5.19.1 Beneficiary shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Deed to Secure Debt and its duties hereunder, upon advice of counsel selected by it.

            5.19.2 With respect to any of its rights and obligations as a Bank, Beneficiary shall have and may exercise the same rights and powers hereunder. The term "Banks," "Bank" or any similar terms shall, unless the context clearly otherwise indicates, include Beneficiary in its individual capacity as a Bank. Beneficiary may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Grantor or any entity related to or affiliated with Grantor to the same extent as if Beneficiary were not acting as collateral agent.

            5.19.3 If any item of Mortgaged Property also constitutes collateral granted to Beneficiary under any other deed of trust, mortgage, deed to secure debt, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions of this Deed to Secure
Debt and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, Beneficiary, in its sole discretion, shall select which provision or provisions shall control.

            5.19.4 Beneficiary has been appointed as collateral agent pursuant to the Credit Agreement. The actions of Beneficiary hereunder are subject to the provisions of the Credit Agreement. Beneficiary shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Mortgaged Property), in accordance with this Deed to Secure Debt and the Credit Agreement. Beneficiary may resign and a successor Beneficiary may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as Beneficiary by a successor Beneficiary, that successor Beneficiary shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Beneficiary under this Deed to Secure Debt, and the retiring Beneficiary shall thereupon be discharged from its duties and obligations under this Deed to Secure Debt. After any retiring Beneficiary's resignation, the provisions of this Deed to Secure Debt shall inure to its benefit as to any actions taken or omitted to be taken by it under this Deed to Secure Debt while it was Beneficiary.

            SECTION 5.20 Future Advances. This Deed to Secure Debt may secure future advances. The maximum aggregate amount of all advances of principal under the Credit Agreement that may be outstanding hereunder at any time is $40,000,000.

            SECTION 5.21  Waiver of Stay.

            5.21.1 Grantor agrees that in the event that Grantor or any property or assets of Grantor shall hereafter become the subject of a voluntary or involuntary proceeding under the Bankruptcy Code or Grantor shall otherwise be a party to any federal or state bankruptcy, insolvency, moratorium or similar proceeding to which the provisions relating to the automatic stay under Section 362 of the Bankruptcy Code or any similar provision in any such law is applicable, then, in any such case, whether or not Beneficiary has commenced foreclosure proceedings under this Deed to Secure Debt, Beneficiary shall be entitled to relief from any such automatic stay as it relates to the exercise of any of the rights and remedies (including, without limitation, any foreclosure proceedings) available to Beneficiary as provided in this Deed to Secure Debt or in any other Security Document.

            5.21.2 Beneficiary shall have the right to petition or move any court having jurisdiction over any proceeding described in subsection
5.21.1 for the purposes provided therein, and Grantor agrees (i) not to oppose any such petition or motion and (ii) at Grantor's sole cost and expense, to assist and cooperate with Beneficiary, as may be requested by Beneficiary from time to time, in obtaining any relief requested by Beneficiary, including, without limitation, by filing any such petitions, supplemental petitions, requests for relief, documents, instruments or other items from time to time requested by Beneficiary or any such court.

            SECTION 5.22 Continuing Security Interest; Assignment. This Deed to Secure Debt shall create a continuing security interest in the Mortgaged Property and shall (i) be binding upon Grantor, its successors and assigns and (ii) inure, together with the rights and remedies of Beneficiary hereunder, to the benefit of Beneficiary and the other Secured Parties and each of their respective successors, transferees and assigns; no other Persons (including, without limitation, any other creditor of Grantor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Bank may assign or otherwise transfer any indebtedness held by it secured by this Deed to Secure Debt to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Bank, herein or otherwise, subject however, to the provisions of the Credit Agreement and any applicable Interest Rate Agreement.

            SECTION 5.23 Obligations Absolute. All obligations of Grantor hereunder shall be absolute and unconditional irrespective of:

            (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Grantor or any other Credit Party;

           (ii) any lack of validity or enforceability of the Credit Agreement, any Interest Rate Agreement, any Letter of Credit, any other Credit Document, or any other agreement or instrument relating thereto;

          (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any Interest Rate Agreement, any Letter of Credit, any other Credit Document, or any other agreement or instrument relating thereto;

           (iv) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

            (v) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this Deed to Secure Debt, any Interest Rate Agreement or any other Credit Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 5.8 hereof; or

           (vi) any other circumstance or happening whatsoever that is similar to any of the foregoing.

            SECTION 5.24  Beneficiary's Right to Sever Indebtedness.

            5.24.1 Grantor acknowledges that (a) the Mortgaged Property does not constitute the sole source of security for the payment and performance of the Secured Obligations and that the Secured Obligations are also secured by property of Grantor in other jurisdictions (all such property, collectively, the "Collateral"), (b) the number of such jurisdictions and the nature of the transaction of which this instrument is a part are such that it would have been impracticable for the parties to allocate to each item of Collateral a specific loan amount and to execute in respect of such item a separate credit agreement or interest rate agreement and (c) Grantor intends that Beneficiary have the same rights with respect to the Mortgaged Property, in foreclosure or otherwise, that Beneficiary would have had if each item of Collateral had been secured, mortgaged or pledged pursuant to a separate credit agreement or interest rate agreement, mortgage or security document. In furtherance of such intent, Grantor agrees that Beneficiary may at any time by notice (an "Allocation Notice") to Grantor allocate a portion (the "Allocated Indebtedness") of the Secured Obligations to the Mortgaged Property and sever from the remaining Secured Obligations the Allocated Indebtedness.
From and after the giving of an Allocation Notice with respect to the Mortgaged Property, the Secured Obligations hereunder shall be limited to the extent set forth in the Allocation Notice and (as so limited) shall, for all purposes, be construed as a separate loan obligation of Grantor unrelated to the other transactions contemplated by the Credit Agreement, any Interest Rate Agreement, any other Credit Document or any document related to any thereof. To the extent that the proceeds on any foreclosure of the Mortgaged Property shall exceed the Allocated Indebtedness, such proceeds shall belong to Grantor and shall not be available hereunder to satisfy any Secured Obligations of Grantor other than the Allocated Indebtedness. In any action or proceeding to foreclose the Lien of this Deed to Secure Debt or in connection with any power of sale foreclosure or other remedy exercised under this Deed to Secure Debt commenced after the giving by Beneficiary of an Allocation Notice, the Allocation Notice shall be conclusive proof of the limits of the Secured Obligations hereby secured, and Grantor may introduce, by way of defense or counterclaim, evidence thereof in any such action or proceeding. Notwithstanding any provision of this Section 5.24, the proceeds received by Beneficiary pursuant to this Deed to Secure Debt shall be applied by Beneficiary in accordance with the provisions of subsection 3.3.3 hereof.

            5.24.2 Grantor hereby waives to the greatest extent permitted under law the right to a discharge of any of the Secured Obligations under any statute or rule of law now or hereafter in effect which provides that foreclosure of the Lien of this Deed to Secure Debt or other remedy exercised under this Deed to Secure Debt constitutes the exclusive means for satisfaction of the Secured Obligations or which makes unavailable a deficiency judgment or any subsequent remedy because Beneficiary elected to proceed with a power of sale foreclosure or such other remedy or because of any failure by Beneficiary to comply with laws that prescribe conditions to the entitlement to a deficiency judgment. In the event that, notwithstanding the foregoing waiver, any court shall for any reason hold that Beneficiary is not entitled to a deficiency judgment, Grantor shall not (a) introduce in any other jurisdiction such judgment as a defense to enforcement against Grantor of any remedy in the Credit Agreement, any Interest Rate Agreement or any other Credit Document or (b) seek to have such judgment recognized or entered in any other jurisdiction, and any such judgment shall in all events be limited in application only to the state or jurisdiction where rendered.

            5.24.3 In the event any instrument in addition to the Allocation Notice is necessary to effectuate the provisions of this Section 5.24, including, without limitation, any amendment to this Deed to Secure Debt, any substitute promissory note or affidavit or certificate of any kind, Beneficiary may execute, deliver or record such instrument as the attorney-in-fact of Grantor. Such power of attorney is coupled with an interest and is irrevocable.

            5.24.4 Notwithstanding anything set forth herein to the contrary, the provisions of this Section 5.24 shall be effective only to the maximum extent permitted by law.

            IN WITNESS WHEREOF, Grantor has caused this Deed to Secure Debt to be duly executed and delivered under seal the day and year first above written.


                                    CARSON PRODUCTS COMPANY
                                    (formerly known as Aminco, Inc.),
                                        Grantor



                                    By:___________________________
                                       Name:
                                       Title:



                                    Attest:_______________________
                                       Name:
                                       Title:


Signed, sealed and delivered
in the presence of:

Witness



______________________________
Name:



_____________________________
         Notary Public
         [Notary Seal]

                                Schedule A

                            [Legal Description]







                        [To come from Title Policy]

                                Schedule B


                               [Prior Liens]


                        [To come from Title Policy]

                                             Exhibit E to the
                                             Credit Agreement


                  FORM OF HOLDINGS GUARANTEE


          This GUARANTEE (the "Guarantee") dated as of
October [  ], 1996 by Carson, Inc., a Delaware corporation (the
"Guarantor"), in favor of and for the benefit of the Banks under the Credit Agreement (each as hereinafter defined).

                       R E C I T A L S :

          A. Pursuant to a certain Credit Agreement dated as of October [ ], 1996 (as amended, amended and restated, supplemented or otherwise modified in accordance with its terms, the "Credit Agreement"; capitalized terms not defined herein have the meanings ascribed to them in the Credit Agreement) among Carson Products Company (the "Borrower") the lending institutions identified therein (collectively, the "Banks") and Banque Indosuez, New York Branch as Agent (the "Agent"), the Banks have agreed to make certain Loans to the Borrower and to issue Letters of Credit for the accounts of the Borrower.

          B. It is a condition precedent to the Banks obligations to make the Loans and to issue the Letters of Credit under to the Credit Agreement that the Guarantor shall have executed and delivered this Guarantee and that this Guarantee shall be in full force and effect.

          C. This Guarantee is given by the Guarantor in favor of the Banks to guarantee all of the Obligations of the Borrower, to the extent of the Pledged Securities as defined in the Holdings Pledge Agreement, in accordance with the terms of the Credit Agreement.

          D. All of the Guarantor's obligations hereunder shall be secured pursuant to the Holdings Pledge Agreement to which the Guarantor is a party.

          NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees as follows:

     SECTION 1. Guarantee. (i) To induce the Banks to execute and deliver the Credit Agreement and to make the Loans and issue the Letters of Credit upon the terms and conditions set forth in the Credit Agreement, and in consideration thereof, the Guarantor hereby unconditionally and irrevocably
(a) guarantees to the Banks and their respective successors, transferees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) and at all times thereafter of the Obligations of the Borrower (including amounts which would become due but for the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code, or similar provisions under the bankruptcy laws of foreign jurisdictions); and (b) agrees to pay any and all reasonable expenses (including reasonable attorneys' fees and disbursements) which may be paid or incurred by the Banks, the Agent or the Collateral Agent in enforcing any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee; provided, that this Guarantee is limited as set forth in
Section 6 hereof (as so limited, collectively, the "Guaranteed
Obligations").

           (ii) The Guarantor agrees that this Guarantee constitutes a guarantee of payment when due and not of collection and waives any right to require that any resort be held by the Collateral Agent, the Agent or any Bank to any of the security held for payment of any of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Agent, the Collateral Agent or any Bank in favor of the Borrower or any other Person.

          (iii) No payment or payments made by any other Person or received or collected by the Banks (or the Collateral Agent or Agent on behalf of the Banks) from any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability or obligations of the Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made to the Banks (or the Collateral Agent or the Agent on behalf of the Banks) by the Guarantor or payments received or collected by the Banks (or the Collateral Agent or Agent on behalf of the Banks) from the Guarantor, remain liable for the Guaranteed Obligations until the Guaranteed Obligations are indefeasibly paid in full in Cash or Cash Equivalents, subject to the provisions of Section 1(iv) hereof.

           (iv) The Guarantor understands, agrees and confirms that this is a guarantee of payment when due and not of collection and that each Bank may, from time to time, enforce this Guarantee up to the full amount of the Guaranteed Obligations owed to such Bank without proceeding against any other Credit Party, against any security for the Guaranteed Obligations, against any other guarantor or under any other guarantee covering the Guaranteed Obligations.


            SECTION 2. Waiver by Guarantor. Until the payment and satisfaction in full of all Guaranteed Obligations and the expiration or termination of the Commitments and all Letters of Credit Usage of the Banks under the Credit Agreement, the Guarantor hereby waives absolutely and irrevocably any claim which it may have against the Borrower or any of its Affiliates by reason of any payment to the Agent, Collateral Agent, or any Bank, or to any other Person pursuant to or in respect of this Guarantee, including any claims by way of subrogation, contribution, reimbursement, indemnity or otherwise.

            SECTION 3. Consent by Guarantor. The Guarantor hereby consents and agrees that, without the necessity of any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Guaranteed Obligations made by the Agent, the Collateral Agent or any Bank may be rescinded by the Banks (or the Agent or Collateral Agent on behalf of the Banks) and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Banks (or the Agent or Collateral Agent on behalf of the Banks); and the Credit Agreement or any of the Credit Document, or other guarantee or documents in connection therewith, or any of them, may be amended, modified, supplemented or terminated, in whole or in part, as the Banks (or the Agent or Collateral Agent on behalf of the Banks) may deem advisable from time to time; and any Guarantee (subject to Section 11.04 of the Credit Agreement) or right of offset or any Collateral may be sold, exchanged, waived, surrendered or released, all without the necessity of any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, which will remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. Neither the Banks nor the Agent or the Collateral Agent shall have any obligation to protect, secure, perfect or insure any Collateral or property at any time held as security for the guaranteed Obligations or this Guarantee (other than the exercise of reasonable care in the custody and preservation of the Pledged Collateral referred to in the Holdings Pledge Agreement). When making any demand hereunder against the Guarantor, the Agent, the Collateral Agent or the Banks may, but shall be under no obligation to, make a similar demand on any other Credit Party or any such other guarantor, and any failure by the the Agent, the Collateral Agent or the Banks to make any such demand or to collect any payments from any such other Credit Party or any such other guarantor or any release of such other Credit Party or any such other guarantor or of the Guarantor's obligations or liabilities hereunder shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Banks against the Guarantor hereunder. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

            SECTION 4. Waivers; Successors and Assigns. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Banks upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Guarantor and any other Credit Party, on the one hand, and the Banks, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Credit Party or the Guarantor with respect to the Guaranteed Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to the validity, regularity or enforceability of the Credit Agreement, the other Credit Documents, any of the Guaranteed Obligations or any guarantee therefor or right of offset with respect thereto at any time or from time to time held by the Banks and without regard to any defense (other than the defense of payment), set-off or counterclaim which may at any time be available to or be asserted by any Credit Party against the Banks, or by any other circumstance whatsoever (with or without notice to or knowledge of the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Guaranteed Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance, and the obligations and liabilities of the Guarantor hereunder shall not be conditioned or contingent upon the pursuit by the Banks or any other Person at any time of any right or remedy against any Credit Party or against any other Person which may be or become liable or obligated in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Banks, and their respective successors, transferees and assigns (including each holder from time to time of Guaranteed Obligations) until all of the Guaranteed Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by indefeasible payment in full in cash or cash equivalents, notwithstanding that from time to time during the term of the Credit Agreement any Credit Party may be released from all of its Guaranteed Obligations thereunder.

            SECTION 5. Guarantee Secured. Payment under this Guarantee is secured by a pledge of Securities pursuant to the Holdings Pledge Agreement in accordance with the Credit Agreement. Reference is hereby made to the Credit Agreement and the Holdings Pledge Agreement for a description of the Securities pledged and the right of the respective parties to such property, to secure all the obligations of the Guarantor hereunder.

            SECTION 6. Limited Liability. Notwithstanding any contrary provision of this Agreement, the Holdings Pledge Agreement or the Credit Agreement, it is hereby expressly agreed that no partner, officer, employee, servant, controlling Person, executive, director, agent, authorized representative or affiliate (herein referred to as "operatives") of any of the Guarantor, DNL Group, L.L.C. or DNL Partners, Limited Partnership (collectively, the "Guarantor and Equity Entities") shall be personally liable for payments due under this Agreement for the performance of any obligation hereunder. Except for the representations and warranties made by the Guarantor in Section 10 of this Agreement, the sole recourse of the Banks, or the Agent or Collateral Agent on behalf of the Banks, for satisfaction of the obligations of the Guarantor under this Agreement, the Holdings Pledge Agreement or the Credit Agreement shall be against the Pledged Securities (as such term is defined in the Holdings Pledge Agreement) and no against any other assets or property of any of the Guarantor and Equity Entities or any of the operatives of any of the Guarantor and Equity Entities other than the remedies provided hereunder and under the Holdings Pledge Agreement. In the event that a default occurs in connection with such obligations, no action shall be brought against any of he Guarantor and Equity Entities or any of the operatives of any of the Guarantor and Equity Entities by virtue solely of its direct or indirect ownership interest in the Borrower, except in accordance with the Holdings Pledge Agreement. In the event of foreclosure or other sale or disposition of Mortgaged Real Property or Pledged Collateral, no judgment for any deficiency upon the obligations of the obligors thereunder shall be obtainable by the Banks, or the Agent or Collateral Agent on behalf of the Banks, against any of the Guarantor and Equity Entities or any of the operatives of any of the Guarantor and Equity Entities by virtue solely of its direct or indirect ownership interest in the Borrower or its Subsidiaries. Nothing contained in this Section shall prevent the Banks, or the Agent or Collateral Agent on behalf of the Banks, from exercising any rights or remedies against the Borrower or its Subsidiaries, the Mortgaged Real Property or the Pledged Collateral pursuant to the Credit Agreement, the Security Documents or this Agreement.

            SECTION 7. Effectiveness; Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Banks upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Credit Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Credit Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

            SECTION 8. Payment of Guaranteed Obligations. The Guarantor hereby guarantees that the Guaranteed Obligations will be paid for the ratable benefit of the Banks without set-off or counterclaim in lawful currency of the United States of America at the office of the Collateral Agent located at 1211 Avenue of the Americas, New York, New York 10036. The Guarantor shall make any payments required hereunder upon receipt of written notice thereof from the Agent or Collateral Agent or any Bank; provided, however, that the failure of the Agent or Collateral Agent or any Bank to give such notice shall not affect the Guarantor's obligations hereunder.

            SECTION 9. Default. If (a) the Borrower has failed to pay or perform when due its Obligations guaranteed hereby or
(b) there is an event with respect to the Guarantor that would require or permit the acceleration pursuant to Section 8.05 of the Credit Agreement of any outstanding Loan, then in the case of clause (a) all of the obligations with respect to the Borrower guaranteed hereby and in the case of clause (b) all of the Guaranteed Obligations shall be immediately due and payable by the Guarantor, regardless of whether in the case of clause
(a) the payment of the Obligations guaranteed hereby has been accelerated or in the case of clause (b) the Borrower is in default with respect to the Obligations guaranteed hereby.

            SECTION 10.  Representations and Warranties.  To
induce the Banks to enter into the Credit Agreement and to make
Loans thereunder and to issue the Letters of Credit, the Guarantor represents and warrants to each Bank that the following statements are true, correct and complete on and as of the Closing Date:

            A. Organization and Powers. The Guarantor is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and currently proposes to engage. The Guarantor has duly qualified and is authorized to do business and is in good standing in all jurisdictions in which the conduct of its business or the ownership of its properties requires such qualification, except where the failure to be so qualified would not have a Materially Adverse Effect. The Guarantor has all requisite governmental licenses, authorizations, consents and approvals to own and carry on its business as now conducted and as presently contemplated to be conducted by the Guarantor, other than such licenses, authorizations, consents and approvals the failure to obtain which has not had and will not have a Materially Adverse Effect. The Guarantor has all corporate authority to enter into each of the Security Documents to which it is a party and to carry out the transactions contemplated therby and to execute and deliver this Guarantee.

            B. No Violations. Neither the execution, delivery or performance by the Guarantor of any of the Credit Documents to which it is a party, nor compliance with any of the terms and provisions thereof, nor the consummation of any of the transactions contemplated therein, nor the grant and perfection of the security interests pursuant to the Security Documents

(a) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority, (b) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute (with notice or lapse of time or both) a default under any material contractual obligation of the Guarantor or any of its Subsidiaries, or (other than as contemplated by the Security Documents) result in the creation or imposition of (or the obligation to create or impose), any Lien upon any of the property or assets of the Guarantor or any of its Subsidiaries pursuant to any material contractual obligation of the Guarantor or (c) will violate any provision of the organizational documents of the Guarantor or any of its Subsidiaries, except in each such case where such contravention, conflict, inconsistancy, breach, default, creation, impostion, obligation or violation would not have a Materially Adverse Effect.

            C. Approvals. The execution, delivery and performance by the Guarantor of the Credit Documents to which it is a party do not and will not require any registration with, consent or waiver or approval of, or notice to, or other action to, with or by, any Governmental Authority or other Person (other than those registrations, consents, waivers, approvals, notices or other actions which if not obtained or made, would not have a Materially Adverse Effect) except filings required for the perfection of security intersts granted pursuant to the Security documents. All consents and approvals from or notices to or filings with any Governmental Authority or other Person required to be obtained by Guarantor have been obtained and are in full force and effect (other than those consents, waivers, approvals, notices or filings which, if not obtained or made, would not have a Materially Adverse Effect).

            D. Binding Obligation. This Guarantee constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as such enforceability may be limited by the application general principles of equity, (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            E. Investment Company. The Guarantor is not an "investment company" or a company "controlled" by an "investment company" (as each of such quoted terms is defined or used in the Investment Company Act of 1940, as amended) or subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or any foreign, federal or local statute or regulation limiting its ability to incur Indebtedness for money borrowed or guarantee such Indebtedness as contemplated hereby or by any other Credit Document.

            SECTION 11.  Ratable Sharing.  The Banks by
acceptance of this Guarantee agree among themselves that with respect to all amounts received by them which are applicable to the payment of obligations of the Guarantor under this Guarantee, if the Banks, or the Agent or Collateral Agent on behalf of the Banks, exercise their rights hereunder, including, without limitation, acceleration of the obligations of the Guarantor hereunder, equitable adjustment will be made so that, in effect, all such amounts will be shared among the Banks pro rata based on the relative outstanding Guaranteed Obligations.

            SECTION 12. Merger. If the Guarantor shall merge into or consolidate with another corporation, or liquidate, wind up or dissolve itself in a transaction not prohibited by the Credit Agreement, or if all of the stock of the Guarantor shall be sold or otherwise disposed of in a manner not prohibited by the Credit Agreement, the Guarantor hereby covenants and agrees, that upon any such merger, consolidation, liquidation, or dissolution, the guarantee given in this Guarantee and the due and punctual performance and observance of all of the covenants and conditions of the Credit Agreement to be performed by the Guarantor, shall be expressly assumed (in the event that the Guarantor is not the surviving corporation in the merger) by supplemental agreements satisfactory in form to the Agent or Collateral Agent on behalf of the Banks, by the corporation or corporations formed by such consolidation, or into which the Guarantor shall have been merged, or by the corporation or corporations which shall have acquired such property. In addition, the Guarantor shall deliver to the Agent or Collateral Agent on behalf of the Banks, an Officers' Certificate and an opinion of counsel, each stating that such merger, consolidation or transfer and such supplemental agreements comply with this Guarantee and that all conditions precedent herein provided relating to such transaction have been complied with. In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation or corporations, by supplemental agreements executed and delivered to the Agent or Collateral Agent on behalf of the Banks, and reasonably satisfactory in form to the Agent or Collateral Agent on behalf of the Banks, of the guarantee given in this

Guarantee and the due and punctual performance of all of the covenants and conditions of the Credit Agreement to be performed by the Guarantor, such successor corporation or corporations shall succeed to and be substituted for the Guarantor, with the same effect as if it or they had been named herein as a guarantor.

            SECTION 13. No Waiver. No failure to exercise and no delay in exercising, on the part of the Banks, or the Agent or Collateral Agent on behalf of the Banks, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other power of right. The rights and remedies herein provided are cumulative and are not exclusive of any rights and remedies provided by law.


            SECTION 14.  Notices.  All notices, demands,
instructions or other communications required or permitted to be given to or made upon any party hereto shall be given in accordance with the provisions of the Credit Agreement and at the address set forth therein or as provided on the signature page hereof.

            SECTION 15.       Amendments, Waivers, etc.  No
provision of this Guarantee shall be waived, amended, terminated or supplemented except by a written instrument executed by the Guarantor and the Agent or Collateral Agent, on behalf of the Banks.

            SECTION 16. Notice of Exercise. Upon exercise of its rights hereunder, each Bank, or the Agent or Collateral Agent on behalf of the Banks, as the case may be, shall provide written notice on the date of such exercise to the Banks, or the Agent or Collateral Agent on behalf of the Banks, as the case may be, of such exercise.

            SECTION 17.  GOVERNING LAW.  THIS GUARANTEE SHALL BE
GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE
WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO
PRINCIPLES OF CONFLICTS OF LAWS.

            SECTION 18. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE GUARANTOR WITH RESPECT TO THIS GUARANTEE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETANT JURISDICTION IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS GUARANTEE THE

GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT TO TRIAL BY JURY, AND THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THE GUARANTOR DESIGNATES AND APPOINTS CT CORPORATION, SYSTEM, HAVING AN ADDRESS AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY THE GUARANTOR IRREVOCABLY AGREEING IN WRITING TO SERVE, AS ITS AGENT TO RECEIVE ON ITS BEHALF, SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE GUARANTOR TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE GUARANTOR AS PROVIDED IN SECTION 14 HEREOF. IF ANY AGENT APPOINTED BY THE GUARANTOR REFUSES TO ACCEPT SERVICE, THE GUARANTOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY BANK TO BRING PROCEEDINGS AGAINST THE GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

            SECTION 19. Counterparts. This Guarantee and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

            IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer on the day and year first above written.


                                    CARSON, INC.


                                    By: _______________________________
                                        Name:
                                        Title:


                                    Notice Address:

                                    CARSON, INC.
                                    1 Morningside Drive, North
                                    Suite 200
                                    Westport, CT 06880
                                    Attn: President

                                             Exhibit F-1 to the
                                             Credit Agreement



             BORROWER SECURITIES PLEDGE AGREEMENT


          BORROWER SECURITIES PLEDGE AGREEMENT (the
"Agreement"), dated as of October __, 1996, made by CARSON PRODUCTS COMPANY (formerly known as Aminco, Inc., as successor by merger to DNL Savannah Acquisition Corp.), a Delaware corporation having an office at 64 Ross Road, Savannah, Georgia 31405 ("Pledgor"), in favor of BANQUE INDOSUEZ, NEW YORK BRANCH, having an office at 1211 Avenue of the Americas, 7th Floor, New York, New York 10036, as pledgee, assignee and secured party, in its capacity as collateral agent (in such capacities and together with any successors in such capacities, "Collateral Agent") for the lending institutions (the "Banks") from time to time party to the Credit Agreement (as hereinafter defined).


                       R E C I T A L S :

          A. Pursuant to a certain credit agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement), among Pledgor, the Banks and Banque Indosuez, New York Branch, as Agent and Collateral Agent for the Banks, the Banks have agreed (i) to make to or for the account of Pledgor certain A Term Loans up to an aggregate principal amount of $15,000,000, certain B Term Loans up to an aggregate principal amount of $10,000,000 and certain Revolving Loans up to an aggregate principal amount of $15,000,000 and (ii) to issue certain Letters of Credit for the account of Pledgor.

          B. It is contemplated that Pledgor may enter into one or more agreements with one or more of the Banks ("Interest Rate Agreements") fixing the interest rates with respect to Loans under the Credit Agreement (all obligations of Pledgor now existing or hereafter arising under such Interest Rate Agreements, collectively, the "Interest Rate Obligations").

          C. Pledgor is the legal and beneficial owner of the Pledged Collateral (as hereinafter defined).

          D. It is a condition to the obligations of the Banks to make the Loans under the Credit Agreement and a condition to any Bank issuing Letters of Credit under the Credit

Agreement or entering into the Interest Rate Agreements that Pledgor execute and deliver the applicable Credit Documents, including this Agreement.

            E. This Agreement is given by Pledgor in favor of Collateral Agent for its benefit and the benefit of the Banks and the Agent
(collectively, the "Secured Parties") to secure the payment and performance of all of the Secured Obligations (as defined in Section 2).

                            A G R E E M E N T :

            NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and Collateral Agent hereby agree as follows:

            Section 1. Pledge. As collateral security for the payment and performance when due of all the Secured Obligations, Pledgor hereby pledges, assigns, transfers and grants to Collateral Agent for its benefit and the benefit of the Secured Parties, a continuing first priority security interest in and to all of the right, title and interest of Pledgor in, to and under the following property, whether now existing or hereafter acquired (collectively, the "Pledged Collateral"):

            (a) issued and outstanding shares of capital stock of each Person described in Schedule I hereto (the "Pledged Shares") (which are and shall remain at all times until this Agreement terminates, certificated shares), including the certificates representing the Pledged Shares and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares;

            (b) all additional shares of capital stock of any issuer of the Pledged Shares from time to time acquired by Pledgor in any manner (which are and shall remain at all times until this Agreement terminates, certificated shares) (which shares shall be deemed to be part of the Pledged Shares), including the certificates representing such additional shares and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares;

            (c) all intercompany notes described on Schedule II hereto (the "Intercompany Notes") now owned or held by

      Pledgor and from time to time acquired by Pledgor in any way, and all certificates or instruments evidencing such Intercompany Notes and all proceeds thereof, all accessions thereto and substitutions therefor;

            (d) all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital, income, profits and other property, interests or proceeds from time to time received, receivable or otherwise distributed to Pledgor in respect of or in exchange for any or all of the Pledged Shares or Intercompany Notes (collectively, "Distributions"); and

            (e) all "proceeds" (as such term is defined in the UCC or under other relevant law) of any of the foregoing.

            Section 2. Secured Obligations. This Agreement secures, and the Pledged Collateral is collateral security for, the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code, 11 U.S.C. { 362(a)) of (i) all Obligations of Pledgor now existing or hereafter arising under the Credit Agreement and all Interest Rate Obligations of Pledgor now existing or hereafter arising under any Interest Rate Agreement (including, without limitation, Pledgor's obligation provided for therein to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the Obligations contained in the Credit Agreement and the obligations contained in any Interest Rate Agreement), and (ii) without duplication of the amounts described in clause (i), all obligations of Pledgor now existing or hereafter arising under this Agreement or any other Security Document, including, without limitation, with respect to all charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments that Pledgor is obligated to pay under this Agreement or any other Security Document (the obligations described in clauses (i) and (ii), collectively, the "Secured Obligations").

            Section 3. No Release. Nothing set forth in this Agreement shall relieve Pledgor from the performance of any term, covenant, condition or agreement on Pledgor's part to be performed or observed under or in respect of any of the Pledged

Collateral or from any liability to any Person under or in respect of any of the Pledged Collateral or shall impose any obligation on Collateral Agent or any Secured Party to perform or observe any such term, covenant, condition or agreement on Pledgor's part to be so performed or observed or shall impose any liability on Collateral Agent or any Secured Party for any act or omission on the part of Pledgor relating thereto or for any breach of any representation or warranty on the part of Pledgor contained in this Agreement, any Interest Rate Agreement or any other Credit Document or under or in respect of the Pledged Collateral or made in connection herewith or therewith. The obligations of Pledgor contained in this Section 3 shall survive the termination of this Agreement and the discharge of Pledgor's other obligations under this Agreement, any Interest Rate Agreement and the other Credit Documents.

            Section 4.  Delivery of Pledged Collateral.

            (a) All certificates, agreements or instruments representing or evidencing the Pledged Collateral, to the extent not previously delivered to Collateral Agent, shall immediately upon receipt thereof by Pledgor be delivered to and held by or on behalf of Collateral Agent pursuant hereto. All Pledged Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Collateral Agent. Collateral Agent shall have the right, at any time upon the occurrence of an Event of Default and without notice to Pledgor, to endorse, assign or otherwise transfer to or to register in the name of Collateral Agent or any of its nominees any or all of the Pledged Collateral. In addition, Collateral Agent shall have the right at any time to exchange certificates representing or evidencing Pledged Collateral for certificates of smaller or larger denominations.

            (b) If the issuer of Pledged Shares is incorporated in a jurisdiction which does not permit the use of certificates to evidence equity ownership, then Pledgor shall, to the extent permitted by applicable law, record such pledge on the stock register of the issuer, execute any customary stock pledge forms or other documents necessary or appropriate to complete the pledge and give Collateral Agent the right to transfer such Pledged Shares under the terms hereof and provide to Collateral Agent an opinion of counsel, in form and substance reasonably satisfactory to Collateral Agent, confirming such pledge.

            Section 5.  Supplements, Further Assurances.

            (a) Pledgor agrees that at any time and from time to time, at the sole cost and expense of Pledgor, Pledgor shall promptly execute and deliver all further instruments and documents, including, without limitation, supplemental or additional UCC-1 financing statements, and take all further action that may be necessary or that Collateral Agent may reasonably request, in order to perfect and protect the pledge, security interest and Lien granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

            (b) Pledgor shall, upon obtaining any Pledged Shares or Intercompany Notes of any Person, promptly (and in any event within five Business Days) deliver to Collateral Agent a pledge amendment, duly executed by Pledgor, in substantially the form of Exhibit 1 hereto (each, a "Pledge Amendment"), in respect of the additional Pledged Shares or Intercompany Notes which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional shares. Pledgor hereby authorizes Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares or Intercompany Notes listed on any Pledge Amendment delivered to Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.

            Section 6. Representations, Warranties and Covenants. Pledgor represents, warrants and covenants as follows; provided that the representations, warranties, covenants and conditions of or relating to the Sellers in the Purchase Agreement (i) are given only to the best of Pledgor's knowledge, and (ii) shall not be deemed a waiver of any rights nor an admission of the truth thereof by any Credit Party or any other Purchaser Indemnified Party (as defined in the Purchase Agreement) as against any other party to the Purchase Agreement:

            (a) No Liens. Pledgor is as of the date hereof, and at the time of any delivery of any Pledged Collateral to Collateral Agent pursuant to Section 4 of this Agreement, Pledgor will be, the sole legal and beneficial owner of the Pledged Collateral. All Pledged Collateral is on the date hereof, and will be, so owned by Pledgor free and clear of any Lien except for the Lien created by this Agreement and Liens of the type described in paragraph (a) of the definition of Permitted Encumbrances.

            (b) Authorization, Enforceability. Pledgor has the requisite corporate power, authority and legal right to pledge and grant a security interest in all the Pledged Collateral pursuant to this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and except as such enforceability may be limited by the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (c) No Consents, etc. No consent of any party (including, without limitation, stockholders or creditors of Pledgor) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for (x) the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor, (y) the exercise by Collateral Agent of the voting or other rights provided for in this Agreement, or (z) the exercise by Collateral Agent of the remedies in respect of the Pledged Collateral pursuant to this Agreement (other than those consents, authorizations, approvals, actions, notices or filings which, if not obtained or made, would not have a material adverse effect upon the interests of Collateral Agent under this Agreement).

            (d) Due Authorization and Issuance. All of the Pledged Shares have been, and to the extent hereafter issued will be upon such pledge, duly authorized and validly issued and fully paid and nonassessable.

            (e) Chief Executive Office. Pledgor's chief executive office is located at 64 Ross Road, Savannah, Georgia 31405. Pledgor shall not move its chief executive office except to such new location as Pledgor may establish in accordance with the last sentence of this
      Section 6(e). Pledgor shall not establish a new location for its chief executive office nor shall it change its name until (i) it shall have given Collateral Agent not less than 45 days' prior written notice of its intention so to do, clearly describing such new location or name and providing such other information in connection therewith as Collateral

      Agent or any Secured Party may request, and (ii) with respect to such new location or name, Pledgor shall have taken all action satisfactory to Collateral Agent and the Secured Parties to maintain the perfection and priority of the security interest of Collateral Agent for the benefit of the Secured Parties in the Pledged Collateral intended to be granted hereby.

            (f) Delivery of Pledged Collateral; Filings. Pledgor has delivered to Collateral Agent all certificates representing the Pledged Shares and Intercompany Notes and has delivered to Collateral Agent appropriate UCC-1 financing statements to be filed with the Secretary of State of the States of New York and Georgia, the State in which the chief executive office of Pledgor is located, evidencing the Lien created by this Agreement, and such delivery, filing and pledge of the Pledged Collateral pursuant to this Agreement will create a valid and perfected first priority security interest in the Pledged Collateral securing the payment of the Secured Obligations pursuant to the UCC in effect in each applicable jurisdiction, including, without limitation, the States of New York and Georgia.

            (g) Pledged Collateral. All information set forth herein, including the Schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party in connection with this Agreement, in each case, relating to the Pledged Collateral is accurate and complete in all material respects.

            (h) No Violations, etc. The pledge of the Pledged Collateral pursuant to this Agreement does not violate Regulation G, T, U or X of the Federal Reserve Board.

            (i) Ownership of Pledged Collateral. Except as otherwise permitted by the Credit Agreement, Pledgor at all times will be the sole beneficial owner of the Pledged Collateral.

            (j) No Options, Warrants, etc. There are no options, warrants, calls, rights, commitments or agreements of any character to which Pledgor is a party or by which it is bound obligating
      Pledgor to deliver or sell or cause to be issued, delivered or sold, additional Pledged Shares or obligating Pledgor to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no voting trusts or other agreements or understandings to which Pledgor is a party with respect to the voting of the capital stock of any issuer of the Pledged Shares.

            Section 7.  Voting Rights; Distributions; etc.

            (a) So long as no Event of Default shall have occurred and be continuing:

            (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms or purpose of this Agreement or any other Credit Document; provided, however, that Pledgor shall not in any event exercise such rights in any manner which may have a material adverse effect on the value of the Pledged Collateral or the security intended to be provided by this Agreement.

           (ii) Subject to the terms of the Credit Agreement, Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien of this Agreement, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be, and shall be forthwith delivered to Collateral Agent to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Collateral Agent, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

          (iii) Collateral Agent shall be deemed without further action or formality to have granted to Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of Pledgor and at Pledgor's sole cost and expense, from time to time execute and deliver (or cause to be executed and delivered) to Pledgor all such instruments as Pledgor may reasonably request in order to permit Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 7(a)(ii) hereof.

            (b) Upon the occurrence and during the continuance of an Event of Default:

            (i) All rights of Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 7(a)(i) hereof without any action or the giving of any notice shall cease, and all such rights shall thereupon become vested in Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

           (ii) All rights of Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to
      Section 7(a)(ii) hereof shall cease and all such rights shall thereupon become vested in Collateral Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions; provided, that if such Event of Default is cured, any such Distributions theretofore paid to Collateral Agent shall, upon the request of Pledgor (except to the extent theretofore applied to the Secured Obligations), be returned by Collateral Agent to Pledgor.

            (c) Pledgor shall, at its sole cost and expense, from time to time execute and deliver to Collateral Agent appropriate instruments as Collateral Agent may reasonably request in order to permit Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 7(b)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 7(b)(ii) hereof.

            (d) All Distributions which are received by Pledgor contrary to the provisions of Section 7(b)(ii) hereof shall be received in trust for the benefit of Collateral Agent, shall be segregated from other funds of Pledgor and shall immediately be paid over to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

            Section 8. Transfers and Other Liens; Additional Shares; Principal Office.

            (a) Pledgor shall not (i) sell, convey, assign or otherwise dispose of, or grant any option, right or warrant with respect to, any of the Pledged Collateral except as permitted by the Credit Agreement, (ii) create or permit to exist any Lien upon or with respect to any Pledged Collateral other than the Lien and security interest granted to Collateral Agent pursuant to this Agreement and Liens of the type described in paragraph (a) of the definition of Permitted Encumbrances, or (iii) permit any issuer of the Pledged Shares to merge, consolidate or change its legal form, except as permitted by the Credit Agreement unless all of the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation.
The preceding sentence shall not apply to any sale or other disposition of all of the stock of the issuer of Pledged Shares which is in compliance with the Credit Agreement and the proceeds of which sale or other disposition are used to make a mandatory prepayment of the Loans pursuant to Section 3.02(A) of the Credit Agreement. Upon such sale or other disposition, such Pledged Shares shall be released from the Lien of this Agreement in accordance with Section 17 of this Agreement.

            (b) Pledgor shall (i) cause each issuer of the Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to Pledgor, unless required by applicable law, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of capital stock or other equity securities of the issuer of the Pledged Shares which are required to be pledged hereunder.

            Section 9. Reasonable Care. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither Collateral Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

            Section 10. Remedies Upon Default; Decisions Relating to Exercise of Remedies.

            (a) If an Event of Default shall have occurred and be continuing, and the Secured Obligations have been declared due and payable in accordance with the Credit Agreement, Collateral Agent shall have the right, in addition to other rights and remedies provided for herein or otherwise available to it to be exercised from time to time, (i) to retain and apply the Distributions to the Secured Obligations as provided in Section 11 hereof, and
(ii) to exercise all the rights and remedies of a secured party on default under the UCC in effect in the State of New York at that time, and Collateral Agent may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof (including, without limitation, any partial interest in the Pledged Shares) in one or more parcels at public or private sale, at any exchange, broker's board or at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Pledged Collateral payable by such Person at such sale. Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor acknowledges and agrees that, to the extent notice of sale shall be required by law, ten days notice to Pledgor of the time and place of any public sale or the time after which any private sale or other intended disposition is to take place shall constitute reasonable notification of such matters. No notification need be given to Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition. Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives, to the fullest extent permitted by law, any claims against Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree. Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Section 10 in the absence of gross negligence or willful misconduct.

            (b) Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to Persons who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to Collateral Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

            (c) If Collateral Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, Pledgor shall from time to time furnish to Collateral Agent all such information as Collateral Agent may request in order to determine the number of securities included in the Pledged Collateral which may be sold by Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

            (d) Pledgor recognizes that, by reason of certain prohibitions contained in laws, rules, regulations or orders of any foreign Governmental Authority, Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such foreign Governmental Authority. Pledgor acknowledges that any such sales may be at prices and on terms less favorable to Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, Collateral Agent shall have no obligation to engage in public sales.

            (e) In addition to any of the other rights and remedies hereunder, Collateral Agent shall have the right to institute a proceeding seeking specific performance in connection with any of the agreements or obligations hereunder.

            Section 11. Application of Proceeds. All Distributions held from time to time by Collateral Agent and all proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by Collateral Agent of its remedies as a secured creditor as provided in Section 10 hereof shall be applied, together with any other sums then held by Collateral Agent pursuant to this Agreement, promptly by Collateral Agent as follows:

            First, to the payment of all costs and expenses, fees, commissions and taxes of such sale, collection or other realization, including, without limitation, reasonable out-of-pocket costs and expenses of Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith;

            Second, to the payment of all other costs and expenses of such sale, collection or other realization, including reasonable out-of-pocket costs and expenses of the Banks and their agents and counsel and all costs, liabilities and advances made or incurred by the Banks in connection therewith;

            Third, to the payment in full in cash of Secured Obligations consisting of interest and all amounts other than principal under the Credit Agreement at any time and from time to time owing by Pledgor under or in connection with the Credit Agreement, ratably according to the unpaid amounts thereof, in the manner and priority set forth in the Credit Agreement, together with interest on each such amount in the manner and to the extent set forth in the Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full;

            Fourth, to the pro rata payment in full in cash of Secured Obligations consisting of (i) principal at any time and from time to time owing by Pledgor under or in connection with the Credit Agreement, ratably according to the unpaid amounts thereof, in the manner and priority set forth in the Credit Agreement and (ii) the amount of Pledgor's obligations then due and payable under any Interest Rate Agreement, including any early termination payments then due (exclusive of expenses or similar liabilities to any Bank under the applicable Interest Rate Agreement(s)), together with interest on each such amount in the manner and to the extent set forth in the Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full; and

            Fifth, the balance, if any, to the Person lawfully entitled thereto (including Pledgor or its successors or assigns).

            Section 12. Expenses. Pledgor will upon demand pay to Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and the reasonable fees and expenses of any experts and agents, which Collateral Agent may incur in connection with (i) the collection of the Secured Obligations, (ii) the enforcement and administration of this Agreement, (iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iv) the exercise or enforcement of any of the rights of Collateral Agent or any Secured Party hereunder or (v) the failure by Pledgor to perform or observe any of the provisions hereof. All amounts payable by Pledgor under this Section 12 shall be due within ten Business Days after demand and shall be part of the Secured Obligations. Pledgor's obligations under this Section 12 shall survive the termination of this Agreement and the discharge of Pledgor's other obligations hereunder.

            Section 13. No Waiver; Cumulative Remedies. (a) No failure on the part of Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

            (b) In the event Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to Collateral Agent, then and in every such case, Pledgor, Collateral Agent and each Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of Collateral Agent and the Secured Parties shall continue as if no such proceeding had been instituted.

            Section 14. Collateral Agent. Collateral Agent has been appointed as collateral agent pursuant to the Credit Agreement. The actions of Collateral Agent hereunder are subject to the provisions of the Credit Agreement. Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Pledged Collateral), in accordance with this Agreement and the Credit Agreement. Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent.

            Section 15. Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. If Pledgor shall fail to do any act or thing that it has covenanted to do hereunder or any warranty on the part of Pledgor contained herein shall be breached, Collateral Agent or any Secured Party may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may, following five Business Days' prior written notice to Pledgor of its intention to do so, expend funds for such purpose. Any and all amounts so expended by Collateral Agent or such Secured Party shall be paid by Pledgor within ten Business Days after demand therefor, with interest at the highest rate then in effect under the Credit Agreement during the period from and including the date on which such funds were so expended to the date of repayment. Pledgor's obligations under this Section 15 shall survive the termination of this Agreement and the discharge of Pledgor's other obligations under this Agreement, the Credit Agreement, any Interest Rate Agreement and the other Credit Documents. Pledgor hereby appoints Collateral Agent its attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, or otherwise, from time to time in Collateral Agent's reasonable discretion to take any action and to execute any instrument consistent with the terms of this Agreement and the other Credit Documents which Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

            Section 16.  Modification in Writing.  No amendment,
modification, supplement, termination or waiver of or to any provision of this Agreement, nor consent to any departure by Pledgor therefrom, shall be effective unless the same shall be done in accordance with the terms of the Credit Agreement and unless in writing and signed by Collateral Agent. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by Pledgor from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other Credit Document, no notice to or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances.

            Section 17.  Termination; Release.  When all the Secured
Obligations have been paid in full and the Commitments of the Banks to make any Loan or to issue any Letter of Credit under the Credit Agreement shall have expired or been sooner terminated, this Agreement shall terminate. Upon termination of this Agreement or any release of Pledged Collateral in accordance with the provisions of the Credit Agreement, Collateral Agent shall, upon the request and at the sole cost and expense of Pledgor, forthwith assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by Collateral Agent, such of the Pledged Collateral to be released (in the case of a release) as may be in the possession of Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper instruments (including UCC termination statements on Form UCC-3) acknowledging the termination of this Agreement or the release of such Pledged Collateral, as the case may be.

            Section 18. Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner set forth in the Credit Agreement, as to either party addressed to it at the address set forth in the Credit Agreement or at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 18; provided that notices to Collateral Agent shall not be effective until received by Collateral Agent.

            Section 19. Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon Pledgor, its successors and assigns and (ii) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns; no other Persons (including, without limitation, any other creditor of Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Bank may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Bank, herein or otherwise, subject however, to the provisions of the Credit Agreement and any applicable Interest Rate Agreement.

            Section 20. GOVERNING LAW; TERMS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

            Section 21.  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.
(a) Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, Pledgor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Pledgor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Pledgor at its address for notices pursuant to the Credit Agreement, such service to become effective 30 days after such mailing. Pledgor hereby irrevocably appoints CT Corporation System having an address at 1633 Broadway, New York, New York 10019 and such other persons as may hereafter be selected by Borrower irrevocably agreeing in writing to serve as its agent for service of process in respect of any such action or proceeding. Nothing herein shall affect the right of Collateral Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Pledgor in any other jurisdiction.

            (b) Pledgor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            Section 22. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            Section 23. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

            Section 24. Headings. The Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

            Section 25. Obligations Absolute. All obligations of Pledgor hereunder shall be absolute and unconditional irrespective of:

            (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Pledgor or any other Credit Party;

           (ii) any lack of validity or enforceability of the Credit Agreement, any Interest Rate Agreement, any Letter of Credit, any other Credit Document, or any other agreement or instrument relating thereto;

          (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any Interest Rate Agreement, any Letter of Credit, any other Credit Document, or any other agreement or instrument relating thereto;

           (iv) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

            (v) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this Agreement any Interest Rate Agreement, or any other Credit Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 17 hereof; or

           (vi) any other circumstance or happening whatsoever that is similar to any of the foregoing.

            Section 26.  Collateral Agent's Right to Sever Indebtedness.
(a) Pledgor acknowledges that (i) the Pledged Collateral does not constitute the sole source of security for the payment and performance of the Secured Obligations and that the Secured Obligations are also secured by other types of property of Pledgor and its Affiliates in other jurisdictions (all such property, collectively, the "Collateral"), (ii) the number of such jurisdictions and the nature of the transaction of which this instrument is a part are such that it would have been impracticable for the parties to allocate to each item of Collateral a specific loan amount and to execute in respect of such item a separate credit agreement, and (iii) Pledgor intends that Collateral Agent have the same rights with respect to the Pledged Collateral, in any judicial proceeding relating to the exercise of any right or remedy hereunder or otherwise, that Collateral Agent would have had if each item of Collateral had been pledged or encumbered pursuant to a separate credit agreement and security instrument. In furtherance of such intent, Pledgor agrees to the greatest extent permitted by law that Collateral Agent may at any time by notice (an "Allocation Notice") to Pledgor allocate a portion of the Secured Obligations (the "Allocated Indebtedness") to the Pledged Collateral and sever from the remaining Secured Obligations the Allocated Indebtedness. From and after the giving of an Allocation Notice with respect to the Pledged Collateral, the Secured Obligations hereunder shall be limited to the extent set forth in the Allocation Notice and (as so limited) shall, for all purposes, be construed as a separate credit obligation of Pledgor unrelated to the other transactions contemplated by the Credit Agreement, any Interest Rate Agreement, any other Credit Document or any document related to any thereof. To the extent that the proceeds of any judicial proceeding relating to the exercise of any right or remedy hereunder of the Pledged Collateral shall exceed the Allocated Indebtedness, such proceeds shall belong to Pledgor and shall not be available hereunder to satisfy any Secured Obligations of Pledgor other than the Allocated Indebtedness. In any action or proceeding to exercise any right or remedy under this Agreement which is commenced after the giving by Collateral Agent of an Allocation Notice, the Allocation Notice shall be conclusive proof of the limits of the Secured Obligations hereby secured, and Pledgor may introduce, by way of defense or counterclaim, evidence thereof in any such action or proceeding. Notwithstanding any provision of this Section 26, the proceeds received by Collateral

Agent pursuant to this Agreement shall be applied by Collateral Agent in accordance with the provisions of Section 11 hereof.

            (b) Pledgor hereby waives to the greatest extent permitted under law the right to a discharge of any of the Secured Obligations under any statute or rule of law now or hereafter in effect which provides that the exercise of any particular right or remedy as provided for herein (by judicial proceedings or otherwise) constitutes the exclusive means for satisfaction of the Secured Obligations or which makes unavailable any further judgment or any other right or remedy provided for herein because Collateral Agent elected to proceed with the exercise of such initial right or remedy or because of any failure by Collateral Agent to comply with laws that prescribe conditions to the entitlement to such subsequent judgment or the availability of such subsequent right or remedy. In the event that, notwithstanding the foregoing waiver, any court shall for any reason hold that such subsequent judgment or action is not available to Collateral Agent, Pledgor shall not (i) introduce in any other jurisdiction any judgment so holding as a defense to enforcement against Pledgor of any remedy in the Credit Agreement, any Interest Rate Agreement or any other Credit Document or (ii) seek to have such judgment recognized or entered in any other jurisdiction, and any such judgment shall in all events be limited in application only to the state or jurisdiction where rendered and only with respect to the collateral referred to in such judgment.

            (c) In the event any instrument in addition to the Allocation Notice is necessary to effectuate the provisions of this Section 26, including, without limitation, any amendment to this Agreement, any substitute promissory note or affidavit or certificate of any kind, Collateral Agent may execute and deliver such instrument as the attorney-in-fact of Pledgor. Such power of attorney is coupled with an interest and is irrevocable.

            (d) Notwithstanding anything set forth herein to the contrary, the provisions of this Section 26 shall be effective only to the maximum extent permitted by law.

            Section 27. Future Advances. This Agreement shall secure the payment of any amounts advanced from time to time pursuant to the Credit Agreement.

            IN WITNESS WHEREOF, Pledgor and Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.


                                 CARSON PRODUCTS COMPANY,
                                   as Pledgor


                                 By:
                                     Name:
                                     Title:


                                 BANQUE INDOSUEZ, NEW YORK BRANCH,
                                   as Collateral Agent


                                 By:
                                     Name:
                                     Title:


                                 By:
                                     Name:
                                     Title:

                                   SCHEDULE I


                                 Pledged Shares

                                                                PERCENTAGE OF
                                                                ALL CAPITAL OR
                                           CERTIFI-   NUMBER    OTHER EQUITY
                        CLASS      PAR     CATE       OF        INTERESTS OF
ISSUER                  OF STOCK   VALUE   NO(S).     SHARES    ISSUER

Fine Products Company   Capital    None       4      2,000,000       100%

Carson Products         Common     R1.00      2          10          100%
  Company S.A.                     (one       3          90
(Proprietary) Limited              Rand)      4           1
                                              5           1

Carson Botswana         Common     P1         3          99           99%
(Proprietary) Limited

                                     SCHEDULE II


                                 Intercompany Notes

                     PRINCIPAL     DATE OF         INTEREST     MATURITY
ISSUER               AMOUNT        ISSUANCE        RATE         DATE
------               ---------     --------        --------     --------

NONE

                                 EXHIBIT 1

                             PLEDGE AMENDMENT


            This Pledge Amendment, dated ______________, is delivered pursuant to Section 5 of the Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Borrower Securities Pledge Agreement, dated as of October __, 1996, between the undersigned and Banque Indosuez, New York Branch, as Collateral Agent (the "Agreement"; capitalized terms used herein and not defined shall have the meanings assigned to them in the Agreement) and that the Pledged Shares and/or Intercompany Notes listed on this Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Secured Obligations.


                                    CARSON PRODUCTS COMPANY,
                                      as Pledgor


                                    By:
                                          Name:
                                          Title:

                                   Pledged Shares


                                                         PERCENTAGE OF
                                                         ALL CAPITAL OR
                                                         OTHER EQUITY
         CLASS OF    PAR       CERTIFICATE   NUMBER      INTERESTS OF
ISSUER   STOCK       VALUE        NO(S).     OF SHARES   ISSUER

                                 Intercompany Notes


              PRINCIPAL      DATE OF          INTEREST     MATURITY
ISSUER        AMOUNT         ISSUANCE         RATE         DATE

                                             Exhibit F-2 to the
                                             Credit Agreement



             HOLDINGS SECURITIES PLEDGE AGREEMENT


          HOLDINGS SECURITIES PLEDGE AGREEMENT (the
"Agreement"), dated as of October __, 1996, made by CARSON, INC. (formerly DNL Savannah Holding Corp.), a Delaware corporation having an office at 64 Ross Road, Savannah, Georgia 31405 ("Pledgor"), in favor of BANQUE INDOSUEZ, NEW YORK BRANCH, having an office at 1211 Avenue of the Americas, 7th Floor, New York, New York 10036, as pledgee, assignee and secured party, in its capacity as collateral agent (in such capacities and together with any successors in such capacities, "Collateral Agent") for the lending institutions (the "Banks") from time to time party to the Credit Agreement (as hereinafter defined).


                       R E C I T A L S :

          A. Pursuant to a certain credit agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement), among Carson Products Company (the "Borrower"), the Banks and Banque Indosuez, New York Branch, as Agent and Collateral Agent for the Banks, the Banks have agreed (i) to make to or for the account of the Borrower certain A Term Loans up to an aggregate principal amount of $15,000,000, certain
B Term Loans up to an aggregate principal amount of $10,000,000 and certain Revolving Loans up to an aggregate principal amount of $15,000,000 and (ii) to issue certain Letters of Credit for the account of the Borrower.

          B. It is contemplated that the Borrower may enter into one or more agreements with one or more of the Banks ("Interest Rate Agreements") fixing the interest rates with respect to Loans under the Credit Agreement (all obligations of the Borrower now existing or hereafter arising under such Interest Rate Agreements, collectively, the "Interest Rate Obligations").

          C. Pledgor is the legal and beneficial owner of the Pledged Collateral (as hereinafter defined).

          D. Pledgor has executed and delivered to Collateral Agent a certain guarantee instrument (the "Guarantee") pursuant
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to which, among other things, Pledgor has guaranteed the
obligations of the Borrower under the Credit Agreement and under any Interest Rate Agreements, and Pledgor desires that such Guarantee be secured hereunder.

            E. It is a condition to the obligations of the Banks to make the Loans under the Credit Agreement and a condition to any Bank issuing Letters of Credit under the Credit Agreement or entering into the Interest Rate Agreements that Pledgor execute and deliver the applicable Credit Documents, including this Agreement.

            F. This Agreement is given by Pledgor in favor of Collateral Agent for its benefit and the benefit of the Banks and the Agent (collectively, the "Secured Parties") to secure the payment and performance of all of the Secured Obligations (as defined in Section 2).

                            A G R E E M E N T :

            NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and Collateral Agent hereby agree as follows:

            Section 1. Pledge. As collateral security for the payment and performance when due of all the Secured Obligations, Pledgor hereby pledges, assigns, transfers and grants to Collateral Agent for its benefit and the benefit of the Secured Parties, a continuing first priority security interest in and to all of the right, title and interest of Pledgor in, to and under the following property, whether now existing or hereafter acquired (collectively, the "Pledged Collateral"):

            (a) issued and outstanding shares of capital stock of each Person described in Schedule I hereto (the "Pledged Shares") (which are and shall remain at all times until this Agreement terminates, certificated shares), including the certificates representing the Pledged Shares and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares;

            (b) all additional shares of capital stock of any issuer of the Pledged Shares from time to time acquired by Pledgor in any manner (which are and shall remain at all times until this Agreement terminates, certificated shares) (which shares shall be deemed to be part of the Pledged Shares), including the certificates representing such additional shares and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares;

            (c) all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital, income, profits and other property, interests or proceeds from time to time received, receivable or otherwise distributed to Pledgor in respect of or in exchange for any or all of the Pledged Shares (collectively, "Distributions"); and

            (d) all "proceeds" (as such term is defined in the UCC or under other relevant law) of any of the foregoing.

            Section 2. Secured Obligations. This Agreement secures, and the Pledged Collateral is collateral security for, the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code, 11 U.S.C. { 362(a)) of
(i) all Obligations of Pledgor under the Guarantee (including, without limitation, Pledgor's obligation provided for therein to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the Obligations contained in the Guarantee, (ii) all Obligations of the Borrower now existing or hereafter arising under the Credit Agreement and all Interest Rate Obligations of the Borrower now existing or hereafter arising under any Interest Rate Agreement (including, without limitation, Pledgor's obligation provided for therein to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the Obligations contained in the Credit Agreement and the obligations contained in any Interest Rate Agreement), and
(iii) without duplication of the amounts described in clauses (i) and (ii), all obligations of Pledgor now existing or hereafter arising under this Agreement or any other Security Document, including, without limitation, with respect to all charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments that Pledgor is obligated to pay under this Agreement or any other Security Document (the obligations described in clauses (i), (ii) and (iii), collectively, the "Secured Obligations").

            Section 3. No Release. Nothing set forth in this Agreement shall relieve Pledgor from the performance of any term, covenant, condition or agreement on Pledgor's part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any Person under or in respect of any of the Pledged Collateral or shall impose any obligation on Collateral Agent or any Secured Party to perform or observe any such term, covenant, condition or agreement on Pledgor's part to be so performed or observed or shall impose any liability on Collateral Agent or any Secured Party for any act or omission on the part of Pledgor relating thereto or for any breach of any representation or warranty on the part of Pledgor contained in this Agreement, any Interest Rate Agreement or any other Credit Document or under or in respect of the Pledged Collateral or made in connection herewith or therewith. The obligations of Pledgor contained in this
Section 3 shall survive the termination of this Agreement and the discharge of Pledgor's other obligations under this Agreement, any Interest Rate Agreement and the other Credit Documents.

            Section 4.  Delivery of Pledged Collateral.

            (a) All certificates, agreements or instruments representing or evidencing the Pledged Collateral, to the extent not previously delivered to Collateral Agent, shall immediately upon receipt thereof by Pledgor be delivered to and held by or on behalf of Collateral Agent pursuant hereto. All Pledged Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Collateral Agent. Collateral Agent shall have the right, at any time upon the occurrence of an Event of Default and without notice to Pledgor, to endorse, assign or otherwise transfer to or to register in the name of Collateral Agent or any of its nominees any or all of the Pledged Collateral. In addition, Collateral Agent shall have the right at any time to exchange certificates representing or evidencing Pledged Collateral for certificates of smaller or larger denominations.

            (b) If the issuer of Pledged Shares is incorporated in a jurisdiction which does not permit the use of certificates to evidence equity ownership, then Pledgor shall, to the extent permitted by applicable law, record such pledge on the stock
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                                      -5-



register of the issuer, execute any customary stock pledge forms or other documents necessary or appropriate to complete the pledge and give Collateral Agent the right to transfer such Pledged Shares under the terms hereof and provide to Collateral Agent an opinion of counsel, in form and substance reasonably satisfactory to Collateral Agent, confirming such pledge.

            Section 5.  Supplements, Further Assurances.

            (a) Pledgor agrees that at any time and from time to time, at the sole cost and expense of Pledgor, Pledgor shall promptly execute and deliver all further instruments and documents, including, without limitation, supplemental or additional UCC-1 financing statements, and take all further action that may be necessary or that Collateral Agent may reasonably request, in order to perfect and protect the pledge, security interest and Lien granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

            (b) Pledgor shall, upon obtaining any Pledged Shares of any Person, promptly (and in any event within five Business
Days) deliver to Collateral Agent a pledge amendment, duly executed by Pledgor, in substantially the form of Exhibit 1 hereto (each, a "Pledge Amendment"), in respect of the additional Pledged Shares which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional shares. Pledgor hereby authorizes Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares listed on any Pledge Amendment delivered to Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.

            Section 6.  Representations, Warranties and
Covenants. Pledgor represents, warrants and covenants as follows; provided that the representations, warranties, covenants and conditions of or relating to the Sellers in the Purchase Agreement (i) are given only to the best of Pledgor's knowledge, and (ii) shall not be deemed a waiver of any rights nor an admission of the truth thereof by any Credit Party or any other Purchaser Indemnified Party (as defined in the Purchase Agreement) as against any other party to the Purchase
Agreement:

            (a) No Liens. Pledgor is as of the date hereof, and at the time of any delivery of any Pledged Collateral to Collateral Agent pursuant to Section 4 of this Agreement, Pledgor will be, the sole legal and beneficial owner of the Pledged Collateral. All Pledged Collateral is on the date hereof, and will be, so owned by Pledgor free and clear of any Lien except for the Lien created by this Agreement and Liens of the type described in paragraph (a) of the definition of Permitted Encumbrances.

            (b) Authorization, Enforceability. Pledgor has the requisite corporate power, authority and legal right to pledge and grant a security interest in all the Pledged Collateral pursuant to this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and except as such enforceability may be limited by the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (c) No Consents, etc. No consent of any party (including, without limitation, stockholders or creditors of Pledgor) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for (x) the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor, (y) the exercise by Collateral Agent of the voting or other rights provided for in this Agreement, or
      (z) the exercise by Collateral Agent of the remedies in respect of the Pledged Collateral pursuant to this Agreement (other than those consents, authorizations, approvals, actions, notices or filings which, if not obtained or made, would not have a material adverse effect upon the interests of Collateral Agent under this Agreement).

            (d) Due Authorization and Issuance. All of the Pledged Shares have been, and to the extent hereafter issued will be upon such pledge, duly authorized and validly issued and fully paid and nonassessable.

            (e) Chief Executive Office. Pledgor's chief executive office is located at 64 Ross Road, Savannah, Georgia 31405. Pledgor shall not move its chief executive office except to such new location as Pledgor may establish in accordance with the last sentence of this
      Section 6(e).

      Pledgor shall not establish a new location for its chief executive office nor shall it change its name until (i) it shall have given Collateral Agent not less than 45 days' prior written notice of its intention so to do, clearly describing such new location or name and providing such other information in connection therewith as Collateral Agent or any Secured Party may request, and (ii) with respect to such new location or name, Pledgor shall have taken all action satisfactory to Collateral Agent and the Secured Parties to maintain the perfection and priority of the security interest of Collateral Agent for the benefit of the Secured Parties in the Pledged Collateral intended to be granted hereby.

            (f) Delivery of Pledged Collateral; Filings. Pledgor has delivered to Collateral Agent all certificates representing the Pledged Shares and has delivered to Collateral Agent appropriate UCC-1 financing statements to be filed with the Secretary of State of the States of New York and Georgia, the State in which the chief executive office of Pledgor is located, evidencing the Lien created by this Agreement, and such delivery, filing and pledge of the Pledged Collateral pursuant to this Agreement will create a valid and perfected first priority security interest in the Pledged Collateral securing the payment of the Secured Obligations pursuant to the UCC in effect in each applicable jurisdiction, including, without limitation, the States of New York and Georgia.

            (g) Pledged Collateral. All information set forth herein, including the Schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party in connection with this Agreement, in each case, relating to the Pledged Collateral is accurate and complete in all material respects.

            (h)  No Violations, etc.  The pledge of the Pledged
      Collateral pursuant to this Agreement does not violate
      Regulation G, T, U or X of the Federal Reserve Board.

            (i) Ownership of Pledged Collateral. Except as otherwise permitted by the Credit Agreement, Pledgor at all times will be the sole beneficial owner of the Pledged
      Collateral.

            (j) No Options, Warrants, etc. There are no options, warrants, calls, rights, commitments or agreements of any character to which Pledgor is a party or by which it is bound obligating Pledgor to deliver or sell or cause to be issued, delivered or sold, additional Pledged Shares or obligating Pledgor to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no voting trusts or other agreements or understandings to which Pledgor is a party with respect to the voting of the capital stock of any issuer of the Pledged Shares.

            Section 7.  Voting Rights; Distributions; etc.

            (a) So long as no Event of Default shall have occurred and be continuing:

            (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms or purpose of this Agreement or any other Credit Document; provided, however, that Pledgor shall not in any event exercise such rights in any manner which may have a material adverse effect on the value of the Pledged Collateral or the security intended to be provided by this Agreement.

           (ii) Subject to the terms of the Credit Agreement, Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien of this Agreement, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be, and shall be forthwith delivered to Collateral Agent to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Collateral Agent, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

          (iii) Collateral Agent shall be deemed without further action or formality to have granted to Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of Pledgor and at Pledgor's sole cost and expense, from time to time execute and deliver (or cause to be executed and delivered) to Pledgor all such instruments as Pledgor may reasonably request in order to permit Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to
      Section 7(a)(ii) hereof.

            (b) Upon the occurrence and during the continuance of an Event of Default:

            (i) All rights of Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 7(a)(i) hereof without any action or the giving of any notice shall cease, and all such rights shall thereupon become vested in Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

           (ii) All rights of Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) hereof shall cease and all such rights shall thereupon become vested in Collateral Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions; provided, that if such Event of Default is cured, any such Distributions theretofore paid to Collateral Agent shall, upon the request of Pledgor (except to the extent theretofore applied to the Secured Obligations), be returned by Collateral Agent to Pledgor.

            (c) Pledgor shall, at its sole cost and expense, from time to time execute and deliver to Collateral Agent appropriate instruments as Collateral Agent may reasonably request in order to permit Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 7(b)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 7(b)(ii) hereof.

            (d) All Distributions which are received by Pledgor contrary to the provisions of Section 7(b)(ii) hereof shall be received in trust for the benefit of Collateral Agent, shall be segregated from other funds of Pledgor and shall immediately be paid over to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

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            Section 8.  Transfers and Other Liens; Additional
Shares; Principal Office.

            (a) Pledgor shall not (i) sell, convey, assign or otherwise dispose of, or grant any option, right or warrant with respect to, any of the Pledged Collateral except as permitted by the Credit Agreement, (ii) create or permit to exist any Lien upon or with respect to any Pledged Collateral other than the Lien and security interest granted to Collateral Agent pursuant to this Agreement and Liens of the type described in paragraph (a) of the definition of Permitted Encumbrances, or (iii) permit any issuer of the Pledged Shares to merge, consolidate or change its legal form, except as permitted by the Credit Agreement unless all of the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation. The preceding sentence shall not apply to any sale or other disposition of all of the stock of the issuer of Pledged Shares which is in compliance with the Credit Agreement and the proceeds of which sale or other disposition are used to make a mandatory prepayment of the Loans pursuant to Section 3.02(A) of the Credit Agreement. Upon such sale or other disposition, such Pledged Shares shall be released from the Lien of this Agreement in accordance with Section 17 of this Agreement.

            (b) Pledgor shall (i) cause each issuer of the Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to Pledgor, unless required by applicable law, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of capital stock or other equity securities of the issuer of the Pledged Shares which are required to be pledged hereunder.

            Section 9. Reasonable Care. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither Collateral Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other

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matters relating to any Pledged Collateral, whether or not
Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

            Section 10.  Remedies Upon Default; Decisions
Relating to Exercise of Remedies.

            (a) If an Event of Default shall have occurred and be continuing, and the Secured Obligations have been declared due and payable in accordance with the Credit Agreement, Collateral Agent shall have the right, in addition to other rights and remedies provided for herein or otherwise available to it to be exercised from time to time, (i) to retain and apply the Distributions to the Secured Obligations as provided in Section 11 hereof, and (ii) to exercise all the rights and remedies of a secured party on default under the UCC in effect in the State of New York at that time, and Collateral Agent may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof (including, without limitation, any partial interest in the Pledged Shares) in one or more parcels at public or private sale, at any exchange, broker's board or at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Pledged Collateral payable by such Person at such sale. Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor acknowledges and agrees that, to the extent notice of sale shall be required by law, ten days notice to Pledgor of the time and place of any public sale or the time after which any private sale or other intended disposition is to take place shall constitute reasonable notification of such matters. No notification need be given to Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition. Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives, to the fullest extent permitted by law, any claims against Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree. Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Section 10 in the absence of gross negligence or willful misconduct.

            (b) Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to Persons who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to Collateral Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities
Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

            (c) If Collateral Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, Pledgor shall from time to time furnish to

Collateral Agent all such information as Collateral Agent may request in order to determine the number of securities included in the Pledged Collateral which may be sold by Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

            (d) Pledgor recognizes that, by reason of certain prohibitions contained in laws, rules, regulations or orders of any foreign Governmental Authority, Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such foreign Governmental Authority. Pledgor acknowledges that any such sales may be at prices and on terms less favorable to Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, Collateral Agent shall have no obligation to engage in public sales.

            (e) In addition to any of the other rights and remedies hereunder, Collateral Agent shall have the right to institute a proceeding seeking specific performance in connection with any of the agreements or obligations hereunder.

            Section 11.  Application of Proceeds.  All
Distributions held from time to time by Collateral Agent and all proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by Collateral Agent of its remedies as a secured creditor as provided in Section 10 hereof shall be applied, together with any other sums then held by Collateral Agent pursuant to this Agreement, promptly by Collateral Agent as follows:

            First, to the payment of all costs and expenses, fees, commissions and taxes of such sale, collection or other realization, including, without limitation, reasonable out-of-pocket costs and expenses of Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith;

            Second, to the payment of all other costs and expenses of such sale, collection or other realization, including reasonable out-of-pocket costs and expenses of the Banks and their agents and counsel and all costs, liabilities and advances made or incurred by the Banks in connection therewith;

            Third, to the payment in full in cash of Secured Obligations consisting of interest and all amounts other than principal under the Credit Agreement at any time and from time to time owing by Pledgor or the Borrower under or in connection with the Credit Agreement, ratably according to the unpaid amounts thereof, in the manner and priority set forth in the Credit Agreement, together with interest on each such amount in the manner and to the extent set forth in the Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full;

            Fourth, to the pro rata payment in full in cash of Secured Obligations consisting of (i) principal at any time and from time to time owing by Pledgor or the Borrower under or in connection with the Credit Agreement, ratably according to the unpaid amounts thereof, in the manner and priority set forth in the Credit Agreement and
      (ii) the amount of the Borrower's obligations then due and payable under any Interest Rate Agreement, including any early termination payments then due (exclusive of expenses or similar liabilities to any Bank under the applicable Interest Rate Agreement(s)), together with interest on each such amount in the manner and to the extent set forth in the Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full; and

            Fifth, the balance, if any, to the Person lawfully entitled thereto (including Pledgor or its successors or assigns).

            Section 12. Expenses. Pledgor will upon demand pay to Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and the reasonable fees and expenses of any experts and agents, which Collateral Agent may incur in connection with
(i) the collection of the Secured Obligations, (ii) the enforcement and administration of this Agreement, (iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iv) the exercise or enforcement of any of the rights of Collateral
Agent or any Secured Party hereunder or (v) the failure by

Pledgor to perform or observe any of the provisions hereof. All amounts payable by Pledgor under this Section 12 shall be due within ten Business Days after demand and shall be part of the Secured Obligations. Pledgor's obligations under this
Section 12 shall survive the termination of this Agreement and the discharge of Pledgor's other obligations hereunder.

            Section 13. No Waiver; Cumulative Remedies. (a) No failure on the part of Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

            (b) In the event Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to Collateral Agent, then and in every such case, Pledgor, Collateral Agent and each Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of Collateral Agent and the Secured Parties shall continue as if no such proceeding had been instituted.

            Section 14. Collateral Agent. Collateral Agent has been appointed as collateral agent pursuant to the Credit Agreement. The actions of Collateral Agent hereunder are subject to the provisions of the Credit Agreement. Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Pledged Collateral), in accordance with this Agreement and the Credit Agreement. Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Credit
Agreement. Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent.

            Section 15. Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. If Pledgor shall fail to do any act or thing that it has covenanted to do hereunder or any warranty on the part of Pledgor contained herein shall be breached, Collateral Agent or any Secured Party may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may, following five Business Days' prior written notice to Pledgor of its intention to do so, expend funds for such purpose. Any and all amounts so expended by Collateral Agent or such Secured Party shall be paid by Pledgor within ten Business Days after demand therefor, with interest at the highest rate then in effect under the Credit Agreement during the period from and including the date on which such funds were so expended to the date of repayment. Pledgor's obligations under this Section 15 shall survive the termination of this Agreement and the discharge of Pledgor's other obligations under this Agreement, the Credit Agreement, any Interest Rate Agreement and the other Credit Documents. Pledgor hereby appoints Collateral Agent its attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, or otherwise, from time to time in Collateral Agent's reasonable discretion to take any action and to execute any instrument consistent with the terms of this Agreement and the other Credit Documents which Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

            Section 16. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, nor consent to any departure by Pledgor therefrom, shall be effective unless the same shall be done in accordance with the terms of the Credit Agreement and unless in writing and signed by Collateral Agent. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by Pledgor from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other Credit Document, no notice to or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances.

            Section 17. Termination; Release. When all the Secured Obligations have been paid in full and the Commitments of the Banks to make any Loan or to issue any Letter of Credit under the Credit Agreement shall have expired or been sooner terminated, this Agreement shall terminate. Upon termination of this Agreement or any release of Pledged Collateral in accordance with the provisions of the Credit Agreement, Collateral Agent shall, upon the request and at the sole cost and expense of Pledgor, forthwith assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by Collateral Agent, such of the Pledged Collateral to be released (in the case of a release) as may be in the possession of Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper instruments (including UCC termination statements on Form UCC-3) acknowledging the termination of this Agreement or the release of such Pledged Collateral, as the case may be.

            Section 18. Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner set forth in the Credit Agreement, as to either party addressed to it at the address set forth in the Credit Agreement or at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 18; provided that notices to Collateral Agent shall not be effective until received by Collateral Agent.

            Section 19.  Continuing Security Interest;
Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon Pledgor, its successors and assigns and (ii) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns; no other Persons (including, without limitation, any other creditor of Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Bank may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Bank, herein or otherwise, subject however, to the provisions of the Credit Agreement and any applicable Interest Rate Agreement.

            Section 20. GOVERNING LAW; TERMS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

            Section 21. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. (a) Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, Pledgor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Pledgor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Pledgor at its address for notices pursuant to the Credit Agreement, such service to become effective 30 days after such mailing. Pledgor hereby irrevocably appoints CT Corporation System having an address at 1633 Broadway,
New York, New York 10019 and such other persons as may hereafter be selected by Borrower irrevocably agreeing in writing to serve as its agent for service of process in respect of any such action or proceeding. Nothing herein shall affect the right of Collateral Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Pledgor in any other jurisdiction.

            (b) Pledgor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            Section 22.  Severability of Provisions.  Any
provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            Section 23. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

            Section 24.  Headings.  The Section headings used in
this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

            Section 25.  Obligations Absolute.  All obligations
of Pledgor hereunder shall be absolute and unconditional irrespective of:

            (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Pledgor or any other Credit Party;

           (ii) any lack of validity or enforceability of the Credit Agreement, any Interest Rate Agreement, any Letter of Credit, any other Credit Document, or any other agreement or instrument relating thereto;

          (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any Interest Rate Agreement, any Letter of Credit, any other Credit Document, or any other agreement or instrument relating thereto;

           (iv) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

            (v) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this Agreement any Interest Rate Agreement, or any other Credit Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 17 hereof; or

           (vi) any other circumstance or happening whatsoever that is similar to any of the foregoing.

            Section 26. Collateral Agent's Right to Sever Indebtedness. (a) Pledgor acknowledges that (i) the Pledged Collateral does not constitute the sole source of security for the payment and performance of the Secured Obligations and that the Secured Obligations are also secured by other types of property of Pledgor and its Affiliates in other jurisdictions (all such property, collectively, the "Collateral"), (ii) the number of such jurisdictions and the nature of the transaction of which this instrument is a part are such that it would have been impracticable for the parties to allocate to each item of Collateral a specific loan amount and to execute in respect of such item a separate credit agreement, and (iii) Pledgor intends that Collateral Agent have the same rights with respect to the Pledged Collateral, in any judicial proceeding relating to the exercise of any right or remedy hereunder or otherwise, that Collateral Agent would have had if each item of Collateral had been pledged or encumbered pursuant to a separate credit agreement and security instrument. In furtherance of such intent, Pledgor agrees to the greatest extent permitted by law that Collateral Agent may at any time by notice (an "Allocation Notice") to Pledgor allocate a portion of the Secured Obligations (the "Allocated Indebtedness") to the Pledged Collateral and sever from the remaining Secured Obligations the Allocated Indebtedness. From and after the giving of an Allocation Notice with respect to the Pledged Collateral, the Secured Obligations hereunder shall be limited to the extent set forth in the Allocation Notice and (as so limited) shall, for all purposes, be construed as a separate credit obligation of Pledgor unrelated to the other transactions contemplated by the Credit Agreement, any Interest Rate Agreement, any other Credit Document or any document related to any thereof. To the extent that the proceeds of any judicial proceeding relating to the exercise of any right or remedy hereunder of the Pledged Collateral shall exceed the Allocated Indebtedness, such proceeds shall belong to Pledgor and shall not be available hereunder to satisfy any Secured Obligations of Pledgor other than the Allocated Indebtedness. In any action or proceeding to exercise any right or remedy under this Agreement which is commenced after the giving by Collateral Agent of an Allocation Notice, the Allocation Notice shall be conclusive proof of the limits of the Secured Obligations hereby secured, and Pledgor may introduce, by way of defense or counterclaim, evidence thereof in any such action or proceeding. Notwithstanding any provision of this Section 26, the proceeds received by Collateral Agent pursuant to this Agreement shall be applied by Collateral Agent in accordance with the provisions of Sec-tion 11 hereof.

            (b) Pledgor hereby waives to the greatest extent permitted under law the right to a discharge of any of the Secured Obligations under any statute or rule of law now or hereafter in effect which provides that the exercise of any particular right or remedy as provided for herein (by judicial proceedings or otherwise) constitutes the exclusive means for satisfaction of the Secured Obligations or which makes unavailable any further judgment or any other right or remedy provided for herein because Collateral Agent elected to proceed with the exercise of such initial right or remedy or because of any failure by Collateral Agent to comply with laws that prescribe conditions to the entitlement to such subsequent judgment or the availability of such subsequent right or remedy. In the event that, notwithstanding the foregoing waiver, any court shall for any reason hold that such subsequent judgment or action is not available to Collateral Agent, Pledgor shall not (i) introduce in any other jurisdiction any judgment so holding as a defense to enforcement against Pledgor of any remedy in the Credit Agreement, any Interest Rate Agreement or any other Credit Document or (ii) seek to have such judgment recognized or entered in any other jurisdiction, and any such judgment shall in all events be limited in application only to the state or jurisdiction where rendered and only with respect to the collateral referred to in such judgment.

            (c) In the event any instrument in addition to the Allocation Notice is necessary to effectuate the provisions of this Section 26, including, without limitation, any amendment to this Agreement, any substitute promissory note or affidavit or certificate of any kind, Collateral Agent may execute and deliver such instrument as the attorney-in-fact of Pledgor.
Such power of attorney is coupled with an interest and is irrevocable.

            (d) Notwithstanding anything set forth herein to the contrary, the provisions of this Section 26 shall be effective only to the maximum extent permitted by law.

            Section 27.  Future Advances.  This Agreement shall
secure the payment of any amounts advanced from time to time pursuant to the Credit Agreement.

            IN WITNESS WHEREOF, Pledgor and Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.


                                 CARSON, INC.,
                                   as Pledgor


                                 By:
                                     Name:
                                     Title:


                                 BANQUE INDOSUEZ, NEW YORK BRANCH,
                                   as Collateral Agent


                                 By:
                                     Name:
                                     Title:


                                 By:
                                     Name:
                                     Title:

                                     SCHEDULE I


                                   Pledged Shares

                                                                   PERCENTAGE OF
                                                                   ALL CAPITAL OR
                                                                   OTHER EQUITY
                   CLASS       PAR     CERTIFICATE    NUMBER       INTERESTS OF
ISSUER             OF STOCK    VALUE      NO(S).      OF SHARES    ISSUER
Carson Products    Common      $.01           1           1        100%
Company

                                 EXHIBIT 1

                             PLEDGE AMENDMENT


            This Pledge Amendment, dated ______________, is delivered pursuant to Section 5 of the Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Holdings Securities Pledge Agreement, dated as of October __, 1996, between the undersigned and Banque Indosuez, New York Branch, as Collateral Agent (the "Agreement"; capitalized terms used herein and not defined shall have the meanings assigned to them in the Agreement) and that the Pledged Shares and/or Intercompany Notes listed on this Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Secured Obligations.


                                    CARSON, INC.,
                                      as Pledgor


                                    By:
                                          Name:
                                          Title:

                                   Pledged Shares


                                                         PERCENTAGE OF
                                                         ALL CAPITAL OR
                                                         OTHER EQUITY
         CLASS OF    PAR       CERTIFICATE   NUMBER      INTERESTS OF
ISSUER   STOCK       VALUE        NO(S).     OF SHARES   ISSUER

                                               Exhibit G to the
                                               Credit Agreement



       BORROWER INTELLECTUAL PROPERTY SECURITY AGREEMENT


          BORROWER INTELLECTUAL PROPERTY SECURITY AGREEMENT (the "Agreement"), dated as of October __, 1996, made by CARSON PRODUCTS COMPANY (formerly known as Aminco, Inc., as successor by merger to DNL Savannah Acquisition Corp.), a Delaware corporation having an office at 64 Ross Road, Savannah, Georgia 31405 ("Pledgor"), in favor of BANQUE INDOSUEZ, NEW YORK BRANCH, having an office at 1211 Avenue of the Americas, 7th Floor, New York, New York 10036, as pledgee, assignee and secured party, in its capacity as collateral agent (in such capacities and together with any successors in such capacities, "Collateral Agent") for the lending institutions (the "Banks") from time to time party to the Credit Agreement (as hereinafter defined).


                       R E C I T A L S :

          A. Pursuant to a certain credit agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement) by and among Pledgor, the Banks and Banque Indosuez, New York Branch, as Agent and Collateral Agent for the Banks, the Banks have agreed (i) to make to or for the account of Pledgor certain A Term Loans up to an aggregate principal amount of $15,000,000, certain B Term Loans up to an aggregate principal amount of $10,000,000 and certain Revolving Loans up to an aggregate principal amount of $15,000,000 and (ii) to issue certain Letters of Credit for the account of Pledgor.

          B. It is contemplated that Pledgor may enter into one or more agreements with one or more of the Banks ("Interest Rate Agreements") fixing the interest rates with respect to Loans under the Credit Agreement (all obligations of Pledgor now existing or hereafter arising under such Interest Rate Agreements, collectively, the "Interest Rate Obligations").

          C.   Pledgor is the owner of the Pledged Collateral
(as hereinafter defined).

          D. It is a condition to the obligations of the Banks to make the Loans under the Credit Agreement and a condition to any Bank issuing Letters of Credit under the Credit

Agreement or entering into the Interest Rate Agreements that Pledgor execute and deliver the applicable Credit
Documents, including this Agreement.

            E. This Agreement is given by Pledgor in favor of Collateral Agent for its benefit and the benefit of the Banks and the Agent (collectively, the "Secured Parties") to secure the payment and performance of all of the Secured Obligations (as defined in Section 2).


                            A G R E E M E N T :

            NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and Collateral Agent hereby agree as follows:

            Section 1. Pledge. As collateral security for the payment and performance when due of all the Secured Obligations, Pledgor hereby pledges, assigns, transfers and grants to Collateral Agent for its benefit and the benefit of the Secured Parties, a continuing first priority security interest in and to all of the right, title and interest of Pledgor in, to and under the following property, whether now existing or hereafter acquired (collectively, the "Pledged Collateral"):

            (a) Patents issued or assigned to and all patent applications made by Pledgor, including, without limitation, the patents and patent applications listed on Schedule A hereto, along with any and all (i) inventions and improvements described and claimed therein, (ii) re-issues, divisions, continuations, extensions and conti-nuations-in-part thereof, (iii) income, royalties, damages, claims and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, and (iv) rights to sue for past, present and future infringements thereof (collectively, the "Patents");

            (b) Trademarks (including service marks), federal and state trademark registrations and applications made by Pledgor, common law trademarks and trade names owned by or assigned to Pledgor and all registrations and applications for the foregoing, including, without limitation, the registrations and applications listed on Schedule B hereto, along with any and all (i) renewals thereof,
      (ii) income,
      royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages, claims and payments for past or future infringements thereof, and (iii) rights to sue for past, present and future infringements thereof (collectively, the "Trademarks");

            (c) Copyrights owned by or assigned to Pledgor, including, without limitation, the registrations and applications listed on Schedule C hereto, along with any and all (i) renewals and extensions thereof, (ii) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, and (iii) rights to sue for past, present and future infringements thereof (collectively, the "Copyrights");

            (d) License agreements and covenants not to sue with any other party with respect to any Patent, Trademark, or Copyright listed on Schedule D hereto, along with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, royalties, damages, claims and payments now and hereafter due and/or payable to Pledgor with respect thereto, including, without limitation, damages and payments for past, present or future breaches thereof, (iii) rights to sue for past, present and future breaches thereof, and (iv) any other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights (collectively, the "Licenses");

            (e) the entire goodwill of Pledgor's business and other general intangibles, including, without limitation, know-how, trade secrets, customer lists, proprietary information, inventions, methods, procedures and formulae connected with the use of and symbolized by the Trademarks of Pledgor; and

            (f) all "proceeds" (as such term is defined in the UCC or under other relevant law) of any of the foregoing.

            Section 2. Secured Obligations. This Agreement secures, and the Pledged Collateral is collateral security for, the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under

Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a)), of
(i) all Obligations of Pledgor now existing or hereafter arising under the Credit Agreement and all Interest Rate Obligations of Pledgor now existing or hereafter arising under any Interest Rate Agreement (including, without limitation, Pledgor's obligation provided for therein to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the Obligations contained in the Credit Agreement and the obligations contained in any Interest Rate Agreement and (ii) without duplication of the amounts described in clause (i), all Obligations of Pledgor now existing or hereafter arising under this Agreement or any other Security Document, including, without limitation, all charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments that Pledgor is obligated to pay under this Agreement or in any other Security Document (the obligations described in clauses (i) and (ii), collectively, the "Secured Obligations").

            Section 3. No Release. Nothing set forth in this Agreement shall relieve Pledgor from the performance of any term, covenant, condition or agreement on Pledgor's part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any Person under or in respect of any of the Pledged Collateral or shall impose any obligation on Collateral Agent or any Secured Party to perform or observe any such term, covenant, condition or agreement on Pledgor's part to be so performed or observed or shall impose any liability on Collateral Agent or any Secured Party for any act or omission on the part of Pledgor relating thereto or for any breach of any representation or warranty on the part of Pledgor contained in this Agreement, any Interest Rate Agreement or any other Credit Document, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. The obligations of Pledgor contained in this
Section 3 shall survive the termination of this Agreement and the discharge of Pledgor's other obligations under this Agreement, any Interest Rate Agreement and the other Credit Documents.

            Section 4. Use and Pledge of Pledged Collateral. Unless an Event of Default shall have occurred and be continuing, Collateral Agent shall from time to time execute and deliver, upon written request of Pledgor and at Pledgor's sole cost and expense, any and all instruments, certificates or other documents, in the form so requested, necessary or appropriate in the reasonable judgment of Pledgor to enable Pledgor to continue to exploit, license, use, enjoy and protect the

Pledged Collateral throughout the world. Pledgor and Collateral Agent acknowledge that this Agreement is intended to grant to Collateral Agent for the benefit of the Secured
Parties a security interest in and Lien upon the Pledged
Collateral and shall not constitute or create a present assignment of the Pledged Collateral.

            Section 5.  Supplements; Further Assurances.

            (a) Pledgor agrees that at any time and from time to time, it will execute and, at its sole cost and expense, file and refile, or permit Collateral Agent to file and refile, such financing statements, continuation statements and other documents (including, without limitation, this Agreement), in such offices (including, without limitation, the United States Patent and Trademark Office and the United States Copyright Office) as Collateral Agent may reasonably deem necessary or appropriate, wherever required or permitted by law in order to perfect and preserve the rights and interests granted to Collateral Agent hereunder.

            (b) Pledgor hereby authorizes Collateral Agent, without relieving Pledgor of any obligations hereunder, to file financing statements, continuation statements, amendments thereto and other documents, relative to all or any part thereof, without the signature of Pledgor where permitted by law, and Pledgor agrees to do such further acts and things, and to execute and deliver to Collateral Agent such additional assignments, agreements, powers and instruments, as Collateral Agent may reasonably deem necessary or appropriate, wherever required or permitted by law in order to perfect and preserve the rights and interests granted to Collateral Agent hereunder or to carry into effect the purposes of this Agreement or better to assure and confirm unto Collateral Agent its respective rights, powers and remedies hereunder. All of the foregoing shall be at the sole cost and expense of Pledgor.

            Section 6.  Representations, Warranties and
Covenants. Pledgor hereby represents, warrants and covenants as follows; provided, that the representations, warranties, covenants and conditions of or relating to the Sellers in the Purchase Agreement (i) are given only to the best of Pledgor's knowledge, and (ii) shall not be deemed a waiver of any rights nor an admission of the truth thereof by any Credit Party or any other Purchaser Indemnified Party (as defined in the Purchase Agreement) as against any other party to the Purchase
Agreement:

            (a) Necessary Filings. Upon the filing of financing statements and the acceptance thereof in the appropriate offices under the UCC and the filing of this Agreement and the acceptance thereof in the United States Patent and Trademark Office and the United States Copyright Office, the security interest granted to Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement in and to the Pledged Collateral constitutes and hereafter will constitute a valid and duly perfected first priority security interest in the Pledged Collateral superior and prior to the rights of all other Persons therein and subject to no other Liens.

            (b) No Liens. Pledgor is as of the date hereof, and as to Pledged Collateral acquired by it from time to time after the date hereof, Pledgor will be, the sole and exclusive owner or, as applicable, licensee of the Pledged Collateral free from any Lien or other right, title or interest of any Person other than the Lien and security interest created by this Agreement and Liens of the type described in paragraph (a) of the definition of Permitted Encumbrances. Pledgor shall take all reasonable steps to defend the Pledged Collateral against all claims and demands of all Persons at any time claiming any interest therein adverse to Collateral Agent or any Secured Party.

            (c) Other Financing Statements. There is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral and, so long as the Secured Obligations remain unpaid or the Commitments of the Banks to make any Loan or to issue any Letter of Credit shall not have expired or been sooner terminated, Pledgor shall not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Pledged Collateral, except, in each case, financing statements filed or to be filed in respect of and covering the security interests granted by Pledgor pursuant to this Agreement.

            (d) Authorization; Enforceability. Pledgor has the requisite corporate power, authority and legal right to pledge and grant a security interest in all the Pledged Collateral pursuant to this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and except as such enforceability may be limited by the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (e) No Consents, etc. No consent of any party (including, without limitation, stockholders or creditors of Pledgor) and no consent, authorization, approval, license, or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for (x) the execution, delivery or performance of this Agreement by Pledgor, (y) the assignment of, and the grant of a Lien (including the priority thereof) on and security interest in, the Pledged Collateral by Pledgor in the manner and for the purpose contemplated by this Agreement or (z) the exercise by Collateral Agent of the remedies in respect of the Pledged Collateral pursuant to this Agreement (other than those consents, authorizations, approvals, licenses, actions, notices or filings which, if not obtained or made, would not have a material adverse effect upon the interests of Collateral Agent under this Agreement).

            (f) No Claims. Pledgor owns or has rights to use all the Pledged Collateral and all rights with respect to any of the foregoing used in, necessary for or material to Pledgor's business as currently conducted and as contemplated to be conducted pursuant to the Credit Documents. To the best of Pledgor's knowledge, the use by Pledgor of such Pledged Collateral and all such rights with respect to the foregoing does not infringe on the rights of any Person. To the best of Pledgor's knowledge, no claim has been made and remains outstanding that Pledgor's use of the Pledged Collateral does or may violate the rights of any third person.

            (g) Pledged Collateral. Schedules A, B, C and D hereto, respectively, are true, accurate and complete lists as of the date hereof of all issued, registered or applied for Patents, Trademarks, Copyrights and Licenses owned by Pledgor.

            Section 7.  Covenants Concerning Pledged Collateral.

            (a) Protection of Collateral Agent's Security. On a continuing basis, Pledgor shall, at its sole cost and expense, make, execute, acknowledge and deliver, and file and record in the proper filing and recording offices, all such instruments or documents, including, without limitation, appropriate financing and continuation statements and collateral agreements, and take all such action as may reasonably be deemed necessary by Collateral Agent to carry out the intent and purposes of this Agreement, to assure and confirm to Collateral Agent the grant or perfection of a first priority security interest in the Pledged Collateral for the benefit of the Secured Parties, and to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, Pledgor (i) will not enter into any agreement that would impair or conflict with Pledgor's obligations hereunder;
(ii) will, from time to time, upon Collateral Agent's reasonable request, cause its books and records to be marked with such legends or segregated in such manner as Collateral Agent may reasonably specify and take or cause to be taken such other action and adopt such procedures as Collateral Agent may reasonably specify to give notice to or to perfect the security interest in the Pledged Collateral intended to be conveyed hereby; (iii) will, promptly following its becoming aware thereof, notify Collateral Agent of (A) any adverse determination in any proceeding in the United States Patent and Trademark Office or the United States Copyright Office with respect to any Patent, Trademark or Copyright, or (B) the institution of any proceeding or any adverse determination in any Federal, state or local court or administrative body regarding Pledgor's claim of ownership in or right to use any of the Pledged Collateral, its right to register the Pledged Collateral, or its right to keep and maintain such registration in full force and effect; (iv) will maintain and protect the Pledged Collateral necessary for the operation of Pledgor's business; (v) will not permit to lapse or become abandoned any Pledged Collateral necessary for the operation of Pledgor's business, and will not settle or compromise any pending or future litigation or administrative proceeding with respect to the Pledged Collateral necessary for the operation of Pledgor's business, in each case, without the consent of Collateral Agent (such consent not to be unreasonably withheld or delayed);
(vi) upon Pledgor obtaining knowledge thereof, will promptly notify Collateral Agent in writing of any event which may reasonably be expected to adversely affect the value or utility of the Pledged Collateral or any portion thereof necessary for the operation of

Pledgor's business, the ability of Pledgor or Collateral Agent to dispose of the Pledged Collateral or any portion thereof or the rights and remedies of Collateral Agent in relation thereto, including, without limitation, a levy or threat of levy or any legal process against the Pledged Collateral or any portion thereof; (vii) will not license the Pledged Collateral other than licenses entered into by Pledgor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the licenses in a manner that materially adversely affects the right to receive payments thereunder, in any manner that would materially impair the value of the Pledged Collateral or the Lien on the Pledged Collateral intended to be granted to Collateral Agent for the benefit of Secured Parties without the consent of Collateral Agent; (viii) until Collateral Agent exercises its rights to make collection, will diligently keep adequate records respecting the Pledged Collateral; (ix) will furnish to Collateral Agent from time to time statements and amended schedules further identifying and describing the Pledged Collateral and such other materials evidencing or reports pertaining to the Pledged Collateral as Collateral Agent may from time to time reasonably request, all in reasonable detail;
(x) will pay when due any and all material taxes, levies, maintenance fees, charges, assessments, license fees and similar taxes or impositions payable in respect of each item of Pledged Collateral; and (xi) will comply with all material laws, rules and regulations applicable to the Pledged Collateral the failure to comply with which would have a material adverse effect on the value or use of the Pledged Collateral or a material adverse effect on the Lien on the Pledged Collateral granted to the Collateral Agent hereunder.

            (b) After-Acquired Property. If Pledgor shall, at any time before the Secured Obligations have been paid or the Commitments of the Banks to make any Loan or to issue any Letter of Credit have expired or been sooner terminated (i) obtain any rights to any additional Pledged Collateral or
(ii) become entitled to the benefit of any additional Pledged Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Patent, or any improvement on any Patent, the provisions of this Agreement shall automatically apply thereto and any such item enumerated in clause (i) or (ii) with respect to Pledgor shall automatically constitute Pledged Collateral if such would have constituted Pledged Collateral at the time of execution of this Agreement, and be subject to the Lien created by this Agreement without further action by any party other than actions required to perfect such Lien. Pledgor shall promptly provide to

Collateral Agent written notice of any of the foregoing. Pledgor agrees, promptly following a request by Collateral Agent, to confirm the attachment of the Lien created by this Agreement to any rights described in clauses (i) and

(ii) above if such would have constituted Pledged Collateral at the time of execution of this Agreement by execution of an instrument in form reasonably acceptable to Collateral Agent.

            (c) Modifications. Pledgor agrees to modify this Agreement by amending Schedules A, B, C and D hereto to include any future Pledged Collateral of Pledgor, including, without limitation, any of the items listed in Section 7(b).

            (d) Applications. Pledgor shall file and prosecute diligently all applications for the Patents, the Trademarks or the Copyrights now or hereafter pending that would be necessary to the business of Pledgor to which any such applications pertain, and shall do all acts necessary to preserve and maintain all rights in the Pledged Collateral necessary for the operation of Pledgor's business. Any and all costs and expenses incurred in connection with any such actions shall be borne by Pledgor. Pledgor shall not abandon any right to file a Patent, Trademark or Copyright application, or any pending Patent, Trademark or Copyright application or any Patent, Trademark or Copyright necessary for the operation of Pledgor's business without the consent of Collateral Agent (such consent not to be unreasonably withheld or delayed).

            Section 8. Transfers and Other Liens. Pledgor shall not (i) sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral other than licenses entered into by Pledgor in, or incidental to, the ordinary course of business or with any Affiliate of Pledgor or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, other than the Lien granted to Collateral Agent pursuant to this Agreement and Liens of the type described in paragraph (a) of the definition of Permitted Encumbrances.

            Section 9. Reasonable Care. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which Collateral Agent, in its individual capacity, accords its own property, it being understood that neither Collateral Agent nor any of the Secured Parties shall have responsibility for taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

            Section 10.  Remedies Upon Default.

            (a) Remedies; Disposition of Collateral. If any Event of Default shall have occurred and be continuing, and the Secured Obligations have been declared due and payable in accordance with the Credit Agreement, then and in every such case, Collateral Agent may, (i) to the full extent permitted by law, and without advertisement, hearing or process of law of any kind, (A) exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including, without limitation, perfecting assignment of any and all consensual rights and powers with respect to the Pledged Collateral and
(B) sell or assign or grant a license to use, or cause to be sold or assigned or a license granted to use any or all of the Pledged Collateral (in the case of Trademarks, along with the goodwill associated therewith) or any part thereof, in each case, free of all rights and claims of Pledgor therein and thereto. In that connection, Collateral Agent shall have the right to cause any or all of the Pledged Collateral to be transferred of record into the name of Collateral Agent or its nominee and the right to impose (1) such limitations and restrictions on the sale or assignment of the Pledged Collateral as Collateral Agent may deem to be necessary or appropriate to comply with any law, rule or regulation (federal, state or local) having applicability to the sale or assignment, and (2) any necessary or appropriate requirements for any required governmental approvals or consents;

           (ii) Exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC to the extent permitted by applicable law and whether or not the UCC is applicable thereto. Pledgor acknowledges and agrees that, to the extent notice of sale shall be required by law, ten days' notice to Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall constitute commercially reasonable notification of such matters. No notification need be given to Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition;

          (iii) Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser of any or all of the Pledged Collateral at any public or private sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of such item of Collateral payable by such Person at such sale. Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives, to the fullest extent permitted by applicable law, any claims against Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

            (b) (i) Waiver of Notice and Claims. Pledgor hereby waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the exercise by Collateral Agent of any of its rights and remedies hereunder. Collateral Agent shall not be liable to any Person for any incorrect or improper payment made pursuant to this Section 10 in the absence of gross negligence or willful misconduct.

           (ii) Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with Collateral Agent's taking possession or Collateral Agent's disposition of any of the Pledged
Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which Pledgor would otherwise have under law, and Pledgor hereby further waives to the extent permitted by applicable law: (A) all damages occasioned by such taking of possession; (B) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of Collateral Agent's rights hereunder; and (C) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against Pledgor and against any and all Persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under Pledgor.

            Section 11. Application of Proceeds. The proceeds received by Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by Collateral Agent of its remedies as a secured creditor as provided in Section 10 hereof shall be applied, together with any other sums then held by Collateral Agent pursuant to this Agreement, promptly by Collateral Agent as follows:

            First, to the payment of all costs and expenses, fees, commissions and taxes of such sale, collection or other realization, including, without limitation, reasonable out-of-pocket costs and expenses of Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Collateral
      Agent in connection therewith;

            Second, to the payment of all other costs and expenses of such sale, collection or other realization, including, without limitation, reasonable out-of-pocket costs and expenses of the Banks and their agents and counsel and all costs, liabilities and advances made or incurred by the Banks in connection therewith;

            Third, to the payment in full in cash of Secured Obligations consisting of interest and all amounts other than principal under the Credit Agreement at any time and from time to time owing by Pledgor under or in connection with the Credit Agreement, ratably according to the unpaid amounts thereof, in the manner and priority set forth in the Credit Agreement, together with interest on each such amount in the manner and to the extent set forth in the Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full;

            Fourth, to the pro rata payment in full in cash of Secured Obligations consisting of (i) principal at any time and from time to time owing by Pledgor under or in connection with the Credit Agreement, ratably according to the unpaid amounts thereof, in the manner and priority set forth in the Credit Agreement and (ii) the amount of Pledgor's obligations then due and payable under any Interest Rate Agreement, including any early termination payments then due (exclusive of expenses or similar liabilities to any Bank under the applicable Interest Rate Agreement(s)), together with interest on each such amount in the manner and to the extent set forth in the Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full; and

            Fifth, the balance, if any, to the Person lawfully entitled thereto (including Pledgor or its successors or assigns).

            Section 12. Expenses. Pledgor will upon demand pay to Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and the reasonable fees and expenses of any experts and agents, which Collateral Agent may incur in connection with (i) the collection of the Secured Obligations, (ii) the enforcement and administration of this Agreement, (iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iv) the exercise or enforcement of any of the rights of Collateral
Agent or any Secured Party hereunder or (v) the failure by Pledgor to perform or observe any of the provisions hereof.
All amounts payable by Pledgor under this Section 12 shall be due within ten Business Days after demand and shall be part of the Secured Obligations. Pledgor's obligations under this
Section 12 shall survive the termination of this Agreement and the discharge of Pledgor's other obligations hereunder.

            Section 13.  No Waiver; Cumulative Remedies.

            (a) No failure on the part of Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

            (b) In the event Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this instrument by foreclosure, sale or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to Collateral Agent, then and in every such case, Pledgor, Collateral Agent and each Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of Collateral Agent and the Secured Parties shall continue as if no such proceeding had been instituted.

            Section 14. Collateral Agent. Collateral Agent has been appointed as collateral agent pursuant to the Credit Agreement. The actions of Collateral Agent hereunder are subject to the provisions of the Credit Agreement. Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Pledged Collateral), in accordance with this Agreement and the Credit Agreement. Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Credit
Agreement. Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent.

            Section 15. Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. If Pledgor shall fail to do any act or thing that it has covenanted to do hereunder or any warranty on the part of Pledgor contained herein shall be breached, Collateral Agent or any Secured Party may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may, following five Business Days' written notice to Pledgor of its intention to do so, expend funds for such purpose. Any and all amounts so expended by Collateral Agent or such Secured Party shall be paid by Pledgor within ten Business Days after demand therefor, with interest at the highest rate then in effect under the Credit Agreement during the period from and including the date on which such funds were so expended to the date of repayment. Pledgor's obligations under this Section 15 shall survive the termination of this Agreement and the discharge of Pledgor's other obligations under this Agreement, the Credit Agreement, any Interest Rate Agreement and the other Credit Documents.
Pledgor hereby appoints Collateral Agent its attorney-in-fact with an interest, with full authority in the place and stead of Pledgor and in the name of Pledgor, or otherwise, from time to time in Collateral Agent's reasonable discretion to take any action and to execute any instrument consistent with the terms of this Agreement and the other Credit Documents which Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

            Section 16.  Litigation.

            (a) Unless there shall occur an Event of Default, Pledgor shall have the right to commence and prosecute in its own name, as real party in interest, for its own benefit and at its sole cost and expense, such applications for protection of the Pledged Collateral, suits, proceedings or other actions for infringement, counterfeiting, unfair competition, dilution or other damage as are in its reasonable business judgment necessary to protect the Pledged Collateral. Pledgor shall promptly notify Collateral Agent in writing as to the commencement and prosecution of any such actions, or threat thereof relating to the Pledged Collateral and shall provide to Collateral Agent such information with respect thereto as may be reasonably requested by Collateral Agent. Pledgor shall indemnify and hold harmless each Secured Party for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, expenses or disbursements (including reasonable attorneys' fees and expenses) of any kind whatsoever which may be imposed on, incurred by or asserted against such Secured Party in connection with or in any way arising out of such suits, proceedings or other actions.

            (b) Upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right but shall in no way be obligated to file applications for protection of the Pledged Collateral and/or bring suit in the name of Pledgor, Collateral Agent or the Secured Parties to enforce the Pledged Collateral and any license thereunder; in the event of such suit, Pledgor shall, at the request of Collateral Agent, do any and all lawful acts and execute any and all documents requested by Collateral Agent in aid of such enforcement and Pledgor shall promptly, upon demand, reimburse and indemnify Collateral Agent, as the case may be, for all costs and expenses (including reasonable fees and expenses of counsel) incurred by Collateral Agent in the exercise of its rights under this Section 16. In the event that Collateral Agent shall elect not to bring suit to enforce the Pledged Collateral, Pledgor agrees, at the request of Collateral Agent, to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement, counterfeiting or other diminution in value of any of the Pledged Collateral by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any person so infringing necessary to prevent such infringement unless Pledgor has determined that the Pledged Collateral that is the subject of any pending or contemplated infringement or enforcement action or proceeding does not contain or represent any value or utility (other than of an immaterial nature), consistent with prudent business practice.

            Section 17. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, nor consent to any departure by Pledgor therefrom, shall be effective unless the same shall be done in accordance with the terms of the Credit Agreement and unless in writing and signed by Collateral Agent. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by Pledgor from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other Credit Document, no notice to or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances.

            Section 18. Termination; Release. When all the Secured Obligations have been paid in full and the Commitments of the Banks to make any Loan or to issue any Letter of Credit under the Credit Agreement shall have expired or been sooner terminated, this Agreement shall terminate. Upon termination of this Agreement or any release of Pledged Collateral in accordance with the provisions of the Credit Agreement, Collateral Agent shall, upon the request and at the sole cost and expense of Pledgor, forthwith assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by Collateral Agent, such of the Pledged Collateral to be released (in the case of a release) as shall not have been sold or otherwise applied pursuant to the terms hereof, and with respect to any other Pledged Collateral, proper instruments (including UCC termination statements on Form UCC-3 and documents suitable for recordation in the United States Patent and Trademark Office, the United States Copyright Office or similar domestic or foreign authority) acknowledging the termination of this Agreement or the release of such Pledged Collateral, as the case may be.

            Section 19. Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner set forth in the Credit Agreement, as to either party, addressed to it at the address set forth in the Credit Agreement or at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 19; provided that notices to Collateral Agent shall not be effective until received by Collateral Agent.

            Section 20.  Continuing Security Interest;
Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon Pledgor, its successors and assigns and (ii) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns; no other Persons (including, without limitation, any other creditor of Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Bank may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Bank, herein or otherwise, subject however, to the provisions of the Credit Agreement and any applicable Interest Rate Agreement.

            Section 21. GOVERNING LAW; TERMS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

            Section 22.  CONSENT TO JURISDICTION AND SERVICE OF
PROCESS.

            (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, PLEDGOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY

THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO PLEDGOR AT ITS ADDRESS FOR NOTICES PURSUANT TO THE CREDIT AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. PLEDGOR HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM HAVING AN ADDRESS AT 1633 BROADWAY,
NEW YORK, NEW YORK 10019 AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY BORROWER IRREVOCABLY AGREEING IN WRITING TO SERVE AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF COLLATERAL AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST PLEDGOR IN ANY OTHER JURISDICTION.

            (b) PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF
ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR
IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS
REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS
BEEN BROUGHT IN AN INCONVENIENT FORUM.

            Section 23.  Severability of Provisions.  Any
provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            Section 24. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

            Section 25.  Headings.  The Section headings used in
this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

            Section 26.  Obligations Absolute.  All obligations
of Pledgor hereunder shall be absolute and unconditional irrespective of:

            (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of either Pledgor or any other Credit Party;

           (ii) any lack of validity or enforceability of the Credit Agreement, any Interest Rate Agreement, any Letter of Credit or any other Credit Document, or any other agreement or instrument relating thereto;

          (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any Interest Rate Agreement, any Letter of Credit or any other Credit Document, or any other agreement or instrument relating thereto;

           (iv) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

            (v) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this Agreement any Interest Rate Agreement, or any other Credit Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 18 hereof; or

           (vi) any other circumstance or happening whatsoever that is similar to any of the foregoing.

            Section 27.  Collateral Agent's Right to Sever
Indebtedness.

            (a) Pledgor acknowledges that (i) the Pledged Collateral does not constitute the sole source of security for the payment and performance of the Secured Obligations and that the Secured Obligations are also secured by other types of property of Pledgor and its Affiliates in other jurisdictions (all such property, collectively, the "Collateral"), (ii) the number of such jurisdictions and the nature of the transaction of which this instrument is a part are such that it would have been impracticable for the parties to allocate to each item of Collateral a specific loan amount and to execute in respect of such item a separate credit agreement, and (iii) Pledgor intends that Collateral Agent have the same rights with respect to the Pledged Collateral, in any judicial proceeding relating to the exercise of any right or remedy hereunder or otherwise, that Collateral Agent would have had if each item of Collateral had been pledged or encumbered pursuant to a separate credit agreement and security instrument. In furtherance of such intent, Pledgor agrees to the greatest extent permitted by law that Collateral Agent may at any time by notice (an "Allocation Notice") to Pledgor allocate a portion of the Secured Obligations (the "Allocated Indebtedness") to all or a specified portion of the Pledged Collateral and sever from the remaining Secured Obligations the Allocated Indebtedness. From and after the giving of an Allocation Notice with respect to any of the Pledged Collateral, the Secured Obligations hereunder shall be limited to the extent set forth in the Allocation Notice and (as so limited) shall, for all purposes, be construed as a separate credit obligation of Pledgor unrelated to the other transactions contemplated by the Credit Agreement, any Interest Rate Agreement, any other Credit Document or any document related to any thereof. To the extent that the proceeds of any judicial proceeding relating to the exercise of any right or remedy hereunder of the Pledged Collateral shall exceed the Allocated Indebtedness, such proceeds shall belong to Pledgor and shall not be available hereunder to satisfy any Secured Obligations of Pledgor other than the Allocated Indebtedness. In any action or proceeding to exercise any right or remedy under this Agreement which is commenced after the giving by Collateral Agent of an Allocation Notice, the Allocation Notice shall be conclusive proof of the limits of the Secured Obligations hereby secured, and Pledgor may introduce, by way of defense or counterclaim, evidence thereof in any such action or proceeding. Notwithstanding any provision of this Section 27, the proceeds received by Collateral Agent pursuant to this Agreement shall be applied by Collateral Agent in accordance with the provisions of Sec-tion 11 hereof.

            (b) Pledgor hereby waives to the greatest extent permitted under law the right to a discharge of any of the Secured Obligations under any statute or rule of law now or hereafter in effect which provides that the exercise of any particular right or remedy as provided for herein (by judicial proceedings or otherwise) constitutes the exclusive means for satisfaction of the Secured Obligations or which makes unavailable any further judgment or any other right or remedy provided for herein because Collateral Agent elected to proceed with the exercise of such initial right or remedy or because of any failure by Collateral Agent to comply with laws that prescribe conditions to the entitlement to such subsequent judgment or the availability of such subsequent right or remedy. In the event that, notwithstanding the foregoing waiver, any court shall for any reason hold that such subsequent judgment or action is not available to Collateral Agent, Pledgor shall not (i) introduce in any other jurisdiction any judgment so holding as a defense to enforcement against Pledgor of any remedy in the Credit Agreement, any Interest Rate Agreement or any other Credit Document or (ii) seek to have such judgment recognized or entered in any other jurisdiction, and any such judgment shall in all events be limited in application only to the state or jurisdiction where rendered and only with respect to the collateral referred to in such judgment.

            (c) In the event any instrument in addition to the Allocation Notice is necessary to effectuate the provisions of this Section 27, including, without limitation, any amendment to this Agreement, any substitute promissory note or affidavit or certificate of any kind, Collateral Agent may execute and deliver such instrument as the attorney-in-fact of Pledgor.
Such power of attorney is coupled with an interest and is irrevocable.

            (d) Notwithstanding anything set forth herein to the contrary, the provisions of this Section 27 shall be effective only to the maximum extent permitted by law.

            Section 28.  Future Advances.  This Agreement shall
secure the payment of any amounts advanced from time to time pursuant to the Credit Agreement.

            IN WITNESS WHEREOF, Pledgor and Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

                                CARSON PRODUCTS COMPANY,
                                  as Pledgor


                                By:
                                    -----------------------------------------
                                    Name:
                                    Title:


                                BANQUE INDOSUEZ, NEW YORK BRANCH,
                                  as Collateral Agent


                                By:
                                    -----------------------------------------
                                    Name:
                                    Title:


                                By:
                                    -----------------------------------------
                                    Name:
                                    Title:

                                Schedule A


1.    U.S. Patent Registrations:



2.    Pending Applications for U.S. Patents:


3. Pending Applications for U.S. Patents in which Pledgor has a partial legal interest:

                                Schedule B


1.    U.S. Trademark Registrations:


     Trademark          U.S. Registration No.         Registration Date

                                Schedule C

U.S. Copyright Registrations:

                                Schedule D

Proprietary Rights for which Pledgor has a license from a third party:

                                               Exhibit H to the
                                               Credit Agreement



              BORROWER GENERAL SECURITY AGREEMENT


          BORROWER GENERAL SECURITY AGREEMENT (the
"Agreement"), dated as of October __, 1996, made by CARSON PRODUCTS COMPANY (formerly known as Aminco, Inc., as successor by merger to DNL Savannah Acquisition Corp.), a Delaware corporation having an office at 64 Ross Road, Savannah, Georgia 31405 ("Pledgor"), in favor of BANQUE INDOSUEZ, NEW YORK BRANCH, having an office at 1211 Avenue of the Americas, 7th Floor, New York, New York 10036, as pledgee, assignee and secured party, in its capacity as collateral agent (in such capacities and together with any successors in such capacities, "Collateral Agent") for the lending institutions (the "Banks") from time to time party to the Credit Agreement (as hereinafter defined).


                       R E C I T A L S :

          A. Pursuant to a certain credit agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement), among Pledgor, the Banks and Banque Indosuez, New York Branch, as Agent and Collateral Agent for the Banks, the Banks have agreed (i) to make to or for the account of Pledgor certain A Term Loans up to an aggregate principal amount of $15,000,000, certain B Term Loans up to an aggregate principal amount of $10,000,000 and certain Revolving Loans up to an aggregate principal amount of $15,000,000 and (ii) to issue certain Letters of Credit for the account of Pledgor.

          B. It is contemplated that Pledgor may enter into one or more agreements with one or more of the Banks ("Interest Rate Agreements") fixing the interest rates with respect to Loans under the Credit Agreement (all obligations of Pledgor now existing or hereafter arising under such Interest Rate Agreements, collectively, the "Interest Rate Obligations").

          C. Pledgor is the legal and beneficial owner of the Pledged Collateral (as hereinafter defined).

          D. It is a condition to the obligations of the Banks to make the Loans under the Credit Agreement and a condition to any Bank issuing Letters of Credit under the Credit Agreement or entering into the Interest Rate Agreements that Pledgor execute and deliver the applicable Credit Documents, including this Agreement.

            E. This Agreement is given by Pledgor in favor of Collateral Agent for its benefit and the benefit of the Banks and the Agent
(collectively, the "Secured Parties") to secure the payment and performance of all of the Secured Obligations (as defined in Section 2).


                            A G R E E M E N T :

            NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and Collateral Agent hereby agree as follows:

            Section 1. Pledge. As collateral security for the payment and performance when due of all the Secured Obligations, Pledgor hereby pledges, assigns, transfers and grants to Collateral Agent for its benefit and the benefit of the Secured Parties, a continuing first priority security interest (except as set forth on Schedule A hereto) in and to all of the right, title and interest of Pledgor in, to and under the following property whether now existing or hereafter acquired (collectively, the "Pledged Collateral"):

             (a) each and every Receivable (as hereinafter defined);

             (b)  all Inventory (as hereinafter defined);

             (c) all books, records, ledgers, print-outs, file materials and other papers containing information relating to Receivables and any account debtors in respect thereof, together with all Contracts (as hereinafter defined) (except where such pledge, assignment, transfer or grant would violate the provisions of any such Contracts);

             (d)  all Equipment (as hereinafter defined);

             (e)  all Intangibles (as hereinafter defined);

             (f)  all Insurance Policies (as hereinafter
      defined);

             (g) all Pension Plan Reversions (as hereinafter defined);


             (h) any and all property of every name and nature (excluding any property constituting Pledged Collateral under the Borrower Intellectual Property Security Agreement) which from time to time after the date hereof, by delivery or by writing of any kind for the purposes hereof, shall have been conveyed, mortgaged, pledged, assigned or transferred by Pledgor or by anyone on Pledgor's behalf or with its consent to Collateral Agent for the benefit of the Secured Parties, which is hereby authorized to receive at any and all times any such property, as and for additional security for the payment of the Secured Obligations and to hold and apply such property subject to and in accordance with this Agreement; including, without limitation, all monies due and to become due to Pledgor in connection with any of the foregoing and all rights, remedies, powers, privileges and claims of Pledgor under or in connection therewith;

             (i)  all Documents (as hereinafter defined);

             (j)  all Instruments (as hereinafter defined); and

             (k) all Proceeds (as hereinafter defined) of any and all of the foregoing.

            Section 2. Secured Obligations. This Agreement secures, and the Pledged Collateral is collateral security for, the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. { 362(a)), of (i) all Obligations of Pledgor now existing or hereafter arising under the Credit Agreement and all Interest Rate Obligations of Pledgor now existing or hereafter arising under any Interest Rate Agreement (including, without limitation, the obligations of Pledgor provided for therein to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the Obligations contained in the Credit Agreement and the obligations contained in any Interest Rate Agreement) and (ii) without duplication of the amounts described in clause (i), all obligations of Pledgor now existing or hereafter arising under this Agreement or any other Security Document, including, without limitation, all charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments that Pledgor is obligated to pay under this Agreement or any other Security Document (the obligations described clauses (i) and (ii), collectively, the "Secured Obligations").

            Section 3. No Release. Nothing set forth in this Agreement shall relieve Pledgor from the performance of any term, covenant, condition or agreement on Pledgor's part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any Person under or in respect of any of the Pledged Collateral or shall impose any obligation on Collateral Agent or any Secured Party to perform or observe any such term, covenant, condition or agreement on Pledgor's part to be so performed or observed or shall impose any liability on Collateral Agent or any Secured Party for any act or omission on the part of Pledgor relating thereto or for any breach of any representation or warranty on the part of Pledgor contained in this Agreement, any Interest Rate Agreement or any other Credit Document, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. The obligations of Pledgor contained in this Section 3 shall survive the termination of this Agreement and the discharge of Pledgor's other obligations under this Agreement, any Interest Rate Agreement and the other Credit Documents.

            Section 4. Supplements by Collateral Agent. Pledgor hereby authorizes Collateral Agent, without relieving Pledgor of any obligations hereunder, to file financing statements, continuation statements, amendments thereto and other documents relative to all or any part thereof, without the signature of Pledgor where permitted by law, and Pledgor agrees to do such further acts and things, and to execute and deliver to Collateral Agent such additional assignments, agreements, powers and instruments, as Collateral Agent may reasonably deem necessary or appropriate, wherever required or permitted by law in order to perfect and preserve the rights and interests granted to Collateral Agent hereunder or to carry into effect the purposes of this Agreement or better to assure and confirm unto

Collateral Agent its respective rights, powers and remedies hereunder. All of the foregoing shall be at the sole cost and expense of Pledgor.

            Section 5. Representations, Warranties and Covenants. Pledgor represents, warrants and covenants as follows; provided, that the representations, warranties, covenants and conditions of or relating to the Sellers in the Purchase Agreement (i) are given only to the best of Pledgor's knowledge, and (ii) shall not be deemed a waiver of any rights nor an admission of the truth thereof by any Credit Party or any other Purchaser Indemnified Party (as defined in the Purchase Agreement) as against any other party to the Purchase Agreement:


            (a) Necessary Filings. Upon the filing of financing statements and acceptance thereof in the appropriate offices under the UCC, the security interest granted to Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement in and to the Pledged Collateral will constitute a perfected security interest therein, superior and prior to the rights of all other Persons therein and subject to no Liens other than the Liens identified on Schedule A hereto relating to the items of Pledged Collateral identified on such schedule (collectively, "Prior Liens").

            (b) No Liens. Pledgor is as of the date hereof, and, as to Pledged Collateral acquired by it from time to time after the date hereof, Pledgor will be, the owner of all Pledged Collateral free from any Lien or other right, title or interest of any Person other than (i) Prior Liens, (ii) the Lien and security interest created by this Agreement, and (iii) Liens of the type described in paragraphs
      (a), (b), (c), (d), (e), (h), (i) and (j) of the definition of Permitted Encumbrances (collectively, "Permitted Liens"), and Pledgor shall take all reasonable steps to defend the Pledged Collateral against all claims and demands of all Persons at any time claiming any interest therein adverse to Collateral Agent or any Secured Party.

            (c) Other Financing Statements. There is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral other than financing statements relating to (i) Prior Liens, (ii) this Agreement and (iii)

      Permitted Liens, and so long as any of the Secured Obligations remain unpaid or the Commitments of the Banks to make any Loan or to issue any Letter of Credit shall not have expired or been sooner terminated, Pledgor shall not execute, authorize or permit to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Pledged Collateral, except, in each case, financing statements filed or to be filed in respect of and covering the security interests granted by Pledgor pursuant to this Agreement and financing statements relating to Prior Liens and Permitted Liens.

            (d) Chief Executive Office; Records. The chief executive office of Pledgor is located at 64 Ross Road, Savannah, Georgia
      31405. Pledgor shall not move its chief executive office except to such new location as Pledgor may establish in accordance with the last sentence of this Section 5(d). All tangible evidence of all Receivables, Pension Plan Reversions, Contracts, Intangibles and Insurance Policies of Pledgor and the only original books of account and records of Pledgor relating thereto are, and will continue to be, kept at such chief executive office, or at such new location for such chief executive office as Pledgor may establish in accordance with the last sentence of this
      Section 5(d). All Receivables, Pension Plan Reversions, Contracts, Intangibles and Insurance Policies of Pledgor are, and will continue to be, controlled and monitored (including, without limitation, for general accounting purposes) from such chief executive office location shown above, or such new location as Pledgor may establish in accordance with the last sentence of this Section 5(d). Pledgor shall not establish a new location for its chief executive office nor shall it change its name until
      (i) it shall have given Collateral Agent not less than 30 days' prior written notice of its intention so to do, clearly describing such new location or name and providing such other information in connection therewith as Collateral Agent or any Secured Party may request, and (ii) with respect to such new location or name, Pledgor shall have taken all action reasonably satisfactory to Collateral Agent to maintain the perfection and priority of the security interest of Collateral Agent for the benefit of the Secured Parties in the Pledged Collateral intended to be granted hereby, including, without limitation, obtaining waivers of landlord's or warehouseman's liens with respect to such new location, if applicable.

            (e) Location of Inventory. All Inventory held on the date hereof by Pledgor is located at one of the locations shown on Schedule B hereto, except for Inventory in transit in the ordinary course of business to or from one or more of such locations. All Inventory now held or subsequently acquired shall be kept at one of the locations shown on Schedule B hereto, except for Inventory in transit in the ordinary course of business to or from one or more of such locations, or at such new location as Pledgor may establish if
      (i) it shall have given to Collateral Agent at least 30 days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as Collateral Agent or any Secured Party may request, and (ii) with respect to such new location, Pledgor shall have taken all action reasonably satisfactory to Collateral Agent to maintain the perfection and priority of the security interest in the Pledged Collateral intended to be granted hereby, including, without limitation, obtaining waivers of landlord's or warehouseman's liens with respect to such new location, if applicable.


            (f) Location of Equipment. All Equipment held on the date hereof by Pledgor is located at one of the locations shown on Schedule C hereto. All Equipment now held or subsequently acquired by Pledgor shall be kept at one of the locations shown on Schedule C hereto, or such new location as Pledgor may establish if (i) it shall have given to Collateral Agent at least 30 days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as Collateral Agent or any Secured Party may request, and (ii) with respect to such new location, Pledgor shall have taken all action reasonably satisfactory to Collateral Agent to maintain the perfection and priority of the security interest of Collateral Agent for the benefit of the Secured Parties in the Pledged Collateral intended to be granted hereby, including, without limitation, obtaining waivers of landlord's or warehouseman's liens with respect to such new location, if applicable.

            (g) Authorization, Enforceability. Pledgor has the requisite corporate power, authority and legal right to pledge and grant a security interest in all the Pledged Collateral pursuant to this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and except as such enforceability may be limited by the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (h) No Consents, etc. No consent of any party (including, without limitation, stockholders or creditors of Pledgor or any account debtor under a Receivable) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for (x) the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor, or (y) the exercise by Collateral Agent of the rights provided for in this Agreement, or
      (z) the exercise by Collateral Agent of the remedies in respect of the Pledged Collateral pursuant to this Agreement (other than those consents, authorizations, approvals, licenses, actions, notices or filings which, if not obtained or made, would not have a material adverse effect upon the interests of Collateral Agent under this Agreement).


            (i) Pledged Collateral. All information set forth herein, including the Schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party in connection with this Agreement, in each case, relating to the Pledged Collateral is accurate and complete in all material respects.

            Section 6.  Special Provisions Concerning Receivables.

            (a) Special Representations and Warranties. As of the time when each of its Receivables arises, Pledgor shall be deemed to have represented and warranted that such Receivable and all records, papers and documents relating thereto (i) are genuine and correct and in all material respects what they purport to be, (ii) represent the legal, valid and binding obligation of the account debtor, evidencing indebtedness unpaid and owed by such account debtor, arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein or out of an advance or a loan, (iii) will, in the case of a Receivable, except for the original or duplicate original invoice sent to a purchaser evidencing such purchaser's account, be the only original writings evidencing and embodying such obligation of the account debtor named therein, (iv) constitute and evidence true and valid obligations, enforceable in accordance with their respective terms, not subject to the fulfillment of any contract or condition whatsoever or to any defenses, set-offs or counterclaims except with respect to refunds, returns and allowances in the ordinary course of business, or stamp or other taxes, and (v) are in compliance and conform in all material respects with all applicable Federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

            (b) Maintenance of Records. Pledgor shall keep and maintain at its own cost and expense complete records of each Receivable, in a manner consistent with prudent business practice, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto, and Pledgor shall make the same available to Collateral Agent or any Secured
Party for inspection upon reasonable prior notice to any Authorized Officer of Pledgor, at such reasonable times during regular business hours and intervals and to such reasonable extent as Collateral Agent or any Secured
Party may reasonably request. Pledgor shall, at Pledgor's sole cost and expense, upon Collateral Agent's demand made at any time after the occurrence of an Event of Default, deliver all tangible evidence of Receivables, including, without limitation, all documents evidencing Receivables and any books and records relating thereto to Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by Pledgor). Upon the occurrence and during the continuance of an Event of Default, Collateral Agent may transfer a full and complete copy of Pledgor's books, records, credit information, reports, memoranda and all other writings relating to the Receivables to and for the use by any Person that has acquired or is contemplating acquisition of an interest in the Receivables or Collateral Agent's security interest therein without the consent of Pledgor.

            (c) Legend. Pledgor shall legend, at the request of Collateral Agent made at any time after the occurrence of an Event of Default and in form and manner reasonably satisfactory to Collateral Agent, the Receivables and other books, records and documents of Pledgor evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables have been assigned to Collateral Agent for the benefit of the Secured Parties and that Collateral Agent has a security interest therein.

            (d) Modification of Terms, etc. Pledgor shall not rescind or cancel any indebtedness evidenced by any Receivable or modify any material term thereof or make any material adjustment with respect thereto except in the ordinary course of business consistent with prudent business practice, or extend or renew any such indebtedness except in the ordinary course of business consistent with prudent business practice or compromise or settle any dispute, claim, suit or legal proceeding relating thereto except in the ordinary course of business consistent with prudent business practice or sell any Receivable or interest therein without the prior written consent of Collateral Agent (such consent not to be unreasonably withheld or delayed). Pledgor shall timely fulfill all obligations on its part to be fulfilled under or in connection with the Receivables (except for such obligations the failure to fulfill which would not have in the aggregate, a material adverse effect upon the interests of Collateral Agent under this Agreement).

            (e) Collection. Pledgor shall use reasonable efforts to cause to be collected from the account debtor of each of the Receivables, as and when due (including, without limitation, Receivables that are delinquent, such Receivables to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Receivable, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable, except that Pledgor may, with respect to a Receivable, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Receivables and such other modifications of payment terms or settlements in respect of Receivables as shall be commercially reasonable in the circumstances, all in accordance with Pledgor's ordinary course of business consistent with its collection practices as in effect from time to time. The reasonable costs and expenses

(including, without limitation, attorneys' fees) of collection, in any case, whether incurred by Pledgor, Collateral Agent or any Secured Party, shall be paid by Pledgor.

            (f) Instruments. Pledgor shall deliver to Collateral Agent, within five days after receipt thereof by Pledgor, any Instrument evidencing Receivables which is in the principal amount of $500,000 or more. Any Instrument delivered to Collateral Agent pursuant to this
Section 6(f) shall be appropriately endorsed (if applicable) to the order of Collateral Agent, as agent for the Secured Parties, and shall be held by Collateral Agent as further security hereunder; provided, that, so long as no Default or Event of Default shall have occurred and be continuing, Pledgor may retain for collection in the ordinary course any Instruments received by Pledgor in the ordinary course of business and Collateral Agent shall, promptly upon request of Pledgor, make appropriate arrangements for making any Instrument pledged by Pledgor available to Pledgor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by Collateral Agent, against trust receipt or like document).

            (g) Cash Collateral. Upon the occurrence and during the continuance of an Event of Default, if Collateral Agent so directs, Pledgor shall cause all payments on account of the Receivables to be held by Collateral Agent as cash collateral, upon acceleration or otherwise. Without notice to or assent by Pledgor, Collateral Agent may apply any or all amounts then or thereafter held as cash collateral in the manner provided in Section 11. The reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) of collection, whether incurred by Collateral Agent or any Secured Party, shall be paid by Pledgor.

            Section 7.  Provisions Concerning All Pledged Collateral.

            (a) Protection of Collateral Agent's Security. Pledgor shall not take any action that impairs the rights of Collateral Agent or any Secured Party in the Pledged Collateral. Pledgor shall at all times keep the Inventory and Equipment insured, at Pledgor's own expense, to Collateral Agent's reasonable satisfaction against fire, theft and all other risks of the kind customarily insured against, in such amounts and with such deductibles as would customarily be maintained under similar circumstances by operators of businesses similar to the business of Pledgor to the extent available at commercially reasonable rates. Each policy or certificate with respect to such insurance shall be endorsed to Collateral Agent's reasonable satisfaction for the benefit of Collateral
Agent (including, without limitation, by naming Collateral Agent as an additional named insured and sole loss payee as Collateral Agent may request) and such policy or certificate shall be delivered to Collateral Agent. Each such policy shall state that it cannot be cancelled without 30 days' prior written notice to Collateral Agent. At least 30 days prior to the expiration of any such policy of insurance, Pledgor shall deliver to Collateral Agent an extension or renewal policy or an insurance certificate evidencing renewal or extension of such policy. If Pledgor shall fail to insure such Pledged Collateral to Collateral Agent's reasonable satisfaction, Collateral Agent shall have the right (but shall be under no obligation), following five (5) Business Days' prior written notice to Pledgor of its intention to do so, to advance funds to procure or renew or extend such insurance and Pledgor agrees to reimburse Collateral Agent for all reasonable costs and expenses thereof, with interest on all such funds from the date advanced until paid in full at the highest rate then in effect under the Credit Agreement.

            (b) Insurance Proceeds. So long as no Event of Default shall have occurred and be continuing, Pledgor shall have the option as provided in Section 3.02(A)(h) of the Credit Agreement (i) to apply any proceeds of property insurance (less any portion of such proceeds not in excess of $500,000) received by it as Net Cash Proceeds in accordance with
Section 3.02(B)(a) of the Credit Agreement or (ii) to apply the proceeds of such insurance to the repair or replacement of the item or items of Pledged Collateral in respect of which such proceeds were received. In the event that Pledgor elects to apply such proceeds to the repair or replacement of any item of Pledged Collateral pursuant to clause (ii) of the preceding sentence, Pledgor shall upon its receipt of such proceeds from Collateral Agent as promptly as practicable commence and diligently continue to perform such repair or as promptly as practicable effect such replacement. Upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the option to apply any proceeds of insurance received by Pledgor in respect of the Pledged Collateral toward the payment of the Secured Obligations in accordance with Section 11 hereof or to continue to hold such proceeds as additional collateral to secure the performance by Pledgor of the Secured Obligations.

            (c) Maintenance of Equipment. Pledgor shall exercise commercially reasonable efforts to cause the Equipment to be maintained and preserved in good repair, working order and condition, ordinary wear and tear excepted, and to the extent consistent with current business practice in accordance with any manufacturer's manual, and shall, in the case of any loss or damage which (individually or in the aggregate) exceeds $100,000 to any of the Equipment (of which prompt notice shall be given to Collateral Agent) as quickly as commercially practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable in the conduct of Pledgor's business in Pledgor's commercially reasonable judgment.

            (d) Payment of Taxes; Claims. Pledgor shall pay, prior to the date on which material penalties attach thereto, all property and other material taxes, assessments and governmental charges or levies imposed upon, and all lawful claims (including claims for labor, materials and supplies) against, the Pledged Collateral which, if unpaid might become a Lien upon the Pledged Collateral. Notwithstanding the foregoing, Pledgor may at its own expense contest the amount or applicability of any of the obligations described in the preceding sentence as permitted under the Credit Agreement.

            (e) Further Actions. Pledgor shall, at its sole cost and expense, make, execute, endorse, acknowledge, file or refile and/or deliver to Collateral Agent from time to time such lists, descriptions and designations of the Pledged Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Pledged Collateral and other property or rights covered by the security interest hereby granted, which Collateral Agent reasonably deems appropriate or advisable to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral and to perfect, preserve or protect the security interest in the Pledged Collateral created and granted by this Agreement.

            (f) Financing Statements. Pledgor shall sign and deliver to Collateral Agent such financing and continuation statements, in form reasonably acceptable to Collateral Agent, as may from time to time be required to continue and maintain a valid, enforceable, first priority security interest in the Pledged Collateral as provided herein and the other rights, as against third parties, provided hereby, all in accordance with the UCC or any other relevant law. Pledgor shall pay any applicable filing fees and other expenses related to the filing of such financing and continuation statements. Pledgor authorizes Collateral Agent to file any such financing or continuation statements without the signature of Pledgor where permitted by law.

            (g) Warehouse Receipts Non-Negotiable. If any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of the Inventory, Pledgor shall not permit such warehouse receipt or receipt in the nature thereof to be "negotiable" (as such term is used in Section 7-104 of the UCC or under other relevant law).

            Section 8. Transfers and Other Liens. Pledgor shall not (a) sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral except as permitted by the Credit Agreement or (b) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral other than (i) Prior Liens, (ii) the Lien and security interest granted to Collateral Agent pursuant to this Agreement, and (iii) Permitted Liens.

            Upon any sale or other disposition of any assets of Pledgor which is in compliance with the Credit Agreement and the proceeds of which sale or other disposition are used to make a mandatory prepayment of the Loans pursuant to Section 3.02(A) of the Credit Agreement, such assets constituting Pledged Collateral shall be released from the Lien of this Agreement in accordance with Section 17 of this Agreement.

            Section 9. Reasonable Care. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which Collateral Agent, in its individual capacity, accords its own property, it being understood that Collateral Agent shall not have responsibility for taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

            Section 10. Remedies Upon Default; Obtaining the Pledged Collateral Upon Event of Default. (a) If an Event of Default shall have occurred and be continuing, and the Secured Obligations have been declared due and payable in accordance with the Credit Agreement, then and in every such case, Collateral Agent may:

            (i) Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from Pledgor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon Pledgor's premises where any of the Pledged Collateral is located and remove such Pledged Collateral and use in connection with such removal any and all services, supplies, aids and other facilities of Pledgor.

           (ii) Instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and Contracts) constituting the Pledged Collateral to make any payment required by the terms of such instrument or agreement directly to Collateral Agent; provided, however, that in the event that any such payments are made directly to Pledgor, prior to receipt by any such obligor of such instruction, Pledgor shall segregate all amounts received pursuant thereto in a separate account and pay the same as promptly as practicable to Collateral Agent.

          (iii) Sell, assign or otherwise liquidate, or direct Pledgor to sell, assign or otherwise liquidate, any or all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment or liquidation.

           (iv) Take possession of the Pledged Collateral or any part thereof, by directing Pledgor in writing to deliver the same to Collateral Agent at any place or places so designated by Collateral Agent, in which event Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by Collateral Agent and there delivered to Collateral
      Agent; (B) store and keep any Pledged Collateral so delivered to Collateral Agent at such place or places pending further action by Collateral Agent; and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain them in good condition. Pledgor's obligation to deliver the Pledged Collateral is of the essence of this Agreement. Upon application to a court of equity having jurisdiction, Collateral Agent shall be entitled to a decree requiring specific performance by Pledgor of such obligation.

            (b)  Remedies; Disposition of the Pledged Collateral.

            (i) Upon the occurrence and during the continuance of an Event of Default, Collateral Agent may from time to time exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC, and Collateral Agent may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable. Collateral Agent or any other Secured
      Party or any of their respective Affiliates may be the purchaser of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Pledged Collateral payable by such Person at such sale. Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of Pledgor. Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives, to the fullest extent permitted by law, any claims against Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

           (ii) Pledgor acknowledges and agrees that, to the extent notice of sale shall be required by law, ten days' notice to Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

            (c) Waiver of Notice and Claims. Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with Collateral Agent's taking possession or Collateral
Agent's disposition of any of the Pledged Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which Pledgor would otherwise have under law, and Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession;
(ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of Collateral Agent's rights hereunder; and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Section 10 in the absence of gross negligence or willful misconduct. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against Pledgor and against any and all Persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under Pledgor.

            (d) Certain Sales of Pledged Collateral. Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any foreign

Governmental Authority, Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such foreign Governmental Authority. Pledgor acknowledges that any such sales may be at prices and on terms less favorable to Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner.
            Section 11. Application of Proceeds. The proceeds received by Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by Collateral Agent of its remedies as a secured creditor as provided in Section 10 hereof shall be applied, together with any other sums then held by Collateral Agent pursuant to this Agreement, promptly by Collateral Agent as follows:

            First, to the payment of all costs and expenses, fees, commissions and taxes of such sale, collection or other realization, including, without limitation, reasonable out of pocket costs and expenses of Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith;

            Second, to the payment of all other costs and expenses of such sale, collection or other realization, including, without limitation, compensation to the Banks and their agents and counsel and all costs, liabilities and advances made or incurred by the Banks in connection therewith;

            Third, to the payment in full in cash of Secured Obligations consisting of interest and all amounts other than principal under the Credit Agreement at any time and from time to time owing by Pledgor under or in connection with the Credit Agreement, ratably according to the unpaid amounts thereof, in the manner and priority set forth in the Credit Agreement, together with interest on each such amount in the manner and to the extent set forth in the Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full;

            Fourth, to the pro rata payment in full in cash of Secured Obligations consisting of (i) principal at any time and from time to time owing by Pledgor under or in connection with the Credit
      Agreement, ratably according to the unpaid amounts thereof, in the manner and priority set forth in the Credit Agreement and (ii) the amount of Pledgor's obligations then due and payable under any Interest Rate Agreement, including any early termination payments then due (exclusive of expenses or similar liabilities to any Bank under the applicable Interest Rate Agreement(s)), together with interest on each such amount in the manner and to the extent set forth in the Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full; and

            Fifth, the balance, if any, to the Person lawfully entitled thereto (including Pledgor or its successors or assigns).

            Section 12. Expenses. Pledgor will upon demand pay to Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and the reasonable fees and expenses of any experts and agents which Collateral Agent may incur in connection with (i) the collection of the Secured Obligations, (ii) the enforcement and administration of this Agreement, (iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iv) the exercise or enforcement of any of the rights of Collateral Agent or any Secured Party hereunder or (v) the failure by Pledgor to perform or observe any of the provisions hereof. All amounts payable by Pledgor under this Section 12 shall be due within ten Business Days after demand and shall be part of the Secured Obligations. Pledgor's obligations under this Section 12 shall survive the termination of this Agreement and the discharge of Pledgor's other obligations hereunder.

            Section 13. No Waiver; Cumulative Remedies. (a) No failure on the part of Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

            (b) In the event Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to Collateral Agent, then and in every such case, Pledgor, Collateral Agent and each Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of Collateral Agent and the Secured Parties shall continue as if no such proceeding had been instituted.

            Section 14. Collateral Agent. Collateral Agent has been appointed as collateral agent pursuant to the Credit Agreement. The actions of Collateral Agent hereunder are subject to the provisions of the Credit Agreement. Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Pledged Collateral), in accordance with this Agreement and the Credit Agreement. Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent.

            Section 15. Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. If Pledgor shall fail to do any act or thing that it has covenanted to do hereunder or if any warranty on the part of Pledgor contained herein shall be breached, Collateral Agent or any Secured Party may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may, following five Business Days' prior written notice to Pledgor of its intention to do so, expend funds for such purpose. Any and all amounts so expended by Collateral Agent or such Secured Party shall be paid by Pledgor within ten Business Days after demand therefor, with interest at the highest rate then in effect under the Credit Agreement during the period from and including the date on which such funds were so expended to the date of repayment. Pledgor's obligations under this Section 15 shall survive the termination of this Agreement and the discharge of Pledgor's other obligations under this Agreement, the Credit Agreement, any Interest Rate Agreement and the other Credit Documents. Pledgor hereby appoints Collateral Agent its attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, or otherwise, from time to time in Collateral Agent's reasonable discretion to take any action and to execute any instrument consistent with the terms of this Agreement and the other Credit Documents which Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

            Section 16. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, nor consent to any departure by Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by Collateral Agent. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by Pledgor from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other Credit Document, no notice to or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances.

            Section 17. Termination; Release. When all the Secured Obligations have been paid in full and the Commitments of the Banks to make any Loan or to issue any Letter of Credit under the Credit Agreement shall have expired or been sooner terminated, this Agreement shall terminate.
Upon termination of this Agreement or any release of Pledged Collateral in accordance with the provisions of the Credit Agreement, Collateral Agent shall, upon the request and at the sole cost and expense of Pledgor, forthwith assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by Collateral Agent, such of the Pledged Collateral to be released (in the case of a release) as may be in possession of Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other
Pledged Collateral, proper instruments (including UCC termination statements on Form UCC-3) acknowledging the termination of this Agreement or the release of such Pledged Collateral, as the case may be.

            Section 18. Definitions. The following terms shall have the following meanings. All such definitions shall be equally applicable to the singular and plural forms of the terms defined.

            "Contracts" shall mean all right, title and interest of Pledgor in, to and under, or derived from, any and all sale, service, performance and equipment lease contracts, agreements and grants (whether written or oral), and any other contract (whether written or oral) between Pledgor and third parties.

            "Documents" shall have the meaning assigned to that term under the UCC.

            "Equipment" shall mean "equipment", as such term is defined in the UCC.

            "Instrument" shall have the meaning assigned that term under the UCC.

            "Intangibles" shall mean "general intangibles", as such term is defined in the UCC.

            "Insurance Policies" shall mean all insurance policies held by Pledgor or naming Pledgor as insured, additional insured or loss payee (including, without limitation, casualty insurance, liability insurance, property insurance and business interruption insurance) and all such insurance policies entered into after the date hereof other than insurance policies (or certificates of insurance evidencing such insurance policies) relating to health and welfare insurance and life insurance policies in which Pledgor is not named as beneficiary (i.e., insurance policies that are not "Key Man" insurance policies).

            "Inventory" shall mean, all "inventory", as such term is defined in the UCC.

            "Pension Plan Reversions" shall mean Pledgor's right to receive the surplus funds, if any, which are payable to Pledgor following the termination of any employee pension plan and the satisfaction of all liabilities of participants and beneficiaries under such plan in accordance with applicable law.

            "Proceeds" shall mean all "proceeds", as such term is defined in the UCC or under other relevant law.

            "Receivables" shall mean all of Pledgor's rights to payment for goods sold or leased or services performed by Pledgor or any other party, whether now in existence or arising from time to time hereafter, including any "account", as such term is defined in the UCC, and all rights evidenced by an account, contract, security agreement, chattel paper, or other evidence of indebtedness or security together with (i) all security pledged, assigned, hypothecated or granted to or held by Pledgor to secure the foregoing, (ii) general intangibles arising out of Pledgor's rights in any goods, the sale of which gave rise thereto, (iii) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (iv) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, and (v) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers.

            Section 19. Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner set forth in the Credit Agreement, as to either party, addressed to it at the address set forth in the Credit Agreement or at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 19; provided that notices to Collateral Agent shall not be effective until received by Collateral Agent.

            Section 20. Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged
Collateral and shall (i) be binding upon Pledgor, its successors and assigns and (ii) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns;
no other Persons (including, without limitation, any other creditor of Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Bank may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other
Person shall
thereupon become vested with all the benefits in respect thereof granted to such Bank, herein or otherwise, subject however, to the provisions of the Credit Agreement and any applicable Interest Rate Agreement.

            Section 21. GOVERNING LAW; TERMS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

            Section 22.  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.
(a) Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, Pledgor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Pledgor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Pledgor at its address for notices pursuant to the Credit Agreement, such service to become effective 30 days after such mailing. Pledgor hereby irrevocably appoints CT Corporation System having an address at 1633 Broadway, New York, New York 10019 and such other persons as may hereafter be selected by Borrower irrevocably agreeing in writing to serve as its agent for service of process in respect of any such action or proceeding. Nothing herein shall affect the right of Collateral Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Pledgor in any other jurisdiction.

            (b) Pledgor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            Section 23. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            Section 24. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

            Section 25. Headings. The Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

            Section 26. Obligations Absolute. All obligations of Pledgor hereunder shall be absolute and unconditional irrespective of:

            (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of either of Pledgor or any other Credit Party;


           (ii) any lack of validity or enforceability of the Credit Agreement, any Interest Rate Agreement, any Letter of Credit or any other Credit Document, or any other agreement or instrument relating thereto;

          (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any Interest Rate Agreement, any Letter of Credit or any other Credit Document, or any other agreement or instrument relating thereto;

           (iv) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

            (v) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this Agreement, any Interest Rate Agreement or any other Credit Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 16 hereof; or

           (vi) any other circumstance or happening whatsoever that is similar to any of the foregoing.

            Section 27.  Collateral Agent's Right to Sever Indebtedness.
(a) Pledgor acknowledges that (i) the Pledged Collateral does not constitute the sole source of security for the payment and performance of the Secured Obligations and that the Secured Obligations are also secured by other types of property of Pledgor and its Affiliates in other jurisdictions (all such property, collectively, the "Collateral"), (ii) the number of such jurisdictions and the nature of the transaction of which this instrument is a part are such that it would have been impracticable for the parties to allocate to each item of Collateral a specific loan amount and to execute in respect of such item a separate credit agreement, and (iii) Pledgor intends that Collateral Agent have the same rights with respect to the Pledged Collateral, in any judicial proceeding relating to the exercise of any right or remedy hereunder or otherwise, that Collateral Agent would have had if each item of Collateral had been pledged or encumbered pursuant to a separate credit agreement and security instrument.
In furtherance of such intent, Pledgor agrees to the greatest extent permitted by law that Collateral Agent may at any time by notice (an
"Allocation Notice") to Pledgor allocate a portion of the Secured
Obligations (the "Allocated Indebtedness") to all or a specified portion of the Pledged Collateral and sever from the remaining Secured Obligations the Allocated Indebtedness. From and after the giving of an Allocation Notice with respect to any of the Pledged Collateral, the Secured Obligations hereunder shall be limited to the extent set forth in the Allocation Notice and (as so limited) shall, for all purposes, be construed as a separate credit obligation of Pledgor unrelated to the other transactions contemplated by the Credit Agreement, any Interest Rate Agreement, any other Credit Document or any document related to any thereof. To the extent that the proceeds of any judicial proceeding relating to the exercise of any right or remedy hereunder of the Pledged Collateral shall exceed the Allocated Indebtedness, such proceeds shall belong to Pledgor and shall not be available hereunder to satisfy any Secured Obligations of Pledgor other than the Allocated Indebtedness.

In any action or proceeding to exercise any right or remedy under this Agreement which is commenced after the giving by Collateral Agent of an Allocation Notice, the Allocation Notice shall be conclusive proof of the limits of the Secured Obligations hereby secured, and Pledgor may introduce, by way of defense or counterclaim, evidence thereof in any such action or proceeding. Notwithstanding any provision of this Section 27, the proceeds received by Collateral Agent pursuant to this Agreement shall be applied by Collateral Agent in accordance with the provisions of Section 11 hereof.

            (b) Pledgor hereby waives to the greatest extent permitted under law the right to a discharge of any of the Secured Obligations under any statute or rule of law now or hereafter in effect which provides that the exercise of any particular right or remedy as provided for herein (by judicial proceedings or otherwise) constitutes the exclusive means for satisfaction of the Secured Obligations or which makes unavailable any further judgment or any other right or remedy provided for herein because Collateral Agent elected to proceed with the exercise of such initial right or remedy or because of any failure by Collateral Agent to comply with laws that prescribe conditions to the entitlement to such subsequent judgment or the availability of such subsequent right or remedy. In the event that, notwithstanding the foregoing waiver, any court shall for any reason hold that such subsequent judgment or action is not available to Collateral Agent, Pledgor shall not (i) introduce in any other jurisdiction any judgment so holding as a defense to enforcement against Pledgor of any remedy in the Credit Agreement, any Interest Rate Agreement or any other Credit Document or (ii) seek to have such judgment recognized or entered in any other jurisdiction, and any such judgment shall in all events be limited in application only to the state or jurisdiction where rendered and only with respect to the collateral referred to in such judgment.

            (c) In the event any instrument in addition to the Allocation Notice is necessary to effectuate the provisions of this Section 27, including, without limitation, any amendment to this Agreement, any substitute promissory note or affidavit or certificate of any kind, Collateral Agent may execute and deliver such instrument as the attorney-in-fact of Pledgor. Such power of attorney is coupled with an interest and is irrevocable.

            (d) Notwithstanding anything set forth herein to the contrary, the provisions of this Section 27 shall be effective only to the maximum extent permitted by law.

            Section 28. Future Advances. This Agreement shall secure the payment of any amounts advanced from time to time pursuant to the Credit Agreement.

            Section 29. Borrower Intellectual Property Security Agreement. To the extent that the terms and provisions of this Agreement conflict with the terms and provisions of the Borrower Intellectual Property Security Agreement with respect to any Pledged Collateral (as such term is defined in the Borrower Intellectual Property Security Agreement), the terms and provisions of the Borrower Intellectual Property Security Agreement shall govern.

            IN WITNESS WHEREOF, Pledgor and Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

                              CARSON PRODUCTS COMPANY,
                                as Pledgor


                              By: ____________________________
                                  Name:
                                  Title:


                              BANQUE INDOSUEZ, NEW YORK BRANCH,
                                as Collateral Agent



                              By: ____________________________
                                  Name:
                                  Title:


                              By: ____________________________
                                  Name:
                                  Title:

                                        Schedule A


                                       PRIOR LIENS


            Secured Party   Location           Date       Number        Comment


            NONE

                                   Schedule B


                             LOCATION OF INVENTORY


64 Ross Road
Savannah, Georgia 31405

                                   Schedule C


                             LOCATION OF EQUIPMENT


64 Ross Road
Savannah, Georgia 31405

                                            Exhibit I-1 to the
                                            Credit Agreement


                 FORM OF NOTICE OF ASSIGNMENT

                                                         [DATE]
Banque Indosuez, New York Branch, as Agent
1211 Avenue of the Americas, 7th Floor
New York, New York  10036

Carson Products Company
65 Ross Road
Savannah, Georgia  31405

Attention:

     Re:  Credit Agreement dated as of October [  ],
          1996 among Carson Products Company, the
          Agent and the lending institutions
          named therein.

          1.   Reference is made to the above-referenced Credit
Agreement (herein the "Credit Agreement"); all terms defined in the Credit Agreement shall have the same meanings when used herein.

          2. [NAME OF ASSIGNOR] ("Assignor") has assigned its rights and obligations to [NAME OF ASSIGNEE] ("Assignee") with
respect to the aggregate amount of $          representing [a
pro rata assignment of each of the Commitments of Assignor] [an assignment of -- identify specific Commitments -- in such amounts as set forth on Annex I]1 (the "Assigned Interest").

          3. The Assignee hereby agrees to become party to, and be bound by each of the provisions of, the Credit Agreement as a "Bank," as defined in the Credit Agreement, with a Commitment as set forth in clause 2 above and agrees to assume all the obligations of the Assignor thereunder with respect to the Assigned Interest.

          4. Assignee hereby confirms, as to itself, that (i) it has received a copy of the Credit Agreement and such other information that it has deemed appropriate to make its own credit analysis and decision to purchase its assignment, (ii) it will independently and without reliance upon the Agent or any other Bank and based on such documents and other
_________________________
1 Utilize only first bracketed language unless assignee is purchasing an assignment with respect only to a specific Commitment, in which case utilize only second bracketed language.

information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iii) it has purchased its assignment without recourse or warranty to the Agent or any of the other Banks and that all such Persons have made no representations or warranties, and have no responsibility, to the Assignee with respect to any representation or warranty in the Credit Documents, or the legality, enforceability or sufficiency of any thereof, the financial condition of any Credit Party or the performance or non-performance of any Credit Party of any of its obligations or duties under the Credit Documents, and (iv) effective on the Assignment Effective Date (as defined in the Assignment and Assumption Agreement) Assignor shall be released from all of its obligations under the Credit Agreement and relating to Assignee's Share (as defined in the Assignment and Assumption Agreement) pursuant to the terms of the Credit Agreement.

            5. The Assignee's address for purposes of notices under the Credit Agreement is listed on Schedule I hereto.

            6. The recordation fee referred to in Section 11.04 of the Credit Agreement is delivered herewith to the Agent.

                                    Very truly yours,

                                    [NAME OF ASSIGNOR]

                                    By:
                                       ---------------------------

                                    [NAME OF ASSIGNEE]

                                    By:
                                       ---------------------------
ACCEPTED AND ACKNOWLEDGED:

BANQUE INDOSUEZ, NEW YORK BRANCH

By:
   ------------------------
Date:
      ---------------------

AGREED TO:

CARSON PRODUCTS COMPANY

By:
   ---------------------

Date:
     -------------------

                                                                    ANNEX I

                         NOTICE OF ASSIGNMENT



Re:  Carson Products Company Credit Agreement
Assignee:
Assignor:
Commitment:


                       Assignee's Commitment Component

                                       Revolving       A Term         B Term
                                       Loan             Loan           Loan
                                       Commitment    Commitment     Commitment

Dollar Amount . . . . . . . . . . .    $             $              $

Commitment component as a
Percentage of relevant portion
of Loan Facility* . . . . . . . . .            %             %              %


__________________
*  expressed to ten decimals.


Payment Instructions
for Assignee:
            ______________________

            ______________________

            ______________________


Notice Instructions
for Assignee:
            ______________________

            ______________________

            ______________________

                                             Exhibit I-2 to the
                                             Credit Agreement


          FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT


          ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Assignment
Agreement") dated as of       , 19   among
("Assignor") and                    ("Assignee").  All
capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit
Agreement (as defined below).

                     W I T N E S S E T H :

          WHEREAS, Assignor is a party to a Credit Agreement, dated as of October [ ], 1996 (as amended, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof in effect, the "Credit
Agreement"), by and among Carson Products Company (the
"Borrower") and the various financial institutions party thereto;

          WHEREAS, from and after the Assignment Effective Date (as defined below) the Assignee shall be deemed a "Bank," as defined in the Credit Agreement, for all purposes under the Credit Agreement and shall benefit from all of the rights and obligations of a "Bank" under the Credit Agreement;

          WHEREAS, Assignor initially had a $      Revolving
Loan Commitment under the Credit Agreement pursuant to which Assignor may have made, or may from time to time be required to make, to the Borrower, Revolving Loans or issue on the Borrower's behalf, Letters of Credit; and

          WHEREAS, Assignor and Assignee wish Assignor to assign to Assignee its rights and obligations under the Credit Agreement with respect to all or a portion of its Revolving Loan Commitment under the Credit Agreement (collectively, "Assignor's Commitment") and of any outstanding A Term Loans, B Term Loans and Revolving Loans (collectively, the "Loans");

          NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

          1.   Assignment

          Effective on the Assignment Effective Date, Assignor hereby assigns to Assignee, without recourse, or representation or warranty (other than as expressly provided herein), that portion described on Annex I hereto as the Assignee's share ("Assignee's Share") of all of Assignor's rights, title and interest arising under the Credit Agreement relating to Assignor's Commitment including, without limitation, all rights with respect to the Loans attributable to Assignee's Share (in each case without giving effect to any assignments or participations thereof by the Assignor). The dollar amount of Assignee's Share is listed on Annex I hereto.

            2.    Assumption

            Effective on the Assignment Effective Date, Assignee hereby assumes from Assignor all of Assignor's obligations arising under the Credit Agreement relating to Assignee's Share and of any outstanding Loans attributable to Assignee's Share. It is the intent of the parties hereto that effective on the Assignment Effective Date Assignor shall be released from all of its obligations under the Credit Agreement relating to Assignee's Share pursuant to the terms of the Credit Agreement.

            3.    Effectiveness

            This Assignment Agreement shall become effective five Business Days after the date (the "Assignment Effective Date") on which Assignor and Assignee (whether the same or different copies) shall have signed and delivered to the Agent a written notice of the assignment in the form of Exhibit I-1 to the Credit Agreement (the "Notice of Assignment") and the Agent and the Borrower shall have agreed thereto, and the Assignor shall have delivered the recordation fee referred to in Section 11.04 of the Credit Agreement, if required.

            4.    Payment of Interest and Fees to Assignee

            (a) Interest is payable by the Borrower in respect of the Assigned Share of the Loans at the rates set forth in
Section 1.08 of the Credit Agreement and Commitment Commission is payable by the Borrower in respect of the Assigned Share of the Unutilized Commitment at the rate set forth in Section 2.03 of the Credit Agreement.

            (b) It is agreed that Assignee shall be entitled to all interest on any Loan attributable to Assignee's Share and all Commitment Commission attributable to Assignee's Share, which, in each case, accrues on and after the Assignment
Effective Date and such interest and Commitment Commission shall be paid directly to the Assignee by the Borrower as set forth in clause (a) above.

            (c) Notwithstanding anything to the contrary contained in this Assignment Agreement, if and when Assignor receives or collects any payment of interest on any Loan attributable to Assignee's Share or any payment of Commitment Commission attributable to Assignee's Share which, in any such case, is required to be paid to Assignee pursuant to clauses
(a) and (b) above, Assignor shall distribute to Assignee such payment.

            (d) Notwithstanding anything to the contrary contained in this Assignment Agreement, if and when Assignee receives or collects any payment of interest on any Loan or any payment of Commitment Commission which in any such case is required to be paid to Assignor pursuant to clauses (a) and (b) above, Assignee shall distribute to Assignor such payment.

            (e) To the extent payments of funds payable to Assignee under clause (c) above or to Assignor under clause (d) above, as the case may be, are not made within two Business Days of receipt, each of the Assignee or Assignor, as the case may be, shall be entitled to recover such amount together with interest thereon at the Federal Funds Rate per annum accruing from the date of receipt of such funds by the other party.

            (f) The Agent by acceptance of the Notice of Assignment consents to the assignments described above and agrees to make payments in respect of interest and Commitment
Commission as described in clause (a) above.

            5.    Payments on Assignment Effective Date

            (a) In consideration of the assignment by Assignor to Assignee of Assignee's Share and the Loans attributable to Assignee's Share as set forth above, (i) Assignee agrees to pay to Assignor on the Assignment Effective Date an amount in U.S. Dollars which represents the principal amount of the Loans attributable to Assignee's Share made by Assignor pursuant to the Credit Agreement and outstanding on the Assignment Effective Date and (ii) Assignor agrees to pay to Assignee the assignment fee (if any) specified in Annex I hereto on the Assignment Effective Date.

            (b) The Agent shall have received, along with the Notice of Assignment, a recordation fee of $2500 if required pursuant to Section 11.04 of the Credit Agreement.

            6.    Representations and Warranties

            (a) Each of Assignor and Assignee represents and warrants to the other party as follows:

            (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment Agreement;


           (ii) the making and performance by it of this Assignment Agreement and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation of the jurisdiction of its incorporation or any other law or regulation applicable to it;

          (iii) this Assignment Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; and

           (iv) all approvals, authorizations, or other actions by, or filing with, any governmental authority necessary for the validity or enforceability of its obligations under this Assignment Agreement have been obtained.

            (b) Assignor represents and warrants to Assignee that Assignor owns the Commitment and the Loans that are the subject of this Assignment Agreement and that Assignee's Share and the Loans attributable to Assignee's Share are subject to no liens or security interests created by Assignor.

            (c) Assignee represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Credit Parties (as defined below) in connection with the making of the Loans and the assignment of Assignee's Share and of the Loans attributable to Assignee's Share to Assignee hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Credit Parties.

            (d) Assignee represents and warrants that it has entered into a confidentiality agreement with Assignor pursuant to Section 11.04 of the Credit Agreement, and such confidentiality agreement remains in full force and effect as of the date hereof.

            7.    Expenses

            Assignor and Assignee agree that each party shall bear its own expenses in connection with the preparation and execution of this Assignment Agreement.

            8.    Miscellaneous

            (a) Assignor shall not be responsible to Assignee for the execution (by any party other than Assignor), effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of the Credit Agreement or any of the agreements, documents or instruments referred to therein (collectively, the "Documents") or for any representations, warranties, recitals or statements made therein or in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents made or furnished or made available by Assignor to Assignee or by or on behalf of the Borrower or any other person obligated under the Documents (collectively, the "Credit Parties") to Assignor or Assignee in connection with the Documents and the transactions contemplated thereby. Assignor shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any default or event of default under the Documents.

            (b) Assignor shall have no duty or responsibility either initially or on a continuing basis to make any investigation of the financial condition and affairs of the Credit Parties in connection with the making of the Loans and the assignment of Assignee's Share and the Loans attributable to Assignee's Share to Assignee hereunder or to provide Assignee with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter and shall further have no responsibility with respect to the accuracy of, or the completeness of, any information provided to Assignee, whether by Assignor or by or on behalf of any Credit Party.

            (c) The Assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

            (d) THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE
STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS
OF LAW.

            (e)   No term or provision of this Assignment
Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the parties to this Assignment Agreement.

            (f) This Assignment Agreement may be executed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

            (g) Assignor may at any time or from time to time grant to others assignments or participations in Assignor's
Commitment or the Loans but not in the portions thereof assigned to Assignee pursuant to this Assignment Agreement.


            (h) All payments hereunder or in connection herewith shall be made in U.S. Dollars and in immediately available funds, if payable to Assignor, to the account of Assignor at its office as designated in Annex I hereto, and, if payable to Assignee, to the account of Assignee, as designated in Annex I hereto. The address of the Assignee for notice purposes under the Credit Agreement shall be as set forth in Annex I hereto.

            (i) This Assignment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither Assignee nor Assignor may assign or transfer any of its rights or obligations under this Assignment Agreement without the prior consent of the other party. The preceding sentence shall not limit the right of the Assignee to assign all or part of Assignee's Share and any outstanding Loans attributable to Assignee's Share in the manner contemplated by the Credit
Agreement or to any affiliate of the Assignee.

            (j) All representations and warranties made herein and indemnities provided for herein shall survive the consummation of the transactions contemplated hereby.

            (k) It is agreed that except as may be required by law, the parties hereto will not disclose the existence of any term of this Assignment Agreement to the Borrower or any other person or entity; provided that disclosure may be made to any regulatory authority having or asserting jurisdiction upon request or to any representative of each party (including without limitation attorneys and accountants) who needs to know of such information.

            (l)   In case any provision in this Assignment
Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

            IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement as of the date first above written.

                                    [NAME OF ASSIGNOR]

                                    By
                                      ------------------------------
                                      Title:
                                      Date:


                                    [NAME OF ASSIGNEE]

                                    By
                                      ------------------------------
                                      Title:

                                  ANNEX I
                                    to
                           Assignment Agreement



1.    Borrower:                     Carson Products Company

2.    Date of Credit Agreement:     October [  ], 1996

3.    Assignor:

4.    Assignee:

5.    Date of Assignment Agreement:               , 19


6.    Assignee's Share:                                           Revolving
                                 A Term Loan       B Term Loan    Loan
                                 Commitment_       Commitment     Commitment

      (a)   Total Commitment
            (in         )          $               $                $

      (b)   Assignee's
            Assigned
            Percentage                  %                %               %

      (c)   Assigned Amount        $                 $              $

7.    Commitment Commission:

      (i)   Commitment
            Commission

8.    Interest Rates:

      (i)   Base Rate Loan       Base Rate*

      (ii)  Reserve Adjusted     Eurodollar Rate*
            Eurodollar Loan

_________________________
* Plus the applicable margins described in the definition of Interest Margin in the Credit Agreement.

9.    Payment Instructions:

      Assignor: __________________

                __________________

                __________________


      Assignee: __________________

                __________________

                __________________

10.   Assignee's Notice
      Instructions

                __________________

                __________________

                __________________


Accepted and Agreed:
[NAME OF ASSIGNOR]               [NAME OF ASSIGNEE]

_______________________          _______________________


By:____________________          By:____________________

   ____________________             ____________________
      (Title)                          (Title)

                                             Exhibit J to the
                                             Credit Agreement


                  FORM OF NOTICE OF BORROWING


          Pursuant to that certain Credit Agreement dated as of October [ ], 1996 (as amended, amended and restated, supplemented or other wise modified from time to time in accordance with the terms thereof in effect) (the "Credit Agreement") among Carson Products Company, the Banks named therein, and Banque Indosuez, New York Branch, as Agent ("Agent"), this represents the Borrower's request to borrow on
           , 19   from the Banks on a pro rata basis $
as [Base Rate/Reserve Adjusted Eurodollar [A Term/B Term/Revolving Loans.]] [The Interest Period for such Reserve Adjusted Eurodollar Loan is requested to be a period.] The proceeds of such Loans are to be deposited in the Borrower's account with Banque Indosuez, New York Branch, as Agent.

          The undersigned officer on behalf of the Borrower, to the best of his knowledge, after due inquiry, and the Borrower certify that (i) the representations and warranties contained in the Credit Agreement and the other Credit Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent that the same expressly are made only as of a different date; and (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement or will result from the proposed borrowing. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.


DATED: __________________

                              CARSON PRODUCTS COMPANY


                              By:
                                 --------------------------
                                 Name:
                                 Title:

                                             Exhibit K to the
                                             Credit Agreement



            FORM OF NOTICE OF CONVERSION/CONTINUATION



          Pursuant to that certain Credit Agreement dated as of October [ ], 1996 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof in effect) (the "Credit Agreement") among Carson Products Company (the "Borrower"), the Banks named therein, and Banque Indosuez, New York Branch, as Agent, this represents [the Borrower's request [A: to convert
$          in principal amount of presently outstanding [Base
Rate/Reserve Adjusted Eurodollar [A Term/B Term/Revolving]] Loans
to [Base Rate/Reserve Adjusted Eurodollar] Loans on          ,
19  .]  [B:  to continue as Reserve Adjusted Eurodollar [A Term/B
Term/Revolving] Loans $          in principal amount of presently
outstanding Reserve Adjusted Eurodollar Loans.] [The Interest Period for such Reserve Adjusted Eurodollar Loans commencing on such Interest Payment Date is requested to be a period.]

          The undersigned officer, to the best of his knowledge, after due inquiry, and the Borrower certify that no Default or Event of Default has occurred and is continuing under the Credit Agreement. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.


DATED: __________________

                              CARSON PRODUCTS COMPANY


                              By:
                                 -------------------------
                                 Name:
                                 Title:

                                               Exhibit L to the
                                               Credit Agreement



            FORM OF OFFICER'S SOLVENCY CERTIFICATE


                                                         , 1996

Banque Indosuez, New York Branch
1211 Avenue of the Americas, 7th Floor
New York, New York  10036
  and
The Banks Party to the Credit
  Agreement Referenced Below

Ladies and Gentlemen:

          Pursuant to Section 4.01(H) of the Credit Agreement dated as of October [ ], 1996 (the "Credit Agreement") among Carson Products Company, a Delaware corporation (the "Bor-rower"), the banks listed therein, and Banque Indosuez, New
York Branch, as Agent (the "Agent"), I,                  ,
hereby certify on behalf of the Borrower as follows (unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement):

          129. I have reviewed and participated in the prepara-tion of the financial projections prepared by management of the Borrower and delivered to the Agent (the "Projected Financial Statements"). All assumptions with respect to the Projected Financial Statements are set forth therein and the Projected good faith estimation of future performance of the Borrower. The assumptions on which the Projected Financial Statements are based are reasonable and are based on the best information available, although any assumption and any forecast by neces-sity involve uncertainty and approximation.

 2.  For purposes of delivering this certificate, I have:

          (a) consulted with other officers of the Borrower responsible for financial and accounting functions concerning contingent liabilities other than those related to litigation;
and

            (b) made such other investigation and inquiries as I have deemed appropriate.

            3. Based upon the foregoing (including the Projected Financial Statements), I have concluded that, as of the date hereof, after giving effect to the Refinancing and the incurrence of the Loans by the Borrower in an amount equal to the sum of the Total Term Loan Commitments and Total Revolving Loan Commitments and the grant of the security interests in the Collateral (the "Transaction"):

            (a) each of the Fair Value and Present Fair Saleable Value of the assets of the Borrower exceeds its stated liabilities and identified contingent liabilities;

            (b) each of the Fair Value and Present Fair Saleable Value of the assets of the Borrower exceeds the probable liability on its debts (including identified contingent liabilities) as such debts become absolute and mature;

            (c) the Borrower will be able to pay its debts as they mature; and

            (d) the Borrower will not have unreasonably small capital for the business in which it is engaged and is proposed to be engaged following the consummation of the Refinancing.

            4. For purposes of this letter, the terms below have been agreed upon by you to have the following definitions:

            (a)   "Fair Value"

            The amount at which an entity's aggregate assets would change hands between a willing buyer and a willing seller, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act, with equity to both.

            (b)   "Present Fair Saleable Value"

            The amount that may be realized if an entity's aggregate assets are sold with reasonable promptness in an arm's-length transaction under present conditions for the sale of comparable business enterprises.

            (c)   "will be able to pay its debts as they mature"

            That, as of the date hereof, both immediately before and after giving effect to the Refinancing, the Fair Value and Present Fair Saleable Value of such entity's aggregate assets would exceed its stated liabilities and identified contingent liabilities, the Fair Value and Present Fair Saleable Value of its current assets would exceed its current stated liabilities and current identified contingent liabilities, and such entity would have a positive cash flow for the period from the date hereof to
          , 200 , including (after giving effect to) the payment of installments due under loans made pursuant to the indebtedness incurred in the Refinancing as such installments are scheduled at the close of the Refinancing, and including funds available under the entities' revolving credit facilities.

            5. To the best of my knowledge, no Credit Party is entering into the arrangements contemplated by the Credit Agreement or the other Credit Documents or intends to make any transfer or incur any obligations thereunder, with actual intent to hinder, delay or defraud either present or future creditors.

            6. To the best of my knowledge, no Credit Party intends to incur, or believes, that such Credit Party will incur, debts beyond such Credit Party's ability to pay as they become due.

                                      - 4




            This Certificate is being delivered by the undersigned only in his capacity as an officer of the Borrower and not individually. The undersigned shall have no liability in connection herewith so long as this Certificate is true and correct to the best of his knowledge, after due inquiry, as of the date hereof.

                                    CARSON PRODUCTS COMPANY


                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:

                                             Exhibit M to the
                                             Credit Agreement

                  BORROWING BASE CERTIFICATE
        Computation of Availability as of ___[date]___


ACCOUNTS RECEIVABLE

Gross accounts receivable per aging
  (as of last month-end)

  Credits, returns, discounts, claims, credits, charges, rebates, offsets and allowances not yet booked
  Other adjustments

Sub-total                                              _______

Ineligibles and Deductions:

  Borrower does not have legal and valid title
  Unenforceable obligations of account debtor
  Intercompany Invoices
  61 day or less invoices past due over 91 days
  $ value of all invoices providing for payment more than 60 days from invoice, other than those which are not past due over 30 days and which, in the aggregate, do not exceed
    7>% of all Eligible Accounts of Borrower and its Sub-sidiaries then outstanding
  Accounts from same account debtor exceeding
    20% in face value of all Accounts of
    Borrower and its Subsidiaries then outstanding
  Accounts payable to account debtors
  Accounts from account debtors in bankruptcy
  No first priority lien
  Contingent sales
  Accounts from account debtors for whom
    more than 50% of accounts are ineligible
  Foreign Government invoices
  U.S. Government invoices, other than those which (i) together with all other U.S. Government invoices, do not exceed 7>% of all other Eligible Accounts of the Borrower or its Subsidiaries then outstanding or (ii) are assigned to the Agent
  Foreign invoices, unless on letter of credit, guaranty or acceptance terms and not exceeding $500,000 at any time outstanding
  Insecure Accounts
  Accounts for undelivered goods
  Non-complying Accounts

  Other reserves and deductions

Total Ineligibles/Deductions                                      _______

Eligible Accounts Receivable                                      _______

Accounts Receivable Advance Rate                                      80%

Available Accounts Receivable                                     _______

INVENTORY

Finished Goods (as of last month-end)
Work-in-Process (as of last month-end)
Raw Materials (as of last month-end)

Total Inventory before Ineligibles and Deductions                 _______

Ineligibles and Deductions:

  Returns and Rejections
  Obsolete and slow moving goods
  Reserve for special order goods and market value declines
  Other reserves and deductions

Total Ineligibles/Deductions                                      _______

Eligible Inventory                                                _______

Inventory Advance Rate                                                50%

Available Inventory                                               _______

Borrowing Base
  (Available Inventory
    plus Available Accounts
    Receivable)

Total Availability
  Less:  Outstanding Revolving Loans


NET AVAILABILITY                                                  _______

                                               Exhibit N to the
                                               Credit Agreement



                 FORM OF OFFICERS' CERTIFICATE
                REGARDING ENVIRONMENTAL REVIEW


          This Certificate is delivered pursuant to Section 4.01(B) of the Credit Agreement dated as of October [ ], 1996 (the "Credit Agreement") among Carson Products Company, a Delaware corporation (the "Borrower"), the lenders listed therein and Banque Indosuez, New York Branch, as Agent (the "Agent"). Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

          We, the undersigned, hereby certify that
               is the           of the Borrower, and
               is the           of the Borrower, and that to
the best of our knowledge:

          1. After giving effect to the Refinancing, the Borrower is in compliance with all Environmental Laws to the extent contemplated by Sections 5.22 and 5.23 of the Credit
Agreement; and

          2. All information including any and all memoranda and reports furnished to the Agent through its attorneys Cahill Gordon & Reindel, by or on behalf of the Borrower is true and accurate in all material respects nor did the Borrower withhold any material information from the Agent.

          We have read all relevant environmental materials including the information referenced above and have read the Credit Agreement and made all other investigations and examinations that we deem necessary to make the foregoing certifications.

          This Certificate is being delivered by the undersigned only in their capacities as officers of the Borrower and the undersigned shall have no personal liability in connection herewith, it being understood that none of the undersigned has any greater knowledge with respect to the statements made herein in his personal capacity than in his capacity as an officer.

            IN WITNESS WHEREOF, each of the undersigned has
caused this Certificate to be duly executed and delivered on
this    day of         , 1996.


                                    _______________________________
                                    Name:
                                    Title:         of
                                            Carson Products Company


                                    _______________________________
                                    Name:
                                    Title:         of
                                            Carson Products Company

                                                 Exhibit Q to the
                                                 Credit Agreement


               Form of Non-U.S. Lender Certificate


          Reference is hereby made to the Credit Agreement (the "Credit Agreement"), dated as of October [ ], 1996, among Carson Products Company, a Delaware corporation ("Borrower"), Banque Indosuez, New York Branch, as Agent, and the lenders listed therein. Pursuant to the provisions of Section 3.04(c) of the Credit Agreement, the undersigned hereby certifies (i) that it is not a bank described in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) that it is not a 10-percent shareholder, as described in Section 881(c)(3)(B) of the Code, of the Borrower; (iii) that it is not a controlled foreign corporation described in Section 881(c)(3)(C) of the Code; and (iv) that it is entitled to receive payments of interest without deduction or withholding of any United States federal income tax pursuant to Section 881(c)(1) of the Code.

                              [NAME OF FOREIGN BANK]

                              By:
                                  --------------------------
                                  Name:
                                  Title:

                              Date:
                                    -------------------------

                                            Exhibit R to the
                                            Credit Agreement


                 FORM OF SUBSIDIARY GUARANTEE


          GUARANTEE, dated as of           , 199_
("Guarantee"), by [NAME OF SUBSIDIARY], a [        ]
corporation ("Guarantor"), in favor and for the benefit of the Banks under the Credit Agreement (each as hereinafter defined).


                       R E C I T A L S:

          A. Pursuant to a certain credit agreement dated as of October [ ], 1996 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof in effect, the "Credit Agreement"; capitalized terms not defined herein have the meanings ascribed to them in the Credit Agreement) by and among Carson Products Company (the "Borrower"), the lending institutions identified therein (collectively, the "Banks") and Banque Indosuez, New York Branch, as agent (the "Agent"), the Banks have agreed to make certain Loans to the Borrower and to issue Letters of Credit for the accounts of the Borrower.

          B. It is a requirement under Section 6.16 of the Credit Agreement that the Guarantor shall execute and deliver this Guarantee and that this Guarantee shall be in full force and effect.

          C. This Guarantee is given by the Guarantor in favor of the Banks to guarantee all of the Obligations of the Borrower in accordance with the terms of the Credit Agreement.

          NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees as follows:

          1. Guarantee. (a) To induce the Banks to make the Loans and to issue the Letters of Credit upon the terms and conditions set forth in the Credit Agreement, and in consideration thereof, the Guarantor hereby unconditionally and irrevocably (i) guarantees to the Banks and their respective successors, transferees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) and at all times thereafter of the Obligations of the Borrower (including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, or similar provisions under the bankruptcy laws of foreign jurisdictions); and (ii) agrees to pay any and all reasonable expenses (including reasonable attorneys' fees and disbursements) which may be paid or incurred by the Banks, the Agent or Collateral Agent in enforcing any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee provided, that this Guarantee is limited as set forth in Section 5 hereof (as so limited, collectively, the "Guaranteed Obligations").

            (b) The Guarantor agrees that this Guarantee constitutes a guarantee of payment when due and not of collection and waives any right to require that any resort be had by the Collateral Agent, the Agent or any Bank to any of the security held for payment of any of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Agent, the Collateral Agent or any Bank in favor of the Borrower or any other Person.

            (c) No payment or payments made by the Borrower or any other Person or received or collected by the Banks (or the Collateral Agent or Agent on behalf of the Banks) from any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made to the Banks (or the Collateral Agent or Agent on behalf of the Banks) by the Guarantor or payments received or collected by the Banks (or the Collateral Agent or Agent on behalf of the Banks) from the Guarantor, remain liable for the Guaranteed Obligations until the Guaranteed Obligations are indefeasibly paid in full in Cash or Cash Equivalents, subject to the provisions of Section 1(d) hereof.

            (d) The Guarantor understands, agrees and confirms that this is a guarantee of payment when due and not of collection and that each Bank may, from time to time, enforce this Guarantee up to the full amount of the Guaranteed Obligations owed to such Bank without proceeding against any other Credit Party, against any security for the Guaranteed Obligations, against any other guarantor or under any other guarantee covering the Guaranteed Obligations.

            2. Waiver by Guarantor. Until the payment and satisfaction in full of all Guaranteed Obligations and the expiration or termination of the Commitments and all Letters of Credit Usage of the Banks under the Credit Agreement, the Guarantor hereby waives absolutely and irrevocably any claim which it may have against the Borrower or any of their respective Affiliates by reason of any payment to the Agent,

Collateral Agent or any Bank, or to any other Person pursuant to or in respect of this Guarantee, including any claims by way of subrogation, contribution, reimbursement, indemnity or otherwise.

            3. Consent by Guarantor. The Guarantor hereby consents and agrees that, without the necessity of any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Guaranteed Obligations made by the Agent, the Collateral Agent or any Bank may be rescinded by the Banks (or the Agent or Collateral Agent on behalf of the Banks) and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Banks (or the Agent or the Collateral Agent on behalf of the Banks); and the Credit Agreement or any other Credit Document, or other guarantee or documents in connection therewith, or any of them, may be amended, modified, supplemented or terminated, in whole or in part, as the Banks (or the Agent or Collateral Agent on behalf of the Banks) may deem advisable from time to time; and any Guarantee (subject to Section 11.04 of the Credit Agreement) or right of offset or any Collateral may be sold, exchanged, waived, surrendered or released, all without the necessity of any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, which will remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. Neither the Banks nor the Agent or the Collateral Agent shall have any obligation to protect, secure, perfect or insure any Collateral or property at any time held as security for the Guaranteed Obligations (other than the exercise of reasonable care in the custody and preservation of collateral as provided in any of the Credit

Documents). When making any demand hereunder against the Guarantor, the Agent, the Collateral Agent or the Banks may, but shall be under no obligation to, make a similar demand on any other Credit Party or any such other guarantor, and any failure by the Agent, the Collateral Agent or the Banks to make any such demand or to collect any payments from such other Credit Party or any such other guarantor or any release of such other Credit Party or any such other guarantor or of the Guarantor's obligations or liabilities hereunder shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Banks against the Guarantor hereunder. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

            4. Waivers; Successors and Assigns. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Banks upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Guarantor and any other Credit Party, on the one hand, and the Banks, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or non-payment to or upon any Credit Party or the Guarantor with respect to the Guaranteed Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to the validity, regularity or enforceability of the Credit Agreement, the other Credit Documents, any of the Guaranteed Obligations or any guarantee therefor or right of offset with respect thereto at any time or from time to time held by the Banks and without regard to any defense (other than the defense of payment), set-off or counterclaim which may at any time be available to or be asserted by any Credit Party against the Banks, or by any other circumstance whatsoever (with or without notice to or knowledge of the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Guaranteed Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance, and the obligations and liabilities of the Guarantor hereunder shall not be conditioned or contingent upon the pursuit by the Banks or any other Person at any time of any right or remedy against any Credit Party or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Banks, and their respective successors, transferees and assigns (including each holder from time to time of Guaranteed Obligations), until all of the Guaranteed Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by indefeasible payment in full in cash or cash equivalents, notwithstanding that from time to time during the term of the Credit Agreement any Credit Party may be released from all of its Guaranteed Obligations thereunder.

            5. Limited Liability. Notwithstanding any contrary provision of this Agreement or the Credit Agreement, it is hereby expressly agreed that no partner, officer, employee, servant, controlling Person, executive, director, agent, authorized representative of affiliate (herein referred to as "operatives") of any of the Guarantor, DNL Group, L.L.C. or DNL Partners, Limited Partnership (collectively, the "Guarantor and Equity Entities") shall be personally liable for payments due under this Agreement for the performance of any obligation hereunder. Nothing contained in this Section shall prevent the Banks, or the Agent or the Collateral Agent on behalf of the Banks, from exercising any rights or remedies against the Borrower or its Subsidiaries, the Mortgaged Real Property or the Pledged Collateral pursuant to the Credit Agreement, the Security Documents or this Agreement.

            6. Effectiveness; Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Banks upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Credit Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Credit Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

            7. Payments of Guaranteed Obligations. The Guarantor hereby guarantees that the Guaranteed Obligations will be paid for the ratable benefit of the Banks without set-off or counterclaim in lawful currency of the United States of America at the office of Agent located at 1211 Avenue of the Americas,

7th Floor, New York, New York 10036. The Guarantor shall make any payments required hereunder upon receipt of written notice thereof from the Agent or Collateral Agent or any Bank; provided, however, that the failure of the Agent or Collateral Agent or any Bank to give such notice shall not affect the Guarantor's obligations hereunder.

            8. Representations and Warranties. To induce the Banks to enter into the Credit Agreement and to make the Loans thereunder and to issue the Letters of Credit, the Guarantor represents and warrants to each Bank that the following statements are true, correct and complete on and as of the date hereof:

            A. Organization and Powers. The Guarantor is a duly organized, validly existing corporation in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and currently proposes to engage. The Guarantor has duly qualified and is authorized to do business and is in good standing in all jurisdictions in which the conduct of its business or the ownership of its properties requires such qualification, except where the failure to be so qualified would not have a Materially Adverse Effect. The Guarantor has all requisite governmental licenses, authorizations, consents and approvals to own and carry on its business as now conducted and as presently contemplated to be conducted by the Guarantor, other than such licenses, authorizations, consents and approvals the failure to obtain which has not had and will not have a Materially Adverse Effect. The Guarantor has all corporate authority to enter into each of the Credit Documents to which it is or is to be a party and to carry out the transactions contemplated thereby and to execute and deliver this Guarantee.

            B. No Violations. Neither the execution, delivery or performance by the Guarantor of any of the Credit Documents to which it is a party, nor compliance with any of the terms and provisions thereof, nor the consummation of any of the transactions contemplated therein, nor the grant and perfection of the security interests pursuant to the Security Documents will (a) contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority, (b) conflict or be inconsistent with or result in a breach of, any of the terms, covenants, conditions or provisions of, or constitute (with notice or lapse of time or both) a default under any material contractual obligation of the Guarantor or any of its Subsidiaries, or (other than as contemplated by the Security Documents) result in the creation or imposition of (or the obligation to create or impose), any Lien upon any of the property or assets of the Guarantor or any of its Subsidiaries pursuant to any material contractual obligation of the Guarantor or (c) violate any provision of the organizational documents of the Guarantor or any of its Subsidiaries, except in each such case where such contravention, conflict, breach, default, creation, imposition, obligation or violation would not have a Materially Adverse Effect.

            C. Approvals. The execution, delivery and performance by the Guarantor of the Credit Documents to which it is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority or other Person (other than those registrations, consents, waivers, approvals, notices or other actions which, if not obtained or made, would not have a Materially Adverse Effect). All consents and approvals from or notices to or filings with any Governmental Authority or other Person required to be obtained by the Guarantor have been obtained and are in full force and effect (other than those consents, waivers, approvals, notices or filings which, if not obtained or made, would not have a Materially Adverse Effect).

            D. Binding Obligation. This Guarantee constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and except as such enforceability may be limited by the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            E. Investment Company. The Guarantor is not an "investment company" or a company "controlled" by an "investment company" (as each of such quoted terms is defined or used in the Investment Company Act of 1940, as amended (the "1940 Act")) or subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or any foreign, federal or local statute or regulation limiting its ability to incur Indebtedness for money borrowed or guarantee such Indebtedness as contemplated hereby or by any other Credit Document.

            9. Ratable Sharing. The Banks by acceptance of this Guarantee agree among themselves that with respect to all amounts received by them which are applicable to the payment of obligations of the Guarantor under this Guarantee, if the Banks, or the Agent or Collateral Agent on behalf of the Banks, exercise their rights hereunder, including, without limitation, acceleration of the obligations of the Guarantor hereunder, equitable adjustment will be made so that, in effect, all such amounts will be shared among the Banks pro rata based on the relative outstanding Guaranteed Obligations.

            10. Merger. If the Guarantor shall merge into or consolidate with another corporation, or liquidate, wind up or dissolve itself in a transaction not prohibited by the Credit Agreement, or if all of the stock of the Guarantor shall be sold or otherwise disposed of in a manner not prohibited by the Credit Agreement, the Guarantor hereby covenants and agrees, that upon any such merger, consolidation, liquidation, or dissolution, the guarantee given in this Guarantee and the due and punctual performance and observance of all of the covenants and conditions of the Credit Agreement to be performed by the Guarantor, shall be expressly assumed (in the event that the Guarantor is not the surviving corporation in the merger) by supplemental agreements reasonably satisfactory in form to the Agent on behalf of the Banks by the corporation or corporations formed by such consolidation, or into which the Guarantor shall have been merged, or by the corporation or corporations which shall have acquired such property. In addition, the Guarantor shall deliver to the Agent an Officer's Certificate and an opinion of counsel, each stating that such merger, consolidation or transfer and such supplemental agreements comply with this Guarantee and that all conditions precedent herein provided relating to such transaction have been complied with. In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation or corporations, by supplemental agreements executed and delivered to the Agent, and reasonably satisfactory in form to the Agent on behalf of the Banks, of the guarantee given in this Guarantee and the due and punctual performance of all of the covenants and conditions of the Credit Agreement to be performed by the Guarantor, such successor corporation or corporations shall succeed to and be substituted for the Guarantor, with the same effect as if it or they had been named herein as a Guarantor.

            11. No Waiver. No failure to exercise and no delay in exercising, on the part of the Banks, or the Agent or Collateral Agent on behalf of the Banks, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other power or right. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

            12. Notices. All notices, demands, instructions or other communications required or permitted to be given to or made upon any party hereto shall be given in accordance with the provisions of the Credit Agreement and at the address set forth therein or as provided on the signature page hereof.

            13. Amendments, Waivers, etc. No provision of this Guarantee shall be waived, amended, terminated or supplemented except by a written instrument executed by the Guarantor and the Agent or Collateral Agent, on behalf of the Banks.

            14. Notice of Exercise. Upon exercise of its rights hereunder, each Bank, or the Agent or Collateral Agent on behalf of the Banks, as the case may be, shall provide written notice on the date of such exercise to the Banks, or the Agent or Collateral Agent, as the case may be, of such exercise.

            15. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE
LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF
CONFLICT OF LAWS.

            16. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE GUARANTOR WITH RESPECT TO THIS GUARANTEE AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTEE AGREEMENT THE GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO
HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY, AND THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OR
BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW
OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THE GUARANTOR DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, WITH AN ADDRESS
AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY THE GUARANTOR
IRREVOCABLY AGREEING IN WRITING TO SERVE, AS ITS AGENT TO
RECEIVE ON ITS BEHALF, SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE GUARANTOR TO BE

EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.  A COPY OF SUCH
PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE
GUARANTOR AS PROVIDED IN SECTION 12 HEREOF.  IF ANY AGENT
APPOINTED BY THE GUARANTOR REFUSES TO ACCEPT SERVICE, THE GUARANTOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY
BANK TO BRING PROCEEDINGS AGAINST THE GUARANTOR IN THE COURTS
OF ANY OTHER JURISDICTION.

            17.   Counterparts.  This Guarantee and any
amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

            IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer on the day and year first above written.



                                      [SUBSIDIARY]

                                      By:  ________________________
                                           Name:
                                           Title:


                                      Notice Address:

                                      [SUBSIDIARY]
                                      [                                  ]
                                      [                                  ]
                                      Attn:  [                           ]